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As filed with the Securities and Exchange Commission on August 5, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OWENS-ILLINOIS GROUP, INC.
OWENS-BROCKWAY GLASS CONTAINER INC.

Subsidiary Guarantors Listed on "Table of Guarantors" on Following Page.

(Exact Name of Registrants as Specified in Their Charters)

OWENS-BROCKWAY GLASS CONTAINER INC.			OWENS-ILLINOIS GROUP, INC.
Delaware	3221	22-2784144	Delaware	6719	34-1559348
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)	(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One SeaGate
Toledo, Ohio 43666
(419) 247-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrants' Principal Executive Offices)
 Thomas L. Young
Executive Vice President and Chief Financial Officer
Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio 43666
(419) 247-5000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
 Tracy K. Edmonson, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 1900
San Francisco, California 94111
(415) 391-0600

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration number for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note(1)	Proposed maximum aggregate offering price	Amount of registration fee

8 1/4% Senior Notes due 2013	$450,000,000	100%	$450,000,000	$36,405

Guarantees of the 8 1/4% Senior Notes due 2013	(2)	(2)	(2)	(2)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).

(2)
No separate consideration will be received with respect to these guarantees and, therefore, no registration fee is attributable to them.

        The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF GUARANTORS

Name	State of Jurisdiction of Organization	I.R.S. Employer Identification Number	PSICC Number
ACI America Holdings Inc.	Delaware	95-3827440	6719
Brockway Realty Corporation	Pennsylvania	25-1422361	6531
Brockway Research, Inc.	Delaware	22-2057496	3999
Continental PET Technologies, Inc.	Delaware	06-1088896	3089
NHW Auburn, LLC	New York	16-1503116	4225
OB Cal South Inc.	Delaware	31-1500116	6719
OI AID STS Inc.	Delaware	22-2784146	6719
OI Auburn Inc.	Delaware	34-1836936	4923
OI Australia Inc.	Delaware	34-1864776	6719
OI Brazil Closure Inc.	Delaware	34-1864772	6719
OI California Containers Inc.	Delaware	31-1500115	6719
OI Castalia STS Inc.	Delaware	22-2784161	7999
OI Consol STS Inc.	Delaware	22-2784152	6719
OI Ecuador STS Inc.	Delaware	22-2784138	6719
OI Europe & Asia Inc.	Delaware	34-1818324	6719
OI General Finance Inc.	Delaware	34-1736802	6719
OI General FTS Inc.	Delaware	22-2784178	6719
O-I Health Care Holding Corp.	Delaware	22-2784204	6719
O-I Holding Company, Inc.	Ohio	34-1473902	6719
OI Hungary Inc.	Delaware	34-1816803	6719
OI International Holdings Inc.	Delaware	34-1882569	6719
OI Levis Park STS Inc.	Delaware	22-2784158	6519
OI Medical Inc.	Delaware	51-0350206	6719
OI Peru STS Inc.	Delaware	34-1730214	6719
OI Plastic Products FTS Inc.	Delaware	34-1559354	6719
OI Poland Inc.	Delaware	34-1748755	6719
OI Puerto Rico STS Inc.	Delaware	22-2784132	6719
OI Regioplast STS Inc.	Delaware	34-1743397	6719
OI Venezuela Plastic Products Inc.	Delaware	34-1880159	6719
OIB Produvisa Inc.	Delaware	34-1576858	6719
Overseas Finance Company	Delaware	34-1649746	6719
Owens-Brockway Glass Container Trading Company	Delaware	34-1766218	6719
Owens-Brockway Packaging, Inc.	Delaware	34-1559346	6719
Owens-Brockway Plastic Products Inc.	Delaware	95-2097550	3089
Owens-Illinois Closure Inc.	Delaware	22-2784127	3299
Owens-Illinois General Inc.	Delaware	22-2784167	6719
Owens-Illinois Prescription Products Inc.	Delaware	22-2784124	3999
Owens-Illinois Specialty Products Puerto Rico, Inc.	New Jersey	66-0414062	3089
Product Design & Engineering, Inc.	Minnesota	41-0751022	6719
SeaGate, Inc.	Ohio	31-1300476	7389
SeaGate II, Inc.	Ohio	31-1686352	7389
SeaGate III, Inc.	Ohio	31-1686355	7389
Specialty Packaging Licensing Company	Delaware	62-1256003	6719
Universal Materials, Inc.	Ohio	34-1349747	6719

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2003

PROSPECTUS

OWENS-BROCKWAY GLASS CONTAINER INC.

OFFER TO EXCHANGE

$450,000,000 aggregate principal amount of its
8 1/4% Senior Notes due 2013
which have been registered under the Securities Act,
for any and all of its outstanding 8 1/4% Senior Notes due 2013

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2003, unless extended.

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act.

  •
  The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC.

  •
  You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

  •
  The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The terms of the new series of notes are substantially identical to the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

  •
  The notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by our indirect parent, Owens-Illinois Group, Inc., and by certain domestic subsidiaries of Owens-Illinois Group, Inc. so long as they continue to guarantee the secured credit agreement. If we cannot make payments on the notes when they are due, the guarantors must make them instead. Under certain circumstances the guarantees may be released without action by, or consent of, the holders of the notes.

  •
  You may tender outstanding notes only in denominations of $1,000 and multiples of $1,000.

  •
  Our affiliates may not participate in the exchange offer.

Please refer to "Risk Factors" beginning on page 20 of this prospectus for a description of the risks you should consider when evaluating this investment.

        We are not making this exchange offer in any state where it is not permitted.

        Neither the Securities and Exchange Commission nor any state securities commission has approved of the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003.

        We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. This prospectus does not offer to sell or solicit an offer to buy any securities other than the registered notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date.

i

MARKET, RANKING AND OTHER DATA

        The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position, the position of Owens-Illinois Group, Inc. and the position of our competitors and competitors of Owens-Illinois Group, Inc. within these markets, are based on independent industry publications, reports of government agencies or other published industry sources and our estimates and those of Owens-Illinois Group, Inc. based on each of our management's knowledge and experience in the markets in which we and Owens-Illinois Group, Inc. operate. Our estimates and those of Owens-Illinois Group, Inc. have been based on information obtained from customers, suppliers, trade and business organizations and other contacts in the markets in which we and Owens-Illinois Group, Inc. operate. We and Owens-Illinois Group, Inc. believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we or Owens-Illinois Group, Inc. obtained some of the data for these estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size.

ii

PROSPECTUS SUMMARY

        This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus. Unless otherwise specified or the context requires otherwise, reference in this prospectus to:

  •
  "Company" or "we," "us" or "our" refers to Owens-Brockway Glass Container Inc., the issuer of the notes, and its direct and indirect subsidiaries on a consolidated basis; and

  •
  "OI Group" refers to Owens-Illinois Group, Inc., the indirect parent of Owens-Brockway Glass Container Inc., and its direct and indirect subsidiaries on a consolidated basis, including Owens-Brockway Glass Container Inc.

        We will refer to the offering of the private notes as the "private offering." Unless indicated otherwise, the term "notes" refers to both the private notes and the exchange notes.

        Investors should carefully consider the information set forth under "Risk Factors." In addition, some statements include forward-looking information which involves risks and uncertainties.

Owens-Illinois Group, Inc.

        OI Group is one of the world's leading manufacturers of packaging products. OI Group is the largest manufacturer of glass containers in North America, South America, Australia and New Zealand, and one of the largest in Europe. In addition, OI Group is a leading manufacturer in North America of plastic containers, plastic closures and plastic prescription containers. OI Group also has plastics packaging operations in South America, Europe, Australia and New Zealand. Consistent with its strategy to continue to strengthen its existing packaging businesses, OI Group has acquired 18 glass container businesses in 18 countries since 1991, including businesses in North America, South America, Central and Eastern Europe and the Asia Pacific region, and 7 plastics packaging businesses with operations in 12 countries. OI Group had net sales of approximately $5.6 billion and $1.4 billion, EBITDA (as defined on page 19) of approximately $1.3 billion and $281 million and net earnings (loss) of approximately $(151) million and $34 million, for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, and consolidated total assets of approximately $10.1 billion at March 31, 2003. The most directly comparable financial measure to EBITDA calculated according to General Accepted Accounting Principals ("GAAP") is net earnings. A reconciliation of EBITDA to net earnings is presented on page 19.

        OI Group believes it is a technological leader in the worldwide glass container and plastics packaging segments of the rigid packaging market. During the five years ended December 31, 2002, OI Group invested more than $2.3 billion in capital expenditures (excluding acquisitions) and more than $362 million in research, development and engineering to, among other things, improve labor and machine productivity, increase capacity in growing markets and commercialize technology into new products.

Owens-Brockway Glass Container Inc.

        We are an indirect, wholly-owned subsidiary of OI Group and a leading manufacturer of glass containers throughout the world. Approximately one of every two glass containers made worldwide is made by us, our affiliates or our licensees. Worldwide glass container sales represented 69% and 67% of OI Group's consolidated net sales for the year ended December 31, 2002 and the three months ended March 31, 2003. For the three months ended March 31, 2003, we manufactured approximately 39% of all glass containers sold by domestic producers in the U.S., making us the leading manufacturer of glass containers in the U.S. We are the leading glass container manufacturer in 17 of the 19 countries where we compete in the glass container segment of the rigid packaging market and the sole manufacturer of glass containers in eight of these countries. We had net sales of approximately $3.9 billion and $983 million and net earnings of approximately $215 million and $30 million for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, and our consolidated total assets were approximately $6.3 billion at March 31, 2003.

        We and OI Group are headquartered at One SeaGate, Toledo, Ohio 43666, and our phone number is (419) 247-5000. We are a Delaware corporation incorporated on March 9, 1987.

Competitive Strengths

Leader in Glass and Plastics Packaging

  •
  OI Group is one of the world's leading manufacturers of glass and plastics packaging

  •
  We are a leading glass container manufacturer in 17 of 19 countries where we compete and the sole manufacturer of glass containers in 8 of these countries

  •
  We, our affiliates or our licensees produce approximately one of every two glass containers made worldwide

  •
  In plastics, OI Group is a leader in custom blow-molded and injection-molded packaging products

  •
  OI Group believes its leadership in glass and plastics packaging provides opportunity to attract and retain "blue chip" customers, many of which have a worldwide presence

Technology Leader and Innovator

  •
  OI Group's research, development and engineering ("RD&E") activities have yielded significant labor and machine productivity gains over time

  •
  OI Group believes its RD&E expenditures relative to its competitors are among the highest in the worldwide rigid packaging market

  •
  We believe we are often the glass container supplier of choice for multi-national consumer companies due to our leadership in glass technology and status as a low-cost producer

  •
  In plastics packaging, OI Group is a leader in product development and innovation and believes it is one of the few suppliers with capability to provide the customer with "complete package" consisting of the container and the closure

  •
  OI Group believes its new product development cycle is one of the shortest in the plastics packaging industry

  •
  OI Group's plastics packaging innovations include the "child resistant" closure for prescription containers, the plastic Heinz ketchup bottle with oxygen barriers and a multi-layer plastic beer bottle being used by Anheuser-Busch, Coors and Miller Brewing

Low-Cost Producer

  •
  We believe we are the low-cost producer in the glass container segment of the North American rigid packaging market, as well as the low-cost producer in most of the international glass container segments in which we compete

  •
  Much of our cost advantage is due to our proprietary equipment and process technology

  •
  Over the last 10 years, we have more than doubled our overall glass container labor and machine productivity in the U.S., measured by output produced per man-hour

  •
  Glass machine development activities and systematic upgrading of production equipment throughout the 1980's and 1990's have given us low-cost leadership in the glass container segment in most of the countries in which we compete

Worldwide Licensee Network

  •
  We license our proprietary glass container technology to 25 companies in 24 countries

  •
  In plastics packaging, OI Group has technical assistance agreements with 24 companies in 15 countries

  •
  The worldwide licensee network provides a stream of revenue to support OI Group's development activities and an opportunity to participate in the rigid packaging market in countries where it does not already have a direct presence

  •
  OI Group's technical agreements enable it to apply "best practices" developed by its worldwide licensee network

Experienced Management Team

  •
  OI Group's management team has demonstrated an ability to deploy assets, improve productivity and rationalize production capacity, while at the same time maintaining its leadership position in glass and plastics packaging

  •
  OI Group is a direct, wholly-owned subsidiary of Owens-Illinois, Inc. ("OI Inc.")

  •
  OI Inc.'s and the Company's 19 executive officers average approximately 30 years of experience with OI Inc. and its predecessor

Business Strategy

        OI Group's business strategy is to continue to (1) strengthen its existing packaging businesses and (2) apply its leading edge technology to improve quality, service, profitability and cash flow. In addition, consistent with past practice, OI Group is considering strategic transactions, including acquisitions, that will complement, strengthen and enhance growth in its worldwide glass and plastics packaging operations. OI Group is evaluating a number of these transactions on a preliminary basis but it is not certain that any of these transactions will advance beyond the preliminary stages or be completed.

Continue to Strengthen Existing Packaging Businesses

  •
  OI Group is strengthening its existing packaging businesses and intends to pursue growth opportunities in these businesses

  •
  We are targeting stable and growing end-uses in the glass container segment of the North American rigid packaging market, particularly those such as beer, that would benefit from our high productivity machines and strategic plant locations; in the U.S., we manufacture more glass containers for packaging beer than any other company

  •
  We believe demographic and economic trends in certain developing regions of the world, particularly portions of South America, Eastern and Central Europe and the Asia Pacific region, will lead to an increase in the demand for glass containers in these markets over time

  •
  OI Group plans to pursue growth opportunities in its plastics packaging segment, both in the U.S. and internationally

  •
  Growth in plastics packaging will focus on end-uses where customers seek distinctive and functional packaging to differentiate or enhance their products

Continue to Apply Leading Edge Technology to Improve Quality, Service, Profitability and Cash Flow

  •
  OI Group's strategy includes continued pursuit of labor and machine productivity improvements over time in an effort to improve quality, service, profitability and cash flow

  •
  OI Group intends to develop and employ new technology and improved "best practices" in an effort to continue to lower production costs, while at the same time preserving superior product quality

  •
  OI Group believes that maintaining its leadership in technology is key to being successful in rigid packaging markets around the world

  •
  Over the last ten years, we have more than doubled our overall glass container labor and machine productivity in the U.S., as measured by output produced per man-hour

Refinancings

        In the second quarter of 2003, we (1) issued the notes, (2) issued $450.0 million of 7 3/4% Senior Secured Notes due 2011, (3) purchased in a tender offer $263.5 million of OI Inc.'s $300.0 million of 7.85% Senior Notes due 2004 and (4) amended and restated the secured credit agreement.

        We used the net proceeds from the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 to purchase $263.5 million of the 7.85% Senior Notes due 2004 and to permanently reduce the revolving loan portion of the original secured credit agreement.

        Certain terms of the amended and restated secured credit agreement are described in this prospectus in the section entitled "Refinancings" beginning on page 30. We refer to the amended and restated secured credit agreement in this prospectus as the secured credit agreement and to the secured credit agreement prior to its amendment and restatement as the original secured credit agreement.

Recent Developments

OI Group Results for Second Quarter 2003

Summary

        OI Group's second quarter 2003 net earnings were $17.0 million compared with net earnings of $96.9 million in the second quarter of 2002. Results for the second quarter of 2003 included a loss of $37.4 million ($37.4 million after tax) from the sale of long-term notes receivable and additional interest charges of $16.8 million ($10.7 million after tax) for early retirement of debt, principally note repurchase premiums.

        OI Group's second quarter 2003 net sales were $1.580 billion compared with $1.497 billion in the second quarter of 2002, an increase of 5.5%. Segment EBIT (as defined on page 9) for the second quarter of 2003 was $219.0 million compared with $249.6 million in the second quarter of 2002. The reconciliation of Segment EBIT to net earnings is presented on page 9.

        Operating results in the second quarter of 2003 continued to be unfavorably impacted by higher energy costs, reduced pension income, lower glass unit shipments in North America, South America and the Asia Pacific region, and competitive pricing pressures in most of OI Group's plastics businesses.

Glass Containers Segment

        The Glass Containers segment reported second quarter 2003 net sales of $1.075 billion, up 4.8% from $1.026 billion in the second quarter of 2002. Segment EBIT was $184.3 million for the second quarter of 2003 compared with $192.9 million for the second quarter of 2002. EBIT margins in the second quarter of 2003 were 17.2% compared with 18.8% in the second quarter of 2002. Pension income was approximately $9.7 million lower, contributing to the reduction in Segment EBIT and EBIT margins.

        Within the segment, North American glass container operations reported lower sales and EBIT for the second quarter of 2003 compared with the second quarter of 2002. Higher energy costs and lower unit shipments, principally containers for beer, were partially offset by improved pricing, lower operating expenses and a more favorable product sales mix. Most of the reduction in pension income for the Glass Containers segment was in North America.

        European glass container operations reported improved sales and EBIT for the second quarter of 2003 compared with the second quarter of 2002. The favorable effects of higher unit shipments, increased selling prices, favorable currency translation rates and improved manufacturing performance were partially offset by higher energy costs.

        Asia Pacific glass container operations reported lower EBIT for the second quarter of 2003 compared with the second quarter of 2002, while sales approximated the prior year period. Unit shipments in Australia were lower, principally for wine and beer containers. And in China, unit sales volumes in both Shanghai and Guangdong were impacted by the SARS epidemic. Lower pricing in Australia, principally for wine containers, also contributed to lower sales and EBIT. In New Zealand, a furnace rebuild further contributed to the year-over-year EBIT decline. Favorable currency translation rates offset the effect of lower volumes and pricing on net sales. The volume and price effects on EBIT were partially offset by favorable currency translation rates and improved manufacturing performance in most of the Asia Pacific region.

        South American glass container operations reported a decrease of approximately 12% in net sales for the second quarter of 2003 compared with the second quarter of 2002. The primary factors contributing to the reduced sales were lower unit shipments and unfavorable currency translation. Despite these negative factors, EBIT for South American glass container operations was essentially equal to a year ago reflecting the positive effect of higher selling prices and improved manufacturing efficiencies and labor productivity.

Plastics Packaging Segment

        For the second quarter of 2003, the Plastics Packaging segment reported net sales of $505.0 million compared with net sales of $471.0 million for the second quarter of 2002. Resin cost pass-through pricing to customers increased sales $38 million in the quarter. Segment EBIT for the second quarter of 2003 was $53.7 million compared with $78.2 million for the second quarter of 2002. The principal factors contributing to this decline were lower selling prices in most of the segment's businesses, reduced sales and EBIT within the advanced technology systems business, and an approximate $2.2 million reduction in pension income. EBIT for the second quarter of 2003 was favorably impacted by an approximate 8% increase in unit shipments over the prior year period.

Other Retained Items

        Other retained costs were $2.5 million lower in the second quarter of 2003 compared with the second quarter of 2002. A $1.1 million reduction in pension income was more than offset by reduced administrative costs.

Interest Expense

        Interest expense increased to $138.4 million in the second quarter of 2003 from $106.2 million in the second quarter of 2002. The second quarter of 2003 included additional charges of $16.8 million for early retirement of debt. The remaining increase of $15.4 million was mainly due to the issuance of $625 million of 8 3/4% Senior Secured Notes due 2012 during the fourth quarter of 2002 and the issuance of $450 million of 7 3/4% Senior Secured Notes due 2011 and $450 million of the notes, partially offset by lower interest rates on the remaining variable rate debt. The proceeds from these notes were used to repay lower-cost variable rate debt borrowed under the original secured credit agreement. Interest expense for the second quarter of 2003 included charges of $13.2 million for premiums and the write-off of unamortized finance fees related to the repurchase of $263.5 million of OI Inc.'s $300 million of 7.85% Senior Notes due 2004, and $3.6 million for the write-off of unamortized finance fees related to the reduction of commitments under the original secured credit agreement.

Sale of Notes Receivable

        On July 11, 2003, OI Group received payments totaling 100 million British pounds sterling ($163.0 million) in connection with the sale to Ardagh Glass Limited of certain long-term notes receivable.

        The notes were received from Ardagh in 1999 by OI Group's wholly-owned subsidiary, United Glass Limited, in connection with its sale of Rockware, a United Kingdom glass container manufacturer obtained in the 1998 acquisition of the worldwide glass and plastics packaging businesses of BTR plc. The notes were due in 2006 and interest had previously been paid in kind through periodic increases in outstanding principal balances.

        The proceeds from the sale of the notes were used to reduce outstanding borrowings under the secured credit agreement.

        The notes were sold at a discount of approximately 22.6 million British pounds sterling. The resulting loss of $37.4 million ($37.4 million after tax) was included in the results of operations of the second quarter of 2003.

OI Group Results for First Six Months of 2003

        For the first six months of 2003, OI Group reported net earnings of $51.4 million compared with a net loss of $299.6 million for the first six months of 2002. Earnings for the first half of 2003 included a loss of $37.4 million ($37.4 million after tax) from the sale of long-term notes receivable and additional interest charges of $16.8 million ($10.7 million after tax) for early retirement of debt, principally note repurchase premiums. Earnings for the first half of 2002 included additional interest charges of $10.9 million ($6.7 million after tax) for early retirement of debt and a charge for the change in method of accounting for goodwill of $460 million.

Effective Tax Rate

        Excluding the effects of the loss on the sale of long-term notes receivable in 2003 and the additional interest charges for early retirement of debt in all periods, OI Group's estimated effective tax rate for the first six months of 2003 was 31.6% compared with an estimated rate of 31.6% for the first six months of 2002 and an actual rate of 30.1% for the full year 2002. The increase from the actual rate for the full year 2002 to the estimated rate for 2003 is due to a shift in estimated international earnings toward countries with higher effective tax rates.

Asbestos-Related Matters

        OI Inc.'s asbestos-related cash payments for the second quarter of 2003 were $44.8 million, a reduction of $5.6 million, or 11.1%, from the second quarter of 2002. For the first six months of 2003, cash payments were $99.9 million, a reduction of $11.8 million, or 10.6%, from the first six months of 2002. As of June 30, 2003, the number of asbestos-related claims pending against OI Inc. was approximately 30,000, up from approximately 24,000 pending claims at December 31, 2002. In April, OI Inc. received approximately 7,000 new filings in advance of the effective date of the recently enacted Mississippi tort reform law. Approximately 60% of those filings are cases with exposure dates after OI Inc.'s 1958 exit from the business for which OI Inc. takes the position that it has no liability. OI Group anticipates that cash flows from operations and other sources will be sufficient to provide adequate funds to OI Inc. to meet its asbestos-related obligations on a short-term and long-term basis.

OI Group Condensed Consolidated Results of Operations (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Net sales	$1,579.6	$1,497.3	$2,966.0	$2,808.2
Royalties and net technical assistance	5.8	6.3	12.5	13.1
Equity earnings	7.8	6.2	13.6	12.2
Interest	6.3	6.6	14.1	11.9
Other	4.6	6.6	9.8	15.9

	1,604.1	1,523.0	3,016.0	2,861.3
Costs and expenses:
Manufacturing, shipping, and delivery	1,270.7	1,153.1	2,410.8	2,172.9
Research and development	12.4	9.2	22.3	20.0
Engineering	7.6	9.7	17.8	17.5
Selling and administrative	82.2	83.9	165.8	164.7
Interest(a)	138.4	106.2	249.4	218.0
Other(b)	43.3	10.9	45.9	19.9

	1,554.6	1,373.0	2,912.0	2,613.0

Earnings before items below	49.5	150.0	104.0	248.3
Provision for income taxes (a)	26.7	47.3	43.9	77.6
Minority share owners' interests in earnings of subsidiaries	5.8	5.8	8.7	10.3

Earnings before cumulative effect of accounting change	17.0	96.9	51.4	160.4
Cumulative effect of accounting change(c)				(460.0)

Net earnings (loss)	$17.0	$96.9	$51.4	$(299.6)

(a)
Amount for 2003 includes a charge of $13.2 million ($8.2 million after tax) for note repurchase premiums and related write-off of finance fees and a charge of $3.6 million ($2.5 million after tax) for the write-off of finance fees related to bank debt that was repaid prior to its maturity.

  In accordance with Statement of Financial Accounting Standards No. 145, the 2002 extraordinary write-off of unamortized deferred finance fees related to indebtedness repaid prior to its scheduled maturity of $6.7 million was reclassified into income from continuing operations. Interest expense increased by $10.9 million and the provision for income taxes decreased by $4.2 million.

(b)
Amount for 2003 includes a charge of $37.4 million ($37.4 million after tax) for the loss on the sale of long-term notes receivable.

(c)
On January 1, 2002, OI Group adopted Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS No. 142"). As required by FAS No. 142, the transitional goodwill impairment loss of $460.0 million is recognized as the cumulative effect of a change in method of accounting.

OI Group Consolidated Supplemental Financial Data (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Segment Data
Net sales:
Glass Containers	$1,074.6	$1,026.3	$2,005.2	$1,896.4
Plastics Packaging	505.0	471.0	960.8	911.8

Segment and consolidated net sales	$1,579.6	$1,497.3	$2,966.0	$2,808.2

Product Segment EBIT(a):
Glass Containers(b)	$184.3	$192.9	$310.9	$344.0
Plastics Packaging	53.7	78.2	104.6	153.0

Product Segment EBIT	238.0	271.1	415.5	497.0
Eliminations and other retained items	(19.0)	(21.5)	(38.8)	(42.6)

Segment EBIT	$219.0	$249.6	$376.7	$454.4

Other Data
Depreciation	$117.3	$109.8	$231.5	$217.2
Amortization of intangibles and other deferred items	5.9	7.0	14.5	13.5
Additions to property, plant, and equipment	101.3	125.5	220.7	237.8
	June 30, 2003	June 30, 2002
Total debt	$5,757.4	$5,462.0
Share owner's equity	1,822.2	1,579.9
Cash	150.2	139.3
Short-term investments	24.7	16.7

(a)
EBIT consists of consolidated earnings before interest income, interest expense, provision for income taxes, minority share owners' interests in earnings of subsidiaries, and cumulative effect of accounting change. Segment EBIT excludes amounts related to certain items that management considers not representative of ongoing operations.

  OI Group presents EBIT because its management believes that it provides investors with a measure of operating performance without regard to level of indebtedness or other related costs of capital. The most directly comparable GAAP financial measure to EBIT is net earnings. OI Group presents Segment EBIT because management uses the measure, in large part, to evaluate the Company's performance and to allocate resources.

  A reconciliation of net earnings (loss) to EBIT and Segment EBIT is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net earnings (loss)	$17.0	$96.9	$51.4	$(299.6)
Cumulative effect of accounting change				460.0

Earnings (loss) before cumulative effect of accounting change	17.0	96.9	51.4	160.4
Minority share owner's interests in earnings of subsidiaries	5.8	5.8	8.7	10.3
Provision for income taxes	26.7	47.3	43.9	77.6
Interest expense	138.4	106.2	249.4	218.0
Interest income	(6.3)	(6.6)	(14.1)	(11.9)

EBIT	181.6	249.6	339.3	454.4
Loss on the sale of notes receivable	37.4		37.4

Segment EBIT	$219.0	$249.6	$376.7	$454.4

(b)
Amount for 2003 excludes a charge of $37.4 million for the loss on the sale of long-term notes receivable.

Additional Information Relating to Results of Operations for the Second Quarter of 2003

        On July 23, 2003, OI Inc. held a conference call with investors and analysts during which OI Inc.'s results of operations for the second quarter of 2003 were discussed, including comparisons to results of operations for the second quarter of 2002. OI Inc. presented the following information which pertains to OI Group.

Combined Segment EBIT Comparison

        The factors which account for the net combined Segment EBIT reduction of $30.6 million from $249.6 million in the second quarter of 2002 to $219.0 million in the second quarter of 2003 were as follows (millions of dollars):

Increases:
Improved manufacturing operations	$16.9
Combination of volume, price and product mix in the Glass Containers segment	7.4
Favorable currency translation rates	5.8
Decreases:
Higher energy costs	(26.9)
Combination of volume, price and product mix in the Plastics Packaging segment	(14.5)
Reduced pension income	(13.0)
Relocation of an advanced technology systems customer	(6.3)

Net EBIT reduction	$(30.6)

Plastics Packaging Segment EBIT Comparison

        The factors which account for the Segment EBIT reduction of $24.5 million from $78.2 million in the second quarter of 2002 to $53.7 million in the second quarter of 2003 were as follows (millions of dollars):

Combination of volume, price and product mix	$(14.5)
Relocation of an advanced technology systems customer	(6.3)
Reduced pension income	(2.2)
All other factors, net	(1.5)

Total EBIT reduction	$(24.5)

Factors Affecting Glass Containers Segment EBIT

        OI Inc. also highlighted several factors which affected EBIT of the Glass Containers segment in the second quarter of 2003 compared to the second quarter of 2002. North American glass container operations were unfavorably affected by higher energy costs of $12.7 million and lower unit shipments in the U.S. (3.5%) and Canada (5.9%), led by a 4% decline in containers for beer, resulting primarily from cool, wet spring weather conditions. EBIT from North American glass container operations was 16% lower than the prior year second quarter. European glass container operations benefited from an approximate 7% increase in unit shipments, higher prices and improved productivity. EBIT from European glass container operations was 31.1% higher than the prior year second quarter. Unit shipments of South American glass container operations were 6.7% below the second quarter of 2002. Glass container unit shipments declined 9% from the second quarter of 2002 in the Asia Pacific region.

Organizational Structure

(1)
OI Inc. is a public company listed on the New York Stock Exchange. OI Inc. has approximately $1.4 billion of outstanding public debt securities.

(2)
These subsidiaries, including five foreign subsidiaries, may borrow under the $600 million revolving loan portion of the secured credit agreement. Borrowings by the five foreign subsidiaries under the revolving loan portion of the secured credit agreement are limited to a total of $480 million. In addition, one of our Australian subsidiaries is the borrower under the $460 million tranche A term loan under the secured credit agreement. Certain foreign subsidiaries also guarantee the borrowings by some or all of the five foreign subsidiaries under the secured credit agreement.

The Exchange Offer

The Exchange Offer
We are offering to exchange the exchange notes for the outstanding private notes that are properly tendered and accepted. You may tender outstanding private notes only in denominations of $1,000 and multiples of $1,000. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $450,000,000 principal amount of private notes is outstanding.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.
Conditions to the Exchange Offer
The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange.
Procedures for Tendering Private Notes
If you wish to tender your private notes for exchange notes pursuant to the exchange offer you must transmit to U.S. Bank National Association as exchange agent, on or before the expiration date, either:

• a computer generated message transmitted through The Depository Trust Company's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

• a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, together with your private notes and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal.

If you cannot satisfy either of these procedures on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, you will make the representations to us described under "The Exchange Offer—Procedures for Tendering."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must either (1) make appropriate arrangements to register ownership of the private notes in your name or (2) obtain a properly completed bond power from the registered holder before completing and executing the letter of transmittal and delivering your private notes.

Guaranteed Delivery Procedures
If you wish to tender your private notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your private notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures."
Acceptance of the Private Notes and Delivery of the Exchange Notes
Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.
Withdrawal Rights
You may withdraw the tender of your private notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading "The Exchange Offer—Withdrawal of Tenders."
Certain U.S. Federal Tax Considerations
The exchange of notes will not be a taxable event for United States federal income tax purposes. For a discussion of certain federal tax considerations relating to the exchange of notes, see "Certain U.S. Federal Income Tax Considerations."
Exchange Agent	U.S. Bank National Association, the trustee under the indenture governing the notes, is serving as the exchange agent.
Consequences of Failure to Exchange
If you do not exchange your private notes for exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the private notes under the Securities Act.
Registration Rights Agreement
You are entitled to exchange your private notes for exchange notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes.

        We explain the exchange offer in greater detail beginning on page 32.

        We are conducting a concurrent exchange offer in which we are offering 7 3/4% Senior Secured Notes due 2011 which are registered under the Securities Act for all outstanding 7 3/4% Senior Secured Notes due 2011 that were issued in a private placement in May 2003.

The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

        The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes, and both the private notes and the exchange notes are governed by the same indenture.

Issuer	Owens-Brockway Glass Container Inc., a Delaware corporation.
Securities	$450,000,000 principal amount of 8 1/4% Senior Notes.
Maturity	May 15, 2013.
Interest	Annual rate: 8 1/4%. Payment frequency: every six months on May 15 and November 15. First payment: November 15, 2003.
Guarantees
The notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by our indirect parent, OI Group, and by certain domestic subsidiaries of OI Group so long as they continue to guarantee the secured credit agreement. If we cannot make payments on the notes when they are due, the guarantors must make them instead. As of March 31, 2003, on a pro forma basis after giving effect to the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 and the application of the net proceeds therefrom, OI Group would have had approximately $5.6 billion of total consolidated indebtedness, which includes approximately $1.5 billion of secured indebtedness under the secured credit agreement. As of and for the three months ended March 31, 2003, the non-guarantor subsidiaries represented in the aggregate approximately 47% of OI Group's consolidated net sales, 51% of OI Group's consolidated EBITDA and 44% of OI Group's consolidated total assets. As of March 31, 2003, the liabilities of the non-guarantor subsidiaries on a consolidated basis were approximately $2.2 billion.
Ranking
The notes are senior obligations of Owens-Brockway Glass Container and rank pari passu in right of payment to all the current and future senior debt of Owens-Brockway Glass Container, including its obligations under the secured credit agreement, its 8 7/8% Senior Secured Notes due 2009, its 8 3/4% Senior Secured Notes due 2012 and its 7 3/4% Senior Secured Notes due 2011, and rank senior in right of payment to the subordinated obligations of Owens-Brockway Glass Container. The guarantees of the notes rank equal in right of payment to the guarantees of OI Group and the subsidiary guarantors of their existing and future senior obligations, including their obligations under the secured credit agreement, the 8 7/8% Senior Secured Notes due 2009, the 8 3/4% Senior Secured Notes due 2012 and the 7 3/4% Senior Secured Notes due 2011, and senior in right of payment to all subordinated obligations of those guarantors, which include the guarantees by OI Group and Owens-Brockway Packaging, Inc. ("OI Packaging") of the obligations of OI Group's parent, OI Inc., related to its approximately $1.4 billion of outstanding public debt securities. The notes are effectively subordinated to obligations under the secured credit agreement, under which there would have been outstanding, on a pro forma basis after giving effect to the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 and the application of the net proceeds therefrom, borrowings of $1.5 billion at March 31, 2003, and to obligations under our outstanding senior secured notes, to the extent these obligations are secured. The notes may also be effectively subordinated to certain indebtedness incurred to refinance borrowings under the secured credit agreement to the extent that such indebtedness is secured. In addition, OI Inc.'s outstanding public debt securities and the guarantees thereof are secured by a second priority lien on the capital stock owned by, and intercompany debt owed to, OI Packaging and OI Group. If the holders of OI Inc.'s outstanding public debt securities were to foreclose on the intercompany debt owed to OI Packaging by Owens-Brockway Glass Container and/or owed to OI Packaging or OI Group by certain of the guarantors of the notes, such holders would have a direct claim under the intercompany debt as a creditor of Owens-Brockway Glass Container, the issuer of the notes, and/or such guarantors. However, the terms of the intercompany debt expressly subordinate the payment of that intercompany debt to the prior payment of all of the existing and future senior indebtedness of Owens-Brockway Glass Container and such guarantors, including the notes and the guarantees thereof. Finally, if the holders of OI Inc.'s outstanding public debt securities were to foreclose on the capital stock of Owens-Brockway Glass Container and/or such guarantors, such holders would not have a direct claim as a creditor of Owens-Brockway Glass Container or any such guarantor. Therefore, claims of the holders of the notes against Owens-Brockway Glass Container and/or such guarantors are effectively senior to the claims of the holders of OI Inc.'s outstanding public debt securities. The notes and the guarantees of the notes are also effectively junior to any liabilities, including trade payables, of any non-guarantor subsidiaries. See "Risk Factors—Risks Relating to the Notes—Notes Effectively Subordinated to All of Our Outstanding Secured Obligations."

Release of Guarantees	Any guaranty of the notes may be released without action by, or consent of, the holders of the notes or the trustee under the indenture if the guarantor is no longer a guarantor of obligations:

• under the secured credit agreement;
• owing to lenders or their affiliates as lending facilities as permitted by the terms of the secured credit agreement; and
• under interest rate and currency agreements with lenders or their affiliates as permitted by the terms of the secured credit agreement.
Optional Redemption
On or after May 15, 2008, we may redeem some or all of the notes at any time at the redemption prices described in the section entitled "Description of Notes—Optional Redemption." Prior to May 15, 2006, we may use the net proceeds of certain equity offerings by OI Inc. to redeem up to 35% of the notes at the price listed in the section entitled "Description of Notes—Optional Redemption."
Change of Control
If we, OI Inc. or OI Group experience specific kinds of changes of control, we must offer to repurchase all of the notes at 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest and liquidated damages, if any, unless we have exercised our right to redeem the notes as described in the section entitled "Description of Notes—Optional Redemption," including our right, prior to May 15, 2008, to redeem all of the notes in the event of a change of control.
Basic Covenants of the Indenture	The indenture governing the notes contains covenants which, among other things, restrict the ability of OI Group and its restricted subsidiaries to:
• borrow money;
• pay dividends on, or redeem or repurchase, stock;
• make investments;
• create liens;
• enter into certain transactions with affiliates; and
• sell certain assets or merge with or into other companies.

On and after July 2, 2003, we can assign our obligations under the notes and the indenture to OI Inc., and we and each guarantor will thereafter be released from our obligations under the notes, the guarantees thereof and the indenture, provided that (1) OI Inc. assumes all of the obligations under those notes and the indenture and (2) the obligations of each domestic borrower under the secured credit agreement have been or will be concurrently assumed by OI Inc. in accordance with the terms of the secured credit agreement.
For more information, see the section entitled "Description of Notes—Certain Covenants."
Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

        You should refer to the section entitled "Risk Factors" for an explanation of the material risks of investing in the notes.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA
OWENS-ILLINOIS GROUP, INC.

        The summary selected consolidated financial data of OI Group presented below relates to each of the five years in the period ended December 31, 2002 and the three months ended March 31, 2003 and 2002. The financial data for each of the five years in the period ended December 31, 2002 were derived from OI Group's audited consolidated financial statements. The financial data for the three months ended March 31, 2003 and 2002 were derived from unaudited consolidated financial statements. The results for the three months are not necessarily indicative of the results expected for the full year. For more information, see the Consolidated Financial Statements of Owens-Illinois Group, Inc. included elsewhere in this prospectus.

	Years ended December 31,										Three months ended March 31,
	2002		2001		2000		1999		1998(a)		2003		2002
	(Dollar amounts in millions)
Consolidated operating results:
Net sales	$5,640.4		$5,402.5		$5,552.1		$5,522.9		$5,306.3		$1,386.4		$1,310.9
Other revenue(b)	119.7		610.8		262.7		263.8		193.0		25.5		27.4

	5,760.1		6,013.3		5,814.8		5,786.7		5,499.3		1,411.9		1,338.3
Costs and expenses:
Manufacturing, shipping and delivery	4,413.4		4,218.4		4,359.1		4,296.4		4,075.6		1,140.1		1,019.8
Research, engineering, selling, administrative and other(c)	433.4		693.7		810.6		566.6		584.7		106.3		108.4

Earnings before interest expense and items below	913.3		1,101.2		645.1		923.7		839.0		165.5		210.1
Interest expense(d)	437.1		440.6		486.7		427.1		402.8		111.0		111.8

Earnings before items below	476.2		660.6		158.4		496.6		436.2		54.5		98.3
Provision for income taxes(e)	142.1		283.9		64.1		185.1		153.6		17.2		30.3
Minority share owners' interests in earnings of subsidiaries	25.5		20.1		22.0		13.2		20.2		2.9		4.5

Earnings before cumulative effect of accounting change	$308.6		$356.6		$72.3		$298.3		$262.4		$34.4		$63.5

Other data:
Cash provided by (utilized in) operating activities	$799.4		$620.3		$541.7		$677.3		$716.9		$(14.5)		$97.7
Investing activities:
Additions to property, plant and equipment	(496.0)		(531.9)		(481.4)		(650.4)		(573.5)		(119.4)		(112.3)
Other investing activities	21.4		420.7		17.3		303.1		(3,659.1)		7.8		14.6

Cash utilized in investing activities	(474.6)		(111.2)		(464.1)		(347.3)		(4,232.6)		(111.6)		(97.7)
Cash provided by (utilized in) financing activities	(353.6)		(578.9)		(153.8)		(327.5)		3,573.0		126.8		(42.0)
EBIT(f)	889.2		1,074.3		612.6		895.2		809.8		157.7		204.8
EBITDA(g)	1,346.8		1,598.1		1,152.0		1,431.6		1,266.3		280.5		318.7
Depreciation	428.2		403.2		412.6		403.7		358.5		114.2		107.4
Amortization of goodwill(h)			92.3		94.9		97.5		76.7
Amortization of intangibles	29.4		28.3		31.9		35.2		21.3		8.6		6.5
Amortization of deferred finance fees (included in interest expense)	23.1		19.9		10.1		8.9		7.4		5.6		5.7
Ratio of earnings to fixed charges(i)	2.1	x	2.5	x	1.3	x	2.1	x	2.0	x	1.5	x	1.9	x
Balance sheet data (at end of period):
Working capital	$717		$899		$881		$892		$905		$885		$935
Goodwill	2,691		2,995		3,101		3,294		3,315		2,745		2,564
Total assets	9,789		9,993		10,080		10,521		10,818		10,078		9,584
Total debt	5,346		5,401		5,850		5,939		5,917		5,564		5,431
Share owner's equity	2,022		2,322		2,107		2,327		2,522		2,063		1,855

(a)
Results of operations and other data since April 1998 include the acquisition of the worldwide glass and plastics packaging businesses of BTR plc and the related financings.

(b)
Other revenue in 2001 includes: (1) a gain of $457.3 million ($284.4 million after tax) related to the sale of the Harbor Capital Advisors business; and (2) gains totaling $13.1 million ($12.0 million after tax) related to the sale of the label business and the sale of a minerals business in Australia.

  Other revenue in 1999 includes gains totaling $40.8 million ($23.6 million after tax and minority share owners' interests) related to the sales of a U.S. glass container plant and a mold manufacturing business in Colombia.

  Other revenue in 1998 includes: (1) a gain of $18.5 million ($11.4 million after tax) related to the termination of a license agreement, net of charges for related equipment write-offs and capacity adjustments, under which OI Group had produced plastic multipack carriers for beverage cans; and (2) a loss of $5.7 million ($3.5 million after tax) on the sale of a discontinued operation by an equity investee.

(c)
Amount for 2001 includes: (1) charges of $82.1 million ($65.3 million after tax and minority share owners' interests) related to restructuring and impairment charges at certain international glass operations, principally Venezuela and Puerto Rico, as well as certain other domestic and international operations; (2) a charge of $31.0 million (pretax and after tax) related to the loss on the sale of facilities in India; (3) charges of $30.9 million ($19.4 million after tax) related to special employee benefit programs; (4) a charge of $8.5 million ($5.3 million after tax) for certain litigation contingencies; and (5) a charge of $7.9 million ($4.9 million after tax) related to restructuring manufacturing capacity in the medical devices business.

  In 2000, OI Group recorded pretax charges totaling $248.3 million ($171.0 million after tax and minority share owners' interests) for the following: (1) $122.4 million ($77.3 million after tax and minority share owners' interests) related to the consolidation of manufacturing capacity; (2) a net charge of $52.4 million ($32.6 million after tax) related to early retirement incentives and special termination benefits for 350 U.S. salaried employees; (3) $40.0 million (pretax and after tax) related to the impairment of property, plant and equipment at facilities in India; and (4) $33.5 million ($21.1 million after tax and minority share owners' interests) related principally to the write-off of software and related development costs.

  Amount for 1999 includes charges totaling $20.8 million ($14.0 million after tax and minority share owners' interests) related principally to restructuring costs and write-offs of certain assets in Europe and South America.

  In 1998, OI Group recorded charges of $72.6 million ($47.4 million after tax and minority share owners' interests) related principally to a plant closing in the U.K. and restructuring costs at certain international affiliates.

(d)
Amount for 2001 includes a net interest charge of $4.0 million ($2.8 million after tax) related to interest on the resolution of the transfer of pension assets and liabilities for a previous acquisition and divestiture.

  Includes additional interest charges for the write off of unamortized deferred financing fees related to the early extinguishment of debt as follows: 2002—$15.4 million ($9.6 million after tax); 2001—$6.6 million ($4.1 million after tax); 1999—$1.2 million ($0.8 million after tax); 1998—$22.8 million ($14.1 million after tax); three months ended March 31, 2002—$10.9 million ($6.7 million after tax).

  Assuming we had issued, at the beginning of 2002, the notes and the 7 3/4% Senior Secured Notes due 2011, and further assuming that all of such notes, the 8 3/4% Senior Secured Notes due 2012 and the 8 7/8% Senior Secured Notes due 2009 had been outstanding at the beginning of 2002, interest expense would have been $49.6 million higher and $6.4 million higher and earnings before cumulative effect of accounting change would have been $30.8 million lower and $4.0 million lower for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.

(e)
Amount for 2001 includes a $6.0 million charge to adjust tax liabilities in Italy as a result of recent legislation.

  Amount for 2000 includes a fourth quarter benefit of $9.3 million to adjust net income tax liabilities in Italy as a result of recent legislation.

  In 1998, OI Group recorded a credit of $15.1 million to adjust net deferred income tax liabilities as a result of a reduction in Italy's statutory income tax rate.

(f)
EBIT consists of consolidated earnings before interest income, interest expense, provision for income taxes, minority share owners' interests in earnings of subsidiaries and cumulative effect of accounting change. OI Group presents EBIT because its management believes that it provides investors with a measure of operating performance without regard to level of indebtedness or other related costs of capital. The most directly comparable GAAP financial measure to EBIT is net earnings. See Note (g) for a reconciliation of EBIT to net earnings.

(g)
EBITDA consists of EBIT before depreciation and amortization. OI Group presents EBITDA because it more closely resembles compliance measures contained in our secured credit agreement. However, other companies in OI Group's industry may calculate EBITDA differently than OI Group. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of OI Group's operating performance or any other measures of performance derived in accordance with GAAP. See "Consolidated Financial Statements—Consolidated Cash Flows." The most directly comparable GAAP financial measure to EBITDA is net earnings. The following table presents a reconciliation of EBIT and EBITDA to net earnings:

	Years ended December 31,					Three months ended March 31,
	2002	2001	2000	1999	1998	2003	2002
	(Dollar amounts in millions)
Net earnings (loss)	$(151.4)	$356.6	$72.3	$298.3	$262.4	$34.4	$(396.5)
Add (deduct):
Cumulative effect of accounting change	460.0						460.0
Minority share owners' interests in earnings of subsidiaries	25.5	20.1	22.0	13.2	20.2	2.9	4.5
Provision for income taxes	142.1	283.9	64.1	185.1	153.6	17.2	30.3
Interest expense	437.1	440.6	486.7	427.1	402.8	111.0	111.8
Interest income	(24.1)	(26.9)	(32.5)	(28.5)	(29.2)	(7.8)	(5.3)

EBIT	889.2	1,074.3	612.6	895.2	809.8	157.7	204.8
Add:
Depreciation	428.2	403.2	412.6	403.7	358.5	114.2	107.4
Amortization of goodwill		92.3	94.9	97.5	76.7
Amortization of intangibles	29.4	28.3	31.9	35.2	21.3	8.6	6.5

EBITDA	$1,346.8	$1,598.1	$1,152.0	$1,431.6	$1,266.3	$280.5	$318.7

(h)
On January 1, 2002, OI Group adopted Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS No. 142"). As required by FAS No. 142, OI Group changed its method of accounting for goodwill and discontinued the amortization of goodwill effective January 1, 2002.

(i)
For purposes of these computations, earnings consist of earnings before income taxes, minority share owners' interests in earnings of subsidiaries, extraordinary items and cumulative effect of accounting change plus fixed charges. Fixed charges consist primarily of interest on indebtedness, including amortization of deferred finance fees, plus that portion of lease rental expense representative of the interest factor. Pretax earnings and fixed charges also include the proportional share of 50%-owned investees.

RISK FACTORS

        You should carefully consider the following risks in addition to the other information set forth in this prospectus before making a decision to exchange your private notes for exchange notes in the exchange offer. The risk factors set forth below are generally applicable to the private notes as well as the exchange notes.

Risks Relating to the Notes

  Substantial Leverage—Our substantial indebtedness and the substantial indebtedness of OI Group could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We and OI Group have a significant amount of debt. As of March 31, 2003, on a pro forma basis after giving effect to the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 and the application of the net proceeds therefrom, we and our consolidated subsidiaries would have had approximately $3.5 billion of total consolidated debt outstanding and OI Group would have had approximately $5.6 billion of total consolidated debt outstanding, which includes approximately $1.5 billion of secured indebtedness under the secured credit agreement and approximately $1.4 billion of outstanding public debt securities of OI Group's parent, OI Inc. OI Group's ratios of earnings to fixed charges were 2.1x and 1.5x for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.

        This substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it difficult for us to satisfy our obligations with respect to the notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  increase our vulnerability to interest rate increases for the portion of the unhedged debt under the secured credit agreement;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, development efforts and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the rigid packaging market;

  •
  place us at a competitive disadvantage relative to our competitors that have less debt; and

  •
  limit, along with the financial and other restrictive covenants in the documents governing our indebtedness, among other things, our ability to borrow additional funds.

  Ability to Service Debt—To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund working capital, capital expenditures, acquisitions, development efforts and other general corporate purposes depends on our ability to generate cash in the future. Similarly, the ability of the guarantors of the notes to make payments on and refinance their indebtedness will depend on their ability to generate cash in the future. Neither we nor the guarantors can assure you that any of us will generate sufficient cash flow from operations, or that future borrowings will be available under the secured credit agreement, in an amount sufficient to enable any of us to pay our indebtedness, including the notes, or to fund other liquidity needs. If short term interest rates increase, our debt service cost will increase because some of our debt is subject to short term variable interest rates. OI Group's annual interest expense for 2002, on a pro forma basis assuming we had issued, at the beginning of 2002, the notes and the 7 3/4% Senior Secured Notes due 2011, and further assuming that all of such notes, the 8 3/4% Senior Secured Notes due 2012 and the 8 7/8% Senior Secured Notes due 2009 had been outstanding at the beginning of 2002, would have been $486.7 million. Based on the amount of variable rate debt outstanding during 2002, after giving pro forma effect to the issuance of the notes, the 7 3/4% Senior Secured Notes due 2011, the 8 7/8% Senior Secured Notes due 2009 and the 8 3/4% Senior Secured Notes due 2012, a 1% increase in variable interest rates for 2002 would have increased OI Group's annual pro forma interest expense by $14.4 million to $501.1 million. The notes are effectively subordinated to obligations under the secured credit agreement, under which there would have been outstanding, on a pro forma basis after giving effect to the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 and the application of the net proceeds therefrom, borrowings of $1.5 billion at March 31, 2003 and to obligations under our outstanding senior secured notes to the extent these obligations are secured.

        Since you will not have a claim as a creditor against the subsidiaries that are not guarantors of the notes, the indebtedness and other liabilities of those subsidiaries will be effectively senior to your claims. As of March 31, 2003, the total indebtedness on a consolidated basis (excluding any indebtedness under the original secured credit agreement) of the non-guarantor subsidiaries was approximately $0.2 billion, and their total liabilities on a consolidated basis were approximately $2.2 billion.

        We and the guarantors may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. If either we or the guarantors are unable to generate sufficient cash flow and are unable to refinance or extend outstanding borrowings on commercially reasonable terms or at all, we and the guarantors may have to:

  •
  reduce or delay capital expenditures planned for replacements, improvements and expansions;

  •
  sell assets;

  •
  restructure debt; and/or

  •
  obtain additional debt or equity financing.

        We cannot assure you that we or the guarantors could effect or implement any of these alternatives on satisfactory terms, if at all.

  Cash Used to Satisfy Other Obligations—A portion of our cash flow will be used to make payments to OI Inc. to satisfy certain debt, preferred stock and litigation-related obligations, including settlement of asbestos-related claims.

        Although our indirect parent, OI Inc., does not conduct any operations, it has substantial obligations to make payments on its outstanding public debt securities, to pay dividends on its outstanding preferred stock, to satisfy claims of persons for exposure to asbestos-containing products and related expenses and to pay other ordinary course obligations. OI Inc. relies primarily on distributions from its subsidiaries, including us, to meet these obligations. OI Inc. makes semi-annual interest payments of $54.5 million on its outstanding public debt securities. In addition, OI Inc. pays quarterly dividends of $5.4 million on 9,050,000 shares of its $2.375 convertible preferred stock. OI Inc.'s asbestos-related payments were $221.1 million and $55.1 million for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. In the first quarter of 2002, OI Inc. recorded an additional liability of $475 million (in addition to previously recorded charges of $1.775 billion) to cover its estimated indemnity payments and legal fees arising from outstanding asbestos personal injury lawsuits and claims and asbestos personal injury lawsuits and claims expected to be filed in the next several years.

        As a result of the magnitude of OI Inc.'s obligations for asbestos-related lawsuits and its dependence on the cash flows of its subsidiaries, we expect that a substantial portion of our cash flow will be used to make payments to OI Inc. to allow it to satisfy these obligations. These payments will reduce the cash flow we could use to make payments on the notes. For additional information regarding OI Inc.'s asbestos-related lawsuits, claims and payments, see "Business—Legal Proceedings—OI Inc." and the footnote entitled "Contingencies" to the Consolidated Financial Statements of OI Group.

  Debt Restrictions—OI Group and its subsidiaries, including us, may not be able to finance future needs or adapt their business plans to changes because of restrictions placed on them by the secured credit agreement, the indenture and the instruments governing other indebtedness.

        The secured credit agreement, the indentures governing the notes, the 8 7/8% Senior Secured Notes due 2009, the 8 3/4% Senior Secured Notes due 2012, and the 7 3/4% Senior Secured Notes due 2011 and certain of the agreements governing other indebtedness contain affirmative and negative covenants that limit the ability of OI Group and its subsidiaries, including us, to take certain actions. For example, the indentures restrict, among other things, the ability of OI Group and its restricted subsidiaries to borrow money, pay dividends on, or redeem or repurchase, stock, make investments, create liens, enter into certain transactions with affiliates and sell certain assets or merge with or into other companies. These restrictions could adversely affect OI Group's and our ability to operate our businesses and may limit OI Group's and our ability to take advantage of potential business opportunities as they arise.

        Failure to comply with these or other covenants and restrictions contained in the secured credit agreement, our indentures or agreements governing other indebtedness could result in a default under those agreements, and the debt under those agreements, together with accrued interest, could then be declared immediately due and payable. If a default occurs under the secured credit agreement, the lenders could cause all of the outstanding debt obligations under the secured credit agreement to become due and payable, which would result in a default under the notes and could lead to an acceleration of obligations related to the notes. A default under the secured credit agreement, our indentures or agreements governing other indebtedness could also lead to an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions.

  Additional Borrowings Available—Despite current indebtedness levels, OI Group and its subsidiaries may still be able to incur substantially more debt. This could further exacerbate certain risks described above.

        OI Group and its subsidiaries may be able to incur substantial additional debt in the future, including secured debt. In addition, if OI Group designates some of its restricted subsidiaries under the indenture as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indenture and engage in other activities in which restricted subsidiaries may not engage. After giving effect to the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 and the application of the net proceeds therefrom, and the amendment and restatement of the secured credit agreement, at March 31, 2003, the revolving loan portion of the secured credit agreement would have had unused borrowing capacity of $326.4 million. Adding new debt to current debt levels could make it difficult for us to satisfy our obligations with respect to the notes.

  Notes Effectively Subordinated to All of Our Outstanding Secured Obligations.

        Our obligations under the secured credit agreement, the 8 7/8% Senior Secured Notes due 2009, the 8 3/4% Senior Secured Notes due 2012 and the 7 3/4% Senior Secured Notes due 2011 are secured, on pari passu basis, by:

  •
  a security interest in substantially all the assets (other than intercompany debt and securities) of OI Group and of substantially all the domestic subsidiaries of OI Group.

  •
  a pledge by OI Group of the stock of, and intercompany debt owing to OI Group by, all its direct subsidiaries (other than the stock of, and intercompany debt owing to OI Group by, OI General FTS Inc.); and

  •
  a pledge by OI Packaging of the stock of, and intercompany debt owing to OI Packaging by, Owens-Brockway Glass Container, the issuer of the notes.

In addition, the obligations of the domestic borrowers and the domestic guarantors under the secured credit agreement are secured by certain additional collateral.

        In the event of a bankruptcy, liquidation, reorganization or other winding up of us or OI Group, the assets that secure our secured obligations will not be available to pay our obligations on the notes unless and until payment in full of our secured obligations. Likewise, if our secured lenders accelerate the obligations under our secured obligations, then those lenders would be entitled to exercise the remedies available to a secured lender under applicable law, and those lenders would have a claim on the assets that secure our secured obligations before any holder of the notes. You would participate with respect to those assets ratably with all holders of other unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with other general creditors.

        Similarly, the guarantees of the notes are effectively subordinated to the guarantees of our secured obligations to the extent of the collateral.

        In the event of a foreclosure on the collateral that secures our secured obligations, there could be proceeds from the disposition of that collateral that would not have to be shared with holders of the notes. As a result, lenders under our secured obligations may recover a greater percentage of the amounts owed to them than holders of the notes.

  Notes Effectively Subordinated to Debt of Non-Guarantor Subsidiaries—The notes are effectively subordinated to all indebtedness of our subsidiaries that are not guarantors of the notes.

        You will not have any claim as a creditor against the subsidiaries that are not guarantors of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims. As of and for the three months ended March 31, 2003, the non-guarantor subsidiaries represented in the aggregate approximately 47% of OI Group's consolidated net sales, 51% of OI Group's consolidated EBITDA and 44% of OI Group's consolidated total assets. As of March 31, 2003, the liabilities of the non-guarantor subsidiaries on a consolidated basis were approximately $2.2 billion. The non-guarantor subsidiaries include the foreign borrowers and foreign guarantors under the offshore subfacilities under the secured credit agreement. The notes are effectively subordinated to claims against these foreign subsidiaries under the secured credit agreement. In the event of a bankruptcy, liquidation, reorganization or other winding up of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

        In addition, under the indenture, non-guarantor subsidiaries are permitted to incur substantial amounts of additional debt and OI Group and its restricted subsidiaries are permitted to make an unlimited amount of investments in non-guarantor subsidiaries. Therefore, the notes would be effectively subordinated to this additional indebtedness that may be incurred by the non-guarantor subsidiaries. In addition, if OI Group or its restricted subsidiaries invest additional amounts in non-guarantor subsidiaries, in the event of a bankruptcy, liquidation, reorganization or other winding up of any of the non-guarantor subsidiaries, assets that otherwise could be used to satisfy our obligations under the notes will first be used to satisfy the obligations of the non-guarantor subsidiaries.

  Release of Guarantees—The lenders under the secured credit agreement will have the discretion to release the guarantees under the secured credit agreement in a variety of circumstances.

        Any guaranty of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture, at the discretion of the then obligor on the notes, if the guarantor is no longer a guarantor of obligations under the secured credit agreement, of obligations owing to lenders or their affiliates as lending facilities as permitted by the terms of the secured credit agreement and of obligations under interest rate and currency agreements with lenders or their affiliates as permitted by the terms of the secured credit agreement. The lenders under the secured credit agreement have the discretion to release the guarantees under the secured credit agreement in a variety of circumstances. In the case of the release of collateral consisting of the stock of a guarantor of the notes, that release would cause the guarantor's guaranty to be released if the release occurs in the context of an asset sale of such guarantor that is not prohibited by the secured credit agreement or the collateral documents. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims.

  Covenant Relief for Investment Grade Rating—If the notes receive an investment grade rating, we will no longer be subject to most of the covenants in the indenture.

        If at any time the notes receive an "investment grade" rating from Standard & Poor's Ratings Services and Moody's Investors Service, Inc., subject to certain additional conditions, OI Group and its restricted subsidiaries will no longer be subject to most of the covenants set forth in the indenture. In the event of such release, the covenants will not be restored, even if the notes are later rated below investment grade by either or both of these rating agencies. See "Description of Notes—Certain Covenants—Fall-Away Event."

        On and after July 2, 2003, we can assign our obligations under the notes and the indenture to OI Inc., and we and each guarantor will thereafter be released from our obligations under the notes, the guarantees thereof and the indenture, provided that (1) OI Inc. assumes all of the obligations under those notes and the indenture and (2) the obligations of each domestic borrower under the secured credit agreement have been or will be concurrently assumed by OI Inc. in accordance with the terms of the secured credit agreement. As a result, holders of the notes could look only to OI Inc. to satisfy the obligations on those notes. See "Description of Notes—Certain Covenants—Merger, Consolidation or Sale of Assets."

  Fraudulent Transfer—Federal and state laws permit a court to void the notes or the guarantees under certain circumstances.

        The issuance of the notes and the guarantees may be subject to review under federal or state fraudulent transfer laws. While the relevant laws may vary from state to state, under such laws, the payment of consideration or the issuance of a guarantee will be a fraudulent conveyance if (1) we paid the consideration, or any guarantor issued guarantees, with the intent of hindering, delaying or defrauding creditors, or (2) we or any of the guarantors received less than reasonably equivalent value or fair consideration in return for paying the consideration or issuing their respective guarantees, and, in the case of (2) above only, one of the following is also true:

  •
  we or any of the guarantors were insolvent, or became insolvent, when we or they paid the consideration;

  •
  paying the consideration or issuing the guarantees left us or the applicable guarantor with an unreasonably small amount of capital; or

  •
  we or the applicable guarantor, as the case may be, intended to, or believed that we or it would, be unable to pay debts as they matured.

        If the payment of the consideration or the issuance of any guarantee was a fraudulent conveyance, a court could, among other things, void our obligations regarding the payment of the consideration or void any of the guarantors' obligations under their respective guarantees, as the case may be, and require the repayment of any amounts paid thereunder.

        Generally, an entity will be considered insolvent if:

  •
  the sum of its debts is greater than the fair value of its property;

  •
  the present fair value of its assets is less than the amount that it will be required to pay on its existing debts as they become due; or

  •
  it cannot pay its debts as they become due.

        We believe that immediately after the issuance of the notes and the guarantees, we and each of the guarantors will be solvent, will have sufficient capital to carry on our respective businesses and will be able to pay our respective debts as they mature. However, we cannot be sure as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues.

  Change of Control—The secured credit agreement provides that certain change of control events constitute an event of default. In the event of a change of control, we may not be able to satisfy all of our obligations under the secured credit agreement, the notes or other indebtedness.

        If we, OI Inc. or OI Group experiences specific kinds of changes of control, we will be required to offer to repurchase all outstanding notes, all outstanding 7 3/4% Senior Secured Notes due 2011, all outstanding 8 3/4% Senior Secured Notes due 2012 and all outstanding 8 7/8% Senior Secured Notes due 2009. However, the secured credit agreement provides that certain change of control events constitute an event of default under the secured credit agreement. An event of default would entitle the lenders thereunder to, among other things, cause all outstanding debt obligations under the secured credit agreement to become due and payable and to proceed against their collateral. We cannot assure you that we would have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all of our obligations under the secured credit agreement, the notes, the 7 3/4% Senior Secured Notes due 2011, the 8 3/4% Senior Secured Notes due 2012, the 8 7/8% Senior Secured Notes due 2009 or other indebtedness.

        Any future credit agreements or other agreements relating to indebtedness to which we become a party may contain restrictions on our ability to offer to repurchase the notes in connection with a change of control. In the event a change of control occurs at a time when we are prohibited from offering to purchase the notes, we could seek consent to offer to purchase the notes or attempt to refinance the borrowings that contain such a prohibition. If we do not obtain the consent or refinance the borrowings, we would remain prohibited from offering to purchase the notes. In such case, our failure to offer to purchase the notes would constitute a default under the indenture, which, in turn, could result in amounts outstanding under any future credit agreement or other agreements relating to indebtedness being declared due and payable. Any such declaration could have adverse consequences to us and the holders of the notes.

        The provisions relating to a change of control included in the indenture may increase the difficulty for a potential acquirer to obtain control of us. In addition, some important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture.

  No Prior Market for the Exchange Notes—We cannot assure you that an active trading market will develop for the exchange notes.

        The exchange notes are a new issue of securities for which there is currently no trading market. We do not intend to apply for listing of the exchange notes on any U.S. exchange. We have been informed by the initial purchasers of the private notes that they intend to make a market in the notes. However, the initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the exchange notes.

Risks Relating to the Business of OI Group

  Funded Status of Pension Plans—Recognition of a minimum pension liability may cause a significant reduction in net worth.

        Due to broad declines in the stock market, the fair values of the assets in OI Group's U.S. pension plans have declined during the last several years. Statement of Financial Accounting Standards No. 87, "Accounting for Pensions," requires balance sheet recognition of a minimum liability if the fair value of plan assets is less than the accumulated benefit obligation ("ABO") at the end of the year. The fair values of OI Group's U.S. pension plans exceeded the ABO at December 31, 2002; therefore, no recognition of a minimum liability was required. However, if the fair values of the U.S. plans' assets at December 31, 2003 decrease or if the discount rate used to calculate the ABO decreases, OI Group may be required to write off most of its prepaid pension asset and record a liability equal to the excess of ABO over the fair value of the assets at December 31, 2003. The resulting noncash charge would not reduce reported earnings. It would be recorded directly as a decrease in the Accumulated Other Comprehensive Income component of share owner's equity. While OI Group cannot estimate the minimum liability with any certainty at this time, it believes that the required adjustment would significantly reduce OI Inc.'s net worth. For OI Group's major pension plan in the United Kingdom, the ABO exceeded the plan's assets at December 31, 2002. The required adjustment, after tax effect, reduced net worth at December 31, 2002 by $91.5 million. Even if the fair values of the U.S. plans' assets are less than ABO at December 31, 2003, OI Group believes it will not be required to make cash contributions to the U.S. plans for at least several years.

  Goodwill—A significant write down of goodwill would have a material adverse effect on OI Group's reported results of operations and net worth.

        On January 1, 2002, OI Group adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS No. 142"). OI Group no longer amortizes goodwill, but reviews its goodwill balance for impairment at least once a year using the business valuation methods required by FAS No. 142. These methods include the use of a weighted average cost of capital to calculate the present value of the expected future cash flows of OI Group's reporting units. Future changes in the cost of capital, expected cash flows, or other factors may cause OI Group's goodwill to be impaired, resulting in a noncash charge against results of operations to write down goodwill for the amount of impairment. If a significant write down is required, the charge would have a material adverse effect on OI Group's reported results of operations and net worth.

  International Operations—OI Group is subject to risks associated with operating in foreign countries.

        OI Group operates manufacturing and other facilities throughout the world. Net sales from international operations totaled approximately $2.6 billion and $0.6 billion, representing approximately 46% and 46% of OI Group's net sales for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. As a result of its international operations, OI Group is subject to risks associated with operating in foreign countries, including:

  •
  political, social and economic instability;

  •
  war, civil disturbance or acts of terrorism;

  •
  taking of property by nationalization or expropriation without fair compensation;

  •
  changes in government policies and regulations;

  •
  devaluations and fluctuations in currency exchange rates;

  •
  imposition of limitations on conversions of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries;

  •
  imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries;

  •
  hyperinflation in certain foreign countries; and

  •
  impositions or increase of investment and other restrictions or requirements by foreign governments.

        The unusually severe economic, market and/or currency exchange conditions in South America, Europe and the Asia Pacific region adversely affected operating results in 1999, 2000 and 2001. A national strike in Venezuela in December 2002 adversely affected operations and forced OI Group to idle two factories in that country. In addition, OI Group was negatively affected in 2002 by weakness in certain South American currencies, which reduced U.S. dollar sales and earnings of foreign affiliates in that region. The risks associated with operating in foreign countries may have a material adverse effect on operations.

  Competition—We face intense competition from other glass container producers, as well as from makers of alternative forms of packaging. Competitive pressures could adversely affect our financial health.

        We are subject to significant competition from other glass container producers, as well as from makers of alternative forms of packaging, such as aluminum cans and plastic containers. We compete with each of our rigid packaging competitors on the basis of price, quality, service and the marketing attributes of the container. Advantages or disadvantages in any of these competitive factors may be sufficient to cause the customer to consider changing suppliers and/or to use an alternative form of packaging. For example, during 2001, our sales of glass containers for juice and iced tea products in the U.S. declined by approximately $27.0 million due to conversions from glass to plastic containers. Our principal competitors among glass container producers in the U.S. are Saint-Gobain Containers Co., a wholly-owned subsidiary of Compagnie de Saint-Gobain, and Anchor Glass Container Corporation.

        In supplying glass containers outside of the U.S., we compete directly with Compagnie de Saint-Gobain in Italy and Brazil, Rexam plc and Ardagh plc in the U.K., Vetropack in the Czech Republic and Amcor Limited in Australia. In other locations in Europe, we compete indirectly with a variety of glass container firms including Compagnie de Saint-Gobain, BSN Glasspack, Vetropack and Rexam plc.

        In addition to competing with other large, well-established manufacturers in the glass container segment, we compete with manufacturers of other forms of rigid packaging, principally aluminum cans and plastic containers, on the basis of quality, price and service. The principal competitors producing metal containers are Crown Holdings Inc., Rexam plc, Ball Corporation and Silgan Holdings Inc. The principal competitors producing plastic containers are Consolidated Container Holdings, LLC, Graham Packaging Company, Plastipak Packaging, Inc. and Silgan Holdings Inc. We also compete with manufacturers of non-rigid packaging alternatives, including flexible pouches and aseptic cartons, in serving the packaging needs of juice customers.

        Pressures from competitors and producers of alternative forms of packaging have resulted in excess capacity in certain countries in the past and have led to significant pricing pressures in the rigid packaging market.

  High Energy Costs—Higher energy costs worldwide may have a material adverse effect on operations.

        Electrical power and natural gas are vital to OI Group's operations and it relies on a continuous power supply to conduct its business. In the first quarter of 2003, higher energy costs worldwide impacted OI Group's operations and earnings at a level that it did not anticipate, resulting in an increase of approximately $24 million in energy costs compared to the first quarter of 2002. If energy costs substantially increase in the future, OI Group could experience a significant increase in operating costs, which may have a material adverse effect on future operating income.

  Integration Risks—OI Group may not be able to effectively integrate businesses it acquires.

        Consistent with past practice, OI Group is considering strategic transactions, including acquisitions, that will complement, strengthen and enhance growth in its worldwide glass and plastics packaging operations. OI Group is evaluating a number of these transactions on a preliminary basis but it is not certain that any of these transactions will advance beyond the preliminary stages or be completed. Any recent or future acquisitions are subject to various risks and uncertainties, including:

  •
  the inability to assimilate effectively the operations, products, technologies and personnel of the acquired companies (some of which are located in diverse geographic regions);

  •
  the potential disruption of existing business and diversion of management's attention from day-to-day operations;

  •
  the inability to maintain uniform standards, controls, procedures and policies;

  •
  the need or obligation to divest portions of the acquired companies; and

  •
  the potential impairment of relationships with customers.

        In addition, we cannot assure you that the integration and consolidation of newly acquired businesses will achieve anticipated cost savings and operating synergies.

  Customer Consolidation—The continuing consolidation of OI Group's customer base may intensify pricing pressures and have a material adverse effect on operations.

        Over the last ten years, many of OI Group's largest customers have acquired companies with similar or complementary product lines. This consolidation has increased the concentration of OI Group's business with its largest customers. In many cases, such consolidation has been accompanied by pressure from customers for lower prices, reflecting the increase in the total volume of products purchased or the elimination of a price differential between the acquiring customer and the company acquired. Increased pricing pressures from OI Group's customers may have a material adverse effect on operations.

  Seasonality and Raw Materials—Profitability could be affected by varied seasonal demands and the availability of raw materials.

        Due principally to the seasonal nature of the brewing, iced tea and other beverage industries, in which demand is stronger during the summer months, sales of OI Group's products have varied and are expected to vary by quarter. Shipments in the U.S. and Europe are typically greater in the second and third quarters of the year, while shipments in South America and the Asia Pacific region are typically greater in the first and fourth quarters of the year. Unseasonably cool weather during peak demand periods can reduce demand for certain beverages packaged in OI Group's containers.

        The raw materials that OI Group uses have historically been available in adequate supply from multiple sources. For certain raw materials, however, there may be temporary shortages due to weather or other factors, including disruptions in supply caused by raw material transportation or production delays. These shortages, as well as material increases in the cost of any of the principal raw materials that OI Group uses, may have a material adverse effect on operations.

  Environmental Risks—OI Group is subject to various environmental legal requirements and may be subject to new legal requirements in the future. These requirements may have a material adverse effect on operations.

        OI Group's operations and properties, both in the U.S. and abroad, are subject to extensive laws, ordinances, regulations and other legal requirements relating to environmental protection, including legal requirements governing investigation and clean-up of contaminated properties as well as water discharges, air emissions, waste management and workplace health and safety. Such legal requirements frequently change and are different in every jurisdiction. OI Group's operations and properties, both in the U.S. and abroad, must comply with these legal requirements. These requirements may have a material adverse effect on operations.

        OI Group has incurred, and expects to incur, costs for its operations to comply with environmental legal requirements, and these costs could increase in the future. Many environmental legal requirements provide for substantial fines, orders (including orders to cease operations), and criminal sanctions for violations. These legal requirements may apply to conditions at properties that OI Group presently or formerly owned or operated, as well as at other properties for which OI Group may be responsible, including those at which wastes attributable to OI Group were disposed. A significant order or judgment against OI Group, the loss of a significant permit or license or the imposition of a significant fine may have a material adverse effect on operations.

        A number of governmental authorities both in the U.S. and abroad have enacted, or are considering, legal requirements that would mandate certain rates of recycling, the use of recycled materials, and/or limitations on certain kinds of packaging materials such as plastics. In addition, some companies with packaging needs have responded to such developments, and/or to perceived environmental concerns of consumers, by using containers made in whole or in part of recycled materials. Such developments may reduce the demand for some of OI Group's products, and/or increase OI Group's costs, which may have a material adverse effect on operations.

  Labor Relations—OI Group is party to collective bargaining agreements with labor unions. Organized strikes or work stoppages by unionized employees may have a material adverse effect on operations.

        OI Group is party to a number of collective bargaining agreements with labor unions, several of which will expire in 2005, and which at December 31, 2002, covered approximately 96% of OI Group's union-affiliated employees in the U.S. Upon the expiration of any collective bargaining agreement, if OI Group is unable to negotiate acceptable contracts with labor unions, it could result in strikes by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized workers were to engage in a strike or other work stoppage, OI Group could experience a significant disruption of operations and/or higher ongoing labor costs, which may have a material adverse effect on operations.

REFINANCINGS

        The issuance of the private notes was one of several elements of a refinancing plan that concluded in the second quarter of 2003, the other principal elements of which are described below. The refinancings extended the maturities of our outstanding long-term debt and improved financial flexibility.

The Concurrent Senior Secured Notes Issuance

        Concurrently with the issuance of the private notes, we issued $450 million aggregate principal amount of 7 3/4% Senior Secured Notes due 2011, the terms of which are substantially similar to the notes except that the 7 3/4% Senior Secured Notes due 2011 are secured. We received net proceeds of $440 million from the issuance of the notes and $440 million from the issuance of the 7 3/4% Senior Secured Notes due 2011, all of which was used to purchase in a tender offer $263.5 million of OI Inc.'s $300 million of 7.85% Senior Notes due 2004 and permanently reduce the revolving loan portion of the original secured credit agreement.

Amended and Restated Secured Credit Agreement

        On June 13, 2003, we and certain of the other borrowers under the original secured credit agreement entered into an amended and restated secured credit agreement. This secured credit agreement provides a $1.9 billion credit facility to us and the other borrowers thereunder (which borrowers include certain of OI Group's domestic and foreign subsidiaries). The credit facility includes:

  (i)
  a $600.0 million revolving loan facility available to us and the other borrowers (including subfacilities available to the Canadian, UK, Australian and Italian borrowers), which matures on April 1, 2007;

  (ii)
  a $460.0 million tranche A term loan made to one of the Australian borrowers, which matures on April 1, 2007; and

  (iii)
  an $840.0 million tranche B term loan made to us, which matures on April 1, 2008.

        The obligations of the borrowers under the secured credit agreement are guaranteed and secured in a manner substantially similar to the obligations of the borrowers under the original secured credit agreement, provided that the UK borrower under the secured credit agreement and certain of its direct or indirect English subsidiaries cross-guarantee the obligations of the Australian borrowers under the tranche A term loan and the Australian subfacility and the obligations of the other non-domestic borrowers under their respective subfacilities, and the Australian borrower that is not the borrower under the tranche A term loan has guaranteed the obligations of the other Australian borrower under the tranche A term loan.

        Additionally, the secured credit agreement contains terms and conditions similar to those in the original secured credit agreement, including mandatory prepayment requirements and restrictions on our ability to incur indebtedness, create liens on assets, pay dividends, sell assets, make investments, make distributions or other payments, and requires that OI Group and its subsidiaries maintain compliance with certain specified ratios and tests based upon the financial statements of OI Inc. and its subsidiaries on a consolidated basis. Compliance with these restrictions and covenants could limit our ability to effect future financings or otherwise restrict our corporate activities. For more information, see the section entitled "Description of Certain Indebtedness—The Secured Credit Agreement."

OI Inc. Senior Notes Tender Offer

        On May 27, 2003 we purchased in a tender offer $263.5 million of OI Inc.'s $300.0 million of 7.85% Senior Notes due 2004. The terms of the secured credit agreement permit us to borrow funds thereunder at any time to repurchase or repay the remaining outstanding 7.85% Senior Notes due 2004.

        In conjunction with the tender offer, we obtained consents of a majority of the holders of OI Inc.'s 7.85% Senior Notes due 2004 to certain amendments to the indenture dated as of May 15, 1997 by and among OI Inc., OI Group and Owens-Brockway Packaging, Inc., as guarantors, and The Bank of New York, as trustee, pursuant to which OI Inc.'s 7.85% Senior Notes due 2004 were issued.

FORWARD LOOKING STATEMENTS

        This prospectus includes forward looking statements. We have based these forward looking statements on our current expectations and projections about future events. These forward looking statements are subject to risks, uncertainties, and assumptions about us and our subsidiaries, and OI Group and its subsidiaries, including, among other things, factors discussed under the section entitled "Risk Factors" and the following:

  •
  foreign currency fluctuations relative to the U.S. dollar;

  •
  change in capital availability or cost, including interest rate fluctuations;

  •
  general political, economic and competitive conditions in markets and countries where we have operations or sell products, including competitive pricing pressures, inflation or deflation, and changes in tax rates;

  •
  consumer preferences for alternative forms of packaging;

  •
  fluctuations in raw material and labor costs;

  •
  availability of raw materials;

  •
  costs and availability of energy;

  •
  transportation costs;

  •
  consolidation among competitors and customers;

  •
  the ability to integrate operations of acquired businesses;

  •
  unanticipated expenditures with respect to environmental, safety and health laws;

  •
  performance by customers of their obligations under supply agreements; and

  •
  timing and occurrence of events, including events related to asbestos-related claims against OI Inc., which are beyond our control.

        We caution you that although we believe that the assumptions on which the forward looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward looking statements also could be materially incorrect. In light of these and other uncertainties, you should not regard the inclusion of a forward looking statement in this prospectus as a representation by us or OI Group that our plans and objectives or those of OI Group will be achieved, and you should not place undue reliance on these forward looking statements. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this prospectus might not occur.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        We issued $450.0 million of the private notes on May 6, 2003 to Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc., the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on May 6, 2003. Pursuant to the registration rights agreement, we agreed that we would:

  (1)
  file an exchange offer registration statement with the SEC on or prior to September 3, 2003;

  (2)
  use our commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to November 22, 2003;

  (3)
  keep the exchange offer open for a period of not less than the minimum period required under applicable law, but in no event for less than 20 business days; and

  (4)
  use our commercially reasonable efforts to consummate the exchange offer within 40 days after the exchange offer registration statement is declared effective.

        Upon the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for the private notes. We have filed a copy of the registration rights agreement as an exhibit to OI Group's Quarterly Report on Form 10-Q for the period ended March 31, 2003.

Resale of the Exchange Notes

        Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange private notes for exchange notes in the ordinary course of business. For further information on the SEC's position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell exchange notes to the public without further registration under the Securities Act and without delivering to purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the exchange notes. However, the foregoing does not apply to you if you are: a broker-dealer who purchased the exchange notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or you are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

        In addition, if you are a broker-dealer, or you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

        Each broker-dealer that receives exchange notes for its own account in exchange for private notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for private notes which the broker-dealer acquired as a result of market-making or other trading activities.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in integral multiples of $1,000.

        The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

  •
  we will register the exchange notes under the Securities Act and, therefore, the exchange notes will not bear legends restricting their transfer; and

  •
  holders of the exchange notes will not be entitled to any of the rights of holders of private notes under the registration rights agreements, which rights will terminate upon the completion of the exchange offer.

The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

        As of the date of this prospectus, $450,000,000 in aggregate principal amount of the private notes are outstanding and registered in the name of Cede & Co., as nominee for The Depository Trust Company. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

        You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

        We will be deemed to have accepted validly tendered private notes when, as and if we had given oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

        If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.

Expiration Date; Extensions; Amendments

        The term expiration date will mean 5:00 p.m., New York City time on                        , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.

        To extend the exchange offer, we will:

  •
  notify the exchange agent of any extension orally or in writing; and

  •
  mail to each registered holder an announcement that will include disclosure of the approximate number of private notes deposited to date,

each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our reasonable discretion:

  •
  to delay accepting any private notes:

  •
  to extend the exchange offer; or

  •
  if any conditions listed below under "—Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.

        We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Interest on the Exchange Notes

        The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 8 1/4% per annum (calculated using a 360-day year). Interest will be payable semi-annually on each May 15 and November 15, commencing November 15, 2003.

        You will receive interest on November 15, 2003 from the date of initial issuance of the exchange notes, plus an amount equal to the accrued interest on the private notes from May 6, 2003 to the date of exchange. We will deem the right to receive any interest accrued on the private notes waived by you if we accept your private notes for exchange.

Procedures for Tendering

        You may tender private notes in the exchange offer only if you are a registered holder of private notes. To tender in the exchange offer, you must:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

  •
  have the signatures guaranteed if required by the letter of transmittal; and

  •
  mail or otherwise deliver the letter of transmittal or the facsimile to the exchange agent at the address listed below under "—Exchange Agent" for receipt before the expiration date.

        In addition, either:

  •
  the exchange agent must receive certificates for the private notes along with the letter of transmittal into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date;

  •
  the exchange agent must receive a timely confirmation of a book-entry transfer of the private notes, if the procedure is available, into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send letters of transmittal or private notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the transactions described above for you.

        If you are a beneficial owner of private notes whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing and executing the letter of transmittal and delivering the private notes you must either:

  •
  make appropriate arrangements to register ownership of the private notes in your name; or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of registered ownership may take considerable time. Unless the private notes are tendered:

  (1)
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

  (2)
  for the account of: a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; a commercial bank or trust company having an office or correspondent in the United States; or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, an eligible guarantor institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under "—Withdrawal of Tenders."

        If the letter of transmittal is signed by a person other than the registered holder, the private notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the private notes.

        If the letter of transmittal or any private notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

        The exchange agent and the depositary have confirmed that any financial institution that is a participant in the depositary's system may utilize the depositary's Automated Tender Offer Program to tender notes.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered private notes, which determination will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of private notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure the defects or irregularities.

        While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under "—Conditions," and, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

        If you wish to tender private notes in exchange for exchange notes in the exchange offer, we will require you to represent that:

  •
  you are not an affiliate of ours;

  •
  you will acquire any exchange notes in the ordinary course of your business; and

  •
  at the time of completion of the exchange offer, you have no arrangement with any person to participate in the distribution of the exchange notes.

        In addition, in connection with the resale of exchange notes, any participating broker-dealer who acquired the private notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with this prospectus.

Return of Notes

        If we do not accept any tendered private notes for any reason described in the terms and conditions of the exchange offer or if you withdraw or submit private notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged notes without expense to you as promptly as practicable. In the case of private notes tendered by book-entry transfer into the exchange agent's account at the depositary pursuant to the book-entry transfer procedures described below, we will credit the private notes to an account maintained with the depositary as promptly as practicable.

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the private notes at the depositary for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the depositary's systems may make book-entry delivery of private notes by causing the depositary to transfer the private notes into the exchange agent's account at the depositary in accordance with the depositary's procedures for transfer. However, although delivery of private notes may be effected through book-entry transfer at the depositary, you must transmit and the exchange agent must receive, the letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees and any other required documents, at the address below under "—Exchange Agent" on or before the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your private notes and (1) the notes are not immediately available or (2) you cannot deliver the private notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may effect a tender if:

  (1)
  the tender is made through an eligible guarantor institution;

  (2)
  before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, that: states your name and address, the certificate number(s) of the private notes and the principal amount of private notes tendered, states that the tender is being made by that notice of guaranteed delivery, and guarantees that, within three New York

    Stock Exchange trading days after the expiration date, the eligible guarantor institution will deposit with the exchange agent the letter of transmittal, together with the certificate(s) representing the private notes in proper form for transfer or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal; and

  (3)
  within five New York Stock Exchange trading days after the expiration date, the exchange agent receives a properly executed letter of transmittal, as well as the certificate(s) representing all tendered private notes in proper form for transfer and all other documents required by the letter of transmittal.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m. on the expiration date.

        To withdraw a tender of private notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address listed in this prospectus before the expiration date. Any notice of withdrawal must:

  •
  specify the name of the person who deposited the private notes to be withdrawn;

  •
  identify the private notes to be withdrawn, including the certificate number(s) and principal amount of the private notes; and

  •
  be signed in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees.

        We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following one of the procedures described above under "—Procedures for Tendering" at any time before the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the private notes, if, in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

        If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

  •
  refuse to accept any private notes and return all tendered private notes to you;

  •
  extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

  •
  waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.

        If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Termination of Rights

        All of your rights under the registration rights agreements will terminate upon consummation of the exchange offer except with respect to our continuing obligations:

  •
  to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

  •
  to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

Shelf Registration

        If:

  (1)
  we and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

  (2)
  any holder of transfer restricted securities notifies us prior to the 20th day following consummation of the exchange offer that:

  (a)
  it is prohibited by law or SEC policy from participating in the exchange offer; or

  (b)
  that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

  (c)
  that it is a broker-dealer and owns private notes acquired directly from us or an affiliate of us,

we and the guarantors will file with the SEC a shelf registration statement to cover resales of the private notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

        For purposes of the preceding, "transfer restricted securities" means each private note until:

  (1)
  the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

  (2)
  following the exchange by a broker-dealer in the exchange offer of a private note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

  (3)
  the date on which such private note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

  (4)
  the date on which such private note is distributed to the public pursuant to Rule 144 under the Securities Act.

Liquidated Damages

        If:

  (1)
  we and the guarantors fail to file any of the registration statements required by the registration rights agreements on or before the date specified for such filing; or

  (2)
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

  (3)
  we and the guarantors fail to consummate the exchange offer within 40 days after the exchange offer registration statement is declared effective; or

  (4)
  the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of transfer restricted securities during the periods specified in the registration rights agreements (each such event referred to in clauses (1) through (4) above, a "registration default");

then we and the guarantors will pay liquidated damages to each holder of outstanding notes ("liquidated damages") during the period of one or more registration defaults, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to 0.25% per annum (which amount will be increased by an additional 0.25% per annum for each subsequent 90-day period that any liquidated damages continue to accrue; provided that the amounts at which liquidated damages accrue may in no event exceed 1.0% per annum) in respect of the transfer restricted securities held by such holder until the applicable registration statement is filed, the exchange offer registration statement is declared effective and the exchange offer is consummated or the shelf registration statement is declared effective or again becomes effective, as the case may be.

Exchange Agent

        We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

By registered or Certified Mail:
U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention: Corporate Trust Administration
 By Overnight Delivery:
U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention: Corporate Trust Administration
By Hand Delivery:
U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention: Corporate Trust Administration
 By Facsimile:
(651) 244-0711
Attention: Corporate Trust Administration
 Confirm by Telephone:
(651) 244-8677

        Delivery to an address other than the one stated above or transmission via a facsimile number other than the one stated above will not constitute a valid delivery.

Fees and Expenses

        We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail; however, our officers and regular employees may make additional solicitations by facsimile, telephone or in person.

        We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

        We will pay the cash expenses incurred in connection with the exchange offer which we estimate to be approximately $250,000. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

        We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If you do not submit satisfactory evidence of payment of the taxes or exemption from payment with the letter of transmittal, we will bill the amount of the transfer taxes directly to you.

Consequence of Failures to Exchange

        Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

  •
  to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

  •
  in a transaction meeting the requirements of Rule 144 under the Securities Act;

  •
  outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

  •
  in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

  •
  to us; or

  •
  pursuant to an effective registration statement.

        In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

USE OF PROCEEDS

        The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

        The net proceeds from the sale of the private notes, after deducting estimated discounts, commissions and offering expenses, were approximately $440.0 million. The net proceeds from the sale of the 7 3/4% Senior Secured Notes due 2011, after deducting estimated discounts, commissions and offering expenses, were approximately $440.0 million. The net proceeds from the sale of the private notes and the 7 3/4% Senior Secured Notes due 2011 were used to purchase in a tender offer $263.5 million of OI Inc.'s $300 million of 7.85% Senior Notes due 2004, pay related tender offer premiums and expenses and permanently reduce the revolving loan portion of the original secured credit agreement. The weighted average interest rate on borrowings under the original secured credit agreement at March 31, 2003 was 3.3%.

CAPITALIZATION OF OWENS-ILLINOIS GROUP, INC.

        The following table presents, as of March 31, 2003, the (1) actual consolidated capitalization of OI Group and (2) consolidated capitalization of OI Group as adjusted to reflect the issuance of the notes, the issuance of the 7 3/4% Senior Secured Notes due 2011 and the application of the net proceeds therefrom and the amendment and restatement of the original secured credit agreement. You should read this table in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus. For more information, see also the section entitled "Selected Consolidated Financial Data of Owens-Illinois Group, Inc."

	At March 31, 2003
	Actual	As Adjusted
	(in millions)
Current debt:
Short-term loans	$54.6	$54.6
Long-term debt due within one year	30.0	30.0

Total current debt	$84.6	$84.6

Long-term debt:
Secured credit agreement:
Revolving credit facility	$2,051.5	$172.6
Tranche A term loan	—	460.0
Tranche B term loan	—	840.0

Total secured credit agreement(a)	2,051.5	1,472.6
8 7/8% Senior Secured Notes due 2009	1,000.0	1,000.0
8 3/4% Senior Secured Notes due 2012	625.0	625.0
7 3/4% Senior Secured Notes due 2011	—	450.0
8 1/4% Senior Notes due 2013	—	450.0
Payable to OI Inc.	1,700.0	1,436.5
Other	103.1	103.1

Total long-term debt	5,479.6	5,537.2
Share owner's equity:
Common stock, par value $.01 per share, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Capital in excess of par value	1,557.5	1,557.5
Retained earnings(b)	1,046.2	1,035.5
Accumulated other comprehensive income (loss)	(540.5)	(540.5)

Total share owner's equity	2,063.2	2,052.5

Total capitalization	$7,542.8	$7,589.7

(a)
At March 31, 2003, OI Group had unused borrowing capacity of $326.4 million available under the secured credit agreement, after giving effect to the use of proceeds from the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 and the amendment and restatement of the original secured credit agreement.

(b)
Reflects the write-off of unamortized deferred finance fees, redemption premiums and related tender offer costs, net of related tax benefits.

SELECTED CONSOLIDATED FINANCIAL DATA OF
OWENS-ILLINOIS GROUP, INC.

        The selected consolidated financial data for OI Group presented below relates to each of the five years in the period ended December 31, 2002 and the three months ended March 31, 2003 and 2002. The financial data for each of the five years in the period ended December 31, 2002 were derived from OI Group's audited consolidated financial statements. The financial data for the three months ended March 31, 2003 and 2002 were derived from unaudited consolidated financial statements. The results for the three months are not necessarily indicative of the results expected for the full year. For more information, see the Consolidated Financial Statements of Owens-Illinois Group, Inc. included elsewhere in this prospectus.

	Years ended December 31,										Three months ended March 31,
	2002		2001		2000		1999		1998(a)		2003		2002
	(Dollar amounts in millions)
Consolidated operating results:
Net sales	$5,640.4		$5,402.5		$5,552.1		$5,522.9		$5,306.3		$1,386.4		$1,310.9
Other revenue(b)	119.7		610.8		262.7		263.8		193.0		25.5		27.4

	5,760.1		6,013.3		5,814.8		5,786.7		5,499.3		1,411.9		1,338.3
Costs and expenses:
Manufacturing, shipping and delivery	4,413.4		4,218.4		4,359.1		4,296.4		4,075.6		1,140.1		1,019.8
Research, engineering, selling, administrative and other(c)	433.4		693.7		810.6		566.6		584.7		106.3		108.4

Earnings before interest expense and items below	913.3		1,101.2		645.1		923.7		839.0		165.5		210.1
Interest expense(d)	437.1		440.6		486.7		427.1		402.8		111.0		111.8

Earnings before items below	476.2		660.6		158.4		496.6		436.2		54.5		98.3
Provision for income taxes(e)	142.1		283.9		64.1		185.1		153.6		17.2		30.3
Minority share owners' interests in earnings of subsidiaries	25.5		20.1		22.0		13.2		20.2		2.9		4.5

Earnings before cumulative effect of accounting change	308.6		356.6		72.3		298.3		262.4		34.4		63.5
Cumulative effect of accounting change(h)	(460.0)												(460.0)

Net earnings (loss)	$(151.4)		$356.6		$72.3		$298.3		$262.4		$34.4		$(396.5)

Other data:
Cash provided by (utilized in) operating activities	$799.4		$620.3		$541.7		$677.3		$716.9		$(14.5)		$97.7
Investing activities:
Additions to property, plant, and equipment	(496.0)		(531.9)		(481.4)		(650.4)		(573.5)		(119.4)		(112.3)
Other investing activities	21.4		420.7		17.3		303.1		(3,659.1)		7.8		14.6

Cash utilized in investing activities	(474.6)		(111.2)		(464.1)		(347.3)		(4,232.6)		(111.6)		(97.7)
Cash provided by (utilized in) financing activities	(353.6)		(578.9)		(153.8)		(327.5)		3,573.0		126.8		(42.0)
EBIT(f)	889.2		1,074.3		612.6		895.2		809.8		157.7		204.8
EBITDA(g)	1,346.8		1,598.1		1,152.0		1,431.6		1,266.3		280.5		318.7
Depreciation	428.2		403.2		412.6		403.7		358.5		114.2		107.4
Amortization of goodwill(h)			92.3		94.9		97.5		76.7
Amortization of intangibles	29.4		28.3		31.9		35.2		21.3		8.6		6.5
Amortization of deferred finance fees (included in interest expense)	23.1		19.9		10.1		8.9		7.4		5.6		5.7
Ratio of earnings to fixed charges(i)	2.1	x	2.5	x	1.3	x	2.1	x	2.0	x	1.5	x	1.9	x
Balance sheet data (at end of period):
Working capital	$717		$899		$881		$892		$905		$885		$935
Goodwill	2,691		2,995		3,101		3,294		3,315		2,745		2,564
Total assets	9,789		9,993		10,080		10,521		10,818		10,078		9,584
Total debt	5,346		5,401		5,850		5,939		5,917		5,564		5,431
Share owner's equity	2,022		2,322		2,107		2,327		2,522		2,063		1,855

(a)
Results of operations and other data since April 1998 include the acquisition of the worldwide glass and plastics packaging businesses of BTR plc and the related financings.

(b)
Other revenue in 2001 includes: (1) a gain of $457.3 million ($284.4 million after tax) related to the sale of the Harbor Capital Advisors business; and (2) gains totaling $13.1 million ($12.0 million after tax) related to the sale of the label business and the sale of a minerals business in Australia.

  Other revenue in 1999 includes gains totaling $40.8 million ($23.6 million after tax and minority share owners' interests) related to the sales of a U.S. glass container plant and a mold manufacturing business in Colombia.

  Other revenue in 1998 includes: (1) a gain of $18.5 million ($11.4 million after tax) related to the termination of a license agreement, net of charges for related equipment write-offs and capacity adjustments, under which OI Group had produced plastic multipack carriers for beverage cans; and (2) a loss of $5.7 million ($3.5 million after tax) on the sale of a discontinued operation by an equity investee.

(c)
Amount for 2001 includes: (1) charges of $82.1 million ($65.3 million after tax and minority share owners' interests) related to restructuring and impairment charges at certain international glass operations, principally Venezuela and Puerto Rico, as well as certain other domestic and international operations; (2) a charge of $31.0 million (pretax and after tax) related to the loss on the sale of facilities in India; (3) charges of $30.9 million ($19.4 million after tax) related to special employee benefit programs; (4) a charge of $8.5 million ($5.3 million after tax) for certain litigation contingencies; and (5) a charge of $7.9 million ($4.9 million after tax) related to restructuring manufacturing capacity in the medical devices business.

  In 2000, OI Group recorded pretax charges totaling $248.3 million ($171.0 million after tax and minority share owners' interests) for the following: (1) $122.4 million ($77.3 million after tax and minority share owners' interests) related to the consolidation of manufacturing capacity; (2) a net charge of $52.4 million ($32.6 million after tax) related to early retirement incentives and special termination benefits for 350 U.S. salaried employees; (3) $40.0 million (pretax and after tax) related to the impairment of property, plant and equipment at facilities in India; and (4) $33.5 million ($21.1 million after tax and minority share owners' interests) related principally to the write-off of software and related development costs.

  Amount for 1999 includes charges totaling $20.8 million ($14.0 million after tax and minority share owners' interests) related principally to restructuring costs and write-offs of certain assets in Europe and South America.

  In 1998, OI Group recorded charges of $72.6 million ($47.4 million after tax and minority share owners' interests) related principally to a plant closing in the U.K. and restructuring costs at certain international affiliates.

(d)
Amount for 2001 includes a net interest charge of $4.0 million ($2.8 million after tax) related to interest on the resolution of the transfer of pension assets and liabilities for a previous acquisition and divestiture.

  Includes additional interest charges for the write off of unamortized deferred financing fees related to the early extinguishment of debt as follows: 2002—$15.4 million ($9.6 million after tax); 2001—$6.6 million ($4.1 million after tax); 1999—$1.2 million ($0.8 million after tax); 1998—$22.8 million ($14.1 million after tax); three months ended March 31, 2002—$10.9 million ($6.7 million after tax).

  Assuming we had issued, at the beginning of 2002, the notes and the 7 3/4% Senior Secured Notes due 2011, and further assuming that all of such notes, the 8 3/4% Senior Secured Notes due 2012 and the 8 7/8% Senior Secured Notes due 2009 had been outstanding at the beginning of 2002, interest expense would have been $49.6 million higher and $6.4 higher and net earnings would have been $30.8 million lower and $4.0 million lower for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.

(e)
Amount for 2001 includes a $6.0 million charge to adjust tax liabilities in Italy as a result of recent legislation.

  Amount for 2000 includes a fourth quarter benefit of $9.3 million to adjust net income tax liabilities in Italy as a result of recent legislation.

  In 1998, OI Group recorded a credit of $15.1 million to adjust net deferred income tax liabilities as a result of a reduction in Italy's statutory income tax rate.

(f)
EBIT consists of consolidated earnings before interest income, interest expense, provision for income taxes, minority share owners' interests in earnings of subsidiaries and cumulative effect of accounting change. OI Group presents EBIT because its management believes that it provides investors with a measure of operating performance without regard to level of indebtedness or other related costs of capital. The most directly comparable GAAP financial measure to EBIT is net earnings. See Note (g) for a reconciliation of EBIT to net earnings.

(g)
EBITDA consists of EBIT before depreciation and amortization. OI Group presents EBITDA because it more closely resembles compliance measures contained in our secured credit agreement. However, other companies in OI Group's industry may calculate EBITDA differently than OI Group. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of OI Group's operating performance or any other measures of performance derived in accordance with GAAP. See "Consolidated Financial Statements—Consolidated Cash Flows." The most directly comparable GAAP financial measure to EBITDA is net earnings. The following table presents a reconciliation of EBIT and EBITDA to net earnings:

	Years ended December 31,					Three months ended March 31,
	2002	2001	2000	1999	1998	2003	2002
	(Dollar amounts in millions)
Net earnings (loss)	$(151.4)	$356.6	$72.3	$298.3	$262.4	$34.4	$(396.5)
Add (deduct):
Cumulative effect of accounting change	460.0						460.0
Minority share owners' interests in earnings of subsidiaries	25.5	20.1	22.0	13.2	20.2	2.9	4.5
Provision for income taxes	142.1	283.9	64.1	185.1	153.6	17.2	30.3
Interest expense	437.1	440.6	486.7	427.1	402.8	111.0	111.8
Interest income	(24.1)	(26.9)	(32.5)	(28.5)	(29.2)	(7.8)	(5.3)

EBIT	889.2	1,074.3	612.6	895.2	809.8	157.7	204.8
Add:
Depreciation	428.2	403.2	412.6	403.7	358.5	114.2	107.4
Amortization of goodwill		92.3	94.9	97.5	76.7
Amortization of intangibles	29.4	28.3	31.9	35.2	21.3	8.6	6.5

EBITDA	$1,346.8	$1,598.1	$1,152.0	$1,431.6	$1,266.3	$280.5	$318.7

(h)
On January 1, 2002, OI Group adopted Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS No. 142"). As required by FAS No. 142, OI Group changed its method of accounting for goodwill and discontinued the amortization of goodwill effective January 1, 2002. Also as required by FAS No. 142, the transitional goodwill impairment loss of $460.0 million is recognized as the cumulative effect of a change in method of accounting.

(i)
For purposes of these computations, earnings consist of earnings before income taxes, minority share owners' interests in earnings of subsidiaries, extraordinary items and cumulative effect of accounting change plus fixed charges. Fixed charges consist primarily of interest on indebtedness, including amortization of deferred finance fees, plus that portion of lease rental expense representative of the interest factor. Pretax earnings and fixed charges also include the proportional share of 50%-owned investees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
OWENS-ILLINOIS GROUP, INC.

Results of Operations

First Quarter 2003 compared with First Quarter 2002

Net Sales

        OI Group's net sales by segment (in millions of dollars) for the first quarters of 2003 and 2002 are presented in the following table. For further information, see Segment Information included in Note 8 to OI Group's Condensed Consolidated Financial Statements.

	2003	2002
Glass Containers	$930.6	$870.1
Plastics Packaging	455.8	440.8

Segment and consolidated net sales	$1,386.4	$1,310.9

        Consolidated net sales for the first quarter of 2003 increased $75.5 million, or 5.8%, to $1,386.4 million from $1,310.9 million in the first quarter of 2002.

        Net sales of the Glass Containers segment increased $60.5 million, or 7.0%, over the first quarter of 2002. In North America, a $13.7 million decrease in sales was primarily attributed to lower unit shipments. Severe winter weather conditions caused lower demand, principally for beer containers. The combined U.S. dollar sales of the segment's affiliates outside of North America increased $74.2 million, or 17.6%, over the first quarter of 2002. The increase was partially attributed to an 11% increase in unit shipments and higher prices in the European businesses as well as a 9% increase in shipments in the Asia Pacific region. These increases were partially offset by overall decreased sales in South America, principally resulting from the effects of a national strike in Venezuela that began in early December 2002. The strike caused energy supply curtailments that forced OI Group to idle its two plants in the country, adversely affecting net sales in the first quarter of 2003 by approximately $20 million. In addition, the effects of changing foreign currency exchange rates increased reported U.S. dollar sales of the segment's affiliates in Europe and the Asia Pacific region by approximately $61 million and decreased reported U.S. dollar sales of the segment's affiliates in South America by approximately $15 million.

        Net sales of the Plastics Packaging segment increased $15.0 million, or 3.4%, over the first quarter of 2002. Unit shipments increased by approximately 8.0% overall, led by increased shipments of plastic containers for food, health and personal care, juices, water and prescription packaging, and closures for beverages and food. These increases were offset by lower selling prices for certain of the segment's plastic products. The effects of higher resin cost pass-throughs increased sales in the first quarter of 2003 by approximately $16 million compared to the first quarter of 2002.

EBIT

        OI Group evaluates performance and allocates resources based on EBIT excluding amounts related to certain items that management considers not representative of ongoing operations and, for periods prior to 2002, excluding goodwill amortization ("Segment EBIT").

        OI Group's Segment EBIT results (dollars in millions) for the first quarter of 2003 and 2002 are presented in the following table. For further information, see Segment Information included in Note 8 to OI Group's Condensed Consolidated Financial Statements.

	2003	2002
Glass Containers	$126.6	$151.1
Plastics Packaging	50.9	74.8

Product EBIT	177.5	225.9
Eliminations and other retained items	(19.8)	(21.1)

Consolidated Segment EBIT	$157.7	$204.8

        Total product EBIT for the first quarter of 2003 decreased $48.4 million, or 21.4%, to $177.5 million from the first quarter of 2002 product EBIT of $225.9 million.

        EBIT of the Glass Containers segment for the first quarter of 2003 decreased $24.5 million to $126.6 million, compared to EBIT of $151.1 million in the first quarter of 2002. In North America, EBIT for the first quarter of 2003 decreased $37.2 million from the first quarter of 2002. The decrease resulted from higher energy costs of $11.2 million, lower pension income of approximately $10 million and lower unit shipments, particularly beer containers, resulting primarily from severe winter weather conditions, partially offset by an overall improvement in unit pricing compared to the first quarter of 2002. The combined U.S. dollar EBIT of the segment's affiliates outside North America increased $12.7 million over the first quarter of 2002. The increase was partially attributed to increased unit shipments, improved productivity, and higher prices in the European businesses as well as increased shipments in the Asia Pacific region. These increases were partially offset by increased energy costs of approximately $11 million in Europe and the Asia Pacific region and overall decreased sales in South America principally resulting from the effects of a national strike in Venezuela that began in early December 2002. The strike caused energy supply curtailments that forced OI Group to idle its two plants in the country, adversely affecting EBIT in the first quarter of 2003 by approximately $10 million. In addition, the effects of changing foreign currency exchange rates increased reported U.S. dollar EBIT of the segment's affiliates in Europe and the Asia Pacific region by approximately $9 million and decreased reported U.S. dollar EBIT of the segment's affiliates in South America by approximately $2 million.

        EBIT of the Plastics Packaging segment for the first quarter of 2003 decreased $23.9 million, or 32.0%, to $50.9 million compared to EBIT of $74.8 million in the first quarter of 2002. Unit shipments increased approximately 8% overall, led by plastic containers for food, health and personal care, juices and water, and prescription packaging, and closures for beverages and food. However, the change in product mix and lower selling prices for certain of the segment's plastic products more than offset the effects of increased shipments, reducing EBIT by $9.8 million compared to the first quarter of 2002. Other factors that unfavorably affected EBIT in the first quarter of 2003 compared to the first quarter of 2002 were: (1) reduced EBIT of $7.5 million for the segment's advanced technology systems business, as a major customer discontinued production in the U.S. and relocated that production to Singapore; (2) increased manufacturing costs of $2.7 million from the start-up of new products in the segment's Closure and Specialty business; and (3) lower pension income of approximately $2 million. The Plastics Packaging segment operates in a number of highly competitive markets and has incurred significant pricing pressure in some product lines which OI Group expects to partially offset with increased unit volume, improved productivity and reduced costs.

        Eliminations and other retained items for the first quarter of 2003 increased $1.3 million over the first quarter of 2002.

Interest Expense

        Interest expense decreased to $111.0 million in the first quarter of 2003 from $111.8 million in the first quarter of 2002. Interest expense for the first quarter of 2002 included $10.9 million which was reclassified from extraordinary items as required by FAS No. 145. For more information, see Note 9 to OI Group's Condensed Consolidated Financial Statements. Exclusive of this reclassification, interest expense in the first quarter of 2003 was $10.1 million higher than in the first quarter of 2002. The higher interest expense in 2003 was mainly due to the issuance during 2002 of $1.625 billion of fixed rate senior secured notes. The proceeds from the senior secured notes were used to repay lower cost, variable rate debt borrowed under the original secured credit agreement. Lower interest rates in 2003 on OI Group's remaining variable rate debt partially offset the increase.

Provision for Income Taxes

        OI Group's effective tax rate in the first quarter of 2003 was 31.6%. OI Group's effective tax rate was 30.8% in the first quarter of 2002 and 29.8% for the full year 2002.

Minority Share Owners' Interest in Earnings of Subsidiaries

        Minority share owners' interest in earnings of subsidiaries for the first quarter of 2003 was $2.9 million compared to $4.5 million for the first quarter of 2002. The decrease is attributable to lower net income for certain of OI Group's subsidiaries, particularly in Venezuela where the effects of a national strike caused OI Group to close its facilities during the first part of the quarter.

Net Earnings

        For the first quarter of 2003, OI Group recorded net earnings of $34.4 million compared to a net loss of $396.5 million for the first quarter of 2002. The following items were included in the net loss for the first quarter of 2002: (1) a $460.0 million charge from the cumulative effect of the change in method of accounting for goodwill; and (2) additional charges to interest expense of $10.9 million ($6.7 million after tax) for the write-off of deferred finance fees related to the early extinguishment of debt which had been reported as an extraordinary item in 2002, but was reclassified to interest expense as required by FAS No. 145.

Comparison of 2002 with 2001

Net Sales

        OI Group's net sales by segment (in millions of dollars) for 2002 and 2001 are presented in the following table. For further information, see Segment Information included in Note 19 to OI Group's Consolidated Financial Statements. Certain prior year amounts have been reclassified to conform to current year presentation.

	2002	2001
Glass Containers	$3,875.2	$3,572.3
Plastics Packaging	1,765.2	1,825.7
Other		4.5

Segment and consolidated net sales	$5,640.4	$5,402.5

        Net sales of the Glass Containers segment increased $302.9 million, or 8.5%, over 2001. In North America, the additional sales from the October 2001 acquisition of the Canadian glass container operations and increased shipments of containers for liquor and wine were partially offset by decreased shipments of containers for food, teas and juices. The combined U.S. dollar sales of the segment's other foreign affiliates increased 2.6% over the prior year. Increased shipments throughout most of the Asia Pacific region and portions of Europe were partially offset by the absence of the glass container operations in India, which was sold in 2001, and the effects of political and economic uncertainty in Venezuela. A national strike in Venezuela that began in early December 2002 caused energy supply curtailments that forced OI Group to idle its two plants in the country, adversely affecting net sales by approximately $20 million. The effects of changing foreign currency exchange rates increased U.S. dollar sales of the segment's foreign affiliates in Europe and the Asia Pacific region by approximately $90 million and decreased U.S. dollar sales of the segment's foreign affiliates in South America by approximately $60 million.

        Net sales of the Plastics Packaging segment decreased $60.5 million, or 3.3%, from 2001. Increased shipments of plastic containers for food, bottled water, juice and health care and closures for food, juice and other beverages were more than offset by lower unit pricing in some product lines, the absence of sales from several small businesses divested during 2002 and the effects of lower resin costs on pass-through arrangements with customers. The effects of lower resin cost pass-throughs decreased sales approximately $14 million compared to 2001.

EBIT

        OI Group's Segment EBIT results (in millions of dollars) for 2002 and 2001 are presented in the following table. For further information, see Segment Information included in Note 19 to OI Group's Consolidated Financial Statements.

	2002	2001
Glass Containers	$709.0	$627.1
Plastics Packaging	258.2	287.2
Other		0.2

Product EBIT	967.2	914.5
Eliminations and other retained items	(78.0)	(57.9)

Consolidated Segment EBIT	$889.2	$856.6

        Total Product Segment EBIT for 2002 increased $52.7 million, or 5.8%, to $967.2 million from the 2001 EBIT of $914.5 million. Consolidated operating expenses (consisting of selling and administrative, engineering, and research and development expenses) as a percentage of net sales were 7.1% in 2002. Operating expenses in 2001, excluding the charge of $30.9 million for special employee benefit programs, were also 7.1% of net sales.

        EBIT of the Glass Containers segment increased $81.9 million to $709.0 million, compared to EBIT of $627.1 million in 2001. The combined U.S. dollar EBIT of the segment's foreign affiliates increased 7.7% over the prior year. Increased shipments throughout most of the Asia Pacific region and portions of Europe and moderately improved pricing in Europe were partially offset by lower shipments in Brazil and Colombia, the national strike in Venezuela as discussed above and unfavorable currency translation rates throughout most of South America. In North America, Glass Container EBIT increased 18.0% over 2001 principally as a result of the Canadian glass container operations acquired early in the fourth quarter of 2001, moderately improved pricing and product mix, increased shipments of containers for liquor and wine and the recognition of the remaining deferred income associated with the early termination of an energy supply agreement, partially offset by the conversion of certain food and beverage containers to plastic packaging.

        EBIT of the Plastics Packaging segment decreased $29.0 million, or 10.1%, to $258.2 million compared to EBIT of $287.2 million in 2001. Increased shipments of plastic containers for food, bottled water, juice and health care and closures for food, juice and other beverages as well as improved manufacturing performance were more than offset by lower unit pricing in some product lines, a $4.1 million unfavorable accounting adjustment at one of the segment's foreign affiliates largely due to the write down of inventories to net realizable value, and discontinued production for a major customer in the advanced technology systems business as the customer moves production from the U.S. to the Far East. OI Group has commissioned a new factory in the Far East to continue to supply this customer and expects this new factory to be fully operational in 2003. The Plastics Packaging segment operates in a number of highly competitive markets and has incurred significant pricing pressure during 2002 in some product lines which OI Group expects to partially offset by increased unit volume, improved productivity and reduced costs.

        Eliminations and other retained items decreased $20.1 million from 2001 reflecting lower net financial services income due to the sale of OI Group's Harbor Capital Advisors business in the second quarter of 2001 as well as higher information systems spending during the year.

        Consolidated EBIT for 2001 included the following items that were excluded from Segment EBIT because management considered them not representative of ongoing operations: (1) a gain of $457.3 million related to the sale of OI Group's Harbor Capital Advisors business; (2) a $10.3 million gain from the sale of a minerals business in Australia; (3) a $2.8 million gain from the sale of OI Group's label business; (4) a charge of $31.0 million related to the loss on the sale of OI Group's facilities in India; (5) charges of $30.9 million related to special employee benefit programs; (6) a charge of $8.5 million related to certain litigation contingencies; and (7) restructuring and impairment charges of $90.0 million as discussed further below.

Net Interest

        Interest expense, net of interest income, decreased $0.7 million from 2001. The effects of lower short-term variable interest rates were mostly offset by the first quarter 2002 issuance of $1.0 billion principal amount of 8 7/8% Senior Secured Notes due 2009 and the fourth quarter 2002 issuance of $625 million principal amount of 8 3/4% Senior Secured Notes due 2012. Proceeds from the 8 7/8% Senior Secured Notes due 2009 and the 8 3/4% Senior Secured Notes due 2012 were used to repay lower cost, variable rate debt borrowed under the original secured credit agreement. During 2002, OI Group wrote off unamortized deferred finance fees related to indebtedness repaid prior to its scheduled maturity and recorded additional charges to interest expense of $15.4 million. During 2001, OI Group wrote off unamortized deferred finance fees related to indebtedness repaid prior to its scheduled maturity and recorded an additional charge to interest expense of $6.6 million. Also affecting net interest for 2001 was a net interest charge of $4.0 million related to the resolution of the transfer of pension assets and liabilities for a previous acquisition and divestiture.

Provision for Income Taxes

        OI Group's effective tax rate was 29.8% for 2002 and 43.0% for 2001. During 2001, OI Group recorded a $6.0 million income tax charge to adjust liabilities in Italy as a result of recent legislation. Excluding goodwill amortization and the other items excluded from Segment EBIT, additional charges to interest expense for the write off of deferred finance fees, the net interest charge related to the resolution of the transfer of pension assets and liabilities for a previous acquisition and divestiture, and the Italian income tax charge, OI Group's effective tax rate was 30.1% for 2002 compared to 30.3% for 2001.

Minority Share Owners' Interest in Earnings of Subsidiaries

        Minority share owners' interest in earnings of subsidiaries for 2002 was $25.5 million compared to $20.1 million for 2001. The amount for 2001 included a $4.6 million credit for the 20% minority share owner portion of the impairment charge at OI Group's Puerto Rican subsidiary.

Net Earnings

        For the year ended December 31, 2002, OI Group recorded a net loss of $151.4 million compared to net earnings of $356.6 million for 2001. The decrease in net earnings is primarily the result of a $460.0 million charge from the cumulative effect of the change in method of accounting for goodwill recorded in 2002. The aftertax effects of the items excluded from Segment EBIT, as well as the additional interest charges and tax adjustment discussed above, increased or decreased net earnings in 2002 and 2001 as set forth in the following table (in millions of dollars).

	Net Earnings Increase (Decrease)
Description
	2002	2001
Gain on the sale of Harbor Capital Advisors business	$—	$284.4
Gain on the sale of label business and the sale of a minerals business in Australia		12.0
Loss on the sale of facilities in India		(31.0)
Special employee benefit programs		(19.4)
Certain litigation contingencies		(5.3)
Restructuring and impairment charges		(70.2)
Charges to adjust net income tax liabilities in Italy		(6.0)
Net interest on the resolution of the transfer of pension assets and liabilities for a previous acquisition		(2.8)
Write off of unamortized deferred finance fees related to indebtedness repaid prior to its scheduled maturity	(9.6)	(4.1)
Goodwill amortization		(92.3)

Total	$(9.6)	$65.3

Comparison of 2001 with 2000

Net Sales

        OI Group's net sales by segment (in millions of dollars) for 2001 and 2000 are presented in the following table. For further information, see Segment Information included in Note 19 to OI Group's Consolidated Financial Statements.

	2001	2000
Glass Containers	$3,572.3	$3,695.6
Plastics Packaging	1,825.7	1,787.6
Other	4.5	68.9

Segment and consolidated net sales	$5,402.5	$5,552.1

        Net sales of the Glass Containers segment decreased $123.3 million from 2000. In North America, the additional sales from the October 2001 acquisition of the Canadian operations were more than offset by decreased shipments of containers for beer producers and conversions of certain juice and iced tea from glass to plastic containers. The combined U.S. dollar sales of the segment's foreign affiliates decreased from the prior year. Increased shipments from OI Group's operations throughout most of Europe and South America were more than offset by the effects of a strong U.S. dollar and lower shipments from the OI Group's operations in the United Kingdom and most of the Asia Pacific region. The effect of changing foreign currency exchange rates reduced U.S. dollar sales of the segment's foreign affiliates by approximately $140 million.

        Net sales of the Plastics Packaging segment increased $38.1 million, or 2.1%, over 2000, reflecting increased shipments of plastic containers and closures for food and health care, including prescription products, and the effects of higher resin costs on pass-through arrangements with customers, partially offset by lower shipments of plastic containers for juice and other beverages and the effect of changing foreign currency exchange rates, principally in Australia. The effects of higher resin costs increased sales by approximately $32 million compared to 2000.

EBIT

        OI Group's Segment EBIT results (in millions of dollars) for 2001 and 2000 are presented in the following table. For further information, see Segment Information included in Note 19 to OI Group's Consolidated Financial Statements.

	2001	2000
Glass Containers	$627.1	$634.4
Plastics Packaging	287.2	293.9
Other	0.2	4.1

Product EBIT	914.5	932.4
Eliminations and other retained items	(57.9)	23.4

Consolidated Segment EBIT	$856.6	$955.8

        Total Product Segment EBIT for 2001 decreased $17.9 million to $914.5 million, or 16.9% of net sales, from 2000 segment EBIT of $932.4 million, or 16.8% of net sales. Consolidated operating expenses, excluding the charge of $30.9 million for special employee benefit programs, as a percentage of net sales were 7.1% in 2001. Operating expenses in 2000 were 6.5% of net sales. The increase in operating expenses was attributed to lower pension income and higher costs of certain employee benefit programs.

        EBIT of the Glass Containers segment decreased $7.3 million, or 1.2%, to $627.1 million, compared to $634.4 million in 2000. The combined U.S. dollar EBIT of the segment's foreign affiliates increased from the prior year. Increased shipments from OI Group's operations throughout most of Europe and South America were partially offset by the effects of a strong U.S. dollar, higher energy costs worldwide, and lower shipments from OI Group's operations in the United Kingdom and most of the Asia Pacific region. In the U.S., Glass Container EBIT decreased from 2000 principally due to higher energy costs, which were not fully recovered through price adjustments.

        EBIT of the Plastics Packaging segment decreased $6.7 million, or 2.3%, to $287.2 million, compared to $293.9 million in 2000. Increased shipments of plastic containers and closures for food and health care, including prescription products, were more than offset by lower shipments of plastic containers for juice and other beverages and one-time costs associated with the relocation of a U.S. manufacturing operation to a new and larger facility to accommodate a growing business base.

        Eliminations and other retained items declined $81.3 million from 2000 reflecting lower net financial services income due to the sale of OI Group's Harbor Capital Advisors business, higher spending on information systems, and certain employee benefit costs increases.

        Consolidated EBIT for 2001 included the following items that were excluded from Segment EBIT because management considered them not representative of ongoing operations: (1) a gain of $457.3 million related to the sale of OI Group's Harbor Capital Advisors business; (2) a $10.3 million gain from the sale of a minerals business in Australia; (3) a $2.8 million gain from the sale of OI Group's label business; (4) a charge of $31.0 million related to the loss on the sale of OI Group's facilities in India; (5) charges of $30.9 million related to special employee benefit programs; (6) a charge of $8.5 million related to certain litigation contingencies; and (7) restructuring and impairment charges of $90.0 million as discussed further below.

        Consolidated EBIT for 2000 included restructuring and impairment charges totaling $248.3 million, as discussed further below, that were excluded from Segment EBIT because management considered them not representative of ongoing operations. The charges included: (1) $122.4 million related to the consolidation of manufacturing capacity; (2) a net charge of $52.4 million related to early retirement incentives and special termination benefits for 350 United States salaried employees; (3) $40.0 million related to the impairment of property, plant and equipment at OI Group's facilities in India; and (4) $33.5 million related principally to the write-off of software and related development costs.

Net Interest

        Interest expense, net of interest income, decreased $40.5 million from 2000 due principally to lower interest rates and decreased levels of debt. During 2001, OI Group wrote off unamortized deferred finance fees related to indebtedness repaid prior to its scheduled maturity and recorded an additional charge to interest expense of $6.6 million. Also affecting net interest for 2001 was a net interest charge of $4.0 million related to the resolution of the transfer of pension assets and liabilities for a previous acquisition and divestiture.

Provision for Income Taxes

        OI Group's effective tax rate was 43.0% for 2001 and 40.4% for 2000. During 2001, OI Group recorded a $6.0 million income tax charge to adjust liabilities in Italy as a result of recent legislation. During 2000, OI Group recorded a $9.3 million income tax benefit as a result of legislation that reduced tax liabilities in Italy. Excluding goodwill amortization and the other items excluded from Segment EBIT, additional charges to interest expense for the write off of deferred finance fees, the net interest charge related to the resolution of the transfer of pension assets and liabilities for a previous acquisition and divestiture, and the Italian income tax items, OI Group's effective tax rate was 30.3% for 2001 compared to 29.9% for 2000. The increase in the 2001 rate compared to 2000 was primarily the result of decreased international and domestic tax benefits and credits.

Minority Share Owners' Interest in Earnings of Subsidiaries

        Minority share owners' interest in earnings of subsidiaries for 2001 was $20.1 million compared to $22.0 million for 2000. The 2001 amount was reduced by the $4.6 million credit for the 20% minority share owner portion of the impairment charge at OI Group's Puerto Rican subsidiary. The reduction was partially offset by the minority share of increased earnings at several of OI Group's majority-owned subsidiaries in South America.

Net Earnings

        For the year ended December 31, 2001, OI Group recorded net earnings of $356.6 million compared to net earnings of $72.3 million for 2000. The aftertax effects of the items excluded from

Segment EBIT, as well as the additional interest charges and tax adjustments discussed above, increased or decreased net earnings in 2001 and 2000 as set forth in the table below (in millions of dollars).

	Net Earnings Increase (Decrease)
Description
	2001	2000
Gain on the sale of Harbor Capital Advisors business	$284.4	$—
Gain on the sale of label business and the sale of a minerals business in Australia	12.0
Loss on the sale of facilities in India	(31.0)
Special employee benefit programs	(19.4)
Certain litigation contingencies	(5.3)
Restructuring and impairment charges	(70.2)
Charges to adjust net income tax liabilities in Italy	(6.0)
Net interest on the resolution of the transfer of pension assets and liabilities for a previous acquisition	(2.8)
Write off of unamortized deferred finance fees related to indebtedness repaid prior to its scheduled maturity	(4.1)
Charges related to consolidation of manufacturing capacity		(77.3)
Charges related to early retirement incentives and special termination benefits		(32.6)
Charges related to impairment of property, plant, and equipment in India		(40.0)
Other charges, principally related to the write off of software		(21.1)
Benefit related to an adjustment of tax liabilities in Italy as a result of recent legislation		9.3
Goodwill amortization	(92.3)	(94.9)

Total	$65.3	$(256.6)

Restructuring and Impairment Charges

        The 2001 operating results included pretax charges of $90.0 million related to the following: (1) charges of $82.1 million principally related to a restructuring program and impairment at certain of OI Group's international and domestic operations. The charge included the impairment of assets at OI Group's affiliate in Puerto Rico and the consolidation of manufacturing capacity and the closing of a facility in Venezuela. The program also included consolidation of capacity at certain other international and domestic facilities in response to decisions about pricing and market strategy and (2) a charge of $7.9 million related to restructuring manufacturing capacity in the medical devices business. OI Group substantially completed these restructuring programs during 2002. The cost savings from the 2001 restructuring programs were not material.

        The 2000 operating results included a pretax charge of $248.3 million, principally related to a restructuring and capacity realignment program. The restructuring and capacity realignment program, initiated in the third quarter of 2000, included the consolidation of manufacturing capacity and a reduction of 350 employees in the U.S. salaried work force, or about 10%, principally as a result of early retirement incentives. Also included in the charge was a write-down of plant and equipment for OI Group's glass container affiliate in India and certain other asset write-offs, including $27.9 million for software which was abandoned. Manufacturing capacity consolidations principally involved U.S. glass container facilities and reflected technology-driven improvements in productivity, conversions of some juice and similar products to plastic containers, decisions regarding pricing and volume, and the further concentration of production in the most strategically-located facilities. The 2000 restructuring and capacity realignment program was substantially completed at the end of 2002.

Capital Resources and Liquidity

        OI Group's total debt at March 31, 2003 was $5.56 billion, compared to $5.35 billion at December 31, 2002 and $5.43 billion at March 31, 2002. Unused borrowing capacity under the original secured credit agreement was $297.5 million at March 31, 2003.

        Cash provided by (utilized in) operating activities was $(14.5) million for the first three months of 2003 compared to $97.7 million for the first three months of 2002. The decrease in cash provided by operations is due in part to an increase in accounts receivable as a result of increased sales in Europe and increased plastic product and machine sales domestically. The first quarter of 2003 also lacks the benefit of a significant collection of past due accounts receivable from the Canadian acquisition which were collected in the first quarter of 2002. Additional borrowings under the original secured credit agreement were necessary to fund these working capital requirements. Cash provided by operating activities was $799.4 million for the full year 2002 compared to $620.3 million for 2001.

        On June 13, 2003, we and another subsidiary of OI Group entered into the secured credit agreement which provides for up to $1.9 billion of credit through April 1, 2007. See "Description of Certain Indebtedness."

        The senior secured notes totaling $2.075 billion and senior notes totaling $450 million that were issued during 2002 and 2003 were part of OI Group's plan to improve financial flexibility by issuing long-term fixed rate debt. While this strategy extends the maturity of OI Group's debt, the long-term fixed rate debt increases the cost of borrowing compared to the shorter term, variable rate debt. OI Group expects that the effects of additional higher cost fixed rate debt and the secured credit agreement will add approximately $48 million to interest expense for the full year of 2003 compared to the full year of 2002 before consideration of charges related to the early repayment of debt. OI Group presently does not expect to issue additional notes, other than those discussed above, during 2003.

        OI Inc. has substantial obligations related to semiannual interest payments on approximately $1.4 billion of outstanding public debt securities. In addition, OI Inc. pays aggregate annual dividends of $21.5 million on 9,050,000 shares of its $2.375 convertible preferred stock. OI Inc. also makes, and expects in the future to make, substantial indemnity payments and payments for legal fees and expenses in connection with asbestos-related lawsuits and claims. OI Inc.'s asbestos-related payments for the three months ended March 31, 2003 were $55.1 million, down from $61.3 million for the first three months of 2002. OI Inc. expects that the gross amount of total asbestos-related payments will be moderately lower in 2003 compared to 2002. OI Inc. relies primarily on distributions from OI Group to meet these obligations. Based on OI Inc.'s expectations regarding future payments for lawsuits and claims, and also based on OI Group's expected operating cash flow, OI Group believes that the payments to OI Inc. for any deferred amounts of previously settled or otherwise determined lawsuits and claims, and the resolution of presently pending and anticipated future lawsuits and claims associated with asbestos, will not have a material adverse effect upon OI Group's liquidity on a short-term or long-term basis.

        OI Group anticipates that cash flow from its operations and from utilization of credit available under the secured credit agreement will be sufficient to fund its operating and seasonal working capital needs, debt service and other obligations on a short-term and long-term basis, including payments to OI Inc. described above, for at least the next twelve months.

        The following information summarizes OI Group's significant contractual cash obligations at December 31, 2002 after giving effect to the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 and the application of the proceeds therefrom and the amendment and restatement of the original secured credit agreement (millions of dollars).

	Payments due by period
	Total	Less than one year	1-3 years	4+ years
Contractual cash obligations:
Long-term debt	$5,295.3	$29.7	$443.6	$4,822.0
Capital lease obligations	3.4	1.0	2.1	0.3
Operating leases	241.9	66.4	125.3	50.2

Total contractual cash obligations	$5,540.6	$97.1	$571.0	$4,872.5

	Amount of commitment expiration per period
	Total	Less than one year	1-3 years	4+ years
Other commercial commitments:
Lines of credit (included in the long-term debt in the table above)	$1,825.0			$1,825.0
Standby letters of credit	116.4	$116.4
Guarantees	9.0			9.0

Total commercial commitments	$1,950.4	$116.4	$—	$1,834.0

Critical Accounting Estimates

        OI Group's analysis and discussion of its financial condition and results of operations are based upon its consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. OI Group evaluates these estimates and assumptions on an ongoing basis, including but not limited to those related to pension benefit plans and goodwill. Estimates and assumptions are based on historical and other factors believed to be reasonable under the circumstances. The results of these estimates may form the basis of the carrying value of certain assets and liabilities and may not be readily apparent from other sources. Actual results, under conditions and circumstances different from those assumed, may differ from estimates. The impact and any associated risks related to estimates and assumptions are discussed within the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", as well as in OI Group's Notes to Consolidated Financial Statements, if applicable, where estimates and assumptions affect OI Group's reported and expected financial results.

        OI Group believes that accounting for pension benefit plans and goodwill involves the more significant judgments and estimates used in the preparation of its consolidated financial statements.

Pension Benefit Plans Funded Status

        Because of their historically well-funded status, OI Group's principal defined benefit pension plans contributed pretax credits to earnings of approximately $7.9 million for the first three months of 2003 and approximately $20.7 million for the first three months of 2002. The 2003 decrease in pretax pension credits is attributed to several factors discussed below.

        The determination of pension obligations and the related pension credits involves significant estimates. The most significant estimates are the discount rate used to calculate the actuarial present value of benefit obligations and the expected long-term rate of return on assets used in calculating the pension credits for the year. OI Group uses a discount rate based on yields of highly rated fixed income debt securities at the end of the year. At December 31, 2002, the weighted average discount rate for all plans was 6.52%. OI Group uses an expected long-term rate of return that is based on the past performance of the various plans' assets and an estimate of the future performance of the assets. Declines in the stock market over the last few years have reduced the fair value of OI Group's pension plan assets, which, in turn, has caused reduced credits to earnings. In 2003, OI Group has reduced its assumed rate of return on pension assets to a weighted average expected long-term rate of approximately 8.75%, compared to 9.64% for the year ended December 31, 2002. The lower assumed rate, combined with a lower asset base, will cause the pretax credits to earnings to be substantially lower for the full year of 2003 as compared to 2002. OI Group expects that these credits will be approximately $50 million, or 60%, lower for the full year of 2003 than for 2002.

        Future effects on reported results of operations depend on economic conditions and investment performance. For example, a one-half percentage point change in the actuarial assumption regarding the expected return on assets would result in a change of approximately $15 million in pretax pension credits for the full year. In addition, changes in external factors, including the fair values of plan assets and the discount rate used to calculate plan liabilities, could result in possible future balance sheet recognition of additional minimum pension liabilities.

        If the Accumulated Benefit Obligation ("ABO") of OI Group's principal pension plans in the U.S. and Australia exceeds the fair value of their assets at the next measurement date of December 31, 2003, OI Group will be required to write off most of its prepaid pension asset ($937.9 million at March 31, 2003) and record a liability equal to the excess of the ABO over the fair value of the assets. The noncash charge would result in a decrease in the Accumulated Other Comprehensive Income component of share owner's equity that would significantly reduce net worth.

Goodwill

        OI Group evaluates goodwill annually (or more frequently if impairment indicators arise) for impairment as of October 1 of each year. Goodwill impairment testing is performed using the business enterprise value ("BEV") of each reporting unit which is calculated as of a measurement date by determining the present value of debt-free, after tax future cash flows, discounted at the weighted average cost of capital of a hypothetical third-party buyer. This BEV is then compared to the book value of each reporting unit as of the measurement date to assess whether an impairment exists. The annual impairment testing performed as of October 1, 2002 indicated that there was no impairment of any of the reporting units of OI Group.

        If OI Group's projected debt-free, after tax cash flows were substantially lower, or if the assumed weighted average cost of capital were substantially higher, the testing may have indicated an impairment of one or more reporting units and, as a result, the related goodwill would have been written down. However, based on OI Group's testing as of October 1, 2002, modest changes in the projected cash flows or cost of capital would not create impairment in reporting units. For example, if projected debt-free, after tax cash flows were decreased by 5%, or alternatively if the weighted average cost of capital were increased by 5%, the resulting lower BEV's would still exceed the book value of each reporting unit and no impairment would exist. In the event OI Group would be required to record a significant write down of goodwill, the charge would have a material adverse effect on reported results of operations and net worth.

Quantitative and Qualitative Disclosure About Market Risk

        Market risks relating to our operations result primarily from fluctuations in foreign currency exchange rates, changes in interest rates, and changes in commodity prices, principally natural gas. We use certain derivative instruments to mitigate a portion of the risk associated with changing foreign currency exchange rates and fluctuating natural gas prices.

        On June 13, 2003, we and another subsidiary of OI Group entered into the secured credit agreement which provides for up to $1.9 billion of credit through April 1, 2007.

        The senior secured notes totaling $2.075 billion and senior notes totaling $450 million that were issued during 2002 and 2003 were part of OI Group's plan to improve financial flexibility by issuing long-term fixed rate debt. While this strategy extends the maturity of OI Group's debt, the long-term fixed rate debt increases the cost of borrowing compared to the shorter term, variable rate debt. OI Group expects that the effects of additional higher cost fixed rate debt and the secured credit agreement will add approximately $48 million to interest expense for the full year of 2003 compared to the full year of 2002 before consideration of charges related to the early repayment of debt. OI Group presently does not expect to issue additional notes, other than those discussed above, during 2003.

Foreign Currency Exchange Rate Risk

        A substantial portion of OI Group's operations consists of manufacturing and sales activities conducted by affiliates in foreign jurisdictions. The primary foreign markets served by OI Group's affiliates are in Australia, South America (principally Colombia, Brazil and Venezuela), and Europe (principally Italy, the United Kingdom, and Poland). In general, revenues earned and costs incurred by OI Group's major foreign affiliates are denominated in their respective local currencies. Consequently, OI Group's reported financial results could be affected by factors such as changes in foreign currency exchange rates or highly inflationary economic conditions in the foreign markets in which OI Group's affiliates operate. When the U.S. dollar strengthens against foreign currencies, the reported dollar value of local currency EBIT generally decreases; when the U.S. dollar weakens against foreign currencies, the reported U.S. dollar value of local currency EBIT generally increases.

        Subject to other business and tax considerations, OI Group's strategy is to generally redeploy any affiliates' available excess funds through intercompany loans to other affiliates for debt repayment, capital investment, or other cash requirements. Each intercompany loan is denominated in the lender's local currency and the borrower enters into a forward exchange contract which effectively swaps the intercompany loan and related interest to its local currency.

        Because OI Group's foreign affiliates operate within their local economic environment, OI Group believes it is appropriate to finance those operations with local currency borrowings to the extent practicable where debt financing is required. Considerations which influence the amount of such borrowings include long- and short-term business plans, tax implications, and the availability of borrowings with acceptable interest rates and terms. In those countries where the local currency is the designated functional currency, this strategy mitigates the risk of reported losses or gains in the event the foreign currency strengthens or weakens against the U.S. dollar. In those countries where the U.S. dollar is the designated functional currency, however, local currency borrowings expose OI Group to reported losses or gains in the event the foreign currency strengthens or weakens against the U.S. dollar.

        OI Group's secured credit agreement requires that all borrowings other than borrowings under certain limited overdraft facilities, be denominated in U.S. dollars. As of March 31, 2003, U.S. dollar amounts outstanding under the original secured credit agreement borrowed by foreign affiliates were:

Affiliate location	Millions of U.S. dollars
Australia	$721.9
United Kingdom	34.3

$756.2

        A significant portion of the above borrowings and of the intercompany loans have been swapped into local currencies using currency swaps. OI Group accounts for these swaps as fair value hedges. As a result, the changes in the value of the swaps are included in other expense and are expected to substantially offset any exchange rate gains or losses on the related U.S. dollar borrowings.

        As of March 31, 2003, OI Group's affiliate in Australia had swapped $650 million of borrowings into $1,275 million Australian dollars. This swap matured on May 2, 2003 and had interest resets every 90 days. The interest reset terms of the swap approximated the terms of the U.S. dollar borrowings. This derivative instrument swapped both the interest and principal from U.S. dollars to Australian dollars and also swapped the interest rate from a U.S.-based rate to an Australian-based rate. OI Group's affiliate in the United Kingdom had swapped $200 million of bank loans and intercompany borrowings into 139 million British pounds. This swap also matured on May 2, 2003, and had interest resets every 90 days. This derivative instrument swapped both the interest and principal from U.S. dollars to British pounds and also swapped the interest rate from a U.S.-based rate to a British-based rate.

        On May 2, 2003, OI Group's affiliate in Australia entered into a number of agreements that swap a total of $491 million of borrowings into 789 million Australian dollars. These derivative instruments swap both the interest and principal from U.S. dollars to Australian dollars and also swap the interest rate from a U.S.-based rate to an Australian-based rate.

        As of March 31, 2003, OI Group's Canadian affiliate had swapped $60 million of borrowings into $94.7 million Canadian dollars. This swap matures on October 1, 2003. This derivative instrument swaps both the interest and principal from U.S. dollars to Canadian dollars and also swaps the interest rate from a U.S.-based rate to a Canadian-based rate.

        The remaining portion of OI Group's consolidated debt which was denominated in foreign currencies was not significant.

        OI Group believes it does not have material foreign currency exchange rate risk related to local currency denominated financial instruments (i.e., cash, short-term investments, and long-term debt) of its foreign affiliates.

Interest Rate Risk

        OI Group's interest expense is most sensitive to changes in the general level of U.S. interest rates applicable to its U.S. dollar indebtedness. To mitigate the impact of fluctuations in variable interest rates, OI Group could, at its option, convert to fixed interest rates by either refinancing variable rate debt with fixed rate debt or entering into interest rate swaps.

        The following table provides information about OI Group's significant interest rate risk at March 31, 2003.

	Outstanding	Fair value
	(Millions of dollars)
Variable rate debt:
Original secured credit agreement:
Revolving Loans, interest at a Eurodollar based rate plus 2.00%	$2,051.5	$2,051.5
Fixed rate debt:
Senior secured notes:
8.875%, due 2009	$1,000.0	$1,040.0
8.75%, due 2012	$625.0	$645.3

        The fair value of OI Inc.'s $1.7 billion outstanding debt securities being guaranteed by OI Group at March 31, 2003 was $1,640.0 million. See Note 3 to OI Group's Consolidated Financial Statements for more information.

Commodity Risk

        OI Group is exposed to fluctuations of various commodity prices, most significantly the changes in prices related to natural gas. OI Group purchases a significant amount of natural gas at nationally quoted market prices. OI Group uses commodity futures contracts related to a portion of its forecasted natural gas requirements. The objective of these futures contracts is to limit the fluctuations in prices paid and the potential volatility in earnings or cash flows from future market price movements. OI Group continually evaluates the natural gas market in respect to its future usage requirements. OI Group generally evaluates the natural gas market for the next twelve months and continually enters into commodity futures contracts in order to have a portion of its usage requirements hedged through the next twelve months. At March 31, 2003, OI Group had entered into commodity futures contracts for approximately 25% of its expected North American natural gas usage through the end of 2003 (approximately 6,000 MM BTUs).

        At March 31, 2003, an unrealized net gain of $1.5 million, after tax of $0.8 million, related to these commodity futures contracts was included in OCI. There was no ineffectiveness recognized during the three month periods ended March 31, 2003 or March 31, 2002.

BUSINESS

        OI Group is one of the world's leading manufacturers of packaging products. OI Group is the largest manufacturer of glass containers in North America, South America, Australia and New Zealand, and one of the largest in Europe. In addition, OI Group is a leading manufacturer in North America of plastic containers, plastic closures and plastic prescription containers. OI Group also has plastics packaging operations in South America, Europe, Australia and New Zealand. Consistent with its strategy to continue to strengthen its existing packaging businesses, OI Group has acquired 18 glass container businesses in 18 countries since 1991, including businesses in North America, South America, Central and Eastern Europe and the Asia Pacific region, and 7 plastics packaging businesses with operations in 12 countries.

        OI Group believes it is a technological leader in the worldwide glass container and plastics packaging segments of the rigid packaging market. During the five years ended December 31, 2002, OI Group invested more than $2.3 billion in capital expenditures (excluding acquisitions) and more than $362.0 million in research, development and engineering to, among other things, improve labor and machine productivity, increase capacity in growing markets and commercialize technology into new products.

        OI Group is a holding company with subsidiaries operating in two product segments:

  •
  Glass Containers, manufactured by us; and

  •
  Plastics Packaging, manufactured principally by subsidiaries of OI Plastic Products FTS Inc.

Glass Containers

        We are an indirect, wholly-owned subsidiary of OI Group and a leading manufacturer of glass containers throughout the world. Approximately one of every two glass containers made worldwide is made by us, our affiliates or our licensees. Worldwide glass container sales represented 69% and 67% of OI Group's consolidated net sales for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. For the three months ended March 31, 2003, we manufactured approximately 39% of all glass containers sold by domestic producers in the U.S., making us the leading manufacturer of glass containers in the U.S. We are the leading glass container manufacturer in 17 of the 19 countries where we compete in the glass container segment of the rigid packaging market and the sole manufacturer of glass containers in eight of these countries.

  Products and Services

        In the U.S., we produce glass containers for malt beverages including beer and ready to drink low alcohol refreshers, food, tea, juice, liquor, wine and pharmaceuticals. We also produce glass containers for soft drinks, principally outside the U.S. We manufacture these products in a wide range of sizes, shapes and colors. As a leader in glass container innovation, we are active in new product development.

  Customers

        In most of the countries where we compete, we have the leading position in the glass container segment of the rigid packaging market (based on units sold). Our largest customers include many of the leading manufacturers and marketers of glass packaged products in the world. In the U.S., the majority of our customers for glass containers are brewers, food producers, distillers and wine vintners. Outside of the U.S., glass container customers also include soft drink bottlers. The largest U.S. glass container customers include (in alphabetical order) Anheuser-Busch, Campbell, Coors, Gerber and H.J. Heinz. The largest international glass container customers include Diageo, Foster's, Heineken, Labatt, Lion Nathan, Molson, and SABMiller. We are the sole glass container supplier to many of these "blue chip" customers.

        We sell most of our glass container products directly to customers under annual or multi-year supply agreements. We also sell some of our products through distributors. Glass containers are typically scheduled for production in response to customers' orders for their quarterly requirements.

  Markets and Competitive Conditions

        The principal markets for our glass container products are in North America, South America, Europe and the Asia Pacific region. We believe we are the low-cost producer in the glass container segment of the North American rigid packaging market, as well as the low-cost producer in most of the international glass container segments in which we compete. Much of this cost advantage is due to the proprietary equipment and process technology we use. Our machine development activities and systematic upgrading of production equipment in the 1980's and 1990's have given us low-cost leadership in the glass container segment in many of the countries in which we compete, a key strength to competing successfully in the rigid packaging market.

        We have the leading share of the glass container segment of the U.S. rigid packaging market based on units sold by domestic producers in the U.S., with our sales representing approximately 40% of that segment for the year ended December 31, 2002. Our principal glass container competitors in the U.S. are Saint-Gobain Containers Co., a wholly-owned subsidiary of Compagnie de Saint-Gobain, and Anchor Glass Container Corporation.

        In supplying glass containers outside of the U.S., we compete directly with Compagnie de Saint-Gobain in Italy and Brazil, Rexam plc and Ardagh plc in the U.K., Vetropack in the Czech Republic and Amcor Limited in Australia. In other locations in Europe, we compete indirectly with a variety of glass container firms including Compagnie de Saint-Gobain, BSN Glasspack, Vetropack and Rexam plc. Except as mentioned above, we do not compete with any large, multi-national glass container manufacturers in South America or the Asia Pacific region.

        In addition to competing with other large, well-established manufacturers in the glass container segment, we compete with manufacturers of other forms of rigid packaging, principally aluminum cans and plastic containers, on the basis of quality, price and service. The principal competitors producing metal containers are Crown Holdings Inc., Rexam plc, Ball Corporation and Silgan Holdings Inc. The principal competitors producing plastic containers are Consolidated Container Holdings, LLC, Graham Packaging Company, Plastipak Packaging, Inc. and Silgan Holdings Inc. We also compete with manufacturers of non-rigid packaging alternatives, including flexible pouches and aseptic cartons, in serving the packaging needs of juice customers.

        Our unit shipments of glass containers in countries outside of the U.S. have grown substantially from levels of the early 1990's. We have added to our international operations by acquiring glass container companies, many of which have leading positions in growing or established markets, increasing capacity at select foreign affiliates, and maintaining the global network of glass container companies that license our technology. In many developing countries, our international glass operations have benefited in the last ten years from increased consumer spending power, a trend toward the privatization of industry, a favorable climate for foreign investment, lowering of trade barriers and global expansion programs by multi-national consumer companies. Due to the weighting of labor as a production cost, glass containers have a significant cost advantage over plastic and metal containers in developing countries where labor wage rates are relatively low.

        Our majority ownership positions in international glass affiliates are summarized below:

Company/Country	Ownership %
ACI Operations Pty. Ltd., Australia	100.0
ACI Operations New Zealand Ltd., New Zealand	100.0
Avirunion, a.s., Czech Republic	100.0
Karhulan Lasi Oy, Finland	100.0
OI Canada Corp., Canada	100.0
United Glass Ltd., United Kingdom	100.0
United Hungarian Glass Containers,Kft., Hungary	100.0
Vidrieria Rovira S.A., Spain	100.0
PT Kangar Consolidated Industries, Indonesia	100.0
A/S Jarvakandi Klaas, Estonia	100.0
AVIR S.p.A., Italy	99.7
Owens-Illinois Polska S.A., Poland	99.4
Vidrios Industriales S.A., Peru	96.0
Companhia Industrial Sao Paulo e Rio, Brazil	79.4
Owens-Illinois de Venezuela, C.A., Venezuela	74.0
ACI Guangdong Glass Company Ltd., China	70.0
ACI Shanghai Glass Company Ltd., China	70.0
Wuhan Owens Glass Container Company Ltd., China	70.0
Cristaleria del Ecuador S.A., Ecuador	69.0
Cristaleria Peldar S.A., Colombia	58.4

        North America.    In addition to our glass container operations in the U.S., our affiliate in Canada is the sole manufacturer of glass containers in that country.

        South America.    Our affiliates in Colombia, Ecuador and Peru are the sole manufacturers of glass containers in those countries. In both Brazil and Venezuela, we are the leading manufacturer of glass containers. In South America, there is a large infrastructure for returnable/refillable glass containers. However, with improving economic conditions in South America after the recessions of the late 1990's, our unit sales of non-returnable glass containers have grown in Venezuela, Colombia and Brazil.

        Europe.    Our European glass container business has operations in eight countries and is one of the largest in Europe. In Italy, our wholly-owned affiliate, AVIR, is the leading manufacturer of glass containers and operates 13 glass container plants. AVIR accounted for approximately 50% of our total European glass container sales in 2002. United Glass, our affiliate in the U.K., is a leading manufacturer of glass containers for the U.K. spirits business. In Poland, we are the leading glass container manufacturer and currently operate two plants. Our affiliate in the Czech Republic, Avirunion, is the leading glass container manufacturer in that country and also ships a portion of its beer bottle production to Germany. In Hungary, we are the sole glass container manufacturer and serve the Hungarian food industry. In Finland and the Baltic country of Estonia, we are the only manufacturer of glass containers. We coordinate our production activities between Finland and Estonia in order to efficiently serve the Finnish, Baltic and Russian markets. In recent years, Western European brewers have been establishing beer production facilities in Central Europe and the Russian Republic. Because these new beer plants use high-speed filling lines, they require high quality glass containers in order to operate properly. We believe we are well-positioned to meet this growing demand. In Spain, we serve the market for wine bottles in the Barcelona and southern France areas.

        Asia Pacific.    We have glass operations in four countries in the Asia Pacific region: Australia, New Zealand, Indonesia and China. Our Asia Pacific affiliates are the leading manufacturers of glass containers in most of the countries in which they compete. In Australia, we operate five glass container plants, including a plant focused on serving the needs of the rapidly growing Australian wine industry. In New Zealand, we are the sole glass container manufacturer. In Indonesia, our affiliate supplies the Indonesian market and exports glass containers for food and pharmaceutical products to Australian customers. In China, the glass container segments of the packaging market are regional and highly fragmented with a number of local competitors. We have three modern glass container plants in China manufacturing high-quality beer bottles to serve Foster's as well as Anheuser-Busch, which is now producing Budweiser® in and for the Chinese market.

        We continue to focus on serving the needs of leading multi-national consumer companies as they pursue international growth opportunities. We believe that we and our affiliates are often the glass container partner of choice for such multi-national consumer companies due to our leadership in glass technology and our status as a low-cost producer in most of the markets we serve.

  Manufacturing

        We believe we are the low-cost producer in the glass container segment of the North American rigid packaging market, as well as the low-cost producer in most of the international glass segments in which we compete. Much of this cost advantage is due to the proprietary equipment and process technology we use. We believe our glass forming machines, developed and refined by our engineering group, are significantly more efficient and productive than those used by our competitors. Our machine development activities and systematic upgrading of production equipment in the 1980's and 1990's have given us low-cost leadership in the glass container segment in most of the countries in which we compete, a key strength to competing successfully in the rigid packaging market.

        Over the last ten years, we have more than doubled our overall glass container labor and machine productivity in the U.S., as measured by output produced per man-hour. By applying our technology and worldwide "best practices," during this period we decreased the number of production employees required per glass-forming machine line in the U.S. by over 35%, and we increased the daily output of our glass-forming machines by approximately 40%.

  Methods of Distribution

        Due to the significance of transportation costs and the importance of timely delivery, glass container manufacturing facilities are generally located close to customers. In the U.S., most of our glass container products are shipped by common carrier to customers within a 250-mile radius of a given production site. In addition, our glass container operations outside the U.S. export some products to customers beyond their national boundaries, which may include transportation by rail and ocean delivery in combination with common carriers. We also operate several machine and mold shops that manufacture high-productivity glass-forming machines, molds and related equipment.

  Suppliers and Raw Materials

        The primary raw materials used in our glass container operations are sand, soda ash and limestone. Each of these materials, as well as the other raw materials we use to manufacture glass containers, have historically been available in adequate supply from multiple sources. For certain raw materials, however, there may be temporary shortages due to weather or other factors, including disruptions in supply caused by raw material transportation or production delays.

        Worldwide suppliers of sand used in the production of glass containers include Unimin Corporation, SCR Sibelco, U.S. Silica and Quarzwerke. There are a number of suppliers of limestone and other minerals; these firms are regional rather than worldwide in scope. Historically, prices for sand, limestone and other minerals have not been subject to dramatic fluctuations.

        Worldwide suppliers of soda ash include Solvay, FMC Corporation, OCI Chemical, IMC Corporation and General Chemical Partners. Historically, prices for soda ash have not been subject to dramatic fluctuations, except for temporary spikes or troughs from time to time.

  Glass Recycling

        We are an important contributor to the recycling effort in the U.S. and continue to melt substantial recycled glass tonnage in our glass furnaces. If sufficient high-quality recycled glass were available on a consistent basis, we have the technology to operate using 100% recycled glass. Using recycled glass in our manufacturing process reduces energy costs and prolongs the operating life of our glass melting furnaces.

  Facilities

        We have glass container operations located in 19 countries. The following table lists the locations of our glass container plants and related facilities:

North America		Europe		Asia Pacific	South America
California	Oklahoma	Czech Republic	Poland	Australia	Brazil
Hayward	Muskogee	Sokolov	Antoninek	Adelaide	Descalvado(#)
Los Angeles	Oregon	Teplice	Jaroslaw	Brisbane	Manaus(+)
Oakland	Portland	Estonia	Spain	Melbourne	Rio de Janeiro
Tracy	Pennsylvania	Jarvakandi	Barcelona	Melbourne(§)	Sao Paulo
Colorado	Brockway	Finland	United Kingdom	Perth	Colombia
Wheat Ridge(*)	Brockway(+)	Karhula	Alloa	Sydney	Buga
Georgia	Clarion	Hungary	Birmingham(+)	China	Cali(+)
Atlanta	Crenshaw	Oroshaza	Devilla(#)	Guangzhou	Envigado
Illinois	Texas	Italy	Harlow	Shanghai	Soacha
Godfrey(+)	Waco	Asti		Tianjin(§)	Zipaquira(§)
Streator	Virginia	Bari		Wuhan	Zipaquira(#)
Indiana	Danville	Bologna		Indonesia	Ecuador
Lapel	Toano	Milan (2 plants)		Jakarta	Guayaquil
Michigan	Canada	Napoli		New Zealand	Peru
Charlotte	British Columbia	Napoli(§)		Auckland	Callao
New York	New Brunswick	Pordenone			Venezuela
Auburn	Ontario (3 plants)	Rome			Valencia
North Carolina	Quebec	Trento (2 plants)			Valera
Winston—Salem		Treviso
Ohio
Zanesville

(*)
A 50-50 joint venture with Coors Brewing Company

(+)
Machine manufacturing

(#)
Silica sand plant

(§)
Mold shop

Plastics Packaging

        OI Group is a leading manufacturer in North America of plastic containers, plastic closures and plastic prescription containers. OI Group also has plastics packaging operations in South America, Europe, Singapore, Australia and New Zealand. Plastics packaging sales represented 31% and 34% of OI Group's consolidated net sales for the years ended December 31, 2002 and 2001, respectively.

  Manufacturing and Products

        The plastics packaging business utilizes two basic manufacturing processes:

  •
  Blow-Molded Plastics Packaging

        Blow-molding is a plastics manufacturing process where pre-heated plastic is captured inside a hollow mold and using pressurized air is blown, much like a balloon, into a container. After being cooled, the mold is opened and the plastic product is removed.

        In blow-molded plastics packaging, OI Group is a leading U.S. manufacturer of high density polyethylene (HDPE) containers. OI Group manufactures these containers for products for the food and beverage, household, personal care, health care and chemical and automotive fluid end-use categories.

        OI Group is also a leading worldwide manufacturer of PET blow-molded containers. Many of these PET containers are manufactured using multiple layers of plastic, with each layer having a different function. Some of these plastic layers have "barrier" properties, effectively blocking the escape of carbon dioxide out of, and the permeation of oxygen into, the packaged product thereby maintaining product quality and extending shelf life. Examples of products packaged in multi-layer PET containers include Heinz ketchup, Pepsi's Dole® and Season's Best® brands. Major brewers, such as Anheuser-Busch, Coors and Miller Brewing, are now marketing beer packaged in OI Group's multi-layer PET beer bottles at selected venues and locations.

  •
  Injection-Molded Plastics Packaging

        Injection molding is a plastics manufacturing process where plastic resin in the form of pellets or powder is melted and then injected or otherwise forced under pressure into a mold. The mold is then cooled and the product is removed from the mold.

        OI Group develops and produces injection-molded plastic closures and closure systems, which typically incorporate functional features such as tamper evidence and child resistance or dispensing. Other products include trigger sprayers for household cleaning products, finger and lotion pumps for fragrances and cosmetics, as well as injection-molded containers for deodorant and toothpaste.

        The prescription product unit manufactures injection-molded plastic prescription containers. These products are sold primarily to drug wholesalers, major drug chains and mail order pharmacies. Containers for prescriptions include ovals, vials, ointment jars, dropper bottles and automation friendly prescription containers.

  Customers

        OI Group's largest customers (in alphabetical order) for plastic containers and closures include Bristol-Myers Squibb, H.J. Heinz, Johnson & Johnson, PepsiCo (Dole®, Gatorade® and Tropicana®), Procter & Gamble and Unilever. The largest customers for prescription containers include AmeriSourceBergen, Cardinal Health, Eckerd Drug, McKesson, Walgreen, Rite-Aid and Merck-Medco.

        OI Group sells most plastic containers, plastic closures and plastic prescription containers directly to customers under annual or multi-year supply agreements. These supply agreements typically allow a pass-through of resin price increases and decreases, except for the prescription business. OI Group also sells some of its products through distributors.

  Markets and Competitive Conditions

        Major markets for plastics packaging include the food and beverage, household products, personal care products, health care products and chemical and automotive fluid industries.

        The plastics segment of the rigid packaging market is competitive and fragmented due to generally available technology, low costs of entry and customer emphasis on low package cost. A large number of competitors exist on both a national and regional basis. OI Group competes with other manufacturers in the plastic containers segment on the basis of quality, price, service and product design. The principal competitors producing plastic containers are Amcor, Consolidated Container Holdings, LLC, Graham Packaging Company, Plastipak Packaging, Inc. and Silgan Holdings Inc. OI Group emphasizes total package supply (i.e., bottle and closure system), diversified market positions, proprietary technology and products, new package development and packaging innovation. The plastic closures segment is divided into various categories in which several suppliers compete for business on the basis of quality, price, service and product design.

        OI Group's approach has been to identify and serve areas of the plastics packaging segment where customers seek distinctive and functional packaging to differentiate their products among an array of choices offered to consumers. OI Group believes it is a leader in technology and development of custom products and has a leading market position in the U.S. for such products. OI Group believes its plastic containers and plastic closures businesses have a competitive advantage as a result of one of the shortest new product development cycles in the industry, enabling it to respond quickly to customer needs in the rapidly changing custom plastic containers and closures segments. OI Group's product innovations in plastics packaging include in-mold labeling for custom-molded bottles and multi-layer bottles containing post-consumer recycled (PCR) plastic.

  Manufacturing

        The exact type of blow-molding manufacturing process OI Group uses is dependent on the plastic product type and package requirements. These blow-molding processes include: various types of extrusion blow-molding for medium- and large-sized HDPE, low density polyethylene (LDPE), polypropylene and polyvinyl chloride (PVC) containers; stretch blow-molding for medium-sized PET containers; injection blow-molding for small health care and personal care containers in various materials; two-stage PET blow-molding for high volume, high performance mono-layer, multi-layer and heat-set PET containers; and proprietary blow-molding for drain-back systems and other specialized applications.

        Injection-molding is used in the manufacture of plastic closures, trigger sprayers, deodorant canisters, ink cartridges and vials. Compression-molding, an alternative to injection-molding, is used for high volume carbonated soft drink and other beverage closures that require tamper evidence.

  Methods of Distribution

        In the U.S., most of OI Group's plastic containers, plastic closures and plastic prescription containers are shipped by common carrier. In addition, OI Group's plastics packaging operations outside the U.S. export some products to customers beyond their national boundaries, which may include transportation by rail and ocean delivery in combination with common carriers.

  Suppliers and Raw Materials

        OI Group manufactures containers and closures using HDPE, LDPE, polypropylene, PVC, PET and various other plastic resins. OI Group also purchases large quantities of master batch colorants, corrugated materials and labels. In general, these raw materials are available in adequate supply from multiple sources. However, for certain raw materials, there may be temporary shortages due to market conditions and other factors.

        Worldwide suppliers of plastic resins used in the production of plastics packaging include Voridian (formerly Eastman Chemical), Dow Chemical, ExxonMobil, Basell, Chevron Phillips and BP Solvay.

Historically, prices for plastic resins have been subject to dramatic fluctuations. However, resin cost pass-through provisions are typical in OI Group's supply contracts with its plastics packaging customers.

        With the exceptions of PolyOne, Ampacet and Clariant, each of which does business worldwide, most suppliers of batch colorants are regional in scope. Historically, prices for these raw materials have been subject to dramatic fluctuations. However, cost recovery for batch colorants is included in resin pass-through provisions which are typical in OI Group's supply contracts with its plastics packaging customers.

        Worldwide suppliers of corrugated materials include International Paper, Georgia-Pacific, Weyerhaeuser, Temple-Inland and Smurfit-Stone Container. Historically, prices for corrugated materials have not been subject to dramatic fluctuations, except for temporary spikes or troughs from time to time.

        With the exception of Fuji Seal (Japan) and its subsidiary, American Fuji Seal, most suppliers of plastic labels are regional in scope. Historically, prices for these raw materials have not been subject to dramatic fluctuations.

  Recycling

        Recycling content legislation, which has been enacted in several states, requires that a certain specified minimum percentage of recycled plastic be included in certain new plastic containers. OI Group has met such legislated standards in part due to its material and multi-layer process technology. OI Group's plastic containers are made with PCR plastic constituting somewhere between 25% and 100% of the material used to produce the container. In addition, its plastics plants also recycle virtually all of the internal scrap generated in the production process.

  Facilities

        OI Group has 41 plastics manufacturing plants in the U.S. and Puerto Rico, as well as plastics packaging operations located in 11 countries outside of the U.S. The following table lists the locations of these facilities:

North America		Europe	Asia Pacific	South America
Arizona Tolleson California LaMirada Modesto Connecticut Bridgeport Florida Kissimmee Georgia Cartersville Rossville	Nevada Henderson New Hampshire Bedford Nashua New Jersey Belvidere Edison Washington North Carolina Hamlet Rocky Mount	Finland Ryttyla Hungary Gyor Netherlands Etten-Leur United Kingdom Chalgrove	Australia Adelaide Berri Brisbane (3 plants) Drouin Melbourne (5 plants) Perth (2 plants) Sydney (2 plants) Wadonga Singapore	Brazil Sao Paulo Ecuador Guayaquil Venezuela Valencia
Illinois Chicago Vandalia Indiana Franklin Sullivan Iowa Iowa City Kentucky Florence (2 plants) Maryland Baltimore Michigan Constantine Mississippi Hattiesburg Missouri Kansas City St. Louis	Ohio
    Berlin
    Bowling Green
    Cincinnati
    Findlay
    Fremont
 Pennsylvania
    Brookville
    Erie
    Hazleton
 South Carolina
    Greenville
 Texas
    El Paso
    Rockwall
 Virginia
    Alta Vista
    Harrisonburg
 Puerto Rico
    Las Piedras
 Mexico
    Mexico City
	Pachuca		Singapore New Zealand Auckland Christchurch

Technical Assistance License Agreements

        We license our proprietary glass container technology to 25 companies in 24 countries. In plastics packaging, OI Group has technical assistance agreements with 24 companies in 15 countries. These agreements cover areas ranging from manufacturing and engineering assistance, to support in functions such as marketing, sales and administration. The worldwide licensee network provides a stream of revenue to support OI Group's development activities and gives it the opportunity to participate in the rigid packaging market in countries where it does not already have a direct presence. In addition, OI Group's technical agreements enable it to apply "best practices" developed by its worldwide licensee network. For the years ended December 31, 2002 and 2001, OI Group earned $24.2 million and $24.6 million, respectively, in royalties and net technical assistance revenue.

Research and Development

        Research and development constitutes an important part of OI Group's activities. Research and development expenditures were $41.1 million, $41.2 million and $46.7 million for 2002, 2001 and 2000, respectively. In addition, engineering expenditures were $38.9 million, $31.4 million and $31.3 million for 2002, 2001 and 2000, respectively. OI Group's research, development and engineering activities include new products, manufacturing process control, automatic inspection and further automation.

Environmental and Other Governmental Regulation

        OI Group's worldwide operations, in common with those of the industry generally, are subject to extensive laws, ordinances, regulations and other legal requirements relating to environmental protection, including legal requirements governing investigation and clean-up of contaminated properties as well as water discharges, air emissions, waste management and workplace health and safety. Capital expenditures for property, plant and equipment for environmental control activities were not material during 2002.

        A number of governmental authorities, both in the U.S. and abroad, have enacted, or are considering, legal requirements that would mandate certain rates of recycling, the use of recycled materials and/or limitations on certain kinds of packaging materials such as plastics. OI Group believes that governmental authorities in both the U.S. and abroad will continue to enact and develop such legal requirements.

        In North America, sales of non-refillable glass beverage bottles and other convenience packages are affected by mandatory deposit laws and other types of restrictive legislation. As of January 1, 2003, there were 11 states and eight Canadian provinces with mandatory deposit laws in effect. A number of states and local governments have enacted or are considering legislation to promote curbside recycling and recycled content legislation as alternatives to mandatory deposit laws. Although such legislation is not uniformly developed, OI Group believes that states and local governments will continue to enact and develop curbside recycling and recycling content legislation.

        Plastic containers have also been the subject of legislation in various states, which requires that a certain specified minimum percentage of recycled plastic be included in new plastic products. OI Group utilizes recycled plastic resin in its manufacturing processes.

        Although OI Group is unable to predict what environmental legal requirements may be adopted in the future, it has not made, and does not anticipate making, material expenditures with respect to environmental protection. However, the compliance costs associated with environmental legal requirements may result in future additional costs to operations.

Intellectual Property Rights

        The Company has a large number of patents that relate to a wide variety of products and processes, has a substantial number of patent applications pending, and is licensed under several patents of others. While in the aggregate the Company's patents are of material importance to its businesses, the Company does not consider that any patent or group of patents relating to a particular product or process is of material importance when judged from the standpoint of any segment or its businesses as a whole.

        The Company has a number of intellectual property rights, comprised of both patented and proprietary technology, that make the Company's glass forming machines more efficient and productive than those used by our competitors. In addition, the efficiency of the Company's glass forming machines is enhanced by the Company's overall approach to cost efficient manufacturing technology, which extends from batch house to warehouse. This technology is proprietary to the Company through a combination of issued patents, pending applications, copyrights, trade secret and proprietary know-how.

        Upstream of the glass forming machine, there is technology to deliver molten glass to the forming machine at high rates of flow and fully conditioned to be homogeneous in consistency, viscosity and temperature for efficient forming into glass containers. The Company has proprietary know-how in (a) the batch house, where raw materials are stored, measured and mixed, (b) the furnace control system and furnace combustion, and (c) the forehearth and feeding system to deliver such homogeneous glass to the forming machines.

        In the Company's glass container manufacturing processes, computer control and electro-mechanical mechanisms are commonly used for feeding molten glass to the forming machines. Various patents held by the Company describe electro-mechanical mechanisms and related technology used for feeding molten glass to the forming machines. Others represent electro-mechanical mechanisms and related technology used by the Company for shearing glass gobs for delivery to the forming machines. Additional U.S. patents and various pending applications represent technology used by the Company for measuring and precisely delivering glass gobs to the forming machines.

        Downstream of the glass forming machines there is patented and unpatented technology for ware handling, annealing, coating and inspection, which further enhance the overall efficiency of the manufacturing process.

        While the above patents and intellectual property rights are representative of the technology used in the Company's glass manufacturing operations, there are numerous other pending patent applications, trade secrets and other proprietary know-how and technology, as supplemented by administrative and operational best practices, which contribute to the Company's competitive advantage. As noted above, however, the Company does not consider that any patent or group of patents relating to a particular product or process is of material importance when judged from the standpoint of any segment or its businesses as a whole.

Seasonality

        Sales of particular glass container and plastics packaging products such as beer, food and beverage containers and closures for beverages are seasonal. Shipments in the U.S. and Europe are typically greater in the second and third quarters of the year, while shipments in South America and the Asia Pacific region are typically greater in the first and fourth quarters of the year.

Employees

        OI Group employed approximately 31,600 persons at December 31, 2002. A majority of OI Group's hourly workers are covered by collective bargaining agreements. Several collective bargaining agreements, which at December 31, 2002 covered approximately 96% of OI Group's union-affiliated employees in the U.S., extend through various dates in 2005 and beyond. OI Group considers its employee relations to be good.

Legal Proceedings—OI Group

        In April 1999, Crown Cork & Seal Technologies Corporation ("CCS") filed suit against Continental PET Technologies, Inc. ("CPT"), a wholly-owned subsidiary of OI Group, in the United States District Court for the District of Delaware alleging that certain plastic containers manufactured by CPT, primarily multi-layer PET containers with barrier properties, infringe CCS's U.S. Patent 5,021,515 relating to an oxygen-scavenging material. CCS is a party to an agreement with Chevron Philips Chemical Company ("Chevron") under which Chevron has rights to sublicense certain CCS patents, including, Chevron believed, the patent involved in the suit against CPT. To avoid the cost of litigation, CPT took a sublicense from Chevron under the patent in suit and other patents. Chevron then entered the suit to defend and assert its right to sublicense the patent in suit to CPT. In November 2002, the Delaware District Court concluded that Chevron did not have the rights it purported to sublicense to CPT and entered a judgment to that effect on March 31, 2003.

        In connection with the initial public offering of Constar International Inc. ("Constar"), CSC contributed to Conster the patent involved in the suit against CPT. As a result, Constar was substituted for CCS as the plaintiff in the suit. The Court's judgment will allow Constar to pursue its lawsuit against CPT, which is in its initial stages and had been stayed pending resolution of the Chevron claims. In the lawsuit, Constar seeks certain monetary damages and injunctive relief. CPT will continue to pursue all defenses available to it. However, if the Court were to reach conclusions adverse to CPT on the claims for monetary damages asserted by Constar, OI Group believes such determination would not have a material adverse effect on OI Group's consolidated results of operations and financial position, and any such damages could be covered in part by third-party indemnification. Additionally, an adverse decision with respect to Constar's request for injunctive relief is not likely to have a material adverse effect on OI Group because it believes that it can pursue alternative technologies for the manufacture of multi-layer PET containers with barrier properties.

        Other litigation is pending against OI Group, in many cases involving ordinary and routine claims incidental to the business of OI Group and in others presenting allegations that are nonroutine and involve compensatory, punitive or treble damage claims as well as other types of relief. The ultimate legal and financial liability of OI Group in respect to this pending litigation cannot be estimated with certainty. However, OI Group believes, based on its examination and review of such matters and experience to date, that such ultimate liability will not have a material adverse effect on its results of operations or financial condition.

Legal Proceedings—OI Inc.

        OI Inc. is one of a number of defendants in a substantial number of lawsuits filed in numerous state and federal courts by persons alleging bodily injury (including death) as a result of exposure to dust from asbestos fibers. OI Inc. relies primarily on distributions from its subsidiaries, including OI Group, to fund its indemnity payments and legal fees related to these lawsuits.

        From 1948 to 1958, one of OI Inc.'s former business units commercially produced and sold approximately $40 million of a high-temperature, calcium-silicate based pipe and block insulation material containing asbestos. OI Inc. exited the pipe and block insulation business in April 1958. The traditional asbestos personal injury lawsuits and claims relating to such production and sale of asbestos material typically allege various theories of liability, including negligence, gross negligence and strict liability and seek compensatory and in some cases, punitive damages in various amounts (herein referred to as "asbestos claims").

        As of March 31, 2003, OI Inc. has determined that it is a named defendant in asbestos lawsuits and claims involving approximately 24,000 plaintiffs and claimants. Based upon an analysis of the claims and lawsuits pending as of December 31, 2002, approximately 55% of the claims and lawsuits pending as of that date involved multiple claimants, and virtually all such pending claims and lawsuits named a number of additional defendants (typically from 20 to 100 or more). Approximately 40% of the claimants and plaintiffs do not specify the monetary damages sought. Another 39% of the plaintiffs merely recite that the amount of damages sought exceeds the required jurisdictional minimum damages in the court of jurisdiction in which the suit is filed. Approximately 14% of the plaintiffs specify the maximum damages sought in amounts from $10 million to $40 million. Lastly, fewer than 7% of the plaintiffs are involved in lawsuits which specify precise damage amounts, with approximately 5.8% specifying amounts up to $20 million; approximately 0.2% specifying amounts from $20 million to $75 million; and, approximately 0.5% specifying amounts from $75 million to $125 million. In addition, one lawsuit, pending since 1991 and involving fewer than 0.2% of the plaintiffs and approximately 60 defendants, specifies damages of $11 billion.

        As indicated by the foregoing summary, modern pleading practice permits considerable variation in the assertion of monetary damages. This variability, together with the actual experience discussed further below of litigating or resolving through settlement hundreds of thousands of asbestos claims and lawsuits over an extended period, demonstrates that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value. Rather, the amount potentially recoverable for a specific claimant is determined by other factors such as the claimant's severity of disease, product identification evidence against specific defendants, the defenses available to those defendants, the specific jurisdiction in which the claim is made, the claimant's history of smoking or exposure to other possible disease-causative factors, and the various other matters discussed further below.

        In addition to the pending claims set forth above, OI Inc. has claims-handling agreements in place with many plaintiffs' counsel throughout the country. These agreements require evaluation and negotiation regarding whether particular claimants qualify under the criteria established by such agreements. The criteria for such claims include verification of a compensable illness and a reasonable probability of exposure to a product manufactured by OI Inc.'s former business unit during its manufacturing period ending in 1958. Some plaintiffs' counsel have historically withheld claims under these agreements for later presentation while focusing their attention on active litigation in the tort system. OI Inc. believes that as of March 31, 2003 there are no more than 18,000 of such preexisting but presently unasserted claims against OI Inc. that are not included in the total of pending claims set forth above. OI Inc. further believes that the bankruptcies of additional co-defendants, as discussed below, have resulted in an acceleration of the presentation and disposition of a number of these previously withheld preexisting claims under such agreements, which claims would otherwise have been presented and disposed of over the next several years. This acceleration is reflected in an increased number of pending asbestos claims and, to the extent disposed, contributes to an increase in asbestos-related payments which is expected to continue in the near term.

        OI Inc. is also a defendant in other asbestos-related lawsuits or claims involving maritime workers, medical monitoring claimants, co-defendants and property damage claimants. Based upon its past experience, OI Inc. believes that these categories of lawsuits and claims will not involve any material liability and they are not included in the above description of pending matters or in the following description of disposed matters.

        Since receiving its first asbestos claim, OI Inc., as of March 31, 2003, has disposed of the asbestos claims of approximately 291,000 plaintiffs and claimants at an average indemnity payment per claim of approximately $5,600. OI Inc.'s indemnity payments for these claims have varied on a per claim basis, and are expected to continue to vary considerably over time. As discussed above, a part of OI Inc.'s objective is to achieve, where possible, resolution of asbestos claims pursuant to claims-handling agreements. Under such agreements, qualification by meeting certain illness and exposure criteria has tended to reduce the number of claims presented to OI Inc. that would ultimately be dismissed or rejected due to the absence of impairment or product exposure evidence. OI Inc. expects that as a result, although aggregate spending may be lower, there may be an increase in the per claim average indemnity payment involved in such resolution. In this regard, although the average of such payments has been somewhat higher following the implementation of the claims-handling agreements in the mid-1990s, the annual average amount has not varied materially from year to year in recent years.

        OI Inc. believes that its ultimate asbestos-related contingent liability (i.e., its indemnity or other claim disposition costs plus related legal fees) cannot be estimated with certainty. In 1993, OI Inc. established a liability of $975 million to cover indemnity payments and legal fees associated with the resolution of outstanding and expected future asbestos lawsuits and claims. In 1998, an additional liability of $250 million was established. During the third quarter of 2000, OI Inc. established an additional liability of $550 million to cover OI Inc.'s estimated indemnity payments and legal fees arising from outstanding asbestos personal injury lawsuits and claims and asbestos personal injury lawsuits and claims expected to be filed in the ensuing several years. In early March 2002, OI Inc. initiated a comprehensive review to determine whether further adjustment of asbestos-related liabilities was appropriate. At the conclusion of this review in April, OI Inc. determined that an additional charge of $475 million would be appropriate to adjust the reserve for estimated future asbestos-related costs. OI Inc.'s ability to reasonably estimate its liability has been significantly affected by the volatility of asbestos-related litigation in the United States, the expanding list of non-traditional defendants that have been sued in this litigation and found liable for substantial damage awards, the continued use of litigation screenings to generate new lawsuits, the large number of claims asserted or filed by parties who claim prior exposure to asbestos materials but have no present physical impairment as a result of such exposure, and the growing number of co-defendants that have filed for bankruptcy. In 2002, North American Refractories Co., Kaiser Aluminum Corporation, Harbison Walker Refractories Group, A.P. Green Industries, Inc., Porter Hayden Company, Plibrico Company, Shook & Fletcher Insulation Co., Artra Group (Synkoloid Company), AC&S, A-Best Company and JT Thorpe Co. declared bankruptcy. These companies join others, such as G-I Holdings (GAF), USG Corporation, Federal-Mogul Corporation, Burns & Roe Enterprises, Inc., W.R. Grace & Co., Owens Corning, Fibreboard Corporation, Pittsburgh-Corning, Babcock & Wilcox, Armstrong World Industries and approximately 40 other asbestos defendants who have sought protection under Chapter 11 of the Bankruptcy Code.

        OI Inc. has continued to monitor trends which may affect its ultimate liability and has continued to analyze the developments and variables affecting or likely to affect the resolution of pending and future asbestos claims against OI Inc. OI Inc. expects that the gross amount of total asbestos-related payments will be moderately lower in 2003 compared to 2002 and will continue to decline thereafter as the preexisting but presently unasserted claims withheld under the claims handling agreements are presented to OI Inc. and as the number of potential future claimants continues to decrease. The material components of OI Inc.'s accrual, including this additional accrued amount, are the following: (i) OI Inc.'s estimate at that date of the reasonably probable contingent liability for asbestos claims already asserted against OI Inc., (ii) OI Inc.'s estimate at that date of the contingent liability for preexisting but unasserted asbestos claims for prior periods arising under its administrative claims-handling agreements with various plaintiffs' counsel, (iii) OI Inc.'s estimate at that time of the contingent liability for asbestos claims not yet asserted against OI Inc., but which OI Inc. believes it is reasonably probable will be asserted in the next several years, to the degree that such an estimation as to future claims is possible, and (iv) OI Inc.'s estimate of legal defense costs likely to be incurred in connection with the foregoing types of claims.

        The significant assumptions underlying the material components of OI Inc.'s accrual are:

  a)
  the extent to which settlements are limited to claimants who were exposed to OI Inc.'s asbestos-containing insulation prior to its exit from that business in 1958;

  b)
  the extent to which claims are resolved under OI Inc.'s administrative claims agreements or on terms comparable to those set forth in those agreements;

  c)
  the extent of reduction in the inventory of pending serious disease cases;

  d)
  the extent to which OI Inc. is able to successfully defend itself at trial;

  e)
  the extent of actions by courts to eliminate or reduce the diversion of financial resources for unimpaired claimants and so-called forum shopping;

  f)
  the extent to which additional defendants with substantial resources and assets are required to participate significantly in the resolution of future asbestos cases and claims;

  g)
  the number and timing of co-defendant bankruptcies; and

  h)
  the extent to which the resolution of co-defendant bankruptcies divert resources to unimpaired claimants.

        OI Inc. believes that any possible loss or range of loss in addition to the foregoing charge cannot be reasonably estimated. While OI Inc. cannot reasonably estimate the precise timing of payment, OI Inc. believes that its liabilities for the next several years will not exceed the amount accrued, based on its expectation of continuing moderate declines in annual spending for asbestos-related costs.

        OI Inc. has previously pursued recovery of its losses from third parties, particularly its insurance carriers, and has largely resolved all of its significant coverage claims. OI Inc. expects some further recovery from deferred payment provisions of existing settlement agreements and from pursuing certain additional reimbursement claims. However, OI Inc. does not expect to recover additional material amounts in excess of the recorded receivable of $7.5 million at March 31, 2003.

        The ultimate amount of distributions which may be required to be made by the Company and other subsidiaries of OI Inc. to fund OI Inc.'s asbestos-related payments cannot be estimated with certainty. OI Inc.'s reported results of operations for 2002 were materially affected by the $475 million first-quarter charge and asbestos-related payments continue to be substantial. Any possible future additional accrual would likewise materially affect OI Inc.'s results of operations in the period in which it might be recorded. Also, the continued use of significant amounts of cash for asbestos-related costs has affected and will continue to affect OI Inc.'s cost of borrowing and its ability to pursue global or domestic acquisitions. However, OI Inc. believes that its operating cash flows and other sources of liquidity will be sufficient to pay its obligations for asbestos-related costs and to fund its working capital and capital expenditure requirements on a short-term and long-term basis.

MANAGEMENT

Executive Officers and Directors

        We are an indirect, wholly-owned subsidiary of OI Inc. All of our executive officers and directors hold the same positions with OI Inc. and receive no separate compensation from the Company. The following table sets forth certain information with respect to the executive officers and directors of OI Inc. as of June 15, 2003.

Name and Age	Position
Executive Officers
Joseph H. Lemieux (72)	Chairman and Chief Executive Officer
Thomas L. Young (59)	Executive Vice President and Chief Financial Officer
Terry L. Wilkison (62)	Executive Vice President, Plastics Group General Manager
John Bachey (54)	Vice President, Glass Container Sales and Marketing
James W. Baehren (53)	Vice President, Director of Finance and Secretary
Joseph V. Conda (61)	Vice President, General Manager of Prescription Products
L. Richard Crawford (42)	Vice President, Global Glass Technology
Jeffrey A. Denker (55)	Treasurer
Larry A. Griffith (57)	Vice President
Robert A. Lachmiller (50)	Vice President, Manufacturing Manager of Glass Containers North America
W. Bruce Larsen (49)	Vice President, General Manager of Plastic Containers
Gerald J. Lemieux (46)	Vice President, Corporate Strategy
Michael D. McDaniel (54)	Vice President, General Manager of Closure and Specialty Products
Philip McWeeny (63)	Vice President, General Counsel-Corporate and Assistant Secretary
Gilberto Restrepo (62)	Vice President, General Manager of Latin American Glass Container Operations
Peter J. Robinson (59)	Vice President, General Manager of Asia Pacific Operations
Robert A. Smith (61)	Vice President, General Manager of Glass Containers North America
Franco Todisco (59)	Vice President, General Manager of European Operations
Edward C. White (56)	Vice President and Controller

Directors
Joseph H. Lemieux (72)	Chairman and Chief Executive Officer
Thomas L. Young (59)	Director, Executive Vice President and Chief Financial Officer
George R. Roberts (59)	Director
Michael W. Michelson (52)	Director
James H. Greene, Jr. (52)	Director
Edward A. Gilhuly (43)	Director
Robert J. Dineen (73)	Director
John J. McMackin, Jr. (51)	Director
Anastasia D. Kelly (53)	Director
Gary F. Colter (57)	Director

        Mr. Lemieux has been Chairman of the Board of the Company since 1991, Chief Executive Officer of the Company since 1990 and a director since 1987. Mr. Lemieux was President and Chief Operating Officer of the Company and its predecessor from 1986 to 1990. Mr. Lemieux is a director of Manor Care, Inc.

        Mr. Young has been Executive Vice President and Chief Financial Officer since 2003 and a director since 1998. He previously served as Executive Vice President, Administration and General Counsel (1998-2003) and Executive Vice President, Administration, General Counsel, and Secretary (1993-1998). Mr. Young is a director of Manor Care, Inc.

        Mr. Wilkison has been Executive Vice President, Plastics Group General Manager since 2000. He previously served as Executive Vice President, Latin American Operations (1998-2000), Executive Vice President (1993-1997) and Executive Vice President, Domestic Packaging Operations (1993-1996).

        Mr. Bachey has been Vice President since 1997 and Vice President of Glass Container Sales and Marketing since 2000. He previously served as General Manager, European and Latin American Plastics Operations (1999-2000), General Manager, Europe and Latin America, Continental PET Technologies (1998-1999) and Vice President of Glass Container Sales and Marketing (1996-1997).

        Mr. Baehren has been Corporate Secretary since 1998 and Vice President, Director of Finance since 2001. He previously served as Associate General Counsel (1996-2001).

        Mr. Conda has been Vice President since 1998 and Vice President and General Manager of Prescription Products since 2000. He previously served as Vice President of Glass Container Sales and Marketing (1997-2000) and Vice President and General Manager of Prescription Products (1996-1997).

        Mr. Crawford has been Vice President since 2000 and Vice President, Global Glass Technology since 2002. He previously served as Manufacturing Manager of Domestic Glass Container (2000-2002), Vice President of Domestic Glass Container and Area Manufacturing Manager, West Coast (1997-2000) and Domestic Glass Container Area Manufacturing Manager (1994-1997).

        Mr. Denker has been Treasurer since 1998. He previously served as Assistant Treasurer (1988-1998) and Director of International Finance (1987-1998).

        Mr. Griffith has been Vice President since 1990. He previously served as Vice President and General Manager of Plastic Containers (2001-2003), Vice President and General Manager of Closure and Specialty Products (1998-2001), Vice President of International Operations (1997-1998), Vice

President and Chief Information Officer (1996-1998) and General Manager of Plastic Components Operations (1996-1997).

        Mr. Lachmiller has been Vice President since 2003 and Manufacturing Manager—Glass Containers North America since 2002. He previously served as Vice President and Area Manufacturing Manager (1997-2002).

        Mr. Larsen has been Vice President since 1997 and Vice President, General Manager of Plastic Containers since 2003. He previously served as Vice President, General Manager of Food and Beverage (2002-2003), Vice President and General Manager of Continental PET Technologies (2001-2002), as Vice President and General Manager of Plastic Containers (1999-2001), as Vice President and Director of Operations, Plastic Containers (1998-1999) and as Vice President and Director of Manufacturing, Plastic Containers (1993-1998).

        Mr. Gerald J. Lemieux has been Vice President since 1997 and Vice President, Corporate Strategy since 2002. He previously served as Vice President, General Manager of Domestic Glass Container (1997-2002) and as Vice President, Domestic Glass Container Finance and Administration (1992-1997). Mr. Gerald J. Lemieux is the son of Mr. Joseph H. Lemieux.

        Mr. McDaniel has been Vice President since 1992 and Vice President and General Manager of Closure and Specialty Products since 2001. He previously served as Vice President and General Manager of Continental PET Technologies (1998-2001) and Vice President and General Manager of Closure and Specialty Products (1991-1998).

        Mr. McWeeny has been Vice President and General Counsel-Corporate since 1988.

        Mr. Restrepo has been Vice President since 2000 and General Manager of Latin American Glass Container Operations since 2000. He previously served as Vice President of International Operations and General Manager, Western Region-Latin America (1997-2000). Mr. Restrepo has been the President of Cristaleria Peldar, S.A. since 1982.

        Mr. Robinson has been Vice President since 1999 and General Manager of Asia Pacific Operations since 1998. Prior to joining the Company, Mr. Robinson served as Chief Executive of ACI Packaging Group (1988-1998).

        Mr. Smith has been Vice President since 1993 and Vice President, General Manager of Glass Containers North America since 2000. He previously served as Vice President and Technical Director (1998-2002), Vice President of International Operations (1997-1998) and Vice President of Glass Container Manufacturing (1993-1997).

        Mr. Todisco has been Vice President since 1999 and General Manager European Operations since 1999. Prior to joining the Company, Mr. Todisco served as President of AVIR S.p.A. (1994-1999).

        Mr. White has been Vice President since 2002 and Controller since 1999. He previously served as Vice President and Director of Finance, Planning, and Administration-International Operations (1997-1999) and Financial Director of OI Group's affiliates in Finland and Poland (1996-1997).

        Mr. Roberts has been a director since 1987. Mr. Roberts is a Founding Partner of Kohlberg Kravis Roberts & Co., L.P. and, effective January 1, 1996, he became a managing member of KKR & Co. L.L.C., which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Roberts also is a general partner of KKR Associates, L.P. Mr. Roberts is a director of Borden, Inc., The Boyds Collection, Ltd., DPL Inc., KinderCare Learning Centers, Inc., KSL Recreation Group, Inc., PRIMEDIA, Inc., Safeway Inc. and Willis Group Holdings Limited.

        Mr. Michelson has been a director since 1987. Mr. Michelson has been a member of KKR & Co. L.L.C., which is the general partner of Kohlberg Kravis Roberts & Co., L.P. since January 1, 1996. Prior thereto, he was a general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Michelson also is a general partner of KKR Associates, L.P. Mr. Michelson is a director of Alliance Imaging, Inc., Amphenol Corporation, and KinderCare Learning Centers, Inc. He is chairman of the Compensation Committee.

        Mr. Greene has been a director since 1987. Mr. Greene was a general partner of Kohlberg Kravis Roberts & Co., L.P. from January 1, 1993 until January 1, 1996, when he became a member of KKR & Co. L.L.C., which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Greene has been a general partner of KKR Associates, L.P. since January 1, 1993, and prior thereto was a limited partner of KKR Associates, L.P. and an executive of Kohlberg Kravis Roberts & Co., L.P. Mr. Greene is a director of Accuride Corporation, Safeway Inc. and Shoppers Drug Mart Corporation. He is a member of the Compensation Committee.

        Mr. Gilhuly has been a director since 1987. Mr. Gilhuly was a general partner of Kohlberg Kravis Roberts & Co., L.P. from January 1, 1995 until January 1, 1996, when he became a member of the KKR & Co. L.L.C., which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Gilhuly has been a general partner of KKR Associates, L.P. since January 1, 1995, and prior thereto was a limited partner of KKR Associates, L.P. and an executive of Kohlberg Kravis Roberts & Co., L.P. Mr. Gilhuly is a director of FIMEP SA, the indirect parent of Legrand SA, Layne Christensen Company, MedCath Corporation and Rockwood Specialties, Inc. He is a member of the Compensation Committee.

        Mr. Dineen has been a director since 1994. Mr. Dineen has been Chairman of the Board of Directors of Layne Christensen Company since 1992. Prior to 1993, Mr. Dineen was President and Chief Executive Officer of The Marley Company for more than five years. Mr. Dineen is a director of Layne Christensen Company. He is chairman of the Audit Committee.

        Mr. McMackin has been a director since 1994. Mr. McMackin has been a member of the law firm of Williams & Jensen, P.C. for more than five years.

        Ms. Kelly has been a director since 2002. Ms. Kelly served as an executive officer of Sears, Roebuck and Co. from 1999 to 2003. She previously served as Senior Vice President (1996-1999) and General Counsel and Secretary (1995-1999) of Fannie Mae, a financial services company. She is a member of the Audit Committee.

        Mr. Colter has been a director since 2002. Mr. Colter has been President of CRS Inc. since 2002. He previously served as Vice Chairman of KPMG Canada, 2000-2002; Global Managing Partner, Financial Advisory Services, of KPMG International, 1998-2000; and Vice Chairman of KPMG Canada, 1989-1998. Mr. Colter is a director of Canadian Imperial Bank of Commerce. He is a member of the Audit Committee.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Director Compensation

        All of the Company's directors are also directors of OI Inc. Directors who are not officers of OI Inc. and the Company are paid a fee of $55,000 annually plus expenses associated with meetings of OI Inc.'s and the Company's Boards and receive no separate compensation from the Company. In addition, each director who is not an officer of the Company receives a grant under OI Inc.'s Directors Stock Option Plan of an option for 5,000 shares of OI Inc.'s Common Stock annually on the day immediately following the date of the annual meeting of share owners. Options are priced at the fair market value of the Common Stock on the date of grant, have a term of ten years and one day and vest on the first anniversary of the grant date.

Summary Compensation Table

        All of our executive officers hold the same position with OI Inc. and receive no separate compensation from the Company. The following table shows, for the years ended December 31, 2000, 2001 and 2002, the cash compensation paid by OI Inc. and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the four most highly compensated executive officers of the Company and OI Inc. (the "named executive officers") in all capacities in which they served.

								Long Term Compensation
		Annual Compensation						Awards				Payouts
Name and Principle Position	Year	Salary ($)(1)		Bonus ($)(2)		Other Annual Compensation ($)(3)		Restricted Stock Award(s) ($)		Securities Underlying Options/SAR's (#)(4)		Long-term Incentive Payouts ($)(5)	All Other Compensation ($)(6)
Joseph H. Lemieux Chairman and Chief Executive Officer	2002 2001 2000	$742,500 696,667 650,797		$675,000 525,000 137,500		$435,050 1,125,954 346,287	(7) (7)	$635,046 1,307,468 856,286	(8)	310,000 160,000 160,000	(9)	$413,100 335,644 100,358	$69,360 66,449 64,163	(10)(11)
Peter J. Robinson V.P., General Manager, Asia Pacific Operations	2002 2001 2000	497,294 432,401 471,726	(12)	637,024 544,063 405,879	(13)	25,861 598,911 0		179,820 602,000 0	(14)	35,000 75,000 100,000		179,811 146,096 124,616	5,280 4,404 4,446	(15)
R. Scott Trumbull(16) Executive V.P.—Chief Financial Officer	2002 2001 2000	331,667 311,667 292,500		250,000 240,000 180,000		216,381 467,216 104,202		179,820 451,500 0	(17)	42,500 75,000 75,000	(18)	133,171 108,202 94,502	14,312 12,976 12,594	(11)
Terry L. Wilkison Executive V.P.—Plastics Group General Manager	2002 2001 2000	340,833 315,833 292,500		320,000 250,000 200,000		28,200 413,241 33,005		199,800 451,500 0	(19)	40,000 100,000 75,000		133,258 108,272 73,093	9,822 8,489 5,956	(11)
Thomas L. Young(20) Executive V.P.— Administration and General Counsel	2002 2001 2000	340,833 315,833 292,500		320,000 250,000 200,000		106,828 459,331 85,921		199,800 451,500 0	(21)	95,793 100,000 75,000	(22)	132,736 107,848 91,763	9,542 8,106 12,948	(11)
(1)	Includes amounts deferred at the election of the named executive officer pursuant to the salary reduction provisions of the Owens-Illinois Stock Purchase and Savings Program.
(2)	Except as otherwise provided in footnote 13 below, the amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Senior Management Incentive Plan for the year indicated. Except as otherwise provided in footnote 8 below, amounts, if any, deferred at the election of a named executive officer are included in the year earned.
(3)	The amounts disclosed in this column represent amounts reimbursed during the year for the payment of taxes, including taxes due in connection with certain contributions made by OI Inc. to the Secular Trust Plan on behalf of certain named executive officers in the following amounts: Mr. Lemieux, $290,169; Mr. Trumbull, $174,954; and Mr. Young, $75,631. See "Pension Plans" below.
(4)	No SAR's were granted to any of the named executive officers during 2002.
(5)	The amounts disclosed in this column represent awards under OI Inc.'s Performance Award Plan for the year indicated. Except as otherwise provided in footnote 8 below, amounts, if any, deferred at the election of an executive officer are included in the year earned.

(6)	Except as otherwise provided in footnote 15 below, the amounts disclosed in this column for 2002 represent matching cash contributions by OI Inc. to the Stock Purchase and Savings Program ("SPASP") and the Executive Deferred Savings Plan, both defined contribution plans. The SPASP is a tax-qualified defined contribution plan intended to satisfy the requirements of Section 401(k) of the Internal Revenue Code of 1986. OI Inc. contributes to each participant's account maintained under the SPASP an amount of OI Inc. stock equal to 50% of the participant's contributions to the SPASP but not more than 4% of (a) the participant's earnings or (b) $200,000 for 2002, whichever is lower. The difference between the theoretical OI Inc. matching contribution under the SPASP for each participant, without regard to the legally imposed maximum, and the maximum contribution permitted under law is used to determine the number of theoretical shares of OI Inc. Common Stock which would have been purchased for the participant's account in the absence of the IRS limitation on participant's earnings in excess of $200,000 for 2002. Amounts deferred into the Executive Deferred Savings Plan at the election of the participant may be credited to either a cash deferral account earning interest at a prescribed rate or an OI Inc. stock deferral account. Any balance in the plan is paid in cash to the individual at termination of employment.
(7)	For 2002, the amount shown reflects $382,216 reimbursed to Mr. Lemieux in 2002 for the payment of taxes, including the amount of $290,169 representing taxes due in connection with contributions by OI Inc. to the Secular Trust Plan on behalf of Mr. Lemieux in 2002. The amount shown also reflects the values of certain perquisites provided by OI Inc. to Mr. Lemieux totaling $52,834, of which $22,027 is attributable to his personal use of OI Inc. aircraft and $17,636 is attributable to financial planning provided by OI Inc. For 2001, the amount shown reflects $1,065,060 reimbursed to Mr. Lemieux in 2001 for the payment of taxes, including the amount of $974,049 representing taxes due in connection with the grant of 160,000 shares of restricted stock in 2001. The amount shown also reflects the values of certain perquisites provided by OI Inc. to Mr. Lemieux totaling $60,894, of which $28,359 is attributable to his personal use of OI Inc. aircraft and $19,819 is attributable to financial planning provided by OI Inc.
(8)	Represents 59,676 shares of restricted stock granted to Mr. Lemieux under OI Inc.'s Amended and Restated 1997 Equity Participation Plan of which 39,676 shares were granted in lieu of cash payments in the amounts of $225,000 and $137,700 pursuant to elections by Mr. Lemieux under OI Inc.'s Senior Management Incentive Plan and Performance Award Plan, respectively. As of December 31, 2002, Mr. Lemieux held 409,143 shares of restricted stock of OI Inc. with a value of $5,965,305 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002).
(9)	Represents 110,000 options to purchase Common Stock granted to Mr. Lemieux under OI Inc.'s Amended and Restated 1997 Equity Participation Plan and 200,000 options granted to Mr. Lemieux in 1992, the expiration date of which was extended by one year in 2002.
(10)	Also includes a premium of $28,950 paid by OI Inc. on a whole life insurance policy owned by Mr. Lemieux.
(11)	Includes the following amounts equal to the value of premiums paid during 2002 by OI Inc. in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and Participation Agreements entered into between OI Inc. and certain named executive officers: Mr. Lemieux, $10,710; Mr. Trumbull, $1,045; Mr. Wilkison, $1,822; and Mr. Young, $1,542.
(12)	Includes payments in the amount of $94,647, which payments were made to Mr. Robinson in lieu of contributions on his behalf to a superannuation fund to provide post-retirement pension benefits. Mr. Robinson's bonus is provided under a separate bonus plan relating to OI Inc.'s Asia Pacific business.
(13)	Includes $114,639 accrued to Mr. Robinson under the ACI Packaging Services Pty. Ltd. Senior Executive Retention and Confidentiality Agreement.
(14)	As of December 31, 2002, Mr. Robinson held phantom stock units under OI Inc.'s Amended and Restated 1997 Equity Participation Plan with respect to 38,000 shares of Common Stock of OI Inc. and 100,000 shares of restricted stock of OI Inc. with a combined value of $2,012,040 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002).
(15)	Represents the statutory minimum amounts contributed by OI Inc. to a superannuation fund on behalf of Mr. Robinson.
(16)	Mr. Trumbull retired as Executive Vice President and Chief Financial Officer of OI Inc. as of the end of the year 2002.
(17)	As of December 31, 2002, Mr. Trumbull held 108,000 shares of restricted stock of OI Inc. with a value of $1,574,640 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002).
(18)	Represents 35,000 options to purchase Common Stock granted to Mr. Trumbull under OI Inc.'s Amended and Restated 1997 Equity Participation Plan and 7,500 options granted to Mr. Trumbull in 1992, the expiration date of which was extended by one year in 2002.
(19)	As of December 31, 2002, Mr. Wilkison held 110,000 shares of restricted stock of OI Inc. with a value of $1,603,800 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002).
(20)	Mr. Young was elected Chief Financial Officer of OI Inc. by the Board of Directors of OI Inc. on March 27, 2003.
(21)	As of December 31, 2002, Mr. Young held 115,000 shares of restricted stock of OI Inc. with a value of $1,676,700 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002).
(22)	Represents 40,000 options to purchase Common Stock granted to Mr. Young under OI Inc.'s Amended and Restated 1997 Equity Participation Plan, 17,252 options granted to Mr. Young in 1997 as Additional Options, as defined in the Second Amended and Restated Option Plan for Key Employees of Owens-Illinois, Inc., upon his exercise in that year of certain options granted to him in 1992, the expiration date of which was extended by one year in 2002, and 38,541 Additional Options granted to Mr. Young under OI Inc.'s Amended and Restated 1997 Equity Participation Plan upon his exercise of certain previously-issued options.

Option/SAR Grants in Last Fiscal Year(1)

        The following table provides information on options to purchase shares of Common Stock granted in 2002 to the named executive officers.

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(6)
	Number of Securities Underlying Options/SARs Granted (#)
			% of Total Options/SARs Granted to Employees in Fiscal Year(5)
Name					Exercise or Base Price ($/Sh)	Expiration Date
							5%	10%
Joseph H. Lemieux	110,000 200,000	(2) (3)	7.9 14.3	% %	$9.99 12.50	01/03/12 05/14/03	$691,092 125,000	$1,751,364 250,000	(6) (7)
Peter J. Robinson	35,000	(2)	2.5%		9.99	01/03/12	219,893	557,252	(6)
R. Scott Trumbull	35,000 7,500	(2) (3)	2.5 0.5	% %	9.99 12.50	01/03/12 05/14/03	219,893 4,688	557,252 9,375	(6) (7)
Terry L. Wilkison	40,000	(2)	2.9%		9.99	01/03/12	251,306	636,859	(6)
Thomas L. Young	40,000 17,252 38,541	(2) (3) (4)	2.9 1.2 2.8	% % %	9.99 36.31 16.65	01/03/12 05/14/03 01/03/11	251,306 31,323 353,792	636,859 62,646 871,405	(6) (8) (9)

(1)
No SARs were granted to any of the named executive officers during 2002.

(2)
Exercises of one-half of the options are permitted after each of the fifth and sixth anniversaries of the date of the grant; provided, options shall become exercisable after the first anniversary of the date of the grant thereof at the time when the average fair market value per share (as evidenced by the closing price of the underlying stock on the principal exchange on which it is traded) for any period of 20 consecutive trading days (commencing after such first anniversary) is at least equal to the product of the fair market value per share on the date of grant times the amount shown below under "Stock Price Multiple" as to the percentage of the shares of stock initially subject to the option shown below under "Exercise Percentage."

Stock Price Multiple	Resulting Stock Price	Exercise Percentage
120%	$11.99	25%
144%	14.39	50%
172%	17.18	75%
206%	20.58	100%

          Under the Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., for all options granted between January 1, 1992 and December 31, 1996, rights to receive Additional Options, as defined in the Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., are attached to each option and Additional Options will be granted upon exercise, subject to certain conditions, if the exercise price is paid using shares of Common Stock owned by the optionee or the related tax obligation is paid using shares of Common Stock owned by the optionee or by relinquising Common Stock which the optionee is entitled to receive upon the exercise of the options. Under the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., for all options granted under the plan, rights to receive Additional Options, as defined in the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., are attached to each option and Additional Options will be granted upon exercise, subject to certain conditions, if the exercise price is paid using shares of Common Stock owned by the optionee or the related tax obligation is paid using shares of Common Stock owned by the optionee or by relinquishing Common Stock which the optionee is entitled to receive upon the exercise of the options. The options granted in 2002 are not transferable except (a) by will or pursuant to the applicable laws of descent and distribution upon death of the optionee or (b) by gift to (i) such optionee's spouse, children or certain other relatives of the optionee, (ii) a trust for the benefit of such persons, (iii) a limited liability company or partnership, all of whose members or partners consist of the optionee or the above-listed relatives or trust, or (iv) a non-profit organization or charitable trust, contributions to which are tax-deductible.

(3)
Represents options, the expiration date of which was extended by one year in 2002. The options, which had an original expiration date of May 14, 2002, were extended to May 14, 2003. No other changes were made in the terms of the options. For purposes of this table, these options are deemed to be granted in 2002.

(4)
Options are Additional Options issued under the Amended and Restated 1997 Equity Participation Plan of OI Inc. For purposes of this table, these options are deemed to be granted in 2002.

(5)
Exclusive of the options extended during 2002, as described in footnote 3 above, and the Additional Options issued during 2002, as described in footnote 4 above, the percentages of total options granted in 2002 to each named executive officer were as follows: Mr. Lemieux, 10.5%; Mr. Robinson, 3.4%; Mr. Trumbull, 3.4%; Mr. Wilkison, 3.8%; and Mr. Young, 3.8%.

(6)
Based on actual option term and annual compounding. The assumed annual rates of appreciation of 5 and 10 percent would result in the price of the Common Stock increasing to $16.273 and $25.911, respectively, over the ten-year life of the options granted in 2002 (which would equal a total increase in stock price of 63% and 159%, respectively). These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and OI Inc.'s future performance and prospects.

(7)
Based on actual option term and annual compounding. The assumed annual rates of appreciation of 5 and 10 percent would result in the price of the Common Stock increasing to $13.125 and $13.750, respectively, over the remaining one-year life of these options (which would equal a total increase in stock price of 5% and 10%, respectively). These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and OI Inc.'s future performance and prospects.

(8)
Based on actual option term and annual compounding. The assumed annual rates of appreciation of 5 and 10 percent would result in the price of the Common Stock increasing to $38.126 and $39.941, respectively, over the remaining one-year life of these options (which would equal a total increase in stock price of 5% and 10%, respectively). These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and OI Inc.'s future performance and prospects.

(9)
Based on actual option term and annual compounding. The assumed annual rates of appreciation of 5 and 10 percent would result in the price of the Common Stock increasing to $25.830 and $39.260, respectively, over the remaining nine-year life of these options (which would equal a total increase in stock price of 55% and 136%, respectively). These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and OI Inc.'s future performance and prospects.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table provides information on the exercise of options to purchase Common Stock during 2002 by the named executive officers and the value of such officers' unexercised options to purchase Common Stock at December 31, 2002.

					Number of Securities Underlying Unexercised Options/SARs At December 31, 2002
							Value of Unexercised In-the-Money Options/SARs At December 31, 2002(1)
Name	Shares Acquired on Exercise(#)		Value Realized ($)
					Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph H. Lemieux	0		$0		575,000	650,000	$2,026,400	$634,500
Peter J. Robinson	75,000		642,188		25,000	310,000	27,000	241,650
R. Scott Trumbull	0		0		160,000	278,750	715,475	221,400
Terry L. Wilkison	0		0		118,750	246,250	909,500	244,350
Thomas L. Young	78,000	(2)	813,755	(2)	159,532	283,750	69,463	244,350
(1)
Based on the closing price of Common Stock on the New York Stock Exchange on that date of $14.58.

(2)
Includes the exercise of options covering 4,000 shares gifted to Mr. Young's wife, which had a value realized of $27,250. Mr. Young disclaimed beneficial ownership of those securities.

Long-Term Incentive Plans—Awards in Last Fiscal Year

        The named executive officers are covered by OI Inc.'s Performance Award Plan ("PAP") under which eligible employees receive annual cash awards payable at the end of the three-year period covered by the grant of the award. Award payouts under PAP are based on the average annual attainment of the performance objectives set by the Compensation Committee of OI Inc.'s Board. For the 2002-2004 award period, performance will be evaluated in comparison to OI Inc.'s attained level of earnings per share relative to objectives for that period. The target amounts shown below are earned by OI Inc. performance at the level of 100% of the established objectives, with such payment percentage increasing or decreasing four percentage points for each single percentage point increase or decrease, respectively, in performance.

	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
Name
		Threshold	Target	Maximum
Joseph H. Lemieux	2002-2004	$115,500	$577,500	(1)
Peter J. Robinson	2002-2004	32,767	163,836	(1)
R. Scott Trumbull	2002-2004	27,680	138,400	(1)
Terry L. Wilkison	2002-2004	28,496	142,480	(1)
Thomas L. Young	2002-2004	28,400	142,000	(1)

(1)
The maximum dollar amount that may be earned under PAP is not capped.

Pension Plans

        The following table illustrates the estimated annual benefits payable under the Owens-Illinois Salary Retirement Plan (the "Retirement Plan") and nonqualified retirement plans in various average earnings classifications upon normal retirement at age 65:

	Years of Credited Service
Highest Three-Year Average Annual Earnings
	20	25	30	35	40	45
$ 200,000	$52,458	$65,572	$78,686	$91,801	$103,921	$116,041
400,000	108,317	135,396	162,475	189,554	213,201	237,441
600,000	165,459	206,824	248,189	289,554	322,481	358,841
800,000	222,602	278,253	333,903	389,554	431,761	480,241
1,000,000	279,745	349,681	419,618	489,554	541,041	601,641
1,200,000	336,888	421,110	505,332	589,554	650,321	723,041
1,400,000	394,031	492,539	591,046	689,554	759,601	844,441
1,600,000	451,174	563,967	676,761	789,554	868,881	965,841
1,800,000	508,317	635,396	762,475	889,554	978,161	1,087,241
2,000,000	565,459	706,824	848,189	989,554	1,087,441	1,208,641
2,200,000	622,602	778,253	933,903	1,089,554	1,196,721	1,330,041
2,400,000	679,745	849,681	1,019,618	1,189,554	1,306,001	1,451,441
2,600,000	736,888	921,110	1,105,332	1,289,554	1,415,281	1,572,841

        The above pension table illustrates benefits calculated on a straight-life annuity basis, and reflects the greater of the regular benefit or the "grandfathered" benefit available under the formula in effect prior to January 1, 1989. The regular benefit does not contain an offset for social security or other amounts, whereas the "grandfathered" benefit does provide for a partial offset for social security benefits.

        The compensation covered by the plans under which the benefits are summarized in the table above equals the sum of base salary, Senior Management Incentive Plan and Performance Award Plan payments, as reported in the Summary Compensation Table for the named executive officers for the last three fiscal years, and is equal to the highest three-year average of such amounts. At January 31, 2003, Mr. Lemieux had 45 years of credited service, Mr. Trumbull had 31 years of credited service, Mr. Wilkison had 4 years of credited service and Mr. Young had 26 years of credited service under the Retirement Plan. To the extent that benefits in the preceding table cannot, under the limitations of the Code, be provided under the Retirement Plan, such benefits will be provided under OI Inc.'s

Supplemental Retirement Benefit Plan (the "SRBP"). Peter J. Robinson is not covered by an OI Inc.-sponsored pension plan.

        A significant portion of the pension benefits payable to certain named executive officers is provided under the SRBP. Such benefits have historically represented an unfunded liability of OI Inc. OI Inc. previously provided for funding of a significant portion of the retirement benefits due under the SRBP through cash payments to certain participants in the plan. Such funding arrangements offset the liabilities under the SRBP at the time of such funding. All or a significant portion of the remaining retirement benefits under the SRBP will be provided to certain named executive officers through insurance policies purchased by OI Inc. and held in a secular trust plan (the "Secular Trust Plan") for each participant in the Secular Trust Plan. The amounts paid by OI Inc. on behalf of each participant constitute income to the participant. OI Inc. makes tax payments in an amount sufficient to cover each participant's taxes on both the insurance premiums paid by OI Inc. and the tax payments.

Employment Agreements

        OI Inc. entered into employment agreements with certain officers, including the named executive officers listed above, that entitle the participants to receive their base salaries and to participate in designated benefit plans of OI Inc. The agreements provide for termination of employment at any time, with or without cause, and the benefit plans designated therein and each employee's rights to receive salary and bonuses pursuant thereto are subject to modification by OI Inc. in its sole discretion.

Certain Relationships and Related Transactions

        During 2002, the law firm of Williams & Jensen, P.C., of which Mr. McMackin is a member, received fees for legal services in connection with various matters. It is anticipated that OI Inc. will continue to utilize the services of Williams & Jensen, P.C. on various matters.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        The following non-employee directors serve on the Compensation Committee of OI Inc.'s Board of Directors: Edward A. Gilhuly, James H. Greene, Jr. and Michael W. Michelson (chair). Until June 1987, Mr. Gilhuly and Mr. Greene were officers of OI Inc. Messrs. Greene, Michelson and Gilhuly are members of KKR & Co. L.L.C., the general partner of Kohlberg Kravis Roberts & Co., L.P., which provides management, consulting and financial services to OI Inc. for an annual fee. In 2002, the payment for the management fee and expenses was $2,024,291. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of OI Inc. and its subsidiaries, as needed from time to time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of OI Inc. Common Stock as of March 17, 2003 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to OI Inc., each of OI Inc.'s directors, named executive officers and all directors and officers as a group. Joseph H. Lemieux, R. Scott Trumbull, Gerald J. Lemieux and L. Richard Crawford own 30,000, 28,000, 2,500 and 200 shares of OI Inc.'s $2.375 Convertible Preferred Stock, respectively, which shares are reflected in the totals shown below at a conversion rate of 0.9491 shares of Common Stock for each share of Convertible Preferred Stock. No other director, nominee for director, named executive officer or other executive officer beneficially owned any of OI Inc.'s preferred stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage
KKR Associates, L.P.(2) 9 West 57th Street New York, New York 10019	36,000,000		24.4%
FMR Corp.(3) 82 Devonshire Street Boston, Massachusetts 02109	21,705,847		14.6
AXA Financial, Inc., and affiliates(4) 1290 Avenue of the Americas New York, New York 10104	14,961,033		10.2
State Street Bank and Trust Company(5) 225 Franklin Street Boston, MA 02110	19,186,611		13.0
Joseph H. Lemieux(1)	1,617,948	(6)(7)	1.1
Thomas L. Young(1)	359,026	(6)(7)	0.2
Gary F. Colter(1)	1,000		—
Robert J. Dineen(1)	27,282		—
Edward A. Gilhuly(2)	10,000		—
James H. Greene, Jr.(2)	—		—
Anastasia D. Kelly	1,000		—
John J. McMackin, Jr.(1)	28,019		—
Michael W. Michelson(2)(8)	20,000		—
George R. Roberts(2)	—		—
Peter J. Robinson(1)	272,750	(6)(7)	0.2
R. Scott Trumbull(1)	425,661	(6)(7)	0.3
Terry L. Wilkison(1)	308,814	(6)(7)	0.2
All directors and executive officers as a group (other than as set forth in relation to KKR Associates, L.P.) (27 persons)(1)	4,803,957	(6)(7)	3.2

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The information includes: all currently exercisable options granted to Messrs. Lemieux, Young, Dineen, McMackin, Robinson, Trumbull and Wilkison. The number of shares beneficially owned includes 602,500 shares subject to options granted to Mr. Lemieux; 169,532 shares subject to options granted to Mr. Young; 18,182 shares subject to options granted to Mr. Dineen; 18,391 shares subject to options granted to Mr. McMackin; 33,750 shares subject to options granted to Mr. Robinson; 168,750 shares subject to options granted to Mr. Trumbull; 128,750 shares subject to options granted to Mr. Wilkison; and 1,909,505 shares subject to options granted to all directors and officers as a group (other than as set forth in relation to KKR Associates, L.P.). For purposes of this table, Mr. Robinson is deemed to have "beneficial ownership" of 56,000 phantom stock units issued under OI Inc.'s Amended and Restated 1997 Equity Participation Plan.

(2)
Shares shown as owned by KKR Associates, L.P. are owned of record by three limited partnerships of which KKR Associates, L.P. is the sole general partner and as to which it possesses sole voting and investment power. As of December 31, 2002, KKR Associates, L.P. owned shares of the Common Stock, which represented approximately 24.4% of the outstanding shares of Common Stock. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin and Scott Stuart are the general partners of KKR Associates, L.P., and Messrs. Kravis and Roberts are also the members of the Executive Committee of KKR Associates, L.P., and in such capacity may be deemed to share beneficial ownership of any shares of Common Stock beneficially owned or deemed to be beneficially owned by KKR Associates, L.P., but disclaim any such beneficial ownership.

(3)
The Schedule 13G received by OI Inc. from FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, indicated that FMR is the beneficial owner of 21,705,847 shares of the Common Stock, with sole power to vote or to direct the vote of 4,655,078 shares and the sole power to dispose or to direct the disposition of 21,705,847 shares. Fidelity is the beneficial owner of 17,019,669 shares of the Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. That number includes 1,092,699 shares of Common Stock resulting from the assumed conversion of 1,151,300 shares of OI Inc.'s $2.375 Convertible Preferred Stock (0.9491 shares of Common Stock for each share of Convertible Preferred Stock). Edward C. Johnson 3d, FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 17,019,669 shares owned by the Funds. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR is the beneficial owner of 2,943,250 shares of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR, through its control of Fidelity Management Trust Company, each has sole dispositive power over 2,943,250 shares and sole power to vote or to direct the voting of 2,911,850 shares, and no power to vote or to direct the voting of 31,400 shares of Common Stock owned by the institutional account(s) as reported above. Geode Capital Management, LLC is the beneficial owner of 543 shares of Common Stock. The managers of Geode Capital Management, LLC are certain shareholders and employees of FMR. Fidelity International Limited is the beneficial owner of 1,742,385 shares of Common Stock.

(4)
The Schedule 13G received by OI Inc. from AXA Financial, Inc. ("AFI"), filing jointly on behalf of itself and AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (the "Mutuelles AXA"), and AXA indicated that (a) the Mutuelles AXA and AXA are each the beneficial owner of 14,961,003 shares of the Common Stock, with sole power to vote or to direct the vote on 8,572,744 shares, shared power to vote or direct the vote on 1,101,245 shares, the sole power to dispose or to direct the disposition of 13,868,903 shares and the shared power to dispose or to direct the disposition of 1,092,100 shares; (b) AFI is the beneficial owner of 13,829,403 shares of the Common Stock, with sole power to vote or to direct the vote on 7,910,544 shares, shared power to vote or direct the vote on 1,101,245 shares, and the sole power to dispose or to direct the disposition of 13,829,403 shares; (c) AXA Konzern AG is deemed to have sole power to vote or to direct the vote on 39,500 shares, and is deemed to have sole power to dispose or to direct the disposition of 39,500 shares; AXA Rosenberg Investment Management LLC is deemed to have sole power to vote or to direct the vote on 622,700 shares, and is deemed to have shared power to dispose or to direct the disposition of 1,092,100 shares; and Alliance Capital Management L.P. is deemed to have sole power to vote or direct the vote on 7,910,544 shares, is deemed to have shared power to vote or direct the vote on 1,101,245 shares, and is deemed to have sole power to dispose or to direct the disposition of 13,829,403 shares. The filing further indicated that the filing was made by AFI; AXA, which owns AFI; and the Mutuelles AXA, which as a group control AXA: (i) in the Mutuelles AXA's capacity, as a group, acting as a parent holding company with respect to the holdings of the following AXA entity or entities: (ii) in AXA's capacity as a parent holding company with respect to the holdings of the following AXA entity or entities: AXA Konzern AG (Germany) AXA Rosenberg Investment Management LLC (iii) in AFI's capacity as a parent holding company with respect to the holdings of the following subsidiaries: (iv) Alliance Capital Management L.P., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(5)
The Schedule 13G received by OI Inc. from State Street Bank and Trust Company ("State Street"), acting in various fiduciary capacities, indicated it is beneficial owner of 19,186,611 shares of Common Stock, with sole voting power with respect to 815,893 shares of Common Stock, shared voting power with respect to 18,351,088 shares of Common Stock, sole dispositive power with respect to 11,451,289 shares of Common Stock, and shared dispositive power with respect to 7,735,322 shares of Common Stock. The majority of the shares with respect to which State Street is the beneficial owner are owned on behalf of (a) the Owens-Illinois Hourly Supplemental Retirement Plan, (b) the Owens-Illinois Non-Union Retirement and Savings Plan, (c) the Owens-Illinois Stock Purchase and Savings Program, and (d) the Owens-Illinois Long Term Savings Plan.

(6)
The table includes the number of shares of Common Stock that Joseph H. Lemieux, Thomas L. Young, R. Scott Trumbull, Terry L. Wilkison and all directors and officers as a group (other than as set forth in relation to KKR Associates, L.P.) held in the Stock Purchase and Savings Program as of January 31, 2003. No shares are held in such program for Peter J. Robinson.

(7)
The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of February 15, 2003; Mr. Lemieux—444,469 shares; Mr. Young—145,000 shares; Mr. Robinson—100,000 shares; Mr. Trumbull—108,000 shares; Mr. Wilkison—134,000 shares; and all directors and officers as a group (other than as set forth in relation to KKR Associates, L.P.)—1,527,040 shares. The number of shares shown as beneficially owned by Mr. Robinson also includes 56,000 phantom stock units issued under OI Inc.'s Amended and Restated 1997 Equity Participation Plan.

(8)
Does not include 3,000 shares of Common Stock held in an irrevocable trust created by Mr. Michelson for the benefit of his children with respect to which Mr. Michelson disclaims any beneficial ownership. Two of the limited partnerships noted in footnote 2 above (the "KKR Partnerships") dissolved, by their terms, on December 31, 1999. In connection with the dissolution and winding up of the limited partnerships, KKR Associates, L.P., as general partner of the KKR Partnerships, has sole discretion regarding the timing (which may be one or more years after the dissolution of the KKR Partnerships) and manner of the disposition of any Common Stock held by such limited partnerships, including public or private sales of such Common Stock, the distribution of such Common Stock to the limited partners of the limited partnerships or a combination of the foregoing.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The Secured Credit Agreement

        The secured credit agreement provides a $1.9 billion credit facility that consists of: (1) a $600.0 million revolving loan facility (including the subfacilities described below, the "Revolving Facility") available to OI Plastics Products FTS Inc. and Owens-Brockway Glass Container Inc. (collectively, the "Domestic Borrowers"), (2) a $460.0 million term loan made to one of the Australian borrowers (the "Tranche A Term Loan"), and (3) an $840.0 million term loan made to Owens-Brockway Glass Container Inc. (the "Tranche B Term Loan"). Each Domestic Borrower is jointly and severally liable for loans made to the other Domestic Borrower under the Revolving Facility. The Revolving Facility also includes:

  •
  a $20.0 million subfacility (the "U.K. Subfacility") available to a U.K. subsidiary of OI Group (the "U.K. Borrower");

  •
  a $440.0 million subfacility (the "Australian Subfacility") available to two Australian subsidiaries of OI Group (the "Australian Borrowers");

  •
  a $10.0 million subfacility (the "Canadian subfacility") available to a Canadian subsidiary of OI Group (the "Canadian Borrower"); and

  •
  a $10.0 million subfacility (the "Italian Subfacility") available to an Italian subsidiary of OI Group (the "Italian Borrower").

Each Australian Borrower is jointly and severally liable for the Revolving Facility obligations of the other Australian Borrower. In addition, the Revolving Facility includes a $300.0 million letter of credit subfacility available to the Domestic Borrowers and the Australian Borrowers and certain overdraft facilities available to each borrower.

        The Revolving Facility expires and the Tranche A Term Loan matures on April 1, 2007. The Tranche B Term Loan matures on April 1, 2008.

        The Tranche A Term Loan will be subject to amortization on a semi-annual basis commencing in 2005 in an aggregate annual amount of $50.0 million in 2005 and $110.0 million in 2006 with a final payment of $300.0 million due on April 1, 2007. The Tranche B Term Loan will require a single amortization payment of $35.0 million on October 1, 2007 with a final payment of $805.0 million due on April 1, 2008.

        Borrowings under the Revolving Facility bear interest, generally at the applicable borrower's option, at:

  •
  the higher of (A) the prime rate or (B) 50 basis points over an averaged federal funds rate, plus in either case 125 basis points, if the applicable leverage ratio then in effect under the secured credit agreement is less than 3.0:1, 150 basis points if the applicable leverage ratio then in effect is 3.0:1 or greater but less than 3.5:1, or 175 basis points if the applicable leverage ratio then in effect is greater than or equal to 3.5:1; or

  •
  a reserve-adjusted Eurodollar Rate plus 225 basis points, if the applicable leverage ratio then in effect under the secured credit agreement is less than 3.0:1, 250 basis points if the applicable leverage ratio then in effect is 3.0:1 or greater but less than 3.5:1, or 275 basis points if the applicable leverage ratio then in effect is greater than or equal to 3.5:1.

        Borrowings under the Tranche A Term Loan bear interest, generally at the applicable Australian borrower's option, at:

  •
  the higher of (A) the prime rate or (B) 50 basis points over an averaged federal funds rate, plus in either case 175 basis points, if the applicable leverage ratio then in effect under the secured credit agreement is less than 3.0:1, 200 basis points if the applicable leverage ratio then in effect is 3.0:1 or greater but less than 3.5:1, or 225 basis points if the applicable leverage ratio then in effect is greater than or equal to 3.5:1; or

  •
  a reserve-adjusted Eurodollar Rate plus 275 basis points, if the applicable leverage ratio then in effect is less than 3.0:1, 300 basis points if the applicable leverage ratio then in effect under the secured credit agreement is 3.0:1 or greater but less than 3.5:1, or 325 basis points if the applicable leverage ratio then in effect is greater than or equal to 3.5:1.

        Borrowings under the Tranche B Term Loan bear interest, generally at our option, at (i) the higher of (A) the prime rate or (B) 50 basis points over an averaged federal funds rate, plus in either case 225 basis points or (ii) a reserve-adjusted Eurodollar Rate plus 325 basis points.

        Each Domestic Borrower has guaranteed the obligations of each borrower under the secured credit agreement (including the offshore subfacilities). In addition, the secured credit agreement (including the offshore subfacilities) is guaranteed by OI Group and substantially all other direct and indirect domestic subsidiaries of OI Group. The U.K. Borrower has guaranteed the obligations of both the Australian Borrowers, the Canadian Borrower and the Italian Borrower under the secured credit agreement. In addition, certain wholly-owned U.K. subsidiaries of the U.K. Borrower (the "U.K. Guarantors") have guaranteed the obligations of the U.K. Borrower under the U.K. Subfacility; and certain wholly-owned Australian subsidiaries of the Australian Borrowers (the "Australian Guarantors") have guaranteed the obligations of the Australian Borrowers under the Australian Subfacility and the Tranche A Term Loan. The Australian Borrower that is not the borrower of the Tranche A Term Loan has guaranteed the obligations of the other Australian Borrower under the Tranche A Term Loan.

        The secured credit agreement and the domestic guaranties of the secured credit agreement, subject to certain exceptions and limitations, are secured on a first priority basis by substantially all of the assets of OI Group and substantially all of the assets of substantially all present and future direct and indirect domestic subsidiaries of OI Group, including the stock and intercompany debt of such subsidiaries. In addition, the U.K. Subfacility, the Australian Subfacility, the Canadian Subfacility, the Italian Subfacility, the Tranche A Term Loan and the guaranties of the U.K. Borrower and U.K. Guarantors are secured by substantially all of the assets of the U.K. Borrower and U.K. Guarantors, and the Australian Subfacility and the Tranche A Term Loan and the guaranties of the Australian Borrowers and the Australian Guarantors are secured by substantially all of the assets of the Australian Borrowers and the Australian Guarantors. Except to the extent that real property had been required to be mortgaged in favor of the collateral agent prior to the amendment and restatement of the original secured credit agreement, real property with an acquisition cost or insurable value of less than $50.0 million has generally been excluded. The secured credit agreement also requires under certain circumstances certain additional existing and future subsidiaries to guaranty the secured credit agreement and grant security interests in their assets to secure the secured credit agreement. The secured credit agreement and related collateral documents provide that, subject to certain conditions, the domestic guaranties and liens supporting the secured credit agreement may be shared from time to time with specified types of other obligations owing to lenders or affiliates of lenders party to the secured credit agreement incurred or guaranteed by OI Group or its subsidiaries as lending facilities and interest rate and currency agreements and certain other indebtedness permitted by the secured credit agreement, including the notes.

        Loans and commitments under the secured credit agreement are subject to mandatory prepayment and reduction under certain circumstances from excess cash flow and with the proceeds of permitted asset sales (including sales of receivables), the sale or issuance of permitted debt securities, the sale or issuance of certain equity securities, and from insurance and condemnation proceeds, in each case received by OI Group and/or OI Group's subsidiaries (with certain exceptions for non-U.S. subsidiaries), and in some cases by OI Inc. Voluntary prepayment of any of the loans under the secured credit agreement is permitted in whole or in part with prior notice and without premium or penalty (other than funding losses), subject to limitations as to minimum amounts.

        The secured credit agreement contains covenants and provisions that, among other things, restrict the ability of OI Group and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness or amend certain debt instruments, use proceeds of loans under the secured credit agreement to pay certain other indebtedness, pay dividends, create liens on assets, enter into contingent obligations, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by OI Group and its subsidiaries, engage in certain transactions with affiliates and otherwise restrict certain corporate activities.

        In addition, the secured credit agreement contains financial covenants that require OI Group and its subsidiaries to maintain, based upon the financial statements of OI Inc. and its subsidiaries on a consolidated basis and calculated on a pro forma basis for material acquisitions and dispositions, the following financial ratios and tests:

  •
  the fixed charge coverage ratio (the ratio of cash flow available for fixed charges to fixed charges) must be at least 1.15 to 1.0 for any fiscal quarter through June 30, 2004, at least 1.30 to 1.0 for any fiscal quarter ending on September 30, 2004 through December 31, 2004, at least 1.50 to 1.0 for any fiscal quarter ending on March 31, 2005 through December 31, 2005 and at least 1.75 to 1.0 for any fiscal quarter ending on March 31, 2006 through March 31, 2008;

  •
  the leverage ratio (the ratio of total debt to adjusted EBITDA) may not exceed 4.65 to 1.0 as of the last day of each fiscal quarter through June 30, 2004, may not exceed 4.35 to 1.0 as of the last day of each fiscal quarter ending on September 30, 2004 through June 30, 2005, may not exceed 4.10 to 1.0 as of the last day of each fiscal quarter ending on September 30, 2005 through June 30, 2006, may not exceed 3.85 to 1.0 as of the last day of each fiscal quarter ending on September 30, 2006 through September 30, 2007 and may not exceed 3.75 to 1.0 as of the last day of each fiscal quarter ending on December 30, 2007 through March 31, 2008; and

  •
  capital expenditures cannot exceed $550.0 million in any fiscal year except that in fiscal years 2003 and 2004 capital expenditures may exceed such amount by not more than $150.0 million in the aggregate for both years for certain specified expenditures.

        Events of default under the secured credit agreement include, among other matters: (1) any failure to pay principal when due or to reimburse letters of credit when reimbursement is due, or to pay interest, fees or other amounts within five days after the date due; (2) any failure by OI Inc. or any of its subsidiaries to pay when due principal or interest on certain indebtedness that gives rise to a right of acceleration, and other breaches or defaults by OI Inc. or its subsidiaries under such indebtedness similarly giving rise to acceleration rights; (3) the breach by OI Group or certain of its subsidiaries of certain covenants, representations or warranties in the secured credit agreement; (4) any other default by OI Group or certain subsidiaries under the secured credit agreement that has not been remedied or waived within 30 days of the requisite notice; (5) certain events of bankruptcy, insolvency or dissolution of OI Inc., OI Group, any borrower or any material subsidiary, and certain material judgments entered against the same; (6) a change of control of OI Inc., OI Group or the Company as defined in the secured credit agreement; (7) certain ERISA and pension-related matters and liabilities; (8) material impairment of the guarantees or the collateral security; and (9) certain changes in the activities of OI Inc. and certain of OI Group's subsidiaries.

Senior Secured Notes due 2009, 2011 and 2012

        In January 2002, we issued $1.0 billion of 8 7/8% Senior Secured Notes due 2009. In November 2002, we issued $450.0 million of 8 3/4% Senior Secured Notes due 2012 and in December 2002, we issued an additional $175.0 million of 8 3/4% Senior Secured Notes due 2012. In May 2003, we issued $450.0 million of 7 3/4% Senior Secured Notes due 2011. The 8 7/8% Senior Secured Notes due 2009, 8 3/4% Senior Secured Notes due 2012 and 7 3/4% Senior Secured Notes due 2011 are senior obligations of the Company and rank pari passu in right of payment with all current and future senior debt of the Company, including its obligations under the secured credit agreement and the notes. The guarantees of the 8 7/8% Senior Secured Notes due 2009, 8 3/4% Senior Secured Notes due 2012 and 7 3/4% Senior Secured Notes due 2011 rank equal in right of payment to the guarantees of OI Group and the subsidiary guarantors of their existing and future senior obligations, including their obligations under the secured credit agreement and the notes. The terms of the 8 7/8% Senior Secured Notes due 2009, 8 3/4% Senior Secured Notes due 2012 and 7 3/4% Senior Secured Notes due 2011 are substantially similar to the terms of the notes except that each of those series of notes and the guarantees thereof are secured.

Indebtedness of OI Inc.

        OI Inc. has issued the following outstanding public debt securities:

    $300 million of 7.85% Senior Notes due 2004
    $350 million of 7.15% Senior Notes due 2005
    $300 million of 8.10% Senior Notes due 2007
    $250 million of 7.35% Senior Notes due 2008
    $250 million of 7.50% Senior Debentures due 2010
    $250 million of 7.80% Senior Debentures due 2018

        On May 27, 2003, we purchased in a tender offer $263.5 million of OI Inc.'s $300 million of 7.85% Senior Notes due 2004.

        OI Inc.'s obligations under these outstanding public debt securities are guaranteed on a subordinated basis by OI Group and OI Packaging. The guarantees and the outstanding public debt securities are secured by a second priority lien on the intercompany debt owed to and capital stock owned by OI Group and OI Packaging other than the stock of, and intercompany debt owing to OI Group by, OI General FTS Inc.

        The guarantees by OI Group and OI Packaging are subordinated to the prior payment in full in cash of all obligations of the guarantors under the secured credit agreement, the 8 7/8% Senior Secured Notes due 2009, the 8 3/4% Senior Secured Notes due 2012 and the 7 3/4% Senior Secured Notes due 2011. The guarantees by OI Group and OI Packaging of OI Inc.'s outstanding public debt securities are also subordinated to the guarantees by OI Group and OI Packaging of our obligations under the notes. Each of OI Group and OI Packaging will be released and relieved of any obligations under its guarantee of OI Inc.'s outstanding public debt securities (1) in the event of a sale or other disposition of all or substantially all of the assets of such guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of its capital stock, to a person that is not a subsidiary of OI Inc., or (2) at the discretion of OI Inc., in the event that the guarantor is no longer a guarantor under the secured credit agreement.

        The security interests securing OI Inc.'s outstanding public debt securities will terminate and the collateral will be released upon the earlier of:

  •
  payment in full of all obligations under the secured credit agreement and the cancellation or termination of the secured credit agreement and related letters of credit and the written election of OI Group and OI Packaging; and

  •
  the first date on which the pledged collateral no longer secures any obligations under the secured credit agreement and upon the written election of OI Group and OI Packaging.

        In addition, lenders under the secured credit agreement have the ability to direct the collateral agent to release the collateral upon the approval of the requisite percentage of lenders under the secured credit agreement.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." In this description, the word "Company" refers only to Owens-Brockway Glass Container Inc. and not to any of its Subsidiaries, the term "OI Packaging" refers to Owens-Brockway Packaging, Inc., the Company's direct parent, and not to any of its Subsidiaries and the term "OI Group" refers to Owens-Illinois Group, Inc., the Company's indirect parent, and not to any of its Subsidiaries. OI Group and certain of the Subsidiaries of OI Group guarantee the notes and therefore are subject to many of the provisions contained in this Description of Notes.

        The Company issued the private notes, and will issue the exchange notes, under an Indenture (the "Indenture") among itself, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee") in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The notes:

  •
  are senior obligations of the Company;

  •
  are pari passu in right of payment with existing, and any future, senior Indebtedness of the Company; and

  •
  are guaranteed on a senior basis by the Guarantors.

The Guarantees

        The notes are guaranteed by OI Group and all Domestic Subsidiaries of OI Group that guarantee the Credit Agreement and will be guaranteed by any future Domestic Subsidiaries of OI Group that guarantee the Credit Agreement. As of the Issue Date, all of OI Group's Subsidiaries, other than its Foreign Subsidiaries, were "Domestic Subsidiaries." After the Issue Date, OI Group may have additional Subsidiaries which are not Domestic Subsidiaries and may also have additional Domestic Subsidiaries which do not guarantee the notes.

        Each Guarantee of the notes:

  •
  is a senior obligation of the Guarantor; and

  •
  is pari passu in right of payment with existing and any future senior Indebtedness of the Guarantor.

        As of the Issue Date, all of OI Group's Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," OI Group will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." The Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the notes.

Principal, Maturity and Interest

        The Indenture does not limit the maximum aggregate principal amount of notes that the Company may issue thereunder. The Company will issue an aggregate principal amount of $450 million of exchange notes in this exchange offer. The Company may issue additional notes (the "additional notes") from time to time after this exchange offer. The notes and any additional notes subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on May 15, 2013.

        Interest on the notes will accrue at the rate of 8 1/4% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2003. The Company will make each interest payment to the Holders of record on the immediately preceding May 1 and November 1.

        Interest on the exchange notes will accrue from the last interest payment date on which interest was paid, or, if no interest was paid on the private notes, from the date of issuance of the private notes, which was May 6, 2003. Holders whose private notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the private notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and liquidated damages, if any, on that Holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The registered Holder of a note will be treated as the owner of it for all purposes.

Guarantees

        The Guarantors jointly and severally guarantee the due and punctual payment of principal and of interest on the notes and all other obligations of the Company under the Indenture. The Guarantees of the notes (including the payment of principal of, premium, if any, and interest on the notes) are senior obligations of such Guarantors and rank pari passu in right of payment with all existing and future senior obligations of the Guarantors and rank senior to all subordinated obligations of such Guarantors. The obligations of each Guarantor under its Guarantee are limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Relating to the Notes—Fraudulent Transfer—Federal and state laws permit a court to void the notes or the guarantees under certain circumstances."

        Until such time as all Guarantees of the notes by the Guarantors have been released in accordance with the terms of the Indenture, OI Group will cause each Domestic Subsidiary that guarantees the Company's obligations under the Credit Agreement to become a Guarantor under the Indenture and thereby guarantee the notes on the terms and conditions set forth in the Indenture. Upon the release of a Guarantee by a Domestic Subsidiary under the Credit Agreement, the Guarantee of such Domestic Subsidiary under the Indenture will be released and discharged at such time. In the event any such Domestic Subsidiary thereafter guarantees obligations under the Credit Agreement (or such released Guarantee under the Credit Agreement is reinstated or renewed), then such Domestic Subsidiary will guarantee the notes on the terms and conditions set forth in the Indenture.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Event of Default exists under the Indenture; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Guarantee, the Collateral Documents and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

  (b)
  such sale or other disposition complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom.

        The Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of OI Group, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the "Asset Sale" provisions of the Indenture;

  (2)
  in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of OI Group, if the sale of all such Capital Stock of that Guarantor complies with the "Asset Sale" provisions of the Indenture; or

  (3)
  if OI Group properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

        The Guarantees will also be released in the circumstances described below under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets."

Ranking

        The notes are senior obligations of the Company and rank pari passu in right of payment with all existing and future senior obligations of the Company (including Indebtedness of the Company under the Credit Agreement, the Existing Senior Notes and the 7 3/4% Senior Secured Notes due 2011) and rank senior in right of payment to all subordinated obligations of the Company. The notes are guaranteed by the Guarantors to the extent set forth above under "—Guarantees." The Guarantees of the notes rank equal in right of payment to the Guarantees of OI Group and the other Guarantors of their existing and future senior obligations, including their obligations under the Credit Agreement, the Existing Senior Notes and the 7 3/4% Senior Secured Notes due 2011, and senior in right of payment to all subordinated obligations of the Guarantors, including the guarantees of OI Group and OI Packaging of the obligations of OI Group's parent, OI Inc., related to its outstanding public debt securities.

        The notes are effectively subordinated to obligations under the Credit Agreement, the Existing Senior Notes and the 7 3/4% Senior Secured Notes due 2011, to the extent such obligations are secured by collateral. In addition, OI Inc.'s outstanding public debt securities and the Guarantees thereof are secured by a second priority lien on the capital stock owned by, and intercompany debt owed to, OI Packaging and OI Group. If the holders of OI Inc.'s outstanding public debt securities were to foreclose on the intercompany debt owed to OI Packaging by the Company and/or owed to OI Packaging or OI Group by certain of the guarantors of the notes, such holders would have a direct claim under the intercompany debt as a creditor of the Company and/or such guarantors. However, the terms of the intercompany debt expressly subordinate the payment of that intercompany debt to the prior payment of all of the existing and future senior indebtedness of the Company and such guarantors, including the notes and the Guarantees thereof. Finally, if the holders of OI Inc.'s outstanding public debt securities were to foreclose on the capital stock of the Company and/or such guarantors, such holders would not have a direct claim as a creditor of the Company or any such guarantor. Therefore, claims of the holders of the notes against the Company and/or such guarantors are effectively senior to the claims of the holders of OI Inc.'s outstanding public debt securities.

        As of and for the three months ended March 31, 2003, the non-guarantor Subsidiaries represented approximately:

  •
  47% of OI Group's consolidated net sales;

  •
  51% of OI Group's consolidated EBITDA; and

  •
  44% of OI Group's consolidated assets.

        The liabilities of the non-guarantor Subsidiaries on a consolidated basis were approximately $2.2 billion as of March 31, 2003.

        As of March 31, 2003, on a pro forma basis after giving effect to the issuance of the notes and the 7 3/4% Senior Secured Notes due 2011 and application of the net proceeds therefrom, OI Group would have had approximately $5.6 billion of total consolidated indebtedness, which includes approximately $1.5 billion of secured indebtedness under the Credit Agreement.

Optional Redemption

        Except as described below, the notes are not redeemable at the Company's option prior to May 15, 2008. The Company cannot predict with any certainty the criteria that it will use in determining whether to redeem the notes. The general economic environment, the Company's capitalization, the interest rate environment and the Company's cash flow are just a few of the many factors that may influence the Company's decision. The Company may, for example, be more likely to redeem the notes if interest rates are low or if the Company has substantial excess cash flow.

        On or after May 15, 2008, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Percentage
2007	104.125%
2008	102.750%
2009	101.375%
2010 and thereafter	100.000%

        At any time prior to May 15, 2006, the Company may redeem on any one or more occasions up to 35% of the aggregate principal amount of notes (calculated after giving effect to any issuance of additional notes) at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by OI Inc. to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes (calculated after giving effect to any issuance of additional notes) remains outstanding immediately after the occurrence of such redemption (excluding notes held by OI Inc. and its Subsidiaries); and

  (2)
  the redemption must occur within 60 days of the date of the closing of such Equity Offering.

        In addition, at any time prior to May 15, 2008, the notes may also be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and liquidated damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the notes on the relevant interest payment date).

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of such note; or

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (1) the redemption price of such note at May 15, 2008 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such note through May 15, 2008 (including accrued but unpaid interest) computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points; over

  (b)
  the principal amount of such note.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2008; provided, however, that if the period from the redemption date to May 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, unless the Company has exercised its right to redeem all the notes as described under "—Optional Redemption," each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's notes pursuant to a change of control offer on the terms set forth in the Indenture (a "Change of Control Offer"). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and liquidated damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

        The paying agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

        The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The indentures for the Existing Senior Notes and the 7 3/4% Senior Secured Notes due 2011 contain a similar Change of Control covenant.

        The Credit Agreement currently prohibits the Company from voluntarily purchasing the notes or the Existing Senior Notes, and also provides that certain change of control events with respect to OI Inc., OI Group and the Company would constitute a default under that agreement. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the notes, the Company could seek consent to purchase the notes, the 7 3/4% Senior Secured Notes due 2011 and the Existing Senior Notes or could attempt to refinance its borrowings under the Credit Agreement. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing the notes, the 7 3/4% Senior Secured Notes due 2011 or the Existing Senior Notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

  Asset Sales

        OI Group will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  OI Group (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  such Fair Market Value is determined in good faith by OI Group and a certification to that effect is set forth in an Officers' Certificate delivered to the Trustee; and

  (3)
  at least 75% of the consideration therefor received by OI Group or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  any liabilities (as shown on OI Group's or such Restricted Subsidiary's most recent balance sheet) of OI Group or any Restricted Subsidiary of OI Group (other than liabilities that are by their terms subordinated to the notes or any Guarantee of the notes) that are assumed by the transferee of any such assets which assumption releases OI Group or such Restricted Subsidiary from further liability;

  (b)
  any securities, notes or other obligations received by OI Group or any such Restricted Subsidiary from such transferee that are converted within 180 days by OI Group or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

    (c)
    any Designated Noncash Consideration received by OI Group or any Restricted Subsidiary of OI Group in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value);

provided, that the 75% limitation referred to in clause (3) above will not apply to any Asset Sale in which the cash portion of such consideration received therefor on an after-tax basis, determined in accordance with clause (3) above, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with such 75% limitation.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, OI Group or such Restricted Subsidiary may apply such Net Proceeds at its option:

  (1)
  to repay senior Indebtedness of the Company or any Guarantor and, if the senior Indebtedness of the Company or any Guarantor repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, if the terms of such revolving credit Indebtedness would require such a commitment reduction; provided, however, that a non-Guarantor Restricted Subsidiary may use the Net Proceeds from an Asset Sale to repay senior Indebtedness of OI Group or any Restricted Subsidiary of OI Group;

  (2)
  to make payments required to be made with respect to the outstanding OI Inc. Senior Notes;

  (3)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business;

  (4)
  to make a capital expenditure in or that is used or useful in a Permitted Business;

  (5)
  to acquire other long-term assets in or that are used or useful in a Permitted Business; or

  (6)
  to make an Investment in any one or more businesses (provided that such Investment in any business may be in the form of the acquisition of Capital Stock so long as it results in OI Group or a Restricted Subsidiary of OI Group, as the case may be, owning a majority of the Capital Stock of such business), properties or assets that replace the businesses, properties and assets that are the subject of such Asset Sale; provided, however, that any such business, properties and assets of OI Group or a Guarantor that are the subject of an Asset Sale are invested in one or more businesses, properties or assets that constitute or are owned or will be owned by a Guarantor or a Restricted Subsidiary that becomes a Guarantor.

Notwithstanding the foregoing, with respect to any Asset Sale by the Company or any Guarantor, such Net Proceeds may only be applied pursuant to items (1) or (6) above and, to the extent such Net Proceeds are applied to, or with respect to, the Company, a Guarantor or a Person or a Restricted Subsidiary that becomes a Guarantor, items (3), (4) or (5) above. Pending the final application of any such Net Proceeds, OI Group or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of notes and all Holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (including the Existing Senior Notes and the 7 3/4% Senior Secured Notes due 2011) to purchase the maximum principal amount of notes, and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

        The agreements governing OI Group's Indebtedness or the Company's other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company or OI Group. Finally, the Company's ability to pay cash to the Holders of notes upon a repurchase may be limited by the Company's or OI Group's then existing financial resources.

Selection and Notice

        If less than all of the outstanding notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

  (1)
  if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Fall-Away Event

        If at any time the notes have achieved the Investment Grade Ratings, OI Group and the Restricted Subsidiaries of OI Group will thereafter no longer be subject to the covenants under

"—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales" or the following provisions of the Indenture under "—Certain Covenants" (even if the notes subsequently cease to have the Investment Grade Ratings):

        "—Restricted Payments,"

        "—Incurrence of Indebtedness and Issuance of Preferred Stock,"

        "—Liens,"

        "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,"

        "—Transactions with Affiliates,"

        "—Additional Guarantees/Pledges," and

        "—Payments for Consent"

(collectively, the "Extinguished Covenants"), provided that if upon the receipt by the notes of the Investment Grade Ratings, a Default or Event of Default has occurred and is continuing under the Indenture, the Company will continue to be subject to the Extinguished Covenants until such time as no Default or Event of Default is continuing.

        Notwithstanding the foregoing, at the time OI Group and the Restricted Subsidiaries are no longer subject to the Extinguished Covenants, neither OI Group nor any of its Domestic Subsidiaries will create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of OI Group or any of its Domestic Subsidiaries, without effectively providing that the notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except: (i) Liens on cash and Cash Equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement; (ii) Liens existing on the Issue Date; (iii) Liens granted after the Issue Date on any assets of OI Group or any of its Domestic Subsidiaries securing Indebtedness of OI Group or any of its Domestic Subsidiaries created in favor of the Holders of the notes; (iv) Liens securing Indebtedness which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the Indenture; provided that such Liens do not extend to or cover any assets of OI Group or any of its Domestic Subsidiaries other than the assets securing the Indebtedness being extended, renewed or refinanced and that the principal or commitment amount of such Indebtedness does not exceed the principal or commitment amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or refinancing, or at the time the Lien was issued, created or assumed or otherwise permitted; (v) Investment Grade Permitted Liens; or (vi) Liens created in substitution of or as replacement for any Liens permitted by the preceding clauses (i) through (v) or this clause (vi), provided that, based on a good faith determination of an officer of the Company, the assets encumbered under any such substitute or replacement Lien is substantially similar in value to the assets encumbered by the otherwise permitted Lien which is being replaced. Upon the assignment of the Company's obligations under the Indenture to OI Inc. as described in the last paragraph of the covenant described below under the caption "—Merger, Consolidation or Sale of Assets," the limitations described in this paragraph will apply to Liens securing Indebtedness of OI Inc. and its Domestic Subsidiaries in lieu of Liens securing Indebtedness of OI Group and its Domestic Subsidiaries.

  Restricted Payments

        OI Group will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other distribution on account of OI Group's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving OI Group or any of its Restricted Subsidiaries) or to the direct or indirect holders of OI Group's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of OI Group or such Restricted Subsidiaries); provided that the foregoing will not limit or preclude: (a) the declaration or payment of dividends or distributions to OI Group, the Company or any Guarantor; (b) the declaration or payment of dividends or distributions to holders of Equity Interests of a Guarantor (other than OI Group or a Subsidiary of OI Group) on a pro rata basis with all other holders; or (c) the declaration or payment of dividends or distributions by non-Guarantor Restricted Subsidiaries to the holders of their Equity Interests on a pro rata basis;

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving OI Group or any of its Restricted Subsidiaries) any Equity Interests of OI Group or any direct or indirect parent of OI Group;

  (3)
  purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Guarantees of the notes, except for (a) payments of or related to Intercompany Indebtedness (other than Intercompany Indebtedness owing to OI Inc. by OI Group), (b) a payment of interest or principal at the Stated Maturity thereof (other than Intercompany Indebtedness owing to OI Inc. by OI Group) or (c) the purchase, repurchase, defeasance, acquisition or retirement for value of Indebtedness of a Foreign Subsidiary by a Foreign Subsidiary; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

  (2)
  OI Group would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by OI Group and its Restricted Subsidiaries after January 24, 2002 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of OI Group for the period (taken as one accounting period) from April 1, 2002 to the end of OI Group's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities received by OI Group since January 24, 2002 as a contribution to its common equity capital or from the issue or sale of Equity Interests of OI Group (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of OI Group that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of OI Group); plus

    (c)
    to the extent that any Restricted Investment that was made after January 24, 2002 is sold or otherwise liquidated, the cash plus the Fair Market Value of any marketable securities received upon the sale or liquidation of such Restricted Investment (less the cost of disposition, if any); plus

    (d)
    $15.0 million.

        So long as (solely with respect to clauses (2), (3), (5) and (7) below) no Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of OI Group or any Restricted Subsidiary of OI Group or of any Equity Interests of OI Group in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of OI Group) of, Equity Interests of OI Group (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase or other acquisition of the OI Inc. Senior Notes;

  (4)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of OI Group (other than the OI Inc. Senior Notes) or any Restricted Subsidiary of OI Group with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (5)
  the repurchase, redemption or other acquisition or retirement (or dividends or distributions to OI Inc. or payments of Intercompany Indebtedness, in each case, to finance such repurchase, retirement or other acquisition) for value of any Equity Interests of OI Inc., OI Group or any Restricted Subsidiary of OI Group held by any member of OI Inc.'s, OI Group's or any Restricted Subsidiary of OI Group's management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period;

  (6)
  any OI Inc. Ordinary Course Payment; and

  (7)
  dividends or distributions to OI Inc. or payments of Intercompany Indebtedness to allow OI Inc. to pay cash dividends on any shares of preferred stock of OI Inc. outstanding on January 24, 2002, plus dividends on any subsequently issued shares of preferred stock of OI Inc. in an amount not to exceed $25.0 million in any twelve-month period.

        The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by OI Group or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant shall be determined in good faith by OI Group.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        OI Group will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and OI Group will not issue any Disqualified Stock and OI Group will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that OI Group and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and may issue preferred stock, if the Fixed Charge Coverage Ratio for OI Group's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by OI Group or its Restricted Subsidiaries of Indebtedness under Credit Facilities (and the incurrence of Guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $4.5 billion (of which not more than $1.41 billion of such Indebtedness shall be incurred by Restricted Subsidiaries that are not Guarantors);

  (2)
  the incurrence by OI Group and any Restricted Subsidiary of OI Group of the Existing Indebtedness;

  (3)
  the incurrence by OI Group, the Company and the Guarantors of Indebtedness represented by the notes and the related Guarantees to be issued on the Issue Date and the Exchange Notes to be issued as contemplated by the Registration Rights Agreement;

  (4)
  the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 3.0% of Tangible Assets;

  (5)
  the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of OI Group or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed 5.0% of Tangible Assets, as measured after giving effect to such transaction;

  (6)
  provided that so long as no Default shall have occurred or be continuing or would be caused thereby, the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness in exchange for, or the proceeds of which are or will be used to refund, refinance or replace the $300.0 million aggregate principal amount of 7.85% Senior Notes due 2004, the $350.0 million aggregate principal amount of 7.15% Senior Notes due 2005, the $300.0 million aggregate principal amount of 8.10% Senior Notes due 2007, the $250.0 million aggregate principal amount of 7.35% Senior Notes due 2008 and the $250.0 million aggregate principal amount of 7.50% Senior Debentures due 2010, in each case of OI Inc.;

  (7)
  the incurrence by OI Group or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are or will be used to refund, refinance or replace Indebtedness (other than Intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (6) or (7) of this paragraph;

  (8)
  the incurrence by OI Group or any of its Restricted Subsidiaries of Intercompany Indebtedness between or among OI Group and any of its Restricted Subsidiaries and with respect to OI Group only, between OI Group and OI Inc.; provided, however, that:

  (a)
  if OI Group, the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the Guarantees of the notes, in the case of OI Group or a Guarantor;

    (b)
    any incurrence by OI Group of Intercompany Indebtedness to OI Inc. after the Issue Date will be in exchange for cash loans or advances from OI Inc. in the ordinary course of business consistent with past practices; and

    (c)
    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than OI Group or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either OI Group or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by OI Group or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

  (9)
  the incurrence by OI Group or any of its Restricted Subsidiaries of Hedging Obligations;

  (10)
  provided that so long as no Default shall have occurred or be continuing or would be caused thereby, the incurrence by any Foreign Subsidiary of OI Group of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $300.0 million, in addition to the $1.41 billion of Indebtedness that may be incurred under clause (1) of this paragraph;

  (11)
  (i) the Guarantee by the Company or any of the Guarantors of Indebtedness of OI Group or any Restricted Subsidiary of OI Group and (ii) the Guarantee by any Foreign Subsidiary of Indebtedness of OI Group or any Restricted Subsidiary of OI Group, in each case, that was permitted to be incurred by another provision of this covenant;

  (12)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant or an issuance of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of OI Group as accrued;

  (13)
  the incurrence by OI Group or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $300.0 million;

  (14)
  Indebtedness arising from agreements of OI Group or a Restricted Subsidiary of OI Group providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of OI Group or any such Restricted Subsidiary of OI Group (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness that is permitted to be incurred pursuant to this clause (14) shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by OI Group and its Restricted Subsidiaries in connection with such disposition;

  (15)
  the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness incurred or deemed incurred or cash consideration received from the sale of accounts receivable by OI Group or any of its Restricted Subsidiaries or a special purpose vehicle established by any of them to purchase and sell such receivables;

  (16)
  obligations in respect of performance and surety bonds and completion guarantees provided by OI Group or any of its Restricted Subsidiaries in the ordinary course of business;

  (17)
  Indebtedness incurred by OI Group or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; and

  (18)
  the incurrence by OI Group or any of its Restricted Subsidiaries of Acquired Debt, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed 5.0% of Tangible Assets, as measured after giving effect to the transaction for which the Acquired Debt was incurred.

        The Company will not incur any Indebtedness (including Permitted Debt) after the Issue Date that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially similar terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

        OI Group will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) after the Issue Date that is contractually subordinated in right of payment to any other Indebtedness of OI Group or the Guarantors, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the obligations under the notes or Guarantees of the notes on substantially similar terms; provided, however, that no Indebtedness of OI Group or the Guarantors shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of OI Group or the Guarantors solely by virtue of being unsecured.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant, or later reclassify all or a portion of such item of Indebtedness. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) or (2) of the definition of Permitted Debt above.

  Liens

        Neither OI Group nor any Restricted Subsidiary of OI Group will create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of OI Group or any Restricted Subsidiary of OI Group, without effectively providing that the notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

  (1)
  Liens on cash and Cash Equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement;

  (2)
  Liens existing on the Issue Date;

  (3)
  Liens granted after the Issue Date on any assets of OI Group or any of its Restricted Subsidiaries securing Indebtedness of OI Group or any of its Restricted Subsidiaries created in favor of the Holders of the notes;

  (4)
  Liens securing Indebtedness of OI Group or any Restricted Subsidiary of OI Group which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the Indenture; provided that such Liens do not extend to or cover any assets of OI Group or any Restricted Subsidiary of OI Group other than the assets securing the Indebtedness being extended, renewed or refinanced and that the principal or commitment amount of such Indebtedness does not exceed the principal or commitment amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or refinancing, or at the time the Lien was issued, created or assumed or otherwise permitted;

  (5)
  Permitted Liens; and

  (6)
  Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (1) through (5) or this clause (6), provided that, based on a good faith determination of an officer of the Company, the assets encumbered under any such substitute or replacement Lien is substantially similar in value to the assets encumbered by the otherwise permitted Lien which is being replaced.

So long as the Credit Agreement is in effect, if the notes are secured pursuant to the first sentence of the foregoing covenant, the notes will be considered equally and ratably secured if they are secured pursuant to terms and provisions, including any exclusions or exceptions described therein, no less favorable to the holders of the notes than those set forth in, or contemplated by, the Credit Agreement with respect to the Existing Senior Notes and the 7 3/4% Senior Secured Notes due 2011.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        OI Group will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to OI Group or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to OI Group or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to OI Group or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to OI Group or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness, Credit Facilities, charter documents and shareholder agreements as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, Credit Facilities, charter documents and shareholders agreements as in effect on the Issue Date;

  (2)
  the Indenture, the notes, the Collateral Documents, the Offshore Collateral Documents and the Guarantees of the notes;

  (3)
  applicable law;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by OI Group or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (5)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (6)
  purchase money obligations, including Capital Lease Obligations and obligations under mortgages, for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the first paragraph of this covenant;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary of OI Group that restricts any of the foregoing by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

  (9)
  Permitted Liens or Investment Grade Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien.

Nothing contained in this covenant shall prevent OI Group or a Restricted Subsidiary of OI Group from entering into any agreement (x) permitting or providing for the incurrence of Liens otherwise permitted by the "Liens" covenant or (y) restricting the sale or other disposition of property securing Indebtedness.

Merger, Consolidation or Sale of Assets

        OI Group will not, in any transaction or series of transactions, merge or consolidate with or into, or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person or Persons, and OI Group will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of OI Group and its Restricted Subsidiaries, on a consolidated basis, to any other Person or Persons, unless at the time and after giving effect thereto:

  (1)
  either: (a) OI Group or such Restricted Subsidiary, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than OI Group or such Restricted Subsidiary) (the "Successor Company") or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  the Successor Company (if other than OI Group or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of OI Group or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists; and

  (4)
  OI Group or the Successor Company formed by or surviving any such consolidation or merger (if other than OI Group), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will have, immediately after such transaction, a Fixed Charge Coverage Ratio equal to or greater than such ratio for OI Group immediately prior to such transaction.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to (i) a merger or consolidation of OI Group, the Company or any of the Guarantors with or into any other of the Company, OI Group or any of the Guarantors or the sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company, OI Group and any of its Guarantors and (ii) a merger or consolidation of any Foreign Subsidiary with or into OI Group or any of its Restricted Subsidiaries or the sale, assignment, conveyance, transfer, lease or other disposition of assets from any Foreign Subsidiary to OI Group or any of its Restricted Subsidiaries.

        On and after July 2, 2003, the Company can assign its obligations under the notes and the Indenture to OI Inc., and the Company and each Guarantor will thereafter be released from its obligations under the notes, the Guarantees thereof and the Indenture provided that (1) OI Inc. assumes all of the obligations under those notes and the Indenture and (2) the obligations of each Credit Agreement Domestic Borrower under the Credit Agreement have been or will be concurrently assumed by OI Inc. in accordance with the terms of the Credit Agreement. Under the Credit Agreement, the Credit Agreement Domestic Borrowers may assign or transfer their rights and obligations thereunder to OI Inc. and all of OI Inc.'s subsidiaries will be concurrently released from their guarantees upon the consent of the requisite lenders thereunder if the term loans have been repaid, if OI Inc. has achieved and maintains immediately following such assumption (including the assumption of the notes) the investment grade ratings specified under the Credit Agreement and if all obligations of Subsidiaries of OI Inc. in respect of the OI Inc. Senior Notes, those notes and certain other debt have been released and assumed by OI Inc.

Transactions with Affiliates

        OI Group will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate payments in consideration in excess of $5.0 million, unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to OI Group or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by OI Group or such Restricted Subsidiary with an unrelated Person; and

  (2)
  OI Group delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  transactions between or among OI Group and/or its Restricted Subsidiaries;

  (2)
  transactions between OI Group and/or its Restricted Subsidiaries on the one hand, and OI Inc. on the other, that are in the ordinary course of business consistent with past practices;

  (3)
  payment of reasonable directors fees;

  (4)
  Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "—Restricted Payments";

  (5)
  the payment of customary annual management, consulting, monitoring and advisory fees and related expenses to KKR and its Affiliates;

  (6)
  the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group;

  (7)
  payments by OI Group or any of its Restricted Subsidiaries to KKR and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of OI Group in good faith;

  (8)
  transactions in which OI Group or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an investment banking firm of nationally recognized standing stating that such transaction is fair to OI Group or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

  (9)
  in addition to any payments referred to in (6) above, payments or loans to officers, directors and employees of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group for business or personal purposes and other loans and advances, in accordance with any policy of OI Group which shall have been approved by the Board of Directors of OI Group in good faith from time to time, to such officers, directors and employees for travel, entertainment, moving and other relocation expenses made in the ordinary course of business of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group;

  (10)
  any agreement in effect as of the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby;

  (11)
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to OI Group or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of OI Group or the senior management thereof;

  (12)
  the issuance of Equity Interests (other than Disqualified Stock) of OI Group or the Company to any Principal; and

  (13)
  transactions involving the sale of accounts receivables by OI Group or any of its Restricted Subsidiaries or a special purpose vehicle established by any of them to purchase and sell receivables.

Additional Guarantees

        If a Domestic Subsidiary of OI Group or any of its Restricted Subsidiaries guarantees Indebtedness under the Credit Agreement, including the reinstatement or renewal of a Guarantee of Indebtedness under the Credit Agreement previously released under the Credit Agreement, then that Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 10 business days of the date on which it executes a guarantee under the Credit Agreement.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of OI Group may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall the business currently operated by the Company be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by OI Group and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of OI Group may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of OI Group of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitations on Issuances of Guarantees of Indebtedness

        OI Group will not permit any of its Domestic Subsidiaries, directly or indirectly, to guarantee the payment of any other Indebtedness of the Company or OI Group unless such Domestic Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Domestic Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of such other Indebtedness.

        Notwithstanding the preceding paragraph, any Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "—Guarantees." The form of the Guarantee will be attached as an exhibit to, or included in, the Indenture.

Payments for Consent

        OI Group will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes or the Guarantees unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the SEC, so long as any notes are outstanding, OI Group will furnish to the Holders of the notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if OI Group were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by OI Group's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if OI Group were required to file such reports.

        In addition, whether or not required by the SEC, OI Group will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture, the notes and the Guarantees of the notes (with respect to any Guarantor);

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity; provided, that an Event of Default will not be deemed to occur with respect to any such accelerated Indebtedness which is repaid or prepaid within 20 business days after such declaration;

    and, in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $50.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

  (6)
  any final judgment or order for payment of money in excess of $50.0 million in any individual case and $100.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the Indenture, any Guarantee of the notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the notes; and

  (8)
  certain events of bankruptcy or insolvency with respect to the Company, OI Group or any Significant Subsidiary of OI Group.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to OI Group or any Significant Subsidiary of OI Group, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        A Holder of notes may not pursue any remedy with respect to the Indenture, the notes or any Guarantee unless: (1) the Holder gives to the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of such notes outstanding make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and (5) during such 30-day period the Holders of a majority in principal amount of the outstanding notes do not give the Trustee a direction which is inconsistent with the request. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or liquidated damages) if it determines that withholding notice is in their interest.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or liquidated damages on, or the principal of, the notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the notes, the Indenture, the Guarantees of the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees of the notes ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and liquidated damages, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which OI Group or the Company or any of their Restricted Subsidiaries are a party or by which OI Group or the Company or any of such Restricted Subsidiaries are bound;

  (6)
  the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  (8)
  the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the notes, the Guarantees thereof and the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the notes, the Guarantees thereof or the Indenture may be waived with the consent of the Holders of a majority in principal amount of those notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes;

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than U.S. dollars;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or liquidated damages, if any, on the notes;

  (7)
  release any Guarantor from any of its obligations under its Guarantee or the Indenture except in accordance with the terms of the Guarantee or the Indenture;

  (8)
  impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Guarantees of the notes;

  (9)
  amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the "—Repurchase at the Option of Holders—Asset Sales" covenant or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the "—Repurchase at the Option of Holders—Change of Control" covenant, including, in each case, amending, changing or modifying any definition relating thereto;

  (10)
  except as otherwise permitted under the "—Merger, Consolidation and Sale of Assets" covenant, consent to the assignment or transfer by OI Group, the Company or any Guarantor of any of their rights or obligations under the Indenture;

  (11)
  amend or modify any of the provisions of the Indenture or any Guarantee of the notes in a manner material and adverse to the Holders of the notes except in accordance with the terms of the Indenture or such Guarantee; or

  (12)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the Trustee may amend or supplement the notes, the Guarantees and the Indenture to:

  (1)
  cure any ambiguity, defect or inconsistency;

  (2)
  provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  provide for the assumption of the Company's or any Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all the Company's or such Guarantor's assets;

  (4)
  provide for the assumption of the Company's obligations to Holders of the notes by OI Inc. in accordance with the provisions of the Indenture;

  (5)
  make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture or the Guarantees of the notes of any such Holder (including, but not limited to, adding a Guarantor under the Indenture);

  (6)
  comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

  (7)
  comply with the "Merger, Consolidation or Sale of Assets" covenant.

        The consent of the Holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, the Company is required to mail to the Holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all the Holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to the notes, when:

  (1)
  either:

  (a)
  all those notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

  (b)
  all those notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (3)
  the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

  (4)
  the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Owens-Brockway Glass Container Inc., One SeaGate, Toledo, Ohio 43666, Attention: Investor Relations.

Book-Entry, Delivery and Form

        The exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be represented by one or more exchange notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominees. Beneficial interests in the Global Notes may not be exchanged for exchange notes in certificated form except in the limited circumstances described below. See "—Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

  (2)
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such

    Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of OI Group and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of OI Group's Restricted Subsidiaries or the sale of Equity Interests in any of OI Group's Restricted Subsidiaries.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $10.0 million;

  (2)
  a transfer of assets between or among OI Group and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of OI Group to OI Group or to another Restricted Subsidiary of OI Group;

  (4)
  the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

  (5)
  the sale, lease, conveyance or other disposition of any assets securing the Indenture or the Credit Agreement in connection with the enforcement of the security interests contained therein pursuant to the terms of the Intercreditor Agreement;

  (6)
  the sale or other disposition of cash or Cash Equivalents;

  (7)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments"; and

  (8)
  the exchange of assets held by OI Group or a Restricted Subsidiary of OI Group for assets held by any Person or entity (including Equity Interests of such Person or entity), provided that (i) the assets received by OI Group or such Restricted Subsidiary of OI Group in any such exchange will immediately constitute, be part of, or be used in a Permitted Business; and (ii) any such assets received are of a comparable Fair Market Value to the assets exchanged as determined in good faith by OI Group.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and (a) backed by the full faith and credit of the United States or (b) having a rating of at least AAA from S&P or at least Aaa from Moody's, in each case maturing not more than one year from the date of acquisition;

  (3)
  securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's;

  (4)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender under the Credit Agreement or any domestic commercial bank having capital and surplus of not less than $250.0 million;

  (5)
  repurchase and reverse repurchase obligations for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year from the date of creation thereof; and

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition or that has a rating of at least AAA from S&P or at least Aaa from Moody's.

        "Change of Control" means the occurrence of any of the following:

  (1)
  OI Inc. or OI Group becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principals and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 35% or more of the total voting power of the Voting Stock of OI Inc.; or

  (2)
  the first day on which a majority of the members of the Board of Directors of OI Inc. are not Continuing Directors; or

  (3)
  the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes, directly or indirectly, the beneficial owner (as defined above) of 35% or more of the voting power of all classes of Voting Stock of the Company; or

  (4)
  the first day on which OI Inc. fails to own 100% of the issued and outstanding Equity Interests of OI Group.

        "Collateral Documents" means, collectively, the Intercreditor Agreement, the Pledge Agreement and the Security Agreement, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed, replaced or restructured from time to time and the Mortgages each as in effect on the Issue Date and any additional Mortgages created from time to time, and as amended, amended and restated, modified, renewed or replaced from time to time.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss realized by such Person or any of its Restricted Subsidiaries in connection with any sale or other disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including without limitation amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges and expenses were deducted in computing such Consolidated Net Income; minus

  (5)
  an amount equal to any extraordinary gain realized by such Person or any of its Restricted Subsidiaries in connection with any sale or other disposition of assets, to the extent such gains were included in computing such Consolidated Net Income; minus

  (6)
  pension expenses, retiree medical expenses and any other material non-cash items increasing Consolidated Net Income for such period that are disclosed in such Person's financial statements, other than accrual of revenue in the ordinary course of business, in each case without duplication, on a consolidated basis and determined in accordance with GAAP; minus

  (7)
  net cash payments to OI Inc. by OI Group for (i) claims of persons for exposure to asbestos containing products and expenses related thereto and (ii) dividends on any outstanding preferred stock of OI Inc., in each case without duplication, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash charges and expenses of, a Restricted Subsidiary of OI Group will be added to Consolidated Net Income to compute Consolidated Cash Flow of OI Group only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to OI Group by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and would not be prohibited, directly or indirectly, by the operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, other than agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations existing on January 24, 2002.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the specified Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, other than agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations existing on January 24, 2002;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

  (4)
  the cumulative effect of a change in accounting principles under GAAP will be excluded;

  (5)
  all extraordinary, unusual or nonrecurring gains and losses (including without limitation any one-time costs incurred in connection with acquisitions) (together with any related provision for taxes) will be excluded;

  (6)
  any gain or loss (together with any related provision for taxes) realized upon the sale or other disposition of any property, plant or equipment of the specified Person or its Restricted Subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss (together with any related provision for taxes) realized upon the sale or other disposition by the specified Person or any Restricted Subsidiary of the specified Person of any Capital Stock of any Person or any Asset Sale will be excluded to the extent that any such gain or loss exceeds $5.0 million with respect to any one occurrence or $15.0 million in the aggregate with respect to gains or losses during any twelve-month period;

  (7)
  the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

  (8)
  any deduction for minority owners' interest in earnings of Subsidiaries will be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of OI Inc., who:

  (1)
  was a member of such Board of Directors on the Issue Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreement" means that certain Secured Credit Agreement, dated as of April 23, 2001, by and among the Borrowers named therein, OI Group and Owens-Illinois General, Inc., as Borrower's Agent, Deutsche Bank Securities Inc., formerly Deutsche Banc Alex. Brown, and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank AG, London Branch, as UK Administrative Agent, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as Administrative Agent, and the other Agents and the other Lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced, substituted or refinanced or otherwise restructured (including but not limited to, the inclusion of additional borrowers thereunder) from time to time.

        "Credit Agreement Domestic Borrowers" means the Company, OI General FTS Inc. and OI Plastic Products FTS Inc., to the extent at the time of determination such entity is a borrower under the Credit Agreement and any other Domestic Subsidiary of OI Group that is, at the relevant time, a borrower under the Credit Agreement.

        "Credit Facilities" means (1) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, refinanced or otherwise restructured in whole or in part from time to time (collectively, "Bank Facilities"); and (2) notes, debentures or other financing instruments or any combination thereof incurred after the Issue Date ("Non-Bank Refinancing"), including any refinancing thereof, to the extent such Non-Bank Refinancing replaces, refinances or otherwise restructures Indebtedness under Credit Facilities.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the noncash consideration received by OI Group or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated

Noncash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, executed by an officer of OI Group or the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature or are no longer outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require OI Group or the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that OI Group or the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants— Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary of OI Group other than a Foreign Subsidiary.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of common stock (other than Disqualified Stock) of OI Inc. (other than public offerings with respect to common stock registered on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of OI Inc.).

        "Existing Indebtedness" means the aggregate principal or commitment amount of Indebtedness of OI Group and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date (including the 7 3/4% Senior Secured Notes due 2011 and the related Guarantees issued on the Issue Date and the exchange notes to be issued as contemplated by the registration rights agreement executed with respect thereto) until such amounts are repaid or terminated.

        "Existing IRBs" means the Holmes County Ohio 5.85% Industrial Revenue Bonds due 2007, the Kansas City, Missouri Industrial Development Revenue Bonds due 2008 and the City of Mentor, Ohio Industrial Development Bonds due 2004, and any extensions, renewals or refinancings thereof to the extent that such extensions, renewals and refinancings thereof do not result in an increase in the aggregate principal amount of such Existing IRBs.

        "Existing Senior Notes" means the Company's 8 7/8% Senior Secured Notes due 2009 and its 8 3/4% Senior Secured Notes due 2012.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under pressure or compulsion to complete the transaction.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage

Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

  (4)
  the consolidated interest expense attributable to interest on any Indebtedness computed on a pro forma basis and (a) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (b) that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate; and

  (5)
  the consolidated interest expense attributable to interest on any working capital borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such working capital borrowings during the applicable period.

        "Fixed Charges" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to attributable debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of OI

    Group (other than Disqualified Stock) or to OI Group or a Restricted Subsidiary of OI Group, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of OI Group which is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on January 24, 2002.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  OI Group;

  (2)
  each direct or indirect Domestic Subsidiary of OI Group (other than the Company) that guarantees the Credit Agreement as of the Issue Date; and

  (3)
  each future direct or indirect Domestic Subsidiary of OI Group that guarantees the Credit Agreement and executes a Guarantee of the notes in accordance with the provisions of the Indenture;

and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

  (2)
  currency exchange swap agreements, currency exchange cap agreements, currency exchange collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in currency values; and

  (3)
  commodity swap agreements; commodity cap agreements, commodity collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices.

        "Holder" means a Person in whose name a note is registered on the registrar's books.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

  (1)
  borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued liability or trade payable; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes the lesser of the Fair Market Value on the date of incurrence of any asset of the specified Person subject to a Lien securing the Indebtedness of others and the amount of such Indebtedness secured and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

  (2)
  the principal amount thereof, in the case of any other Indebtedness.

        "Intercompany Indebtedness" means any Indebtedness of OI Group or any Subsidiary of OI Group which, in the case of OI Group, is owing to OI Inc. or any Subsidiary of OI Group and, in the case of any Subsidiary of OI Group, is owing to OI Group or any other Subsidiary of OI Group.

        "Intercreditor Agreement" means the intercreditor agreement, dated as of April 23, 2001, by and among Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as administrative agent for the lenders party to the Credit Agreement, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as Collateral Agent and any other parties thereto, as amended, amended and restated or otherwise modified from time to time.

        "Investment Grade Permitted Liens" means:

  (1)
  Liens arising under the Collateral Documents other than Liens securing the OI Inc. Senior Notes on the Issue Date;

  (2)
  Liens incurred after the Issue Date on the assets (including shares of Capital Stock and Indebtedness) of OI Group or any Domestic Subsidiary of OI Group; provided, however, that the aggregate amount of Indebtedness and other obligations at any time outstanding secured by such Liens pursuant to clause (1) above and this clause (2) shall not exceed the sum of $5.5 billion plus 50% of Tangible Assets acquired by the Company or any Domestic Subsidiary after January 24, 2002;

  (3)
  Liens in favor of OI Group or any Domestic Subsidiary of OI Group;

  (4)
  Liens on property or shares of capital stock of a Person existing at the time such Person is merged with or into or consolidated with OI Group or any Domestic Subsidiary of OI Group; provided that such Liens were not incurred in connection with or in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with OI Group or the Domestic Subsidiary;

  (5)
  Liens on property or shares of capital stock existing at the time of acquisition thereof by OI Group or any Domestic Subsidiary of OI Group, provided that such Liens were not incurred in connection with or in contemplation of such acquisition and do not extend to any property other than the property so acquired by OI Group or the Domestic Subsidiary;

  (6)
  Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Issue Date, provided that:

  (a)
  such Lien is created solely for the purpose of securing Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, plant or equipment or to refinance any such Indebtedness previously so secured;

  (b)
  the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and

  (c)
  any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

  (7)
  Liens to secure any Capital Lease Obligation or operating lease;

  (8)
  Liens encumbering customary initial deposits and margin deposits;

  (9)
  Liens securing Indebtedness under Hedging Obligations;

  (10)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by OI Group or any of its Domestic Subsidiaries in the ordinary course of business of OI Group and its Domestic Subsidiaries;

  (11)
  Liens on or sales of receivables and customary cash reserves established in connection therewith;

  (12)
  Liens securing OI Group's or any of its Domestic Subsidiary's obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of inventory or other goods; and

  (13)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

        "Investment Grade Ratings" means a debt rating of the notes of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including Guarantees thereof), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If OI Group or any Restricted Subsidiary of OI Group sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of OI Group such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of OI Group, OI Group shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by OI Group or any Restricted Subsidiary of OI Group of a Person that holds an Investment in a third Person shall be deemed to be an Investment by OI Group or such

Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Issue Date" means the date in which the private notes were originally issued.

        "KKR" means Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

        "Mortgages" means mortgages as defined under the Credit Agreement securing real property in the United States of America.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by OI Group or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of any bona fide direct costs relating to such Asset Sale, including, without limitation, reasonable legal, accounting and investment banking fees, reasonable sales commissions, any reasonable relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness that is paid with the proceeds of such Asset Sale and any reasonable reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and for the after-tax cost of any indemnification payments (fixed and contingent) attributable to sellers' indemnities to the purchaser.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither OI Group nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any Holder of any other Indebtedness of OI Group or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of OI Group or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offshore Collateral Documents" means the Offshore Security Agreements and mortgages (as defined in the Credit Agreement) securing real property outside of the United States of America.

        "Offshore Security Agreements" has the meaning assigned to such term in the Credit Agreement.

        "OI Inc. Ordinary Course Payments" means dividends or other distributions by, or payments of Intercompany Indebtedness from, OI Group to OI Inc. necessary to permit OI Inc. to pay any of the following items which are then due and payable: (i) Permitted OI Inc. Debt Obligations; (ii) claims of persons for exposure to asbestos-containing products and expenses related thereto; (iii) consolidated tax liabilities of OI Inc. and its Subsidiaries; and (iv) general administrative costs and other on-going expenses of OI Inc. in the ordinary course of business consistent with past practices.

        "OI Inc. Senior Notes" means the Indebtedness of OI Inc. outstanding as of any date pursuant to its $300.0 million aggregate principal amount of 7.85% Senior Notes due 2004, $350.0 million aggregate principal amount of 7.15% Senior Notes due 2005, $300.0 million aggregate principal amount of 8.10% Senior Notes due 2007, $250.0 million aggregate principal amount of 7.35% Senior Notes due 2008, $250.0 million aggregate principal amount of 7.50% Senior Debentures due 2010, and $250.0 million aggregate principal amount of 7.80% Senior Debentures due 2018.

        "Permitted Business" means any business conducted or proposed to be conducted (as described in the offering memorandum) by OI Group and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto.

        "Permitted Investments" means:

  (1)
  any Investment in the Company, OI Group or in a Restricted Subsidiary of OI Group;

  (2)
  any Investment in cash or Cash Equivalents and, with respect to Foreign Subsidiaries, short term Investments similar to Cash Equivalents customarily used in the countries in which such Foreign Subsidiaries are located;

  (3)
  any Investment by OI Group or any Restricted Subsidiary of OI Group in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of OI Group; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, OI Group or a Restricted Subsidiary of OI Group;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of OI Inc., the Company or OI Group;

  (6)
  Hedging Obligations;

  (7)
  advances to employees, officers and directors not in excess of $2.0 million outstanding at any one time, in the aggregate;

  (8)
  obligations of employees, officers and directors, not in excess of $2.0 million outstanding at any one time, in the aggregate, in connection with such employees', officers' or directors' acquisition of shares of OI Inc. common stock, so long as no cash is actually advanced to such employees, officers or directors in connection with the acquisition of any such shares;

  (9)
  any Investment existing on the Issue Date; and

  (10)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other such Investments outstanding at any such time, not to exceed $150.0 million.

        "Permitted Liens" means:

  (1)
  Liens arising under the Collateral Documents other than Liens securing the OI Inc. Senior Notes on the Issue Date;

  (2)
  Liens incurred after the Issue Date on the assets (including shares of Capital Stock and Indebtedness) of OI Group or any Restricted Subsidiary of OI Group; provided, however, that the aggregate amount of Indebtedness and other obligations at any time outstanding secured by such Liens pursuant to clause (1) above and this clause (2) shall not exceed the sum of $5.5 billion plus 50% of Tangible Assets acquired by the Company or any Guarantor or that are owned by any Restricted Subsidiary that becomes a Guarantor after January 24, 2002;

  (3)
  Liens in favor of OI Group or any Restricted Subsidiary of OI Group;

  (4)
  Liens on property or shares of capital stock of a Person existing at the time such Person is merged with or into or consolidated with OI Group or any Restricted Subsidiary of OI Group; provided that such Liens were not incurred in connection with or in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with OI Group or the Restricted Subsidiary;

  (5)
  Liens on property or shares of capital stock existing at the time of acquisition thereof by OI Group or any Restricted Subsidiary of OI Group, provided that such Liens were not incurred in connection with or in contemplation of such acquisition and do not extend to any property other than the property so acquired by OI Group or the Restricted Subsidiary;

(6)
Liens on property or shares of capital stock of any Foreign Subsidiary, including shares of capital stock of any Foreign Subsidiary owned by a Domestic Subsidiary, to secure Indebtedness of a Foreign Subsidiary permitted to be incurred under the Indenture;

(7)
Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Issue Date, provided that:

(a)
such Lien is created solely for the purpose of securing Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, plant or equipment or to refinance any such Indebtedness previously so secured;

(b)
the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and

(c)
any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(8)
Liens to secure any Capital Lease Obligation or operating lease;

(9)
Liens encumbering customary initial deposits and margin deposits;

(10)
Liens securing Indebtedness under Hedging Obligations;

(11)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by OI Group or any of its Restricted Subsidiaries in the ordinary course of business of OI Group and its Restricted Subsidiaries;

(12)
Liens on or sales of receivables and customary cash reserves established in connection therewith;

(13)
Liens securing OI Group's or any of its Restricted Subsidiaries' obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of inventory or other goods; and

(14)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

        "Permitted OI Inc. Debt Obligations" means Obligations with respect to the OI Inc. Senior Notes and any refinancings of the $300.0 million aggregate principal amount of 7.85% Senior Notes due 2004, the $350.0 million aggregate principal amount of 7.15% Senior Notes due 2005 of OI Inc., the $300.0 million aggregate principal amount of 8.10% Senior Notes due 2007, the $250.0 million aggregate principal amount of 7.35% Senior Notes due 2008 and the $250.0 million aggregate principal amount of 7.50% Senior Debentures due 2010, and the Existing IRBs and up to an additional $50.0 million of IRB financing.

        "Permitted Refinancing Indebtedness" means any Indebtedness of OI Group or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund such other Indebtedness of OI Group or any of its Restricted Subsidiaries (other than Intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed for more than 60 days the principal or commitment amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any premiums necessary to accomplish such refinancing and such expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Pledge Agreement" means the Pledge Agreement, dated as of April 23, 2001, by and among OI Group, OI Packaging, and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as Collateral Agent, as amended, amended and restated or otherwise modified from time to time.

        "Principals" means KKR and its Affiliates.

        "Rating Agency" means any of:

  (1)
  S&P;

  (2)
  Moody's; or

  (3)
  if S&P or Moody's or both shall not make a rating of the notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be, and, in each case, any successors thereto.

        "Related Party" means:

  (1)
  any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principals; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

        "Security Agreement" means the Security Agreement, dated as of April 23, 2001, entered into by and among OI Group, each of the direct and indirect subsidiaries of OI Group signatory thereto, each additional grantor that may become a party thereto, and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as Collateral Agent, as amended, amended and restated, or otherwise modified from time to time.

        "Significant Subsidiary" means any Restricted Subsidiary of OI Group that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect as of January 24, 2002.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Tangible Assets" means the total consolidated assets, less goodwill and intangibles, of OI Group and its Restricted Subsidiaries, as shown on the most recent balance sheet of OI Group.

        "Unrestricted Subsidiary" means any Subsidiary of OI Group that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with OI Group or any Restricted Subsidiary of OI Group unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to OI Group or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of OI Group;

  (3)
  is a Person with respect to which neither OI Group nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of OI Group or any of its Restricted Subsidiaries; and

  (5)
  has at least one director on its Board of Directors that is not a director or executive officer of OI Group or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of OI Group or any of its Restricted Subsidiaries.

        Any designation of a Restricted Subsidiary of OI Group as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of OI Group as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," OI Group shall be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax considerations relating to the exchange of your private notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

        This discussion assumes that the notes are held as capital assets, and this discussion only applies to you if you exchange your private notes for exchange notes in the exchange offer. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations applicable to your particular circumstances or if you are subject to special tax rules, including, without limitation, if you are:

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  a bank, insurance company or other financial institution;

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  a holder subject to the alternative minimum tax;

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  a tax-exempt organization;

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  a foreign person or entity;

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  a dealer in securities or commodities;

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  a trader in securities that elects to use a mark-to-market method of accounting for their securities holdings;

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  a holder whose "functional currency" is not the U.S. dollar;

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  a person that will hold notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes; or

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  a person deemed to sell notes under the constructive sale provisions of the Internal Revenue Code of 1986, as amended.

        If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our notes, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the exchange of the private notes for exchange notes in the exchange offer.

        YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

        The exchange of private notes for exchange notes will be treated as a "non-event" for federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the private notes. As a result, no material federal income tax consequences will result to you from exchanging private notes for exchange notes.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to 90 days after the date that this registration statement is declared effective by the SEC, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreements and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.

        By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that my have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

        Certain legal matters with regard to the validity of the notes will be passed upon for us and the guarantors by James W. Baehren, Vice President and Secretary of the Company, and Latham & Watkins LLP, San Francisco, California. Certain partners and former partners of Latham & Watkins LLP, members of their families and related persons indirectly own less than 1% of the outstanding shares of common stock of OI Inc.

EXPERTS

        The consolidated financial statements of Owens-Illinois Group, Inc., Owens-Brockway Packaging Inc., Owens-Brockway Glass Container Inc., and OI Plastic Products FTS Inc., at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 and the financial statement schedule of Owens-Illinois Group, Inc., all appearing in this prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

        OI Group is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and files reports and other information with the SEC. You may read and copy any reports and information statements and other information OI Group files at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of those materials from the SEC by mail at prescribed rates. You should direct requests to the SEC at the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling (800) SEC-0330. In addition, the SEC maintains a website (www.sec.gov) that contains the reports and other information filed by OI Group. In addition, for so long as any of the notes remains outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Share Owner
Owens-Illinois Group, Inc.

        We have audited the accompanying consolidated balance sheets of Owens-Illinois Group, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of results of operations, share owners' equity, and cash flows for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedule listed in the Index to Financial Statements on page F-1. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Owens-Illinois Group, Inc. at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 1 in the Notes to the Consolidated Financial Statements, in 2002 the Company changed its accounting for goodwill.

Ernst & Young LLP

Toledo, Ohio
January 23, 2003
except for Note 17 as to which the
date is March 31, 2003

OWENS-ILLINOIS GROUP, INC.

CONSOLIDATED RESULTS OF OPERATIONS

(Dollars in millions)

	Years ended December 31,
	2002	2001	2000
Revenues:
Net sales	$5,640.4	$5,402.5	$5,552.1
Royalties and net technical assistance	24.2	24.6	25.3
Equity earnings	27.0	19.4	19.8
Interest	24.1	26.9	32.5
Other	44.4	539.9	185.1

	5,760.1	6,013.3	5,814.8
Costs and expenses:
Manufacturing, shipping, and delivery	4,413.4	4,218.4	4,359.1
Research and development	41.1	41.2	46.7
Engineering	38.9	31.4	31.3
Selling and administrative	318.6	341.3	285.1
Interest	437.1	440.6	486.7
Other	34.8	279.8	447.5

	5,283.9	5,352.7	5,656.4

Earnings before items below	476.2	660.6	158.4
Provision for income taxes	142.1	283.9	64.1

	334.1	376.7	94.3
Minority share owners' interests in earnings of subsidiaries	25.5	20.1	22.0

Earnings before cumulative effect of accounting change	308.6	356.6	72.3
Cumulative effect of accounting change	(460.0)

Net (loss) earnings	$(151.4)	$356.6	$72.3

See accompanying Notes to the Consolidated Financial Statements.

OWENS-ILLINOIS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in millions)

Assets

	December 31,
	2002	2001
Current assets:
Cash, including time deposits of $38.6 ($33.7 in 2001)	$126.4	$155.6
Short-term investments	17.6	16.4
Receivables, less allowances of $62.5 ($71.1 in 2001) for losses and discounts	701.9	754.5
Inventories	893.5	836.7
Prepaid expenses	79.5	147.0

Total current assets	1,818.9	1,910.2
Other assets:
Equity investments	192.0	166.1
Repair parts inventories	196.2	199.2
Prepaid pension	925.5	879.5
Deposits, receivables, and other assets	640.9	582.4
Goodwill	2,691.2	2,995.3

Total other assets	4,645.8	4,822.5
Property, plant, and equipment:
Land, at cost	167.0	168.8
Buildings and equipment, at cost:
Buildings and building equipment	838.1	792.5
Factory machinery and equipment	4,595.5	4,368.9
Transportation, office, and miscellaneous equipment	141.7	135.7
Construction in progress	235.9	330.3

	5,978.2	5,796.2
Less accumulated depreciation	2,654.1	2,536.3

Net property, plant, and equipment	3,324.1	3,259.9

Total assets	$9,788.8	$9,992.6

Liabilities and Share Owner's Equity

	December 31,
	2002	2001
Current liabilities:
Short-term loans	$47.5	$40.4
Accounts payable	514.2	457.4
Salaries and wages	119.1	116.1
U.S. and foreign income taxes	28.9	12.4
Other accrued liabilities	362.0	354.4
Long-term debt due within one year	30.7	30.8

Total current liabilities	1,102.4	1,011.5
Long-term debt	5,268.0	5,329.7
Deferred taxes	399.3	479.8
Nonpension postretirement benefits	291.5	303.4
Other liabilities	563.6	386.9
Commitments and contingencies
Minority share owners' interests	141.9	159.3
Share owner's equity:
Common stock, par value $.01 per share, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Other contributed capital	1,593.9	1,735.1
Retained earnings	1,011.8	1,163.2
Accumulated other comprehensive income (loss)	(583.6)	(576.3)

Total share owner's equity	2,022.1	2,322.0

Total liabilities and share owner's equity	$9,788.8	$9,992.6

See accompanying Notes to the Consolidated Financial Statements.

OWENS-ILLINOIS GROUP, INC.

CONSOLIDATED SHARE OWNER'S EQUITY

(Dollars in millions)

	Years ended December 31,
	2002	2001	2000
Other contributed capital
Balance at beginning of year	$1,735.1	$1,806.4	$1,937.6
Net distribution to Parent	(141.2)	(71.3)	(131.2)

Balance at end of year	1,593.9	1,735.1	1,806.4

Retained earnings
Balance at beginning of year	1,163.2	806.6	757.6
Net (loss) earnings	(151.4)	356.6	72.3
Net loss for the month ended December 31, 2000 for the change in the fiscal year end of certain international affiliates			(23.3)

Balance at end of year	1,011.8	1,163.2	806.6

Accumulated other comprehensive income (loss)
Balance at beginning of year	(576.3)	(506.4)	(368.6)
Foreign currency translation adjustments	79.5	(67.4)	(137.8)
Minimum pension liability	(91.5)
Change in fair value of certain derivative instruments	4.7	(2.5)

Balance at end of year	(583.6)	(576.3)	(506.4)

Total share owner's equity	$2,022.1	$2,322.0	$2,106.6

Total comprehensive income (loss)
Net (loss) earnings	$(151.4)	$356.6	$72.3
Foreign currency translation adjustments	79.5	(67.4)	(137.8)
Minimum pension liability	(91.5)
Change in fair value of certain derivative instruments	4.7	(2.5)

Total	$(158.7)	$286.7	$(65.5)

See accompanying Notes to the Consolidated Financial Statements.

OWENS-ILLINOIS GROUP, INC.

CONSOLIDATED CASH FLOWS

(Dollars in millions)

	Years ended December 31,
	2002	2001	2000
Operating activities:
Earnings before cumulative effect of accounting change	$308.6	$356.6	$72.3
Non-cash charges (credits):
Depreciation	428.2	403.2	412.6
Amortization of deferred costs	52.5	140.5	136.9
Deferred tax provision (credit)	71.6	227.3	(35.8)
Restructuring costs and writeoffs of certain assets		129.4	248.3
Gains on asset sales		(439.4)
Other	(119.0)	(112.3)	(104.9)
Change in non-current operating assets	23.6	14.6	(43.0)
Reduction of non-current liabilities	(8.4)	(30.0)	(28.4)
Change in components of working capital	42.3	(69.6)	(116.3)

Cash provided by operating activities	799.4	620.3	541.7
Investing activities:
Additions to property, plant and equipment	(496.0)	(531.9)	(481.4)
Acquisitions, net of cash acquired	(17.6)	(184.6)	(77.1)
Net cash proceeds from divestitures and other	39.0	605.3	94.4

Cash utilized in investing activities	(474.6)	(111.2)	(464.1)
Financing activities:
Additions to long-term debt	2,129.3	3,899.8	182.9
Repayments of long-term debt	(2,190.8)	(1,382.6)	(377.5)
Net change in payable to parent		(2,857.0)	297.6
Distribution to parent	(211.0)	(106.5)	(213.0)
Increase (decrease) in short-term loans	17.5	(44.4)	(43.8)
Collateral deposits for certain derivative instruments	(70.9)	(26.1)
Payment of finance fees and debt retirement costs	(27.7)	(62.1)

Cash utilized in financing activities	(353.6)	(578.9)	(153.8)
Effect of exchange rate fluctuations on cash	(0.4)	(4.3)	15.6
Effect of change in fiscal year end for certain international affiliates			33.2

Decrease in cash	(29.2)	(74.1)	(27.4)
Cash at beginning of year	155.6	229.7	257.1

Cash at end of year	$126.4	$155.6	$229.7

See accompanying Notes to the Consolidated Financial Statements.

OWENS-ILLINOIS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular data dollars in millions)

1. Significant Accounting Policies

        Basis of Consolidated Statements    The consolidated financial statements of Owens-Illinois Group, Inc. ("Company") include the accounts of its subsidiaries. Newly acquired subsidiaries have been included in the consolidated financial statements from dates of acquisition. Prior to December 2000, substantially all of the Company's consolidated foreign subsidiaries reported their results of operations on a one-month lag, which allowed additional time to compile the results. The portion of the Company's consolidated net earnings for 2000 that was attributable to the earnings of these subsidiaries for the 12 months ended November 30, 2000 was $64.7 million ($107.5 million excluding unusual items). Beginning in December 2000, the one-month lag was eliminated. As a result, the December 2000 results of operations for these subsidiaries, which amounted to a net loss of $23.3 million, were recorded directly to retained earnings in December 2000. Earnings of most of these subsidiaries for the month of December are typically lower than most other months due to customer and factory holidays, fewer shipping days, and extended maintenance activity. The loss in December 2000 was greater than recent December periods as a result of lower than normal shipments for the month, lower selling prices due to product mix and currency exchange rates, high energy costs, and increased furnace repair work at several facilites.

        The Company uses the equity method of accounting for investments in which it has a significant ownership interest, generally 20% to 50%. Other investments are accounted for at cost.

        Relationship with Owens-Illinois, Inc.    The Company is a wholly-owned subsidiary of Owens-Illinois, Inc. ("OI Inc."). Although OI Inc. does not conduct any operations, it has substantial obligations related to outstanding indebtedness, dividends for preferred stock and asbestos-related payments. OI Inc. relies primarily on distributions from its direct and indirect subsidiaries to meet these obligations.

        For federal and certain state income tax purposes, the taxable income of the Company is included in the consolidated tax returns of OI Inc. and income taxes are allocated to the Company on a basis consistent with separate returns. Current income taxes are recorded by the Company on a basis consistent with separate returns.

        Nature of Operations    The Company is a leading manufacturer of glass container and plastics packaging products operating in two product segments. The Company's principal product lines in the Glass Containers product segment are glass containers for the food and beverage industries. Sales of the Glass Containers product segment were 69% of the Company's 2002 consolidated sales. The Company has glass container operations located in 19 countries, while the plastics packaging products operations are located in 12 countries. The principal markets and operations for the Company's glass products are in the North America, Europe, South America, and Australia. The Company's principal product lines in the Plastics Packaging product segment include consumer products (blow molded containers, injection molded closures and dispensing systems) and prescription containers. Major markets for the Company's plastics packaging products include the United States household products, personal care products, health care products, and food and beverage industries.

        Use of Estimates    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management of the Company to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, at which time the Company would revise its estimates accordingly. For further information on certain of the Company's significant estimates, see Note 18.

        Cash    The Company defines "cash" as cash and time deposits with maturities of three months or less when purchased. Outstanding checks in excess of funds on deposit are included in accounts payable.

        Fair Values of Financial Instruments    The carrying amounts reported for cash, short-term investments and short-term loans approximate fair value. In addition, carrying amounts approximate fair value for certain long-term debt obligations subject to frequently redetermined interest rates. Fair values for the Company's significant fixed rate debt obligations are generally based on published market quotations. Derivative financial instruments are included on the balance sheet at fair value.

        Inventory Valuation    The Company values most U.S. inventories at the lower of last-in, first-out (LIFO) cost or market. Other inventories are valued at the lower of standard costs (which approximate average costs) or market.

        Goodwill    Goodwill represents the excess of cost over fair value of assets of businesses acquired. Through December 31, 2001, goodwill was being amortized over 40 years. In accordance with FAS No. 142 (as described in "New Accounting Standards"), goodwill is no longer being amortized, but is being evaluated annually, as of October 1, for impairment or more frequently if an impairment indicator exists.

        Intangible Assets and Other Long-Lived Assets    Intangible assets are amortized over the expected useful life of the asset. The Company evaluates the recoverability of intangible assets and other long-lived assets based on undiscounted projected cash flows, excluding interest and taxes, when factors indicate that an impairment may exist. If an impairment exists, the asset is written down to fair value.

        Property, Plant, and Equipment    Property, plant and equipment ("PP&E") is carried at cost and includes expenditures for new facilities and equipment and those costs which substantially increase the useful lives or capacity of existing PP&E. In general, depreciation is computed using the straight-line method. Maintenance and repairs are expensed as incurred. Costs assigned to PP&E of acquired businesses are based on estimated fair values at the date of acquisition.

        Revenue Recognition    The Company recognizes sales, net of estimated discounts and allowances, when the title to the products and risk of loss are transferred to customers. Provisions for rebates to customers are provided in the same period that the related sales are recorded.

        Shipping and Handling Costs    Shipping and handling costs are included with manufacturing, shipping, and delivery costs in the Consolidated Statements of Operations.

        Income Taxes on Undistributed Earnings    In general, the Company plans to continue to reinvest the undistributed earnings of foreign subsidiaries and foreign corporate joint ventures accounted for by the equity method. Accordingly, taxes are provided only on that amount of undistributed earnings in excess of planned reinvestments.

        Foreign Currency Translation    The assets and liabilities of most affiliates and associates are translated at current exchange rates and any related translation adjustments are recorded directly in share owners' equity. For the years ended December 31, 2001 and 2000, the Company's affiliates located in Venezuela operated in a "highly inflationary" economy. Therefore, certain assets of these affiliates were translated at historical exchange rates and all translation adjustments were reflected in the statements of Consolidated Results of Operations. During 2002, the affiliates in Venezuela were no longer considered operating in a "highly inflationary" economy. Assets and liabilities were translated at current exchange rates with any related translation adjustments being recorded directly to share owners' equity.

        Accounts Receivable    Receivables are stated at amounts estimated by management to be the net realizable value. The Company charges off accounts receivable when it becomes apparent based upon age or customer circumstances that amounts will not be collected.

        Allowance for Doubtful Accounts    The allowance for doubtful accounts is established through charges to the provision for bad debts. The Company evaluates the adequacy of the allowance for doubtful accounts on a periodic basis. The evaluation includes historical trends in collections and write-offs, management's judgment of the probability of collecting accounts and management's evaluation of business risk.

        Stock Options    The Company participates in three nonqualified stock option plans of OI Inc., which are described more fully in Note 11. The Company has adopted the disclosure-only provisions (intrinsic value method) of Statement of Financial Accounting Standards (FAS) No. 123, "Accounting for Stock-Based Compensation."

        All options have been granted at prices equal to the market price of OI Inc.'s common stock on the date granted. Accordingly, the Company recognizes no compensation expense related to the stock option plans. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as allowed by FAS No. 123, pro forma net income (loss) would have been as follows:

	2002	2001	2000
Net income (loss):
As reported	$(151.4)	$356.6	$72.3
Total stock-based employee compensation expense determined under fair value based method, net of related tax effects	(9.1)	(8.9)	(8.0)

Pro forma	$(160.5)	$347.7	$64.3

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2002	2001	2000
Expected life of options	5 years	5 years	5 years
Expected stock price volatility	71.5%	69.8%	62.9%
Risk-free interest rate	4.50%	4.85%	6.60%
Expected dividend yield	0.00%	0.00%	0.00%

New Accounting Standards

        FAS No. 142. On January 1, 2002, the Company adopted Financial Accounting Standards ("FAS") No. 142, "Goodwill and Other Intangible Assets". As required by FAS No. 142, the Company is no longer amortizing goodwill, but will be reviewing goodwill annually (or more frequently if impairment indicators arise) for impairment.

        During the first quarter of 2002, the Company completed an impairment test under FAS No. 142 using the business enterprise value ("BEV") of each reporting unit. BEVs were calculated as of the measurement date, January 1, 2002, by determining the present value of debt-free, after-tax future cash flows, discounted at the weighted average cost of capital of a hypothetical third party buyer. The BEV of each reporting unit was then compared to the book value of each reporting unit as of the measurement date to assess whether an impairment existed under FAS No. 142. Based on this comparison, the Company determined that an impairment existed in its consumer products reporting unit of the Plastics Packaging segment. The consumer products reporting unit operates in a highly competitive and fragmented industry. Excess capacity in this industry had created downward pricing pressure. The Company lowered its earnings and cash flow projections for this unit for several years following the measurement date which resulted in a lower BEV. Following a review of the valuation of the assets of the consumer products reporting unit, the Company recorded an impairment charge of $460.0 million to reduce the reported value of its goodwill. As required by FAS No. 142, the transitional impairment loss has been recognized as the cumulative effect of a change in method of accounting.

        The following earnings for 2001 and 2000 have been presented on an adjusted basis to eliminate goodwill amortization of $92.3 million and $94.9 million, respectively as required by FAS No. 142. The earnings for 2002 have been presented to provide comparative data to the 2001 and 2000 adjusted earnings.

	2002	2001	2000
	(Actual)	(Adjusted)	(Adjusted)
Earnings before cumulative effect of accounting change	$308.6	$448.9	$167.2
Net earnings (loss)	$(151.4)	$448.9	$167.2

        FAS No. 144. In August 2001, the FASB issued FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets". FAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. FAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and was adopted by the Company on January 1, 2002. The adoption of FAS No. 144 did not have an impact on the reported results of operations or financial position of the Company.

        FAS No. 145. In April 2002, the FASB issued FAS No. 145, "Rescission of FASB Statements No. 4, No. 44, and No. 64, Amendment of FASB Statement No. 13, and Technical Corrections". Among other things, FAS No. 145 requires gains and losses from early extinguishment of debt to be included in income from continuing operations instead of being classified as extraordinary items as previously required by generally accepted accounting principles. FAS No. 145 is effective for fiscal years beginning after May 15, 2002 and was adopted by the Company on January 1, 2003. Any gain or loss on early extinguishment of debt that was classified as an extraordinary item in periods prior to adoption must be reclassified into income from continuing operations. The Company has reclassified $9.6 million and $4.1 million of extraordinary charges for 2002 and 2001, respectively. Interest expense increased by $15.4 million and $6.6 million and the provision for income taxes was decreased by $5.8 million and $2.5 million for 2002 and 2001, respectively.

        FAS No. 146. In June 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". FAS No. 146 requires that a liability for costs associated with exit or disposal activities be recognized when the liability is incurred. The statement further requires that fair value be used for initial measurement of the liability. FAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company believes that the adoption of FAS No. 146 will not have a material impact on the reported results of operations or financial position of the Company.

        FIN No. 45. In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". The interpretation's disclosure requirements are effective for financial statements of annual periods ending after December 15, 2002. The Company has complied with the disclosure requirements of FIN 45 for the guarantees issued by its subsidiaries guaranteeing the debt of other subsidiaries.

2. Changes in Components of Working Capital Related to Operations    Changes in the components of working capital related to operations (net of the effects related to acquisitions and divestitures) were as follows:

	2002	2001	2000
Decrease (increase) in current assets:
Short-term investments	$(1.1)	$3.2	$10.4
Receivables	34.8	(0.2)	(43.9)
Inventories	(70.4)	43.2	(50.9)
Prepaid expenses	(13.9)	3.4	0.8
Increase (decrease) in current liabilities:
Accounts payable	56.0	(36.1)	0.7
Accrued liabilities	20.6	(54.7)	(47.8)
Salaries and wages	2.8	12.6	(5.0)
U.S. and foreign income taxes	13.5	(41.0)	19.4

	$42.3	$(69.6)	$(116.3)

3. Inventories    Major classes of inventory are as follows:

	2002	2001
Finished goods	$684.9	$641.8
Work in process	7.4	6.2
Raw materials	133.2	125.3
Operating supplies	68.0	63.4

	$893.5	$836.7

        If the inventories which are valued on the LIFO method had been valued at standard costs, which approximate current costs, consolidated inventories would be higher than reported by $17.8 million and $19.9 million at December 31, 2002 and 2001, respectively.

        Inventories which are valued at the lower of standard costs (which approximate average costs) or market at December 31, 2002 and 2001 were approximately $532.4 million and $501.7 million, respectively.

4. Equity Investments    Summarized information pertaining to the Company's equity associates follows:

	2002	2001
At end of year:
Equity in undistributed earnings:
Foreign	$94.2	$90.0
Domestic	17.6	21.6

Total	$111.8	$111.6

Equity in cumulative translation adjustment	$(51.3)	$(54.2)

	2002	2001	2000
For the year:
Equity in earnings:
Foreign	$9.5	$7.8	$5.8
Domestic	17.5	11.6	14.0

Total	$27.0	$19.4	$19.8

Dividends received	$29.2	$18.2	$14.5

5. Long-Term Debt    The following table summarizes the long-term debt of the Company at December 31, 2002 and 2001:

	2002	2001
Secured Credit Agreement:
Revolving Credit Facility:
Revolving Loans	$1,825.0	$2,410.4
Term Loan		1,045.0
Senior Secured Notes:
8.875%, due 2009	1,000.0
8.75%, due 2012	625.0
Payable to OI Inc.	1,700.0	1,700.0
Other	148.7	205.1

	5,298.7	5,360.5
Less amounts due within one year	30.7	30.8

Long-term debt	$5,268.0	$5,329.7

        In April 2001, certain of the Company's subsidiaries (the "Borrowers") entered into the Secured Credit Agreement (the "Agreement") with a group of banks, which expires on March 31, 2004. The Agreement provides for a $2.4 billion ($3.0 billion initially) revolving credit facility. The Agreement also initially provided for a $1.5 billion term loan which was repaid with the proceeds from the 2001 sale of the Company's Harbor Capital Advisors business and the issuance of Senior Secured Notes issued in 2002 as discussed below. The Agreement includes an Overdraft Account Facility providing for aggregate borrowings up to $50 million which reduce the amount available for borrowing under the Revolving Credit Facility. The Agreement also provides for the issuance of letters of credit totaling up to $500 million, which also reduce the amount available for borrowings under the Revolving Credit

Facility. At December 31, 2002, the Company had unused credit of $520.9 million available under the Secured Credit Agreement.

        The interest rate on borrowings under the Revolving Credit Facility is, at the Borrower's option, the Base Rate or a reserve adjusted Eurodollar rate. The interest rate on borrowings under the Revolving Credit Facility also includes a margin linked to the Company's Consolidated Leverage Ratio, as defined in the Agreement. The margin is limited to ranges of 1.75% to 2.00% for Eurodollar loans and .75% to 1.00% for Base Rate loans. The interest rate on Overdraft Account loans is the Base Rate minus .50%. The weighted average interest rate on borrowings outstanding under the Revolving Credit Facility at December 31, 2002 was 3.55%. Including the effects of cross-currency swap agreements related to Revolving Credit Facility borrowings by the Company's Australian, U.K., and Canadian subsidiaries, as discussed in Note 9, the weighted average interest rate was 5.53%. While no compensating balances are required by the Agreement, the Borrowers must pay a facility fee on the Revolving Credit Facility commitments of .50%.

        Borrowings under the Agreement are secured by substantially all of the assets of the Company's domestic subsidiaries and certain foreign subsidiaries, which have a book value of approximately $3.7 billion. Borrowings are also secured by a pledge of intercompany debt and equity in most of the Company's domestic subsidiaries and certain stock of certain foreign subsidiaries. All borrowings under the agreement are guaranteed by substantially all domestic subsidiaries of the Company for the term of the Agreement.

        Under the terms of the Agreement, payments for redemption of shares of the Company's common stock are subject to certain limitations. Dividend payments with respect to the Company's Preferred or Common Stock may be impacted by certain covenants. The Agreement also requires, among other things, the maintenance of certain financial ratios, and restricts the creation of liens and certain types of business activities and investments.

        During January 2002, a subsidiary of the Company issued $1.0 billion of Senior Secured Notes. The notes bear interest at 8 7/8% and are due February 15, 2009. The notes are guaranteed by the Company and substantially all of its domestic subsidiaries. This guarantee expires in 2009. The assets of substantially all of the Company's domestic subsidiaries are pledged as security for the notes. The issuing subsidiary used the net cash proceeds from the notes to reduce the outstanding term loan under the Agreement by $980 million. As a result, the Company wrote off unamortized deferred financing fees in January 2002 related to the term loan and recorded an additional interest charge of $10.9 million. The indenture for the notes restricts, among other things, the ability of the Company's subsidiaries to borrow money, pay dividends on, or redeem or repurchase stock, make investments, create liens, enter into certain transactions with affiliates, and sell certain assets or merge with or into other companies.

        During the fourth quarter of 2002, a subsidiary of the Company issued Senior Secured Notes totaling $625 million. The notes bear interest at 8 3/4% and are due November 15, 2012. The notes are guaranteed by the Company and substantially all of its domestic subsidiaries. This guarantee expires in 2012. The assets of substantially all of the Company's domestic subsidiaries are pledged as security for the notes. The issuing subsidiary used the net cash proceeds from the notes to repay the remaining $65 million of the outstanding term loan under the Agreement and to permanently reduce the revolving credit facility under the Agreement by $551 million. As a result, the Company wrote off unamortized deferred financing fees related to the term loan and the revolver and recorded an additional interest charge of $4.5 million. The indenture for the new notes has the same restrictions as the Senior Secured Notes issued in January 2002.

        Amounts paid to OI Inc. above equal OI Inc.'s total indebtedness. Interest costs on amounts payable to OI Inc. are charged to the Company in the same amount as incurred by OI Inc. During the second quarter of 2001, OI Inc. sought and received consent from the holders of a majority of the principal amount of each of its six series of senior notes and debentures to amend the indenture governing those securities. The amendments implement a previously announced offer by the Company and a principal subsidiary of the Company to guarantee the senior notes and debentures on a subordinated basis. The fair value of the OI Inc. debt being guaranteed by the Company at December 31, 2002 was $1,623.1 million.

        Annual maturities for all of the Company's long-term debt through 2007 are as follows: 2003, $30.7 million; 2004, $2,155.7 million; 2005, $402.3 million; 2006, $12.7 million; and 2007, $311.5 million.

        Interest paid in cash aggregated $372.1 million for 2002, $424.7 million for 2001, and $467.6 million for 2000.

        Fair values at December 31, 2002, of the Company's significant fixed rate debt obligations are as follows:

	Principal Amount (millions of dollars)	Indicated Market Price	Fair Value (millions of dollars)
Senior Secured Notes:
8.875%	$1,000.0	$103.75	$1,037.5
8.75%	625.0	102.25	639.1

6. Operating Leases    Rent expense attributable to all operating leases was $90.2 million in 2002, $87.0 million in 2001, and $77.8 million in 2000. Minimum future rentals under operating leases are as follows: 2003, $66.4 million; 2004, $52.2 million; 2005, $41.4 million; 2006, $31.7 million; and 2007, $21.0 million; and 2008 and thereafter, $29.2 million.

7. Foreign Currency Translation    Aggregate foreign currency exchange gains (losses) included in other costs and expenses were $2.0 million in 2002, $2.6 million in 2001, and $(1.0) million in 2000.

8. Derivative Instruments    Under the terms of the April 2001 Secured Credit Agreement, the Company's affiliates in Australia and the United Kingdom are permitted to borrow in U.S. dollars. In order to manage the international affiliates' exposure to fluctuating foreign exchange rates, the Company's affiliates in Australia and the United Kingdom have entered into currency swaps for the principal portion of their initial borrowings under the Agreement and for their interest payments due under the Agreement.

        As of December 31, 2002, the Company's affiliate in Australia has swapped $650 million of borrowings into $1,275 million Australian dollars. This swap matures on May 1, 2003, with interest resets every 90 days. The interest reset terms of the swap approximate the terms of the U.S. dollar borrowings. This derivative instrument swaps both the interest and principal from U.S. dollars to Australian dollars and also swaps the interest rate from a U.S.-based rate to an Australian-based rate. The Company's affiliate in the United Kingdom has swapped $200 million of bank loans and intercompany borrowings into 139 million British pounds. This swap also matures on May 1, 2003, with interest resets every 90 days. This derivative instrument swaps both the interest and principal from U.S. dollars to British pounds and also swaps the interest rate from a U.S.-based rate to a British-based rate. The Company's affiliates in Australia and in the United Kingdom have also entered in short term forward exchange contracts which effectively swap additional intercompany and external borrowings at each of these affiliates to its local currency. These hedges swap both the interest and principal of additional borrowings in excess of the two major swap contracts mentioned above.

        As of December 31, 2002, the Company's Canadian affiliate has swapped $60 million of borrowings into $94.7 million Canadian dollars. This swap matures on October 1, 2003. This derivative instrument swaps both the interest and principal from U.S. dollars to Canadian dollars and also swaps the interest rate from a U.S.-based rate to a Canadian-based rate.

        The Company recognizes the above derivatives on the balance sheet at fair value. The Company accounts for the above swaps as fair value hedges. As such, the changes in the value of the swaps are included in other expense and are expected to substantially offset any exchange rate gains or losses on the related U.S. dollar borrowings. For 2002, the amount not offset was immaterial.

        The Company also uses commodity futures contracts related to forecasted natural gas requirements. The objective of these futures contracts is to limit the fluctuations in prices paid for natural gas and the potential volatility in earnings or cash flows from future market price movements. The Company continually evaluates the natural gas market in respect to its future usage requirements. The Company generally evaluates the natural gas market for the next twelve months and continually enters into commodity futures contracts in order to have a portion of its usage requirements hedged through the next twelve months. At December 31, 2002, the Company has entered into commodity futures contracts for approximately 25% of its North American natural gas usage through the end of 2003 (approximately 6,600 MM BTUs).

        The Company accounts for the above futures contracts on the balance sheet at fair value. The effective portion of changes in the fair value of a derivative that is designated as and meets the required criteria for a cash flow hedge is recorded in accumulated other comprehensive income ("OCI") and reclassified into earnings in the same period or periods during which the underlying hedged item affects earnings. The ineffective portion of the change in the fair value of a derivative designated as a cash flow hedge is recognized in current earnings.

        The above futures contracts are accounted for as cash flow hedges at December 31, 2002. Hedge accounting is only applied when the derivative is deemed to be highly effective at offsetting anticipated cash flows of the hedged transactions. For hedged forecasted transactions, hedge accounting will be discontinued if the forecasted transaction is no longer probable to occur, and any previously deferred gains or losses will be recorded to earnings immediately.

        At December 31, 2002, an unrealized net gain of $2.2 million, after tax of $1.2 million, related to these commodity futures contracts was included in OCI. There was no ineffectiveness recognized during 2002.

        The Company's international affiliates may enter into short-term forward exchange agreements to purchase foreign currencies at set rates in the future. These foreign currency forward exchange agreements are used to limit exposure to fluctuations in foreign currency exchange rates for all significant planned purchases of fixed assets or commodities that are denominated in a currency other than the affiliate's functional currency. Affiliates may also use forward exchange agreements to offset the foreign currency risk for receivables and payables not denominated in their functional currency. The Company records these short-term forward exchange agreements on the balance sheet at fair value and changes in the fair value are charged to earnings.

9. Accumulated Other Comprehensive Income (Loss)    The components of comprehensive income (loss) are: (a) net earnings (loss); (b) change in fair value of certain derivative instruments; (c) adjustment of minimum pension liabilities; and, (d) foreign currency translation adjustments. The net effect of exchange rate fluctuations generally reflects changes in the relative strength of the U.S. dollar against major foreign currencies between the beginning and end of the year.

        The following table lists the beginning balance, yearly activity and ending balance of each component of accumulated other comprehensive income (loss):

	Net Effect of Exchange Rate Fluctuations	Deferred Income Taxes	Minimum Pension Liability	Change in Certain Derivative Instruments	Total Accumulated Other Comprehensive Income
Balance on January 1, 2000	$(390.2)	$21.6	$—	$—	$(368.6)
2000 Change	(140.6)	2.8			(137.8)

Balance on December 31, 2000	(530.8)	24.4			(506.4)
2001 Change	(70.0)	2.6		(2.5)	(69.9)

Balance on December 31, 2001	(600.8)	27.0		(2.5)	(576.3)
2002 Change	80.5	(1.0)	(91.5)	4.7	(7.3)

Balance on December 31, 2002	$(520.3)	$26.0	$(91.5)	$2.2	$(583.6)

10.    Income Taxes    Deferred income taxes reflect: (1) the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (2) carryovers and credits for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2002 and 2001 are as follows:

	2002	2001
Deferred tax assets:
Accrued postretirement benefits	$88.2	$106.2
Tax loss carryovers	156.9	63.5
Alternative minimum tax credits	23.6	31.5
Other, principally accrued liabilities	149.1	253.9

Total deferred tax assets	417.8	455.1
Deferred tax liabilities:
Property, plant and equipment	334.1	317.1
Prepaid pension costs	299.9	301.9
Inventory	30.1	37.4
Other	107.9	156.8

Total deferred tax liabilities	772.0	813.2

Net deferred tax liabilities	$(354.2)	$(358.1)

        Deferred taxes are included in the Consolidated Balance Sheets at December 31, 2002 and 2001 as follows:

	2002	2001
Prepaid expenses	$45.1	$121.7
Deferred tax liabilities	(399.3)	(479.8)

Net deferred tax liabilities	$(354.2)	$(358.1)

        The provision (benefit) for income taxes consists of the following:

	2002	2001	2000
Current:
U.S. Federal	$(5.8)	$5.5	$0.8
State	1.4	19.4	2.1
Foreign	74.9	31.7	97.0

	70.5	56.6	99.9

Deferred:
U.S. Federal	73.8	192.2	16.9
State	8.7	1.2	(9.2)
Foreign	(10.9)	33.9	(43.5)

	71.6	227.3	(35.8)

Total:
U.S. Federal	68.0	197.7	17.7
State	10.1	20.6	(7.1)
Foreign	64.0	65.6	53.5

	$142.1	$283.9	$64.1

        The provision for income taxes was calculated based on the following components of earnings (loss) before income taxes:

	2002	2001	2000
Domestic	$186.2	$510.2	$(16.0)
Foreign	290.0	150.4	174.4

	$476.2	$660.6	$158.4

        Income taxes paid (received) in cash were as follows:

	2002	2001	2000
Domestic	$(9.0)	$8.1	$(0.7)
Foreign	51.2	52.1	46.4

	$42.2	$60.2	$45.7

        A reconciliation of the provision for income taxes based on the statutory U.S. Federal tax rate of 35% to the provision for income taxes is as follows:

	2002	2001	2000
Pretax earnings at statutory U.S. Federal tax rate	$166.7	$231.2	$55.4
Increase (decrease) in provision for income taxes due to:
Amortization of goodwill		31.5	32.1
State taxes, net of federal benefit	5.3	12.7	(4.1)
International rate differences	(24.8)	(2.7)	(6.9)
Adjustment for non-U.S. tax law changes	(5.7)	6.0	(9.3)
Other items	0.6	5.2	(3.1)

Provision for income taxes	$142.1	$283.9	$64.1

Effective tax rate	29.8%	43.0%	40.4%

        At December 31, 2002, the Company had unused net operating losses and research tax credits expiring from 2007 to 2022.

        The Company also has unused alternative minimum tax credits which do not expire and which will be available to offset future U.S. Federal income tax.

        At December 31, 2002, the Company's equity in the undistributed earnings of foreign subsidiaries for which income taxes had not been provided approximated $865.9 million. It is not practicable to estimate the U.S. and foreign tax which would be payable should these earnings be distributed.

11.    Participation in OI Inc. Stock Option Plans    The Company participates in the stock option plans of OI Inc. under which employees of the Company may be granted options to purchase common shares of OI Inc. No options may be exercised in whole or in part during the first year after the date granted. In general, subject to accelerated exercisability provisions, 50% of the options become exercisable on the fifth anniversary of the date of the option grant, with the remaining 50% becoming exercisable on the sixth anniversary date of the option grant. In general, options expire following termination of employment or the day after the tenth anniversary date of the option grant.

13.    Pension Benefit Plans    Net credits to results of operations for all of the Company's pension plans and certain deferred compensation arrangements amounted to $72.5 million in 2002, $83.4 million in 2001, and $88.6 million in 2000.

        On October 1, 2001, the Company completed the acquisition of the Canadian glass container assets of Consumers Packaging Inc. As part of the transaction, the Company assumed certain of the pension liabilities of Consumers Packaging. The information below includes the activity of these pension plans from October 1, 2001.

        The Company has defined benefit pension plans covering substantially all employees located in the United States, the United Kingdom, Australia, and Canada. Benefits generally are based on compensation for salaried employees and on length of service for hourly employees. The Company's policy is to fund pension plans such that sufficient assets will be available to meet future benefit requirements. The following tables relate to the Company's principal defined benefit pension plans in the United States, the United Kingdom, Australia, and Canada.

        The changes in the pension benefit obligations for the year were as follows:

	2002	2001
Obligations at beginning of year	$2,520.6	$2,388.8
Change in benefit obligations:
Service cost	38.8	36.6
Interest cost	172.4	169.3
Actuarial loss (gain)	165.3	(52.0)
Acquisitions		179.2
Benefit payments	(197.7)	(218.9)
Translation	41.5	(15.2)
Other	11.5	32.8

Net increase in benefit obligations	231.8	131.8

Obligations at end of year	$2,752.4	$2,520.6

        The changes in the fair value of the pension plans' assets for the year were as follows:

	2002	2001
Fair value at beginning of year	$2,744.0	$2,948.7
Change in fair value:
Actual loss on plan assets	(113.7)	(120.6)
Benefit payments	(197.7)	(218.9)
Acquisitions		119.9
Translation	33.2	(16.5)
Other	18.1	31.4

Net decrease in fair value of assets	(260.1)	(204.7)

Fair value at end of year	$2,483.9	$2,744.0

        The funded status of the pension plans at year end was as follows:

	2002	2001
Plan assets at fair value	$2,483.9	$2,744.0
Projected benefit obligations	2,752.4	2,520.6

Plan assets greater (less) than projected benefit obligations	(268.5)	223.4
Net unrecognized items:
Actuarial loss	1,143.7	552.2
Prior service cost	50.0	49.4

	1,193.7	601.6

Net amount recognized	$925.2	$825.0

        The net amount recognized is included in the Consolidated Balance Sheets at December 31, 2002 and 2001 as follows:

	2002	2001
Prepaid pension	$925.5	$879.5
Accrued pension, included with other liabilities	(50.9)	(54.5)
Minimum pension liability, included with other liabilities	(92.2)
Intangible asset, included with deposits and other assets	12.1
Accumulated other comprehensive income	130.7

Net amount recognized	$925.2	$825.0

        The components of the net pension credit for the year were as follows:

	2002	2001	2000
Service cost	$38.8	$36.6	$36.6
Interest cost	172.4	169.3	168.8
Expected asset return	(303.4)	(311.0)	(318.5)
Amortization:
Prior service cost	7.6	7.6	7.9
Loss (gain)	1.1	0.5	(0.2)

Net amortization	8.7	8.1	7.7

Net credit	$(83.5)	$(97.0)	$(105.4)

        The following selected information is for plans with projected benefit obligations in excess of the fair value of plan assets at year end:

	2002	2001
Projected benefit obligations	$2,752.4	$484.7
Fair value of plan assets	2,483.9	411.8

        The following information is for plans with accumulated benefit obligations in excess of the fair value of plan assets at year end:

	2002	2001
Accumulated benefit obligations	$513.5	$145.8
Fair value of plan assets	372.4	131.5

        The actuarial present value of benefit obligations is based on a weighted discount rate of 6.52% for 2002 and 6.95% for 2001. Future benefits are assumed to increase in a manner consistent with past experience of the plans, which, to the extent benefits are based on compensation, includes assumed salary increases on a weighted scale of 4.72% for 2002 and 2001. The expected weighted long-term rate of return on assets was 9.64% for 2002, and 10.12% for 2001 and 2000. Amortization included in net pension credits is based on the average remaining service of employees. Plan assets include marketable equity securities (which at December 31, 2002 and 2001 included 14,423,621 shares of the Company's common stock), government and corporate debt securities, real estate and commingled funds.

        The Company recognized a minimum pension liability for the pension plan in the United Kingdom that is equal to the difference between the accumulated benefit obligation over plan assets in excess of accrued pension cost. In addition to eliminating the prepaid pension asset, a corresponding amount is recognized as both an intangible asset and a reduction of equity. Pursuant to this requirement, the Company recorded, as of December 31, 2002 a minimum pension liability $92.2 million, an intangible asset of $12.1 million, and accumulated other comprehensive loss of $130.7 million.

        The Company also sponsors several defined contribution plans for all salaried and hourly U.S. employees. Participation is voluntary and participants' contributions are based on their compensation. The Company matches contributions of participants, up to various limits, in substantially all plans. Company contributions to these plans amounted to $9.3 million in 2002, $9.2 million in 2001, and $10.2 million in 2000.

14.    Postretirement Benefits Other Than Pensions    The Company provides certain retiree health care and life insurance benefits covering substantially all U.S. salaried and certain hourly employees. Employees are generally eligible for benefits upon retirement and completion of a specified number of years of creditable service.

        On October 1, 2001, the Company completed the acquisition of the Canadian glass container assets of Consumers Packaging Inc. The information below includes the activity of the related Canadian retiree health care plan from October 1, 2001.

        The changes in the postretirement benefit obligations for the year were as follows:

	2002	2001
Obligations at beginning of year	$321.2	$279.5
Change in benefit obligations:
Service cost	2.7	1.8
Interest cost	22.6	20.5
Actuarial loss	31.9	22.1
Acquisition		31.3
Benefit payments	(32.2)	(34.0)
Other	6.1

Net change in benefit obligations	31.1	41.7

Obligations at end of year	$352.3	$321.2

        The funded status of the postretirement benefit plans at year end was as follows:

	2002	2001
Accumulated postretirement benefit obligations	$352.3	$321.2
Net unrecognized items:
Prior service credit	17.6	30.6
Actuarial loss	(78.4)	(48.4)

	(60.8)	(17.8)

Nonpension postretirement benefit obligations	$291.5	$303.4

        The components of the net postretirement benefit cost for the year were as follows:

	2002	2001	2000
Service cost	$2.7	$1.8	$1.6
Interest cost	22.6	20.5	20.5
Amortization:
Prior service credit	(13.0)	(13.0)	(13.6)
Loss (gain)	2.3	0.8	(0.1)

Net amortization	(10.7)	(12.2)	(13.7)

Net postretirement benefit cost	$14.6	$10.1	$8.4

        Assumed health care cost inflation was based on a weighted average rate of 11.60% in 2002, declining to an ultimate rate of 5.94%. A one percentage point decrease in the rate would have decreased the accumulated postretirement benefit obligation at December 31, 2002 by $15.4 million and decreased the net postretirement benefit cost for 2002 by $1.3 million. A one percentage point increase in the rate would have increased the accumulated postretirement benefit obligation at December 31, 2002 by $18.1 million and increased the net postretirement benefit cost for 2002 by $1.6 million. The assumed weighted average discount rates used in determining the accumulated postretirement benefit obligation were 6.72% and 7.18% at December 31, 2002 and 2001, respectively. Amortization included in net postretirement benefit cost is based on the average remaining service of employees.

        Benefits provided by the Company for certain of the hourly retirees are determined by collective bargaining. Most other domestic hourly retirees receive health and life insurance benefits from a multi-employer trust established by collective bargaining. Payments to the trust as required by the bargaining agreements are based upon specified amounts per hour worked and were $6.2 million in 2002, $6.3 million in 2001, and $7.5 million in 2000. Postretirement health and life benefits for retirees of foreign affiliates are generally provided through the national health care programs of the countries in which the affiliates are located.

15.    Other Revenue    Other revenue in 2001 includes a gain of $457.3 million related to the sale of the Harbor Capital Advisors business and gains totaling $13.1 million related to the sale of the Company's label business and the sale of a minerals business in Australia.

16.    Other Costs and Expenses    Other costs and expenses for the year ended December 31, 2001 included pretax charges of $129.5 million related to the following:

  •
  Impairment charges of $25.2 million to write down the majority of the long-lived assets at the Company's glass container facility in Puerto Rico. While the Company intends to continue to operate this facility, an analysis of cash flows indicated that the long-lived assets, including buildings, furnaces and factory equipment, were impaired.

  •
  Impairment charges of $16.5 million to substantially write off buildings, furnaces and factory equipment related to the permanent closing of a glass container facility in Venezuela.

  •
  Impairment charges of $31.0 million at various other international and domestic facilities in response to decisions about pricing and market strategy. These charges related to the permanent closing of the flat glass facility in Venezuela and two domestic plastics packaging facilities and the abandonment of certain equipment at various locations.

  •
  Other costs of $9.4 million related to closing facilities and reducing workforce. The total workforce reductions involved approximately 400 employees at a cost of approximately $7.5 million, of which substantially all had been paid out at December 31, 2002.

  •
  A charge of $31.0 million related to the loss on the sale of the Company's facilities in India.

  •
  A charge of $8.5 million for certain contingencies.

  •
  A charge of $7.9 million related to restructuring manufacturing capacity in the medical devices business.

        Actions related to the restructuring and impairment charges were substantially completed during 2002.

        Other costs and expenses for the year ended December 31, 2000 included charges of $248.3 million principally related to a restructuring and capacity realignment program. The restructuring and capacity realignment program, initiated in the third quarter of 2000, included the consolidation of manufacturing capacity and a reduction of 350 employees in the U.S. salaried work force, or about 10%, principally as a result of early retirement incentives. Also included in the program were a write-down of plant and equipment at the Company's glass container facilities in India and certain other asset write-offs. Manufacturing capacity consolidations involved three U.S. glass container facilities which were closed and reflected technology-driven improvements in productivity, conversions from some juice and similar products to plastic containers, Company and customer decisions regarding pricing and volume and the further concentration of production in the most strategically-located facilities. The property, plant and equipment at the three facilities, consisting of land, buildings, furnaces and factory equipment, was written down by $49.0 million to substantially write off these assets. The Company does not expect to pay any significant future cash payments related to the closing of these facilities. Other 2000 pretax charges of $33.5 million related principally to a $27.9 million write off of software that had been abandoned. During the third quarter of 2000, the Company decided, principally as a cost control measure, to abandon certain portions of a major software project and wrote off the associated costs.

        As a result of a 10% reduction of the U.S. salaried workforce in 2000, the Company recognized a settlement gain of approximately $40 million related to its defined benefit pension plan. This gain was included in a net charge of $52.4 million for retirement incentives and special termination benefits.

        The 2000 pretax charge of $40.0 million was related to the write-down of property, plant and equipment in India. Based on the Company's expectation of future net cash flows from its operations in India, the related property, plant, and equipment was written down to realizable values in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

        Selected information relating to the restructuring accruals follows:

	Capacity realignment	Early retirement incentives and special termination benefits	Write-down of impaired property, plant and equipment	Other, principally software write-off	Total
2000 restructuring charges	$122.4	$52.4	$40.0	$33.5	$248.3
Write-down of assets to net realizable value	(49.0)		(40.0)	(31.5)	(120.5)
Reduction of prepaid pension asset	(13.6)	(45.8)			(59.4)
Increase in nonpension post-retirement benefit liability	(0.6)	(5.4)			(6.0)
Net cash paid	(1.5)	(0.4)			(1.9)

Remaining liabilities at December 31, 2000	57.7	0.8	—	2.0	60.5
Restructuring program and impairment	45.6		41.7		87.3
Reversal of second quarter 2001 restructuring charge	(5.2)				(5.2)
Medical devices restructuring	7.9				7.9
Write-down of assets to net realizable value	(43.8)		(41.7)		(85.5)
Net cash paid	(24.7)	(0.8)			(25.5)

Remaining liabilities at December 31, 2001	37.5	—	—	2.0	39.5
Write-down of assets to net realizable value	(16.6)				(16.6)
Net cash paid	(10.0)				(10.0)
Reversal of previous restructuring charges	(5.1)				(5.1)

Remaining liabilities at December 31, 2002	$5.8	$—	$—	$2.0	$7.8

        Capacity realignment included charges for plant closing costs, severance benefits, and write-downs of assets for disposal or abandonment as a result of restructuring of manufacturing capacity. Write-downs of assets represented the majority of the charges for 2001.

        17. Additional Interest Charges from Early Extinguishment of Debt    During 2002, the Company wrote off unamortized deferred financing fees related to indebtedness repaid prior to its scheduled maturity. As a result, the Company recorded additional interest charges totaling $15.4 million ($9.6 million after tax). During 2001, the Company wrote off unamortized deferred financing fees related to indebtedness repaid prior to its scheduled maturity. As a result, the Company recorded additional interest charges totaling $6.6 million ($4.1 million after tax). These charges had previously been reported as extraordinary charges, net of income taxes, and were reclassified, as detailed above, to interest expense and provision for income taxes in accordance with FAS No. 145.

        18. Contingencies    OI Inc. is one of a number of defendants in a substantial number of lawsuits filed in numerous state and federal courts by persons alleging bodily injury (including death) as a result of exposure to dust from asbestos fibers. OI Inc. relies primarily on distributions from its subsidiaries, including the Company, to fund its indemnity payments and legal fees related to these lawsuits.

        From 1948 to 1958, one of OI Inc.'s former business units commercially produced and sold approximately $40 million of a high-temperature, calcium-silicate based pipe and block insulation material containing asbestos. OI Inc. exited the pipe and block insulation business in April 1958. The traditional asbestos personal injury lawsuits and claims relating to such production and sale of asbestos material typically allege various theories of liability, including negligence, gross negligence and strict liability and seek compensatory and in some cases, punitive damages in various amounts (herein referred to as "asbestos claims").

        The following table shows the approximate number of plaintiffs and claimants involved in asbestos claims pending at the beginning of, disposed of and filed during, and pending at the end of, each of the years listed (eliminating duplicate filings):

	2002	2001	2000
Pending at beginning of year	27,000	20,000	17,000
Disposed	24,000	24,000	17,000
Filed	21,000	31,000	20,000

Pending at end of year	24,000	27,000	20,000

        Approximately 55% of the currently pending claims and lawsuits set forth above involve multiple claimants, and virtually all of the pending claims and lawsuits name a number of additional defendants (typically from 20 to 100 or more). Approximately 40% of the claimants and plaintiffs do not specify the monetary damages sought. Another 39% of the plaintiffs merely recite that the amount of damages sought exceeds the required jurisdictional minimum damages in the court of jurisdiction in which the suit is filed. Approximately 14% of the plaintiffs specify the maximum damages sought in amounts from $10 million to $40 million. Lastly, fewer than 7% of the plaintiffs are involved in lawsuits which specify precise damage amounts, with approximately 5.8% specifying amounts up to $20 million; approximately 0.2% specifying amounts from $20 million to $75 million; and, approximately 0.5% specifying amounts from $75 million to $125 million. In addition, one lawsuit, pending since 1991 and involving fewer than 0.2% of the plaintiffs and approximately 60 defendants, specifies damages of $11 billion.

        As indicated by the foregoing summary, modern pleading practice permits considerable variation in the assertion of monetary damages. This variability, together with the actual experience discussed further below of litigating or resolving through settlement hundreds of thousands of asbestos claims and lawsuits over an extended period, demonstrates that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value. Rather, the amount potentially recoverable for a specific claimant is determined by other factors such as the claimant's severity of disease, product identification evidence against specific defendants, the defenses available to those defendants, the specific jurisdiction in which the claim is made, the claimant's history of smoking or exposure to other possible disease-causative factors, and the various other matters discussed further below.

        In addition to the pending claims set forth above, OI Inc. has claims-handling agreements in place with many plaintiffs' counsel throughout the country. These agreements require evaluation and negotiation regarding whether particular claimants qualify under the criteria established by such agreements. The criteria for such claims include verification of a compensable illness and a reasonable probability of exposure to a product manufactured by the OI Inc.'s former business unit during its manufacturing period ending in 1958. Some plaintiffs' counsel have historically withheld claims under these agreements for later presentation while focusing their attention on active litigation in the tort system. OI Inc. believes that as of December 31, 2002 there are no more than 18,500 of such preexisting but presently unasserted claims against OI Inc. that are not included in the total of pending claims specified in the preceding paragraph. OI Inc. further believes that the bankruptcies of additional co-defendants, as discussed below, have resulted in an acceleration of the presentation and disposition of a number of these previously withheld preexisting claims under such agreements, which claims would otherwise have been presented and disposed of over the next several years. This acceleration is reflected in an increased number of pending asbestos claims and, to the extent disposed, contributes to an increase in asbestos-related payments which is expected to continue in the near term.

        OI Inc. is also a defendant in other asbestos-related lawsuits or claims involving maritime workers, medical monitoring claimants, co-defendants and property damage claimants. Based upon its past experience, OI Inc. believes that these categories of lawsuits and claims will not involve any material liability and they are not included in the above description of pending matters or in the following description of disposed matters.

        Since receiving its first asbestos claim, OI Inc., as of December 31, 2002, has disposed of the asbestos claims of approximately 286,000 plaintiffs and claimants at an average indemnity payment per claim of approximately $5,600. OI Inc.'s indemnity payments for these claims have varied on a per claim basis, and are expected to continue to vary considerably over time. As discussed above, a part of OI Inc.'s objective is to achieve, where possible, resolution of asbestos claims pursuant to claims-handling agreements. Under such agreements, qualification by meeting certain illness and exposure criteria has tended to reduce the number of claims presented to OI Inc. that would ultimately be dismissed or rejected due to the absence of impairment or product exposure evidence. OI Inc. expects that as a result, although aggregate spending may be lower, there may be an increase in the per claim average indemnity payment involved in such resolution. In this regard, although the average of such payments has been somewhat higher following the implementation of the claims-handling agreements in the mid-1990s, the annual average amount has not varied materially from year to year in recent years.

        OI Inc. believes that its ultimate asbestos-related contingent liability (i.e., its indemnity or other claim disposition costs plus related legal fees) cannot be estimated with certainty. In 1993, OI Inc. established a liability of $975 million to cover indemnity payments and legal fees associated with the resolution of outstanding and expected future asbestos lawsuits and claims. In 1998, an additional liability of $250 million was established. During the third quarter of 2000, OI Inc. established an additional liability of $550 million to cover OI Inc.'s estimated indemnity payments and legal fees arising from outstanding asbestos personal injury lawsuits and claims and asbestos personal injury lawsuits and claims expected to be filed in the ensuing several years. OI Inc.'s ability to reasonably estimate its liability has been significantly affected by the volatility of asbestos-related litigation in the United States, the expanding list of non-traditional defendants that have been sued in this litigation and found liable for substantial damage awards, the continued use of litigation screenings to generate new lawsuits, the large number of claims asserted or filed by parties who claim prior exposure to asbestos materials but have no present physical impairment as a result of such exposure, and the growing number of co-defendants that have filed for bankruptcy. In 2002, North American Refractories Co., Kaiser Aluminum Corporation, Harbison Walker Refractories Group, A.P. Green Industries, Inc.,

Porter Hayden Company, Plibrico Company, Shook & Fletcher Insulation Co., Artra Group (Synkoloid Company), AC&S, A-Best Company and JT Thorpe Co. declared bankruptcy. These companies join others, such as G-I Holdings (GAF), USG Corporation, Federal-Mogul Corporation, Burns & Roe Enterprises, Inc., W.R. Grace & Co., Owens Corning, Fibreboard Corporation, Pittsburgh-Corning, Babcock & Wilcox, Armstrong World Industries and approximately 40 other asbestos defendants who have sought protection under Chapter 11 of the Bankruptcy Code.

        OI Inc. has continued to monitor trends which may affect its ultimate liability and has continued to analyze the developments and variables affecting or likely to affect the resolution of pending and future asbestos claims against OI Inc. OI Inc. expects that the gross amount of total asbestos-related payments will be moderately lower in 2003 compared to 2002 and will continue to decline thereafter as the preexisting but presently unasserted claims withheld under the claims handling agreements are presented to OI Inc. and as the number of potential future claimants continues to decrease. However, the trend toward lower aggregate annual payments has not occurred as soon as had been anticipated when the additional liability was established in 2000. In addition, the number of claims and lawsuits filed against OI Inc. has exceeded the number anticipated at that time. In early March 2002, OI Inc. initiated a comprehensive review to determine whether further adjustment of asbestos-related liabilities was appropriate. At the conclusion of this review in April, OI Inc. determined that an additional charge of $475 million would be appropriate to adjust the reserve for estimated future asbestos-related costs. The material components of OI Inc.'s accrual, including this additional accrued amount, are the following: (i) OI Inc.'s estimate at that date of the reasonably probable contingent liability for asbestos claims already asserted against OI Inc., (ii) OI Inc.'s estimate at that date of the contingent liability for preexisting but unasserted asbestos claims for prior periods arising under its administrative claims-handling agreements with various plaintiffs' counsel, (iii) OI Inc.'s estimate at that time of the contingent liability for asbestos claims not yet asserted against the OI Inc., but which OI Inc. believes it is reasonably probable will be asserted in the next several years, to the degree that such an estimation as to future claims is possible, and (iv) OI Inc.'s estimate of legal defense costs likely to be incurred in connection with the foregoing types of claims.

        The significant assumptions underlying the material components of the OI Inc's accrual are:

  a)
  the extent to which settlements are limited to claimants who were exposed to the OI Inc.'s asbestos-containing insulation prior to its exit from that business in 1958;

  b)
  the extent to which claims are resolved under the OI Inc's administrative claims agreements or on terms comparable to those set forth in those agreements;

  c)
  the extent of reduction in the inventory of pending serious disease cases;

  d)
  the extent to which OI Inc. is able to successfully defend itself at trial;

  e)
  the extent of actions by courts to eliminate or reduce the diversion of financial resources for unimpaired claimants and so-called forum shopping;

  f)
  the extent to which additional defendants with substantial resources and assets are required to participate significantly in the resolution of future asbestos cases and claims;

  g)
  the number and timing of co-defendant bankruptcies; and

  h)
  the extent to which the resolution of co-defendant bankruptcies divert resources to unimpaired claimants.

        OI Inc. believes that any possible loss or range of loss in addition to the foregoing charge cannot be reasonably estimated. While OI Inc. cannot reasonably estimate the precise timing of payment, OI Inc. believes that its liabilities for the next several years will not exceed the amount accrued, based on its expectation of continuing moderate declines in annual spending for asbestos-related costs.

        OI Inc. has previously pursued recovery of its losses from third parties, particularly its insurance carriers, and has largely resolved all of its significant coverage claims. OI Inc. expects some further recovery from deferred payment provisions of existing settlement agreements and from pursuing certain additional reimbursement claims. However, OI Inc. does not expect to recover additional material amounts in excess of the recorded receivable of $12.2 million at December 31, 2002.

        The ultimate amount of distributions which may be required to be made by the Company and other subsidiaries of OI Inc. to fund OI Inc.'s asbestos-related payments cannot be estimated with certainty. OI Inc.'s reported results of operations for 2002 have been materially affected by the $475 million first quarter charge and asbestos-related payments continue to be substantial. Any possible future additional accrual would likewise materially affect OI Inc.'s results of operations in the period in which it might be recorded. Also, the continued use of significant amounts of cash for asbestos-related costs has affected and will continue to affect OI Inc.'s cost of borrowing and its ability to pursue global or domestic acquisitions. However, OI Inc. believes that its operating cash flows and other sources of liquidity will be sufficient to pay its obligations for asbestos-related costs and to fund its working capital and capital expenditure requirements on a short-term and long-term basis.

        In April 1999, Crown Cork & Seal Technologies Corporation ("CCS") filed suit against Continental PET Technologies, Inc. ("CPT"), a wholly-owned subsidiary of the Company, in the United States District Court for the District of Delaware alleging that certain plastic containers manufactured by CPT, primarily multi-layer PET containers with barrier properties, infringe CCS's U.S. Patent 5,021,515 relating to an oxygen-scavenging material. CCS is a party to an agreement with Chevron Philips Chemical Company ("Chevron") under which Chevron has rights to sublicense certain CCS patents, including, Chevron believed, the patent involved in the suit against CPT. To avoid the cost of litigation, CPT took a sublicense from Chevron under the patent in suit and other patents. Chevron then entered the suit to defend and assert its right to sublicense the patent in suit to CPT. In November 2002, the Delaware District Court concluded that Chevron did not have the rights it purported to sublicense to CPT and entered a judgment to that effect on March 31, 2003.

        In connection with the initial public offering of Constar International Inc. ("Constar"), CCS contributed to Constar the patent involved in the suit against CPT. As a result, Constar was substituted for CCS as the plaintiff in the suit. The Court's judgment will allow Constar to pursue its lawsuit against CPT, which is in its initial stages and had been stayed pending resolution of the Chevron claims. In the lawsuit, Constar seeks certain monetary damages and injunctive relief. CPT will continue to pursue all defenses available to it. However, if the Court were to reach conclusions adverse to CPT on the claims for monetary damages asserted by Constar, the Company believes such determination would not have a material adverse effect on the Company's consolidated results of operations and financial position, and any such damages could be covered in part by third party indemnification. Additionally, an adverse decision with respect to Constar's request for injunctive relief is not likely to have a material adverse effect on the Company because it believes that it can pursue alternative technologies for the manufacture of multi-layer PET containers with barrier properties.

        Certain other litigation is pending against the Company, in many cases involving ordinary and routine claims incidental to the business of the Company and in others presenting allegations that are nonroutine and involve compensatory, punitive or treble damage claims as well as other types of relief. The ultimate legal and financial liability of the Company in respect to this pending litigation cannot be estimated with certainty. However, the Company believes, based on its examination and review of such matters and experience to date, that such ultimate liability will not have a material adverse effect on its results of operations or financial condition.

        19. Segment Information    The Company operates in the rigid packaging industry. The Company has two reportable product segments within the rigid packaging industry: (1) Glass Containers and (2) Plastics Packaging. The Glass Containers segment includes operations in North America, Europe, the Asia Pacific region, and South America. The Plastics Packaging segment consists of two business units—consumer products (plastic containers and closures) and prescription products. The Other segment consists primarily of the Company's labels and carriers products business unit, substantially all of which was divested in early 2001.

        The Company evaluates performance and allocates resources based on earnings before interest income, interest expense, provision for income taxes, minority share owners' interests in earnings of subsidiaries and cumulative effect of accounting change ("EBIT") excluding amounts related to certain items that management considers not representative of ongoing operations and, for periods prior to 2002, excluding goodwill amortization ("Segment EBIT"). EBIT for product segments includes an allocation of corporate expenses based on both a percentage of sales and direct billings based on the costs of specific services provided. For the Company's U.S. pension plans, net periodic pension cost (credit) has been allocated to product segments while the related prepaid pension asset is included in the caption "Eliminations and Other Retained". Net sales as shown in the geographic segment information are based on the location of the Company's affiliate which recorded the sales.

        Certain prior year amounts have been reclassified in order to conform to current year presentation.

Financial information regarding the Company's product segments is as follows:

	Glass Containers	Plastics Packaging	Other	Total Product Segments	Eliminations and Other Retained	Consolidated Totals
Net sales:
2002	$3,875.2	$1,765.2	$—	$5,640.4		$5,640.4
2001	3,572.3	1,825.7	4.5	5,402.5		5,402.5
2000	3,695.6	1,787.6	68.9	5,552.1		5,552.1

Segment EBIT:
2002	$709.0	$258.2	$—	$967.2	$(78.0)	$889.2
2001	627.1	287.2	0.2	914.5	(57.9)	856.6
2000	634.4	293.9	4.1	932.4	23.4	955.8

Items excluded from Segment EBIT:
2001:
Gain on the sale of a minerals business in Australia	$10.3			$10.3		$10.3
Gain on the sale of the Company's label business			$2.8	2.8		2.8
Gain on the sale of the Company's Harbor Capital business					$457.3	457.3
Restructuring and impairment charges	(64.3)	$(17.8)		(82.1)		(82.1)
Loss on the sale of the Company's facilities in India	(31.0)			(31.0)		(31.0)
Special employee benefit programs	(7.6)	(3.5)		(11.1)	(19.8)	(30.9)
Charges related to certain contingencies		(8.5)		(8.5)		(8.5)
Restructuring manufacturing capacity in the medical devices business		(7.9)		(7.9)		(7.9)
2000:
Charges related to consolidation of manufacturing capacity	(120.4)	(2.0)		(122.4)		(122.4)
Charges related to early retirement incentives and special termination benefits	(22.0)	(9.2)		(31.2)	(21.2)	(52.4)
Charges related to impairment of property, plant and equipment in India	(40.0)			(40.0)		(40.0)
Other charges, principally related to the write-off of software	(3.6)			(3.6)	(29.9)	(33.5)

Depreciation and amortization expense (1):
2002	$319.1	$150.9	$—	$470.0	$10.7	$480.7
2001	298.3	134.6	5.4	438.3	13.1	451.4
2000	299.0	132.6	3.4	435.0	19.6	454.6

Total assets:
2002	$5,851.6	$2,893.4	$—	$8,745.0	$1,043.8	$9,788.8
2001	5,579.5	3,355.0	34.9	8,969.4	1,023.2	9,992.6
2000	5,633.8	3,398.4	117.0	9,149.2	930.3	10,079.5

Capital expenditures (2):
2002	$319.2	$172.2	$—	$491.4	$4.6	$496.0
2001	351.3	177.2	0.5	529.0	2.9	531.9
2000	290.9	184.9	2.4	478.2	3.2	481.4

(1)
Excludes goodwill amortization for 2001 and 2000 for comparative purposes.

(2)
Excludes property, plant and equipment acquired through acquisitions.

        Financial information regarding the Company's geographic segments is as follows:

	North America	Europe	Asia Pacific	South America	Total Geographic Segments
Net sales:
2002	$3,480.7	$999.8	$694.2	$465.7	$5,640.4
2001	3,301.1	913.0	660.6	527.8	5,402.5
2000	3,390.5	896.9	760.0	504.7	5,552.1

Segment EBIT:
2002	$636.6	$112.6	$127.0	$91.0	$967.2
2001	606.4	94.0	120.6	93.5	914.5
2000	622.1	87.5	145.2	77.6	932.4

Items excluded from Segment EBIT:
2001:
Gain on the sale of a minerals business in Australia			$10.3		$10.3
Gain on the sale of the Company's label business	$2.8				2.8
Restructuring and impairment charges	(51.0)	$(7.1)	(0.8)	$(23.2)	(82.1)
Loss on the sale of the Company's facilities in India			(31.0)		(31.0)
Special employee benefit programs	(7.9)	(0.7)	(2.3)	(0.2)	(11.1)
Charges related to certain contingencies	(8.5)				(8.5)
Restructuring manufacturing capacity in the medical devices business	(7.9)				(7.9)
2000:
Charges related to consolidation of manufacturing capacity	(126.0)			3.6	(122.4)
Charges related to early retirement incentives and special termination benefits	(31.2)				(31.2)
Charges related to impairment of property, plant, and equipment in India			(40.0)		(40.0)
Other				(3.6)	(3.6)

        The Company's net property, plant and equipment by geographic segment are as follows:

	United States	Foreign	Total
2002	$1,729.7	$1,594.4	$3,324.1
2001	1,688.2	1,571.7	3,259.9
2000	1,721.8	1,563.1	3,284.9

        Reconciliations to consolidated totals are as follows:

	2002	2001	2000
Revenues:
Net sales for reportable segments	$5,640.4	$5,402.5	$5,552.1
Royalties and net technical assistance	24.2	24.6	25.3
Equity earnings	27.0	19.4	19.8
Interest income	24.1	26.9	32.5
Other revenue	44.4	539.9	185.1

Total	$5,760.1	$6,013.3	$5,814.8

Reconciliation of Segment EBIT to earnings before income taxes, minority share owners' interest in earnings of subsidiaries and cumulative effect of accounting change:
Segment EBIT for reportable segments	$967.2	$914.5	$932.4
Items excluded from reportable segment information		(127.5)	(197.2)
Eliminations and other retained items, excluding certain items	(78.0)	(57.9)	23.4
Items excluded from eliminations and other retained items		437.5	(51.1)
Amortization of goodwill		(92.3)	(94.9)
Net interest expense	(413.0)	(413.7)	(454.2)

Total	$476.2	$660.6	$158.4

20. Financial Information for Subsidiary Guarantors and Non-Guarantors

        The following presents condensed consolidating financial information for the Company, segregating: (1) Owens-Illinois Group, Inc. (the "Parent"); (2) Owens-Brockway Glass Container Inc. (the "Issuer"); (3) those domestic subsidiaries which will guarantee the 8 7/8% and 8 3/4% Senior Secured Notes of the Issuer (the "Guarantor Subsidiaries"); and (4) all other subsidiaries (the "Non-Guarantor Subsidiaries"). The Guarantor Subsidiaries are wholly-owned direct and indirect subsidiaries of the Parent and their guarantees are full, unconditional and joint and several. The Parent is also a guarantor, and its guarantee is full, unconditional and joint and several.

        Subsidiaries of the Parent and of the Issuer are presented on the equity basis of accounting. Certain reclassifications have been made to conform all of the financial information to the financial presentation on a consolidated basis. The principal eliminations relate to investments in subsidiaries and inter-company balances and transactions.

	December 31, 2002
Balance Sheet	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Current assets:
Accounts receivable	$—	$149.7	$110.4	$515.3	$(73.5)	$701.9
Inventories		172.7	223.7	498.4	(1.3)	893.5
Other current assets		(2.7)	85.8	136.5	3.9	223.5

Total current assets	—	319.7	419.9	1,150.2	(70.9)	1,818.9
Investments in and advances to subsidiaries	3,722.1	2,154.9	28.5		(5,905.5)	—
Goodwill		548.0	1,039.7	1,103.5		2,691.2
Other non-current assets		328.9	1,114.5	508.1	3.1	1,954.6

Total other assets	3,722.1	3,031.8	2,182.7	1,611.6	(5,902.4)	4,645.8
Property, plant and equipment, net		621.7	1,107.3	1,595.1		3,324.1

Total assets	$3,722.1	$3,973.2	$3,709.9	$4,356.9	$(5,973.3)	$9,788.8

Current liabilities:
Accounts payable and accrued liabilities	$—	$242.4	$280.3	$557.3	$(55.8)	$1,024.2
Short-term loans and long-term debt due within one year			0.1	78.1		78.2

Total current liabilities	—	242.4	280.4	635.4	(55.8)	1,102.4
Long-term debt	1,700.0	2,033.0	667.3	867.7		5,268.0
Other non-current liabilities and minority interests		84.8	653.1	649.9	8.5	1,396.3
Investments by and advances from parent		1,613.0	2,109.1	2,203.9	(5,926.0)	—
Share owner's equity	2,022.1					2,022.1

Total liabilities and share owner's equity	$3,722.1	$3,973.2	$3,709.9	$4,356.9	$(5,973.3)	$9,788.8

	December 31, 2001
Balance Sheet	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Current assets:
Accounts receivable	$—	$123.7	$185.8	$517.0	$(72.0)	$754.5
Inventories		162.9	212.1	462.5	(0.8)	836.7
Other current assets		1.1	155.2	162.5	0.2	319.0

Total current assets	—	287.7	553.1	1,142.0	(72.6)	1,910.2
Investments in and advances to subsidiaries	4,022.0	1,967.5	57.1		(6,046.6)	—
Goodwill		554.6	1,447.7	993.0		2,995.3
Other non-current assets		255.0	1,050.0	528.1	(5.9)	1,827.2

Total other assets	4,022.0	2,777.1	2,554.8	1,521.1	(6,052.5)	4,822.5
Property, plant and equipment, net		600.9	1,105.9	1,553.1		3,259.9

Total assets	$4,022.0	$3,665.7	$4,213.8	$4,216.2	$(6,125.1)	$9,992.6

Current liabilities:
Accounts payable and accrued liabilities	$—	$183.9	$317.0	$496.6	$(57.2)	$940.3
Short-term loans and long-term debt due within one year			4.8	66.4		71.2

Total current liabilities	—	183.9	321.8	563.0	(57.2)	1,011.5
Long-term debt	1,700.0	1,661.3	851.3	1,117.1		5,329.7
Other non-current liabilities and minority interests		92.3	746.9	482.4	7.8	1,329.4
Investments by and advances from parent		1,728.2	2,293.8	2,053.7	(6,075.7)	—
Share owner's equity	2,322.0					2,322.0

Total liabilities and share owner's equity	$4,022.0	$3,665.7	$4,213.8	$4,216.2	$(6,125.1)	$9,992.6

	Year ended December 31, 2002
Results of Operations	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,625.3	$1,479.6	$2,635.2	$(99.7)	$5,640.4
Interest			1.9	22.2		24.1
Equity earnings from subsidiaries	302.8	181.3	20.8		(504.9)	—
Other equity earnings		13.3	5.6	8.1		27.0
Other revenue		47.7	19.3	33.5	(31.9)	68.6

Total revenue	302.8	1,867.6	1,527.2	2,699.0	(636.5)	5,760.1
Manufacturing, shipping, and delivery		1,261.8	1,147.5	2,123.5	(119.4)	4,413.4
Research, engineering, selling, administrative, and other		82.7	194.0	156.7		433.4
Net intercompany interest	(147.9)	82.0	59.7	6.2		—
Other interest expense	147.9	126.6	45.1	117.5		437.1

Total costs and expense	—	1,553.1	1,446.3	2,403.9	(119.4)	5,283.9
Earnings before items below	302.8	314.5	80.9	295.1	(517.1)	476.2
Provision for income taxes	(5.8)	52.6	22.2	69.2	3.9	142.1
Minority share owners' interests in earnings of subsidiaries				23.8	1.7	25.5

Earnings before cumulative effect of accounting change	308.6	261.9	58.7	202.1	(522.7)	308.6
Cumulative effect of accounting change	(460.0)	(47.0)	(413.0)	(57.1)	517.1	(460.0)

Net income (loss)	$(151.4)	$214.9	$(354.3)	$145.0	$(5.6)	$(151.4)

	Year ended December 31, 2001
Results of Operations	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,636.6	$1,518.1	$2,330.9	$(83.1)	$5,402.5
Interest		0.4	2.9	23.6		26.9
Equity earnings from subsidiaries	354.1	31.2	33.6		(418.9)	—
Other equity earnings		10.9	4.9	3.7	(0.1)	19.4
Other revenue		36.7	513.2	39.0	(24.4)	564.5

Total revenue	354.1	1,715.8	2,072.7	2,397.2	(526.5)	6,013.3
Manufacturing, shipping, and delivery		1,297.5	1,168.8	1,858.0	(105.9)	4,218.4
Research, engineering, selling, administrative, and other		112.0	311.8	268.9	1.0	693.7
Net intercompany interest	(206.3)	135.4	64.0	6.9		—
Other interest expense	206.3	70.1	44.2	120.0		440.6

Total costs and expense	—	1,615.0	1,588.8	2,253.8	(104.9)	5,352.7
Earnings before items below	354.1	100.8	483.9	143.4	(421.6)	660.6
Provision for income taxes	(2.5)	31.4	197.8	55.7	(1.5)	283.9
Minority share owners' interests in earnings of subsidiaries				22.9	(2.8)	20.1

Net income	$356.6	$69.4	$286.1	$64.8	$(420.3)	$356.6

	Year ended December 31, 2000
Results of Operations	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,762.6	$1,524.9	$2,336.3	$(71.7)	$5,552.1
Interest		0.5	4.1	27.9		32.5
Equity earnings from subsidiaries	72.3	64.1	20.6		(157.0)	—
Other equity earnings		9.8	4.3	5.7		19.8
Other revenue		41.5	152.1	40.0	(23.2)	210.4

Total revenue	72.3	1,878.5	1,706.0	2,409.9	(251.9)	5,814.8
Manufacturing, shipping, and delivery		1,408.4	1,164.0	1,880.9	(94.2)	4,359.1
Research, engineering, selling, administrative, and other		249.8	333.9	226.5	0.4	810.6
Net intercompany interest	(352.8)	219.3	126.7	6.8		—
Other interest expense	352.8	0.3	5.7	127.9		486.7

Total costs and expense	—	1,877.8	1,630.3	2,242.1	(93.8)	5,656.4
Earnings before items below	72.3	0.7	75.7	167.8	(158.1)	158.4
Provision for income taxes		(19.3)	22.7	61.0	(0.3)	64.1
Minority share owners' interests in earnings of subsidiaries			0.1	22.1	(0.2)	22.0

Net income	$72.3	$20.0	$52.9	$84.7	$(157.6)	$72.3

	Year ended December 31, 2002
Cash Flows	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash provided by operating activities	$—	$104.2	$188.7	$506.5	$—	$799.4
Investing Activities:
Additions to property, plant, and equipment		(83.5)	(138.4)	(274.1)		(496.0)
Acquisitions, net of cash acquired				(17.6)		(17.6)
Proceeds from sales		3.2	22.3	13.5		39.0

Cash used in investing activities	—	(80.3)	(116.1)	(278.2)	—	(474.6)
Financing Activities:
Net distribution to OI Inc.	(211.0)					(211.0)
Change in intercompany transactions	211.0	(367.7)	118.0	38.7		—
Change in short term debt				17.5		17.5
Payments of long term debt		(1,346.9)	(188.8)	(655.1)		(2,190.8)
Borrowings of long term debt		1,718.5	0.1	410.7		2,129.3
Collateral deposits for certain derivatives				(70.9)		(70.9)
Payment of finance fees		(27.7)				(27.7)

Cash used in financing activities	—	(23.8)	(70.7)	(259.1)	—	(353.6)
Effect of exchange rate change on cash				(0.4)		(0.4)

Net change in cash	—	0.1	1.9	(31.2)	—	(29.2)
Cash at beginning of period		—	22.3	133.3		155.6

Cash at end of period	$—	$0.1	$24.2	$102.1	$—	$126.4

	Year ended December 31, 2001
Cash Flows	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations		Consolidated
Cash provided by operating activities	$—	$189.8	$80.4	$350.1	$		$620.3
Investing Activities:
Additions to property, plant, and equipment		(68.6)	(156.5)	(306.8)			(531.9)
Acquisitions, net of cash acquired			(7.6)	(177.0)			(184.6)
Proceeds from sales		7.0	525.4	72.9			605.3

Cash provided by (used in) investing activities	—	(61.6)	361.3	(410.9)		—	(111.2)
Financing Activities:
Net change in payable to OI Inc.	(2,857.0)						(2,857.0)
Net investment by (distribution to) OI Inc.	(106.5)						(106.5)
Change in intercompany transactions	2,963.5	(1,767.1)	(1,271.9)	75.5			—
Change in short term debt			(0.3)	(44.1)			(44.4)
Payments of long term debt		(71.5)	(461.3)	(849.8)			(1,382.6)
Borrowings of long term debt		1,732.9	1,305.5	861.4			3,899.8
Collateral deposits for certain derivative instruments				(26.1)			(26.1)
Payment of finance fees		(22.5)	(20.1)	(19.5)			(62.1)

Cash used in financing activities	—	(128.2)	(448.1)	(2.6)		—	(578.9)
Effect of exchange rate change on cash				(4.3)			(4.3)

Net change in cash	—	—	(6.4)	(67.7)		—	(74.1)
Cash at beginning of period		—	28.7	201.0			229.7

Cash at end of period	$—	$—	$22.3	$133.3		$—	$155.6

	Year ended December 31, 2000
Cash Flows	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used in) operating activities	$—	$(24.7)	$199.2	$355.2	$12.0	$541.7
Investing Activities:
Additions to property, plant, and equipment		(72.3)	(175.8)	(233.3)		(481.4)
Acquisitions, net of cash acquired				(77.1)		(77.1)
Proceeds from sales		1.8	80.3	12.3		94.4

Cash provided by (used in) investing activities	—	(70.5)	(95.5)	(298.1)	—	(464.1)
Financing Activities:
Net change in payable to OI Inc.	297.6					297.6
Net investment by (distribution to) OI Inc.	(213.0)					(213.0)
Change in intercompany transactions	(84.6)	95.1	(147.4)	148.9	(12.0)	—
Change in short term debt				(43.8)		(43.8)
Payments of long term debt			(5.6)	(371.9)		(377.5)
Borrowings of long term debt			1.5	181.4		182.9

Cash used in financing activities	—	95.1	(151.5)	(85.4)	(12.0)	(153.8)
Effect of exchange rate change on cash				15.6		15.6
Effect of change in fiscal year end for certain international affiliates				33.2		33.2

Net change in cash	—	(0.1)	(47.8)	20.5	—	(27.4)
Cash at beginning of period		0.1	76.5	180.5		257.1

Cash at end of period	$—	$(0.0)	$28.7	$201.0	$—	$229.7

OWENS-ILLINOIS GROUP, INC.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS (CONSOLIDATED)

Years ended December 31, 2002, 2001, and 2000

(Dollars in millions)

Reserves deducted from assets in the balance sheets:

Allowances for losses and discounts on receivables

		Additions
	Balance at beginning of period	Charged to costs and expenses	Other (Note 2)	Deductions (Note 1)	Balance at end of period
2002	$71.1	$74.8	$—	$83.4	$62.5

2001	$69.9	$79.3	$6.3	$84.4	$71.1

2000	$56.9	$68.0	$7.1	$62.1	$69.9

(1)
Deductions from allowances for losses and discounts on receivables represent uncollectible notes and accounts written off.

(2)
Other for 2001 and 2000 relate to acquisitions during the year.

OWENS-ILLINOIS GROUP, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS

(Dollars in millions)

	Three months ended March 31,
	2003	2002
Revenues:
Net sales	$1,386.4	$1,310.9
Royalties and net technical assistance	6.7	6.8
Equity earnings	5.8	6.0
Interest	7.8	5.3
Other	5.2	9.3

	1,411.9	1,338.3
Costs and expenses:
Manufacturing, shipping, and delivery	1,140.1	1,019.8
Research and development	9.9	10.8
Engineering	10.2	7.8
Selling and administrative	83.6	80.8
Interest	111.0	111.8
Other	2.6	9.0

	1,357.4	1,240.0

Earnings before items below	54.5	98.3
Provision for income taxes	17.2	30.3
Minority share owners' interests in earnings of subsidiaries	2.9	4.5

Earnings before cumulative effect of accounting change	34.4	63.5
Cumulative effect of accounting change		(460.0)

Net earnings (loss)	$34.4	$(396.5)

See accompanying notes.

OWENS-ILLINOIS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)

	March 31, 2003	Dec. 31, 2002	March 31, 2002
Assets
Current assets:
Cash, including time deposits	$128.5	$126.4	$115.2
Short-term investments, at cost which approximates market	20.2	17.6	17.3
Receivables, less allowances for losses and discounts ($51.9 at March 31, 2003, $62.5 at December 31, 2002, and $59.6 at March 31, 2002)	797.2	701.9	774.2
Inventories	956.6	893.5	897.6
Prepaid expenses	72.3	79.5	156.7

Total current assets	1,974.8	1,818.9	1,961.0
Investments and other assets:
Equity investments	195.4	192.0	163.2
Repair parts inventories	198.6	196.2	187.8
Prepaid pension	937.9	925.5	900.2
Deposits, receivables, and other assets	666.6	640.9	569.0
Goodwill	2,744.6	2,691.2	2,564.2

Total other assets	4,743.1	4,645.8	4,384.4
Property, plant, and equipment, at cost	6,112.3	5,978.2	5,834.2
Less accumulated depreciation	2,751.9	2,654.1	2,595.6

Net property, plant, and equipment	3,360.4	3,324.1	3,238.6

Total assets	$10,078.3	$9,788.8	$9,584.0

See accompanying notes.

	March 31, 2003	Dec. 31, 2002	March 31, 2002
Liabilities and Share Owner's Equity
Current liabilities:
Short-term loans and long-term debt due within one year	$84.6	$78.2	$86.4
Accounts payable and other liabilities	1,005.3	1,024.2	940.1

Total current liabilities	1,089.9	1,102.4	1,026.5
Long-term debt	5,479.6	5,268.0	5,344.7
Deferred taxes	392.9	399.3	485.5
Nonpension postretirement benefits	288.4	291.5	297.1
Other liabilities	624.7	563.6	427.1
Commitments and contingencies
Minority share owners' interests	139.6	141.9	148.3
Share owner's equity:
Common stock, par value $.01 per share 1,000 shares authorized, 100 shares issued and outstanding	—	—	—
Other contributed capital	1,557.5	1,593.9	1,693.4
Retained earnings	1,046.2	1,011.8	766.7
Accumulated other comprehensive income	(540.5)	(583.6)	(605.3)

Total share owner's equity	2,063.2	2,022.1	1,854.8

Total liabilities and share owner's equity	$10,078.3	$9,788.8	$9,584.0

See accompanying notes.

OWENS-ILLINOIS GROUP, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(Dollars in millions)

	Three months ended March 31,
	2003	2002
Cash flows from operating activities:
Net earnings before cumulative effect of accounting change	$34.4	$63.5
Non-cash charges (credits):
Depreciation	114.2	107.4
Amortization of deferred costs	14.2	12.2
Deferred tax provision	7.4	4.7
Other	(21.3)	(40.3)
Change in non-current operating assets	5.6	20.3
Reduction of non-current liabilities		(14.0)
Change in components of working capital	(169.0)	(56.1)

Cash provided by (utilized in) operating activities	(14.5)	97.7
Cash flows from investing activities:
Additions to property, plant, and equipment	(119.4)	(112.3)
Net cash proceeds from divestitures and asset sales	7.8	17.0
Acquisitions, net of cash acquired		(2.4)

Cash utilized in investing activities	(111.6)	(97.7)
Cash flows from financing activities:
Additions to long-term debt	260.6	1,073.7
Repayments of long-term debt	(51.6)	(1,058.5)
Increase in short-term loans	5.7	16.2
Collateral deposits for certain derivative instruments	(33.2)	8.6
Payment of finance fees		(18.0)
Distributions to parent	(54.7)	(64.0)

Cash provided by (utilized in) financing activities	126.8	(42.0)
Effect of exchange rate fluctuations on cash	1.4	1.6

Increase (decrease) in cash	2.1	(40.4)
Cash at beginning of period	126.4	155.6

Cash at end of period	$128.5	$115.2

See accompanying notes.

OWENS-ILLINOIS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Tabular data dollars in millions)

1.     Basis of Presentation

        The Condensed Consolidated Financial Statements presented herein are unaudited but, in the opinion of management, reflect all adjustments necessary to present fairly such information for the periods and at the dates indicated. Since the accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Article 10 of Regulation S-X, they do not contain all information and footnotes normally contained in annual consolidated financial statements; accordingly, they should be read in conjunction with the Consolidated Financial Statements and notes thereto appearing elsewhere in this prospectus.

        The Company is a wholly-owned subsidiary of Owens-Illinois, Inc. ("OI Inc."). Although OI Inc. does not conduct any operations, it has substantial obligations related to outstanding indebtedness, dividends for preferred stock and asbestos-related payments. OI Inc. relies primarily on distributions from its direct and indirect subsidiaries to meet these obligations.

2.     Inventories

        Major classes of inventory are as follows:

	March 31, 2003	Dec. 31, 2002	March 31, 2002
Finished goods	$757.7	$684.9	$701.0
Work in process	6.3	7.4	9.9
Raw materials	124.2	133.2	119.7
Operating supplies	68.4	68.0	67.0

	$956.6	$893.5	$897.6

3.     Long-Term Debt

        The following table summarizes the long-term debt of the Company:

	March 31, 2003	Dec. 31, 2002	March 31, 2002
Secured Credit Agreement:
Revolving Credit Facility:
Revolving Loans	$2,051.5	$1,825.0	$2,424.1
Term Loan			65.0
Senior Secured Notes:
8.875%, due 2009	1,000.0	1,000.0	1,000.0
8.75%, due 2012	625.0	625.0
Payable to OI Inc.	1,700.0	1,700.0	1,700.0
Other	133.1	148.7	184.5

	5,509.6	5,298.7	5,373.6
Less amounts due within one year	30.0	30.7	28.9

Long-term debt	$5,479.6	$5,268.0	$5,344.7

        At March 31, 2003, the Company's subsidiary borrowers had unused credit of $297.5 million available under the Secured Credit Agreement.

        The weighted average interest rate on borrowings outstanding under the Revolving Credit Facility at March 31, 2003 was 3.33%. Including the effects of cross-currency swap agreements related to Revolving Credit Facility borrowings by the Company's Australian, U.K., and Canadian subsidiaries, the weighted average interest rate was 5.39%.

        During May 2003, a subsidiary of the Company issued Senior Secured Notes totaling $450 million and Senior Notes totaling $450 million. The notes bear interest at 7.75% and 8.25%, respectively, and are due May 15, 2011 and May 15, 2013, respectively. Both series of notes are guaranteed by the Company and substantially all of its domestic subsidiaries. In addition, the assets of substantially all of the Company's domestic subsidiaries are pledged as security for the Senior Secured Notes. The indenture for the 7.75% Senior Secured Notes has substantially the same restrictions as the 8.875% and 8.75% Senior Secured Notes. The indenture for the 8.25% Senior Notes contains similar restrictions. The issuing subsidiary used the net proceeds from the notes of approximately $880 million to purchase in a tender offer $263.5 million of OI Inc's $300 million 7.85% Senior Notes due 2004 and repay borrowings under the Agreement. Concurrently, available credit under the Agreement was reduced to approximately $1.9 billion.

        On June 13, 2003, the Company's subsidiary borrowers entered into an Amended and Restated Secured Credit Agreement which provides for up to $1.9 billion of credit through April 1, 2007.

4.     Cash Flow Information

        Interest paid in cash aggregated $83.6 million for the first quarter of 2003 and $54.7 million for the first quarter of 2002. Income taxes paid in cash totaled $7.6 million for the first quarter of 2003 and $5.4 million for the first quarter of 2002.

5.     Comprehensive Income

        The components of comprehensive income (loss) are: (a) net earnings (loss); (b) change in fair value of certain derivative adjustments; (c) adjustment of minimum pension liabilities; and, (d) foreign currency translation adjustments. Total comprehensive income (loss) for the three month periods ended March 31, 2003 and 2002 amounted to $77.5 million and $(425.5) million, respectively.

6.     Stock Options

        The Company participates in three nonqualified stock option plans of OI Inc. The Company has adopted the disclosure-only provisions (intrinsic value method) of Statement of Financial Accounting Standards (FAS) No. 123, "Accounting for Stock-Based Compensation." All options have been granted at prices equal to the market price of OI Inc.'s common stock on the date granted. Accordingly, the Company recognizes no compensation expense related to the stock option plans.

        If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as allowed by FAS No. 123, pro forma net income (loss) would have been as follows:

	Three months ended March 31,
	2003	2002
Net income (loss):
As reported	$34.4	$(396.5)
Total stock-based employee compensation expense determined under fair value based method, net of related tax effects	(2.2)	(2.5)

Pro forma	$32.2	$(399.0)

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2003	2002
Expected life of options	5 years	5 years
Expected stock price volatility	72.7%	71.5%
Risk-free interest rate	3.20%	4.50%
Expected dividend yield	0.00%	0.00%

7.     Contingencies

        OI Inc. is one of a number of defendants in a substantial number of lawsuits filed in numerous state and federal courts by persons alleging bodily injury (including death) as a result of exposure to dust from asbestos fibers. From 1948 to 1958, one of OI Inc.'s former business units commercially produced and sold approximately $40 million of a high-temperature, calcium-silicate based pipe and block insulation material containing asbestos. OI Inc. exited the pipe and block insulation business in April 1958. The traditional asbestos personal injury lawsuits and claims relating to such production and sale of asbestos material typically allege various theories of liability, including negligence, gross negligence and strict liability and seek compensatory and in some cases, punitive damages in various amounts (herein referred to as "asbestos claims").

        As of March 31, 2003, OI Inc. has determined that it is a named defendant in asbestos lawsuits and claims involving approximately 24,000 plaintiffs and claimants. Based upon an analysis of the claims and lawsuits pending as of December 31, 2002, approximately 55% of the claims and lawsuits pending as of that date involved multiple claimants, and virtually all such pending claims and lawsuits named a number of additional defendants (typically from 20 to 100 or more). Approximately 40% of the claimants and plaintiffs do not specify the monetary damages sought. Another 39% of the plaintiffs merely recite that the amount of damages sought exceeds the required jurisdictional minimum damages in the court of jurisdiction in which the suit is filed. Approximately 14% of the plaintiffs specify the maximum damages sought in amounts from $10 million to $40 million. Lastly, fewer than 7% of the plaintiffs are involved in lawsuits which specify precise damage amounts, with approximately 5.8% specifying amounts up to $20 million; approximately 0.2% specifying amounts from $20 million to $75 million; and, approximately 0.5% specifying amounts from $75 million to $125 million. In addition, one lawsuit, pending since 1991 and involving fewer than 0.2% of the plaintiffs and approximately 60 defendants, specifies damages of $11 billion.

        As indicated by the foregoing summary, modern pleading practice permits considerable variation in the assertion of monetary damages. This variability, together with the actual experience discussed further below of litigating or resolving through settlement hundreds of thousands of asbestos claims and lawsuits over an extended period, demonstrates that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value. Rather, the amount potentially recoverable for a specific claimant is determined by other factors such as the claimant's severity of disease, product identification evidence against specific defendants, the defenses available to those defendants, the specific jurisdiction in which the claim is made, the claimant's history of smoking or exposure to other possible disease-causative factors, and the various other matters discussed further below.

        In addition to the pending claims set forth above, OI Inc. has claims-handling agreements in place with many plaintiffs' counsel throughout the country. These agreements require evaluation and negotiation regarding whether particular claimants qualify under the criteria established by such agreements. The criteria for such claims include verification of a compensable illness and a reasonable probability of exposure to a product manufactured by OI Inc.'s former business unit during its manufacturing period ending in 1958. Some plaintiffs' counsel have historically withheld claims under these agreements for later presentation while focusing their attention on active litigation in the tort system. OI Inc. believes that as of March 31, 2003 there are no more than 18,000 of such preexisting but presently unasserted claims against OI Inc. that are not included in the total of pending claims set forth above. OI Inc. further believes that the bankruptcies of additional co-defendants, as discussed below, have resulted in an acceleration of the presentation and disposition of a number of these previously withheld preexisting claims under such agreements, which claims would otherwise have been presented and disposed of over the next several years. This acceleration is reflected in an increased number of pending asbestos claims and, to the extent disposed, contributes to an increase in asbestos-related payments which is expected to continue in the near term.

        OI Inc. is also a defendant in other asbestos-related lawsuits or claims involving maritime workers, medical monitoring claimants, co-defendants and property damage claimants. Based upon its past experience, OI Inc. believes that these categories of lawsuits and claims will not involve any material liability and they are not included in the above description of pending matters or in the following description of disposed matters.

        Since receiving its first asbestos claim, OI Inc., as of March 31, 2003, has disposed of the asbestos claims of approximately 291,000 plaintiffs and claimants at an average indemnity payment per claim of approximately $5,600. OI Inc.'s indemnity payments for these claims have varied on a per claim basis, and are expected to continue to vary considerably over time. As discussed above, a part of OI Inc.'s objective is to achieve, where possible, resolution of asbestos claims pursuant to claims-handling agreements. Under such agreements, qualification by meeting certain illness and exposure criteria has tended to reduce the number of claims presented to OI Inc. that would ultimately be dismissed or rejected due to the absence of impairment or product exposure evidence. OI Inc. expects that as a result, although aggregate spending may be lower, there may be an increase in the per claim average indemnity payment involved in such resolution. In this regard, although the average of such payments has been somewhat higher following the implementation of the claims-handling agreements in the mid-1990s, the annual average amount has not varied materially from year to year in recent years.

        OI Inc. believes that its ultimate asbestos-related contingent liability (i.e., its indemnity or other claim disposition costs plus related legal fees) cannot be estimated with certainty. In 1993, OI Inc. established a liability of $975 million to cover indemnity payments and legal fees associated with the resolution of outstanding and expected future asbestos lawsuits and claims. In 1998, an additional liability of $250 million was established. During the third quarter of 2000, OI Inc. established an additional liability of $550 million to cover OI Inc.'s estimated indemnity payments and legal fees arising from outstanding asbestos personal injury lawsuits and claims and asbestos personal injury lawsuits and claims expected to be filed in the ensuing several years. In early March 2002, OI Inc. initiated a comprehensive review to determine whether further adjustment of asbestos-related liabilities was appropriate. At the conclusion of this review in April, OI Inc. determined that an additional charge of $475 million would be appropriate to adjust the reserve for estimated future asbestos-related costs. OI Inc.'s ability to reasonably estimate its liability has been significantly affected by the volatility of asbestos-related litigation in the United States, the expanding list of non-traditional defendants that have been sued in this litigation and found liable for substantial damage awards, the continued use of litigation screenings to generate new lawsuits, the large number of claims asserted or filed by parties who claim prior exposure to asbestos materials but have no present physical impairment as a result of such exposure, and the growing number of co-defendants that have filed for bankruptcy. In 2002, North American Refractories Co., Kaiser Aluminum Corporation, Harbison Walker Refractories Group, A.P. Green Industries, Inc., Porter Hayden Company, Plibrico Company, Shook & Fletcher Insulation Co., Artra Group (Synkoloid Company), AC&S, A-Best Company and JT Thorpe Co. declared bankruptcy. These companies join others, such as G-I Holdings (GAF), USG Corporation, Federal-Mogul Corporation, Burns & Roe Enterprises, Inc., W.R. Grace & Co., Owens Corning, Fibreboard Corporation, Pittsburgh-Corning, Babcock & Wilcox, Armstrong World Industries and approximately 40 other asbestos defendants who have sought protection under Chapter 11 of the Bankruptcy Code.

        OI Inc. has continued to monitor trends which may affect its ultimate liability and has continued to analyze the developments and variables affecting or likely to affect the resolution of pending and future asbestos claims against OI Inc. OI Inc. expects that the gross amount of total asbestos-related payments will be moderately lower in 2003 compared to 2002 and will continue to decline thereafter as the preexisting but presently unasserted claims withheld under the claims handling agreements are presented to OI Inc. and as the number of potential future claimants continues to decrease. The material components of OI Inc.'s accrual, including this additional accrued amount, are the following: (i) OI Inc.'s estimate at that date of the reasonably probable contingent liability for asbestos claims already asserted against OI Inc., (ii) OI Inc.'s estimate at that date of the contingent liability for preexisting but unasserted asbestos claims for prior periods arising under its administrative claims-handling agreements with various plaintiffs' counsel, (iii) OI Inc.'s estimate at that time of the contingent liability for asbestos claims not yet asserted against OI Inc., but which OI Inc. believes it is reasonably probable will be asserted in the next several years, to the degree that such an estimation as to future claims is possible, and (iv) OI Inc.'s estimate of legal defense costs likely to be incurred in connection with the foregoing types of claims.

        The significant assumptions underlying the material components of OI Inc.'s accrual are:

  a)
  the extent to which settlements are limited to claimants who were exposed to OI Inc.'s asbestos-containing insulation prior to its exit from that business in 1958;

  b)
  the extent to which claims are resolved under OI Inc.'s administrative claims agreements or on terms comparable to those set forth in those agreements;

  c)
  the extent of reduction in the inventory of pending serious disease cases;

  d)
  the extent to which OI Inc. is able to successfully defend itself at trial;

  e)
  the extent of actions by courts to eliminate or reduce the diversion of financial resources for unimpaired claimants and so-called forum shopping;

  f)
  the extent to which additional defendants with substantial resources and assets are required to participate significantly in the resolution of future asbestos cases and claims;

  g)
  the number and timing of co-defendant bankruptcies; and

  h)
  the extent to which the resolution of co-defendant bankruptcies divert resources to unimpaired claimants.

        OI Inc. believes that any possible loss or range of loss in addition to the foregoing charge cannot be reasonably estimated. While OI Inc. cannot reasonably estimate the precise timing of payment, OI Inc. believes that its liabilities for the next several years will not exceed the amount accrued, based on its expectation of continuing moderate declines in annual spending for asbestos-related costs.

        OI Inc. has previously pursued recovery of its losses from third parties, particularly its insurance carriers, and has largely resolved all of its significant coverage claims. OI Inc. expects some further recovery from deferred payment provisions of existing settlement agreements and from pursuing certain additional reimbursement claims. However, OI Inc. does not expect to recover additional material amounts in excess of the recorded receivable of $7.5 million at March 31, 2003.

        The ultimate amount of distributions which may be required to be made by the Company and other subsidiaries of OI Inc. to fund OI Inc.'s asbestos-related payments cannot be estimated with certainty. OI Inc.'s reported results of operations for 2002 were materially affected by the $475 million first-quarter charge and asbestos-related payments continue to be substantial. Any possible future additional accrual would likewise materially affect OI Inc.'s results of operations in the period in which it might be recorded. Also, the continued use of significant amounts of cash for asbestos-related costs has affected and will continue to affect OI Inc.'s cost of borrowing and its ability to pursue global or domestic acquisitions. However, OI Inc. believes that its operating cash flows and other sources of liquidity will be sufficient to pay its obligations for asbestos-related costs and to fund its working capital and capital expenditure requirements on a short-term and long-term basis.

        In April 1999, Crown Cork & Seal Technologies Corporation ("CCS") filed suit against Continental PET Technologies, Inc. ("CPT"), a wholly-owned subsidiary of the Company, in the United States District Court for the District of Delaware alleging that certain plastic containers manufactured by CPT, primarily multi-layer PET containers with barrier properties, infringe CCS's U.S. Patent 5,021,515 relating to an oxygen-scavenging material. CCS is a party to an agreement with Chevron Philips Chemical Company ("Chevron") under which Chevron has rights to sublicense certain CCS patents, including, Chevron believed, the patent involved in the suit against CPT. To avoid the cost of litigation, CPT took a sublicense from Chevron under the patent in suit and other patents. Chevron then entered the suit to defend and assert its right to sublicense the patent in suit to CPT. In November 2002, the Delaware District Court concluded that Chevron did not have the rights it purported to sublicense to CPT and entered a judgment to that effect on March 31, 2003.

        In connection with the initial public offering of Constar International Inc. ("Constar"), CCS contributed to Constar the patent involved in the suit against CPT. As a result, Constar was substituted for CCS as the plaintiff in the suit. The Court's judgment will allow Constar to pursue its lawsuit against CPT, which is in its initial stages and had been stayed pending resolution of the Chevron claims. In the lawsuit, Constar seeks certain monetary damages and injunctive relief. CPT will continue to pursue all defenses available to it. However, if the Court were to reach conclusions adverse to CPT on the claims for monetary damages asserted by Constar, the Company believes such determination would not have a material adverse effect on the Company's consolidated results of operations and financial position, and any such damages could be covered in part by third-party indemnification. Additionally, an adverse decision with respect to Constar's request for injunctive relief is not likely to have a material adverse effect on the Company because it believes that it can pursue alternative technologies for the manufacture of multi-layer PET containers with barrier properties.

        Other litigation is pending against the Company, in many cases involving ordinary and routine claims incidental to the business of the Company and in others presenting allegations that are nonroutine and involve compensatory, punitive or treble damage claims as well as other types of relief. The ultimate legal and financial liability of the Company in respect to this pending litigation cannot be estimated with certainty. However, the Company believes, based on its examination and review of such matters and experience to date, that such ultimate liability will not have a material adverse effect on its results of operations or financial condition.

8.     Segment Information

        The Company operates in the rigid packaging industry. The Company has two reportable product segments within the rigid packaging industry: (1) Glass Containers and (2) Plastics Packaging. The Glass Containers segment includes operations in North America, Europe, the Asia Pacific region, and South America. The Plastics Packaging segment consists of two business units—consumer products (plastic containers and closures) and prescription products.

        The Company evaluates performance and allocates resources based on earnings before interest income, interest expense, provision for income taxes, minority share owners' interests in earnings of subsidiaries and cumulative effect of accounting change ("EBIT") excluding amounts related to certain items that management considers not representative of ongoing operations ("Segment EBIT"). EBIT for product segments includes an allocation of corporate expenses based on both a percentage of sales and direct billings based on the costs of specific services provided. For the Company's U.S. pension plans, net periodic pension cost (credit) has been allocated to product segments.

        Financial information for the three-month periods ended March 31, 2003 and 2002 regarding the Company's product segments is as follows:

	Glass Containers	Plastics Packaging	Total Product Segments	Eliminations and Other Retained	Consolidated Totals
Net sales:
March 31, 2003	$930.6	$455.8	$1,386.4		$1,386.4
March 31, 2002	870.1	440.8	1,310.9		1,310.9

Segment EBIT:
March 31, 2003	$126.6	$50.9	$177.5	$(19.8)	$157.7
March 31, 2002	151.1	74.8	225.9	(21.1)	204.8

        The reconciliation of Segment EBIT to earnings before income taxes, minority share owners' interests in earnings of subsidiaries and cumulative effect of accounting change for the three-month periods ended March 31, 2003 and 2002 is as follows:

	March 31, 2003	March 31, 2002
Segment EBIT for reportable segments	$177.5	$225.9
Eliminations and other retained items	(19.8)	(21.1)
Interest expense	(111.0)	(111.8)
Interest income	7.8	5.3

Total	$54.5	$98.3

9.     New Accounting Standards

        FAS No. 145. In April 2002, the FASB issued FAS No. 145, "Rescission of FASB Statements No. 4, No. 44, and No. 64, Amendment of FASB Statement No. 13, and Technical Corrections". Among other things, FAS No. 145 requires gains and losses from early extinguishment of debt to be included in income from continuing operations instead of being classified as extraordinary items as previously required by generally accepted accounting principles. FAS No. 145 is effective for fiscal years beginning after May 15, 2002 and was adopted by the Company on January 1, 2003. Any gain or loss on early extinguishment of debt that was classified as an extraordinary item in periods prior to adoption must be reclassified into income from continuing operations. The Company has reclassified $6.7 million of extraordinary charges for the three months ended March 31, 2002 to increase interest expense by $10.9 million and decrease the provision for income taxes by $4.2 million.

        FAS No. 146. In June 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". FAS No. 146 requires that a liability for costs associated with exit or disposal activities be recognized when the liability is incurred. The statement further requires that fair value be used for initial measurement of the liability. FAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002 and was adopted by the Company on January 1, 2003. The adoption of FAS No. 146 did not have a material impact on the reported results of operations or financial position of the Company.

10.   Derivative Instruments

        Under the terms of the April 2001 Secured Credit Agreement, the Company's affiliates in Australia and the United Kingdom are required to borrow in U.S. dollars. In order to manage the international affiliates' exposure to fluctuating foreign exchange rates, the Company's affiliates in Australia and the United Kingdom have entered into currency swaps for the principal portion of their initial borrowings under the Agreement and for their interest payments due under the Agreement.

        As of March 31, 2003, the Company's affiliate in Australia had swapped $650 million of borrowings into $1,275 million Australian dollars. This swap matured on May 2, 2003 and had interest resets every 90 days. The interest reset terms of the swap approximated the terms of the U.S. dollar borrowings. This derivative instrument swapped both the interest and principal from U.S. dollars to Australian dollars and also swapped the interest rate from a U.S.-based rate to an Australian-based rate. The Company's affiliate in the United Kingdom had swapped $200 million of bank loans and intercompany borrowings into 139 million British pounds. This swap also matured on May 2, 2003, and had interest resets every 90 days. This derivative instrument swapped both the interest and principal from U.S. dollars to British pounds and also swapped the interest rate from a U.S.-based rate to a British-based rate.

        On May 2, 2003, the Company's affiliate in Australia entered into a number of agreements that swap a total of $491 million of borrowings into 789 million Australian dollars. These derivative instruments swap both the interest and principal from U.S. dollars to Australian dollars and also swap the interest rate from a U.S.-based rate to an Australian-based rate.

        As of March 31, 2003, the Company's Canadian affiliate has swapped $60 million of borrowings into $94.7 million Canadian dollars. This swap matures on October 1, 2003. This derivative instrument swaps both the interest and principal from U.S. dollars to Canadian dollars and also swaps the interest rate from a U.S.-based rate to a Canadian-based rate.

        The Company's affiliates in Australia, Canada, the United Kingdom and several other European countries have also entered in short term forward exchange contracts which effectively swap additional intercompany and external borrowings at each of these affiliates to its local currency. These hedges swap both the interest and principal of additional borrowings in excess of borrowings covered by the swap contracts described above.

        The Company recognizes the above derivatives on the balance sheet at fair value. The Company accounts for the above swaps as fair value hedges. Accordingly, the changes in the value of the swaps are recognized in current earnings and are expected to substantially offset any exchange rate gains or losses on the related U.S. dollar borrowings. For the three months ended March 31, 2003, the amount not offset was immaterial.

        The Company also uses commodity futures contracts related to forecasted natural gas requirements. The objective of these futures contracts is to limit the fluctuations in prices paid for natural gas and the potential volatility in earnings or cash flows from future market price movements. The Company continually evaluates the natural gas market in respect to its future usage requirements. The Company generally evaluates the natural gas market for the next twelve months and continually enters into commodity futures contracts in order to have a portion of its usage requirements hedged through the next twelve months. At March 31, 2003, the Company has entered into commodity futures contracts for approximately 25% of its expected North American natural gas usage through the end of 2003 (approximately 6,000 MM BTUs).

        The Company accounts for the above futures contracts on the balance sheet at fair value. The effective portion of changes in the fair value of a derivative that is designated as, and meets the required criteria for, a cash flow hedge is recorded in accumulated other comprehensive income ("OCI") and reclassified into earnings in the same period or periods during which the underlying hedged item affects earnings. The ineffective portion of the change in the fair value of a derivative designated as a cash flow hedge is recognized in current earnings.

        The above futures contracts are accounted for as cash flow hedges at March 31, 2003. Hedge accounting is only applied when the derivative is deemed to be highly effective at offsetting anticipated cash flows of the hedged transactions. For hedged forecasted transactions, hedge accounting will be discontinued if the forecasted transaction is no longer probable to occur, and any previously deferred gains or losses will be recorded to earnings immediately.

        At March 31, 2003, an unrealized net gain of $1.5 million, after tax of $0.8 million, related to these commodity futures contracts was included in OCI. There was no ineffectiveness recognized during the three month periods ended March 31, 2003 or March 31, 2002.

        The Company's international affiliates may enter into short-term forward exchange agreements to purchase foreign currencies at set rates in the future. These foreign currency forward exchange agreements are used to limit exposure to fluctuations in foreign currency exchange rates for all significant planned purchases of fixed assets or commodities that are denominated in a currency other than the affiliate's functional currency. Affiliates may also use forward exchange agreements to offset the foreign currency risk for receivables and payables not denominated in their functional currency. The Company records these short-term forward exchange agreements on the balance sheet at fair value and changes in the fair value are recognized in current earnings.

11.   Financial Information for Subsidiary Guarantors and Non-Guarantors

        The following presents condensed consolidating financial information for the Company, segregating: (1) Owens-Illinois Group, Inc. (the "Parent"); (2) Owens-Brockway Glass Container Inc. (the "Issuer"); (3) those domestic subsidiaries that guarantee the Senior Secured Notes of the Issuer (the "Guarantor Subsidiaries"); and (4) all other subsidiaries (the "Non-Guarantor Subsidiaries"). The Guarantor Subsidiaries are wholly-owned direct and indirect subsidiaries of the Parent and their guarantees are full, unconditional and joint and several. The Parent is also a guarantor, and its guarantee is full, unconditional and joint and several.

        Subsidiaries of the Parent and of the Issuer are presented on the equity basis of accounting. Certain reclassifications have been made to conform all of the financial information to the financial presentation on a consolidated basis. The principal eliminations relate to investments in subsidiaries and inter-company balances and transactions.

	March 31, 2003
Balance Sheet	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Current assets:
Accounts receivable	$—	$156.6	$163.8	$512.4	$(35.6)	$797.2
Inventories		196.1	221.7	540.1	(1.3)	956.6
Other current assets		(7.2)	92.7	135.0	0.5	221.0

Total current assets	—	345.5	478.2	1,187.5	(36.4)	1,974.8
Investments in and advances to subsidiaries	3,763.2	2,220.2	31.9		(6,015.3)	—
Goodwill		547.9	1,040.3	1,156.4		2,744.6
Other non-current assets		364.9	1,123.9	511.6	(1.9)	1,998.5

Total other assets	3,763.2	3,133.0	2,196.1	1,668.0	(6,017.2)	4,743.1
Property, plant and equipment, net		625.3	1,114.8	1,620.3		3,360.4

Total assets	$3,763.2	$4,103.8	$3,789.1	$4,475.8	$(6,053.6)	$10,078.3

Current liabilities:
Accounts payable and accrued liabilities	$—	$214.3	$277.5	$532.2	$(18.7)	$1,005.3
Short-term loans and long-term debt due within one year			0.1	84.5		84.6

Total current liabilities	—	214.3	277.6	616.7	(18.7)	1,089.9
Long-term debt	1,700.0	2,253.9	667.3	858.4		5,479.6
Other non-current liabilities and minority interests		82.9	633.7	723.9	5.1	1,445.6
Investments by and advances from parent		1,552.7	2,210.5	2,276.8	(6,040.0)	—
Share owner's equity	2,063.2					2,063.2

Total liabilities and share owner's equity	$3,763.2	$4,103.8	$3,789.1	$4,475.8	$(6,053.6)	$10,078.3

	December 31, 2002
Balance Sheet	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Current assets:
Accounts receivable	$—	$149.7	$110.4	$515.3	$(73.5)	$701.9
Inventories		172.7	223.7	498.4	(1.3)	893.5
Other current assets		(2.7)	85.8	136.5	3.9	223.5

Total current assets	—	319.7	419.9	1,150.2	(70.9)	1,818.9
Investments in and advances to subsidiaries	3,722.1	2,154.9	28.5		(5,905.5)	—
Goodwill		548.0	1,039.7	1,103.5		2,691.2
Other non-current assets		328.9	1,114.5	508.1	3.1	1,954.6

Total other assets	3,722.1	3,031.8	2,182.7	1,611.6	(5,902.4)	4,645.8
Property, plant and equipment, net		621.7	1,107.3	1,595.1		3,324.1

Total assets	$3,722.1	$3,973.2	$3,709.9	$4,356.9	$(5,973.3)	$9,788.8

Current liabilities:
Accounts payable and accrued liabilities	$—	$242.4	$280.3	$557.3	$(55.8)	$1,024.2
Short-term loans and long-term debt due within one year			0.1	78.1		78.2

Total current liabilities	—	242.4	280.4	635.4	(55.8)	1,102.4
Long-term debt	1,700.0	2,033.0	667.3	867.7		5,268.0
Other non-current liabilities and minority interests		84.8	653.1	649.9	8.5	1,396.3
Investments by and advances from parent		1,613.0	2,109.1	2,203.9	(5,926.0)	—
Share owner's equity	2,022.1					2,022.1

Total liabilities and share owner's equity	$3,722.1	$3,973.2	$3,709.9	$4,356.9	$(5,973.3)	$9,788.8

	March 31, 2002
Balance Sheet	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Current assets:
Accounts receivable	$—	$153.8	$190.8	$494.0	$(64.4)	$774.2
Inventories		161.9	207.4	528.9	(0.6)	897.6
Other current assets		(4.1)	145.3	148.2	(0.2)	289.2

Total current assets	—	311.6	543.5	1,171.1	(65.2)	1,961.0
Investments in and advances to subsidiaries	3,554.8	1,948.4	13.5		(5,516.7)	—
Goodwill		554.6	1,054.9	954.7		2,564.2
Other non-current assets		251.8	1,062.5	512.6	(6.7)	1,820.2

Total other assets	3,554.8	2,754.8	2,130.9	1,467.3	(5,523.4)	4,384.4
Property, plant and equipment, net		605.0	1,090.7	1,542.9		3,238.6

Total assets	$3,554.8	$3,671.4	$3,765.1	$4,181.3	$(5,588.6)	$9,584.0

Current liabilities:
Accounts payable and accrued liabilities	$—	$178.0	$323.4	$487.3	$(48.6)	$940.1
Short-term loans and long-term debt due within one year			4.9	81.5		86.4

Total current liabilities	—	178.0	328.3	568.8	(48.6)	1,026.5
Long-term debt	1,700.0	1,705.0	846.7	1,093.0		5,344.7
Other non-current liabilities and minority interests		90.6	733.1	526.9	7.4	1,358.0
Investments by and advances from parent		1,697.8	1,857.0	1,992.6	(5,547.4)	—
Share owner's equity	1,854.8					1,854.8

Total liabilities and share owner's equity	$3,554.8	$3,671.4	$3,765.1	$4,181.3	$(5,588.6)	$9,584.0

	Three months ended March 31, 2003
Results of Operations	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$374.7	$381.2	$654.9	$(24.4)	$1,386.4
Interest		0.3	0.3	7.2		7.8
Equity earnings from subsidiaries	34.4	30.9	4.5		(69.8)	—
Other equity earnings		2.8	1.0	2.0		5.8
Other revenue		10.1	3.4	3.4	(5.0)	11.9

Total revenue	34.4	418.8	390.4	667.5	(99.2)	1,411.9
Manufacturing, shipping, and delivery		313.6	308.7	546.6	(28.8)	1,140.1
Research, engineering, selling, administrative, and other		20.7	48.5	37.2	(0.1)	106.3
Net intercompany interest	(33.1)	13.2	18.5	1.4		—
Other interest expense	33.1	42.1	7.9	27.9		111.0

Total costs and expense	—	389.6	383.6	613.1	(28.9)	1,357.4
Earnings before items below	34.4	29.2	6.8	54.4	(70.3)	54.5
Provision (credit) for income taxes		(0.6)	0.4	16.3	1.1	17.2
Minority share owners' interests in earnings of subsidiaries				2.7	0.2	2.9

Net income	$34.4	$29.8	$6.4	$35.4	$(71.6)	$34.4

	Three months ended March 31, 2002
Results of Operations	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$390.2	$372.6	$565.8	$(17.7)	$1,310.9
Interest			0.6	4.7		5.3
Equity earnings from subsidiaries	63.5	32.9	4.8		(101.2)	—
Other equity earnings		3.5	0.9	1.6		6.0
Other revenue		12.0	3.7	5.9	(5.5)	16.1

Total revenue	63.5	438.6	382.6	578.0	(124.4)	1,338.3
Manufacturing, shipping, and delivery		308.0	281.9	452.6	(22.7)	1,019.8
Research, engineering, selling, administrative, and other		20.3	48.5	39.4	0.2	108.4
Net intercompany interest	(44.0)	30.6	11.6	1.8		—
Other interest expense	44.0	28.6	12.0	27.2		111.8

Total costs and expense	—	387.5	354.0	521.0	(22.5)	1,240.0
Earnings (loss) before items below	63.5	51.1	28.6	57.0	(101.9)	98.3
Provision (credit) for income taxes		7.3	8.5	14.8	(0.3)	30.3
Minority share owners' interests in earnings of subsidiaries				4.5		4.5

Earnings (loss) before cumulative effect of accounting change	63.5	43.8	20.1	37.7	(101.6)	63.5
Cumulative effect of accounting change	(460.0)	(57.1)	(402.9)	(67.2)	527.2	(460.0)

Net income (loss)	$(396.5)	$(13.3)	$(382.8)	$(29.5)	$425.6	$(396.5)

	Three months ended March 31, 2003
Cash Flows	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used in) operating activities	$—	$(52.2)	$(36.4)	$58.5	$15.6	$(14.5)
Investing Activities:
Additions to property, plant, and equipment		(38.5)	(23.1)	(57.8)		(119.4)
Proceeds from sales				7.8		7.8

Cash used in investing activities	—	(38.5)	(23.1)	(50.0)	—	(111.6)
Financing Activities:
Net distribution to OI Inc.	(54.7)					(54.7)
Change in intercompany transactions	54.7	(92.2)	59.5	(6.4)	(15.6)	—
Change in short term debt				5.7		5.7
Payments of long term debt		(12.9)		(38.7)		(51.6)
Borrowings of long term debt		233.9		26.7		260.6
Collateral deposits for certain derivatives		(38.1)		4.9		(33.2)

Cash provided by (used in) financing activities	—	90.7	59.5	(7.8)	(15.6)	126.8
Effect of exchange rate change on cash				1.4		1.4

Net change in cash	—	—	—	2.1	—	2.1
Cash at beginning of period		0.1	24.2	102.1		126.4

Cash at end of period	$—	$0.1	$24.2	$104.2	$—	$128.5

	Three months ended March 31, 2002
Cash Flows	Parent	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash provided by operating activities	$—	$0.1	$62.4	$35.2	$—	$97.7
Investing Activities:
Additions to property, plant, and equipment		(25.6)	(22.2)	(64.5)		(112.3)
Acquisitions, net of cash acquired				(2.4)		(2.4)
Proceeds from sales		3.1	12.2	1.7		17.0

Cash provided by (used in) investing activities	—	(22.5)	(10.0)	(65.2)	—	(97.7)
Financing Activities:
Net distribution to OI Inc.	(64.0)					(64.0)
Change in intercompany transactions	64.0	(3.2)	(61.5)	0.7		—
Change in short term debt				16.2		16.2
Payments of long term debt		(1,001.4)	(4.6)	(52.5)		(1,058.5)
Borrowings of long term debt		1,045.0		28.7		1,073.7
Collateral deposits for certain derivatives				8.6		8.6
Payment of finance fees		(18.0)				(18.0)

Cash provided by (used in) financing activities	—	22.4	(66.1)	1.7	—	(42.0)
Effect of exchange rate change on cash				1.6		1.6

Net change in cash	—	—	(13.7)	(26.7)	—	(40.4)
Cash at beginning of period		—	22.3	133.3		155.6

Cash at end of period	$—	$—	$8.6	$106.6	$—	$115.2

Owens-Brockway Glass Container Inc.

Offer to Exchange up to $450,000,000 of its
8 1/4% Senior Notes due 2013
which have been registered under the Securities Act,
for up to $450,000,000 of its outstanding
8 1/4% Senior Notes due 2013

PROSPECTUS

                , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

        The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Section 8 of the Certificate of Incorporation (filed as Exhibit 3.1) of the Company, as amended, provides for the elimination of liability of directors to the extent permitted by Section 102(b)(7) of the

DGCL. Article III, Section 13 of the By-Laws of the Company (filed as Exhibit 3.6) provides for indemnification of the officers and directors of the Company to the extent permitted by applicable law.

        The Company has in effect insurance policies in the amount of $60 million covering all of its directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

        A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated in this Item 21 by reference.

Item 22. Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

By:	OWENS-ILLINOIS GROUP, INC.
/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Joseph H. Lemieux	Chairman and Chief Executive Officer (Principal Executive Officer)
*Thomas L. Young	President (Principal Financial Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Edward C. White	Controller and Chief Accounting Officer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

By:	OWENS-BROCKWAY GLASS CONTAINER INC.
/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Joseph H. Lemieux	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer); Director
*Thomas L. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer); Director
*Gary F. Colter	Director
*Robert J. Dineen	Director
*Edward A. Gilhuly	Director
*James H. Greene, Jr.	Director
*John J. McMackin, Jr.	Director
*Michael W. Michelson	Director
*Edward C. White	Vice President and Controller (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

ACI AMERICA HOLDINGS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Richard A. Jun	President (Principal Executive Officer)
James W. Baehren	Vice President and Secretary; Director
*Thomas L. Young	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OWENS-ILLINOIS CLOSURE INC. SPECIALTY PACKAGING LICENSING COMPANY
BY:	/S/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Michael D. McDaniel	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*Thomas L. Young	Vice President; Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

BROCKWAY REALTY CORPORATION
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Gerald J. Lemieux	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Thomas L. Young	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

BROCKWAY RESEARCH, INC. OI AUBURN INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Gerald J. Lemieux	President (Principal Executive Officer); Director

James W. Baehren	Vice President and Secretary; Director

*Thomas L. Young	Vice President; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer)

*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

CONTINENTAL PET TECHNOLOGIES, INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*W. Bruce Larsen	President (Principal Executive Officer); Director

*Terry L. Wilkison	Vice President; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer)

*Edward C. White	Assistant Treasurer (Principal Accounting Officer)

*Thomas L. Young	Vice President; Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI MEDICAL INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Michael D. McDaniel	President (Principal Executive Officer); Director

James W. Baehren	Vice President and Secretary; Director

*Thomas L. Young	Vice President; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer)

*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OB CAL SOUTH INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Gerald J. Lemieux	President (Principal Executive Officer); Director

*Thomas L. Young	Vice President; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer); Director

*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI AID STS INC. SEAGATE II, INC. SEAGATE III, INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Thomas L. Young	President (Principal Executive Officer); Director

James W. Baehren	Vice President and Secretary; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer); Director

*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI AUSTRALIA INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Terry L. Wilkison	President (Principal Executive Officer)

James W. Baehren	Vice President and Secretary; Director

*Thomas L. Young	Vice President; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer)

*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI BRAZIL CLOSURE INC. OWENS-ILLINOIS SPECIALTY PRODUCTS PUERTO RICO, INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Michael D. McDaniel	President (Principal Executive Officer); Director

James W. Baehren	Vice President and Secretary; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer); Director

*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI CALIFORNIA CONTAINERS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*L. Richard Crawford	President (Principal Executive Officer); Director

*Gerald L. Lemieux	Vice President; Director

*Thomas L. Young	Vice President; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer)

*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI CASTALIA STS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Gerald J. Lemieux	President (Principal Executive Officer); Director

James W. Baehren	Vice President and Secretary; Director

*Thomas L. Young	Vice President; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer)

*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI CONSOL STS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Thomas L. Young	President (Principal Executive Officer); Director

James W. Baehren	Vice President and Secretary; Director

*Jeffrey A. Denker	Treasurer (Principal Financial Officer)

*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI ECUADOR STS INC. O-I HEALTH CARE HOLDING CORP. OI INTERNATIONAL HOLDINGS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Thomas L. Young	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI EUROPE & ASIA INC. OI POLAND INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Robert A. Smith	President (Principal Executive Officer); Director
*Gerald J. Lemieux	Vice President; Director
*Thomas L. Young	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI GENERAL FINANCE INC. OI GENERAL FTS INC. O-I HOLDING COMPANY, INC. OI LEVIS PARK STS INC. OWENS-ILLINOIS GENERAL INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Thomas L. Young	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer); Director
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI HUNGARY INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Robert A. Smith	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Larry A. Griffith	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Vice President (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI PERU STS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Robert A. Smith	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI PLASTIC PRODUCTS FTS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Terry L. Wilkison	President (Principal Executive Officer); Director
*Thomas L. Young	Vice President; Director
James W. Baehren	Vice President and Secretary; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI PUERTO RICO STS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Robert A. Smith	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI REGIOPLAST STS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Larry A. Griffith	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Robert A. Smith	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OI VENEZUELA PLASTIC PRODUCTS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Larry A. Griffith	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Terry L. Wilkison	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OIB PRODUVISA INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Robert A. Smith	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Thomas L. Young	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OVERSEAS FINANCE COMPANY
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Jeffrey A. Denker	President (Principal Executive Officer) and Treasurer (Principal Financial Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Thomas L. Young	Vice President; Director
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OWENS-BROCKWAY GLASS CONTAINER TRADING COMPANY
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Robert A. Smith	President (Principal Executive Officer); Director
*Gerald J. Lemieux	Director
*Thomas L. Young	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OWENS-BROCKWAY PACKAGING, INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Thomas L. Young	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Gerald J. Lemieux	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OWENS-BROCKWAY PLASTIC PRODUCTS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Terry L. Wilkison	President (Principal Executive Officer); Director
*Larry A. Griffith	Vice President; Director
James W. Baehren	Vice President and Secretary; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

OWENS-ILLINOIS PRESCRIPTION PRODUCTS INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Joseph V. Conda	President (Principal Executive Officer); Director
*Thomas L. Young	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

PRODUCT DESIGN & ENGINEERING, INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

James W. Baehren	President (Principal Executive Officer) and Secretary; Director
*Thomas L. Young	Vice President; Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer); Director
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

SEAGATE, INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Signature	Title

*Thomas L. Young	President (Principal Executive Officer); Director
James W. Baehren	Vice President and Secretary; Director
*Gerald J. Lemieux	Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer)
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

UNIVERSAL MATERIALS, INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2003.

Name	Title

*Ernest F. Valis	President (Principal Executive Officer); Director
*Susan Smith	Director
*Jeffrey A. Denker	Treasurer (Principal Financial Officer); Director
*Edward C. White	Assistant Treasurer (Principal Accounting Officer)
*	By:	/s/ JAMES W. BAEHREN James W. Baehren Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, state of Ohio, on the 5th day of August, 2003.

NHW AUBURN, LLC, A NEW YORK LIMITED LIABILITY COMPANY BY OWENS-BROCKWAY GLASS CONTAINER INC., SOLE MEMBER
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1
Certificate of Incorporation of OI Glass Container Domestic STS Inc., dated as of March 8, 1987 (filed as Exhibit 3.1 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated April 5, 2002, File No. 333-85690, and incorporated herein by reference)
3.2
Certificate of Amendment of Certificate of Incorporation of OI Glass Container Domestic STS Inc. Before Payment of Capital, dated as of March 9, 1987 (filed as Exhibit 3.2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated April 5, 2002, File No. 333-85690, and incorporated herein by reference)
3.3
Certificate of Amendment of Certificate of Incorporation of OI Glass Container Domestic STS Inc., dated as of April 8, 1987 (filed as Exhibit 3.3 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated April 5, 2002, File No. 333-85690, and incorporated herein by reference)
3.4
Certificate of Change of Registered Agent and Registered Office of Owens-Illinois Glass Container Inc., dated as of May 26, 1988 (filed as Exhibit 3.4 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated April 5, 2002, File No. 333-85690, and incorporated herein by reference)
3.5
Certificate of Merger of O-I Brockway Glass, Inc. into Owens-Illinois Glass Container Inc., dated as of April 30, 1990 (filed as Exhibit 3.5 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated April 5, 2002, File No. 333-85690, and incorporated herein by reference)
3.6
By-Laws of Owens-Brockway Glass Container Inc. (filed as Exhibit 3.6 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated April 5, 2002, File No. 333-85690, and incorporated herein by reference)
3.7
Certificate of Incorporation of ACI America, Inc., dated as of January 14, 1982 (filed as Exhibit 3.7 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.8
Certificate of Amendment of Certificate of Incorporation of ACI America Inc., dated as of March 18, 1983 (filed as Exhibit 3.8 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.8a
Certificate of Amendment of Certificate of Incorporation of ACI America Holdings Inc., dated as of June 1, 1987 (filed as Exhibit 3.8a to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.9
Certificate of Ownership and Merger Merging ACI America Inc. into ACI America Holdings Inc., dated as of March 30, 1988 (filed as Exhibit 3.9 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.10
Certificate of Amendment of the Certificate of Incorporation of ACI America Holdings Inc., dated as of March 29, 1990 (filed as Exhibit 3.10 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.10a
Certificate of Ownership and Merger Merging Koru Holdings Inc. into ACI America Holdings, Inc., dated as of January 29, 1991 (filed as Exhibit 3.10a to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.11
Certificate of Amendment of Certificate of Incorporation of ACI America Holdings Inc., dated as of December 6, 1996 (filed as Exhibit 3.11 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.12
Articles of Incorporation of Brockway Realty Corporation, dated as of June 7, 1982 (filed as Exhibit 3.22 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.13
Certificate of Incorporation of Standard Container Export Company, dated as of January 2, 1975 (filed as Exhibit 3.23 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.14
Certificate of Amendment of Certificate of Incorporation of Standard Container Export Company, dated as of January 7, 1985 (filed as Exhibit 3.24 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.15
Amended and Restated Certificate of Incorporation of Continental PET Technologies, Inc., dated as of April 13, 1994 (filed as Exhibit 3.25 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.16
Articles of Organization of NHW Auburn, LLC, dated as of March 27, 1996 (filed as Exhibit 3.28 to the Amendment No. 2 to the Owens- Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.17
Certificate of Change of NHW Auburn, LLC, dated as of February 15, 2001 (filed as Exhibit 3.29 to the Amendment No. 2 to the Owens- Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.18
Certificate of Amendment of the Articles of Organization of NHW Auburn, LLC, dated as of December 20, 1999 (filed as Exhibit 3.30 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.19
Certificate of Incorporation of OB Cal South Inc., dated as of January 27, 1997 (filed as Exhibit 3.31 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.20
Certificate of Incorporation of OI AID STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.32 to the Amendment No. 2 to the Owens- Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.21
Certificate of Incorporation of OI Auburn Inc., dated as of July 19, 1996 (filed as Exhibit 3.33 to the Amendment No. 2 to the Owens- Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.22
Certificate of Incorporation of OI Australia Inc., dated as of April 16, 1998 (filed as Exhibit 3.34 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.23
Certificate of Incorporation of OI Brazil Closure Inc., dated as of April 27, 1998 (filed as Exhibit 3.35 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.24
Certificate of Incorporation of OB Cal North Inc., dated as of January 27, 1997 (filed as Exhibit 3.36 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.25
Certificate of Amendment of Certificate of Incorporation of OB Cal North Inc., dated as of February 22, 1999 (filed as Exhibit 3.37 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.26
Certificate of Incorporation of OI Castalia STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.38 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.27
Certificate of Incorporation of OI Consol STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.39 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.28
Certificate of Incorporation of OI Ecuador STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.40 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.29
Certificate of Incorporation of OI Europe & Asia Inc., dated as of December 19, 1995 (filed as Exhibit 3.41 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.30
Certificate of Incorporation of OI General Finance Inc., dated as of April 19, 1993 (filed as Exhibit 3.42 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.31
Certificate of Incorporation of OI General FTS Inc., dated as of March 6, 1987 (filed as Exhibit 3.43 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.32
Certificate of Incorporation of Health Care and Retirement Corporation, dated as of March 6, 1987 (filed as Exhibit 3.44 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.33
Certificate of Amendment of Certificate of Incorporation of Health Care and Retirement Corporation, dated as of August 29, 1991 (filed as Exhibit 3.45 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.34
Articles of Incorporation of O-I Care Centers, Inc., dated as of April 4, 1985 (filed as Exhibit 3.46 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.35
Certificate of Amendment by Incorporators to Articles of Incorporation of O-I Care Centers, Inc., dated as of June 5, 1985 (filed as Exhibit 3.47 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.36
Certificate of President and Secretary of O-I Holding Company, Inc. showing Approval and Adoption of Agreement of Merger, dated as of November 1, 1991 (filed as Exhibit 3.48 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.37
Certificate of Merger of O-I Holding Company of Bledsoe County, O-I Holding Company of Center, O-I Holding Company of Clay County, O-I Holding Company of Fentress County, O-I Holding Company of Macon County, O-I Holding Company of New Boston, O-I Holding Company of Ormond Beach, O-I Holding Company of Senatobia County, O-I Physicians & Surgeons Holding Company, O-I Womens Hospital Holding Company into O-I Holding Company, Inc., dated as of November 1, 1991 (filed as Exhibit 3.49 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.38
Certificate of Incorporation of OI Hungary Inc., dated as of November 3, 1995 (filed as Exhibit 3.50 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.39
Certificate of Incorporation of OI International Holdings Inc., dated as of December 9, 1998 (filed as Exhibit 3.51 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.40
Certificate of Incorporation of OI Levis Park STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.52 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.41
Certificate of Incorporation of OI Medical Inc., dated as of September 14, 1993 (filed as Exhibit 3.55 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.42
Certificate of Incorporation of OI Peru STS Inc., dated as of February 16, 1993 (filed as Exhibit 3.56 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.43
Certificate of Incorporation of OI Plastic Products FTS Inc., dated as of March 6, 1987 (filed as Exhibit 3.57 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.44
Certificate of Incorporation of OI Poland Inc., dated as of August 26, 1993 (filed as Exhibit 3.58 to the Amendment No. 2 to the Owens- Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.45
Certificate of Incorporation of OI Puerto Rico STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.59 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.46
Certificate of Incorporation of OI Regioplast STS Inc., dated as of May 19, 1993 (filed as Exhibit 3.60 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.47
Certificate of Incorporation of OI Venezuela Plastic Products Inc., dated as of November 18, 1998 (filed as Exhibit 3.61 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.48
Certificate of Incorporation of OIB Produvisa Inc., dated as of November 2, 1987 (filed as Exhibit 3.62 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.49
Certificate of Incorporation of Overseas Finance Company, dated as of December 28, 1989 (filed as Exhibit 3.63 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.50
Certificate of Incorporation of Owens-Brockway Glass Container Trading Company, dated as of March 10, 1994 (filed as Exhibit 3.65 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.50a
Certificate of Correction filed to Correct a certain Error in the Certificate of Incorporation of Owens-Brockway Glass Container Trading Company filed in the Office of the Secretary of State of State of Delaware on March 10, 1994, dated as of March 14, 1994 (filed as Exhibit 3.65a to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.51
Certificate of Incorporation of OI Glass Container FTS Inc., dated as of March 6, 1987 (filed as Exhibit 3.66 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.52
Certificate of Amendment of Certificate of Incorporation of OI Glass Container FTS Inc., dated as of December 22, 1988 (filed as Exhibit 3.67 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.53
Certificate of Merger of OI United Glass FTS Inc. into Owens-Brockway Packaging, Inc., dated as of April 27, 1989 (filed as Exhibit 3.68 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.54
Certificate of Merger of OI Santa Rita STS Inc., OI La Porta STS Inc. and OI Kangar STS Inc. into Owens-Brockway Packaging, Inc., dated as of April 30, 1990 (filed as Exhibit 3.69 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.55
Ethyl Development Corporation Restated Certificate of Incorporation, dated as of January 28, 1970 (filed as Exhibit 3.70 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.56
Certificate of Reduction of Capital of Ethyl Development Corporation, dated as of August 20, 1970 (filed as Exhibit 3.71 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.57
Certificate of Ownership and Merger Merging Ethyl Netherlands, Inc. into Ethyl Development Corporation, dated as of April 8, 1971 (filed as Exhibit 3.72 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.58
Certificate of Amendment of Certificate of Incorporation of Ethyl Development Corporation, dated as of June 4, 1984 (filed as Exhibit 3.73 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.59
Certificate of Merger of Brockway Plastics, Inc. into Brockway Imco, Inc., dated as of June 28, 1985 (filed as Exhibit 3.74 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.60
Certificate of Amendment of Certificate of Incorporation of Brockway Plastics, Inc., dated as of July 18, 1988 (filed as Exhibit 3.75 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.61
Certificate of Correction filed to Correct a certain error in the Certificate of Amendment of O-I Brockway Plastics Inc. filed in the Office of the Secretary of State of Delaware on July 18, 1988, dated as of September 14, 1988 (filed as Exhibit 3.76 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.62
Certificate of Ownership Merging IMCO Service Corporation into O-I Brockway Plastics, Inc., dated as of July 3, 1990 (filed as Exhibit 3.77 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.63
Certificate of Merger of Owens-Illinois Plastic Products Inc. into O-I Brockway Plastics, Inc., dated as of December 27, 1994 (filed as Exhibit 3.78 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.64
Certificate of Merger of OI Dougherty STS Inc. into O-I Brockway Plastics, Inc., dated as of December 27, 1994 (filed as Exhibit 3.79 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.65
Certificate of Merger of OI Treitler STS Inc. into O-I Brockway Plastics, Inc., dated as of December 27, 1994 (filed as Exhibit 3.80 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.66
Certificate of Ownership and Merger Merging DBC, Inc. into O-I Brockway Plastics, Inc., dated as of December 27, 1994 (filed as Exhibit 3.81 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.67
Certificate of Amendment of Certificate of Incorporation of O-I Brockway Plastics Inc., dated as of January 5, 1995 (filed as Exhibit 3.82 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.68
Certificate of Ownership and Merger Merging Treitler-Owens, Inc. into Owens-Brockway Plastic Products Inc., dated as of December 21, 1995 (filed as Exhibit 3.83 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.69
Certificate of Incorporation of OI Closure STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.84 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.70
Certificate of Amendment of Certificate of Incorporation of OI Closure STS Inc., dated as of April 9, 1987 (filed as Exhibit 3.85 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.71
Certificate of Merger of Specialty Packaging Products, Inc. into Owens-Illinois Closure Inc., dated as of January 4, 1993 (filed as Exhibit 3.86 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.72
Certificate of Merger of OI US Capital STS Inc. into Owens-Illinois Closure Inc., dated as of December 28, 1993 (filed as Exhibit 3.87 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.73
Certificate of Ownership and Merger Merging U.S. Cap & Closure Inc. into Owens-Illinois Closure Inc., dated as of December 28, 1993 (filed as Exhibit 3.88 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.74
Certificate of Incorporation of OI General STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.89 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.75
Certificate of Amendment of Certificate of Incorporation of OI General STS Inc., dated as of April 9, 1987 (filed as Exhibit 3.90 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.76
Certificate of Merger of Owens-Illinois Inter-America Corporation into Owens-Illinois General Inc., dated as of September 28, 1990 (filed as Exhibit 3.91 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.77
Certificate of Merger of OI UMI STS Inc. and OI MVCURC STS Inc. into Owens-Illinois General Inc., dated as of April 30, 1996 (filed as Exhibit 3.92 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.78
Certificate of Merger of Owens-Illinois Leasing Inc. into Owens-Illinois General Inc., dated as of December 26, 2000 (filed as Exhibit 3.93 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.79
Certificate of Ownership and Merger Merging Maumee Valley Community Urban Redevelopment Corporation into Owens-Illinois General Inc., dated as of May 29, 1996 (filed as Exhibit 3.94 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.80
Certificate of Incorporation of OII Group, Inc., dated as of March 10, 1987 (filed as Exhibit 3.95 to the Amendment No. 2 to the Owens- Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.81
Certificate of Amendment of Certificate of Incorporation of OII Group, Inc., dated as of March 24, 1987 (filed as Exhibit 3.96 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.82
Certificate of Ownership Merging OIB Consumers Glass Inc. into Owens-Illinois Group, Inc., dated as of June 29, 1990 (filed as Exhibit 3.97 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.83
Certificate of Ownership and Merger Merging OIB Finance FTS Inc. into Owens-Illinois Group, Inc., dated as of December 30, 1991 (filed as Exhibit 3.98 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.84
Certificate of Incorporation of OI Prescription Products STS Inc., dated as of March 9, 1987 (filed as Exhibit 3.99 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.85
Certificate of Amendment of Certificate of Incorporation of OI Prescription Products STS Inc., dated as of April 9, 1987 (filed as Exhibit 3.100 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.86
Certificate of Merger of OI Schott STS Inc. into Owens-Illinois Prescription Products Inc., dated as of December 27, 1994 (filed as Exhibit 3.101 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.87
Certificate of Incorporation of Dougherty Brothers Company Puerto Rico, Inc., dated as of February 23, 1984 (filed as Exhibit 3.102 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.88
Certificate of Name Change of Owens-Illinois Specialty Products Puerto Rico, Inc., dated as of September 26, 1988 (filed as Exhibit 3.103 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.89
Articles of Incorporation of Product Designing, Inc., dated as of December 31, 1954 (filed as Exhibit 3.104 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.90
Articles of Amendment of Articles of Incorporation or Certificate of Incorporation of Product Designing, Inc., dated as of January 18, 1955 (filed as Exhibit 3.105 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.91
Certificate of Restated Articles of Incorporation of Product Design & Engineering, Inc., dated as of November 30, 1960 (filed as Exhibit 3.106 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.92
Certificate of Amendment of Articles of Incorporation of Product Design & Engineering, Inc., dated as of December 12, 1985 (filed as Exhibit 3.107 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.93
Certificate of Merger of PDE Acquisition Corp. into Product Design & Engineering, Inc., dated as of December 26, 1986 (filed as Exhibit 3.108 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.94
Certificate of Incorporation of SeaGate, Inc., dated as of October 25, 1979 (filed as Exhibit 3.109 to the Amendment No. 2 to the Owens- Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.95
Certificate of Amendment of Articles of Incorporation of SeaGate, Inc., dated as of September 2, 1982 (filed as Exhibit 3.110 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.96
Articles of Incorporation of SeaGate II, Inc., dated as of December 15, 1999 (filed as Exhibit 3.111 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.97
Articles of Incorporation of SeaGate III, Inc., dated as of December 15, 1999 (filed as Exhibit 3.112 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.98
Certificate of Incorporation of Specialty Packaging Licensing Company, dated as of November 15, 1985 (filed as Exhibit 3.113 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.99
Articles of Incorporation of Universal Materials, Inc., dated as of November 2, 1981 (filed as Exhibit 3.114 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.100
Certificate of Adoption of Amended of Articles of Incorporation of Universal Materials, Inc., dated as of June 7, 1982 (filed as Exhibit 3.115 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.101
Certificate of Adoption of Amended of Articles of Incorporation of Universal Materials, Inc., dated as of July 22, 1982 (filed as Exhibit 3.116 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.102
Form of Bylaws for ACI America Holdings Inc., Brockway Research, Inc., Continental PET Technologies, Inc., OB Cal South Inc., OI AID STS Inc., OI Auburn Inc., OI Australia Inc., OI Brazil Closure Inc., OI California Containers Inc., OI Castalia STS Inc., OI Consol STS Inc., OI Ecuador STS Inc., OI Europe & Asia Inc., OI General Finance Inc., OI General FTS Inc., O-I Health Care Holding Corp., OI Hungary Inc., OI International Holdings Inc., OI Levis Park STS Inc., OI Medical Inc., OI Peru STS Inc., OI Plastic Products FTS Inc., OI Poland Inc., OI Puerto Rico STS Inc., OI Regioplast STS Inc., OI Venezuela Plastic Products Inc., OI Produvisa Inc., Overseas Finance Company, Owens-Brockway Glass Container Trading Company, Owens-Brockway Packaging, Inc., Owens-Brockway Plastic Products Inc., Owens-Illinois Closure Inc., Owens-Illinois General Inc., Owens-Illinois Group, Inc. and Owens-Illinois Prescription Products Inc., and Specialty Packaging Licensing Company (filed as Exhibit 3.117 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.103
Form of Bylaws for O-I Holding Company, Inc., SeaGate, Inc., SeaGate II, Inc., SeaGate III, Inc. and Universal Materials, Inc. (filed as Exhibit 3.118 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.104
Bylaws of Brockway Realty Corporation (filed as Exhibit 3.120 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.105
Bylaws of Owens-Illinois Specialty Products Puerto Rico, Inc. (filed as Exhibit 3.122 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
3.106
Bylaws of Product Design & Engineering, Inc. (filed as Exhibit 3.123 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)

3.107
Bylaws of NHW Auburn, LLC (filed as Exhibit 3.124 to the Amendment No. 2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated May 30, 2002, File No. 333-85690, and incorporated herein by reference)
4.1
Indenture, dated as of January 24, 2002, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated April 5, 2002, File No. 333-85690, and incorporated herein by reference)
4.2
First Supplemental Indenture, dated as of January 24, 2002, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee (filed as Exhibit 4.2 to the Owens-Illinois Group, Inc. registration statement on Form S-4 dated April 5, 2002, File No. 333-85690, and incorporated herein by reference)
4.3
Second Supplemental Indenture, dated as of August 5, 2002, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to Owens-Illinois Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, File No. 33-13061, and incorporated herein by reference)
4.4
Third Supplemental Indenture, dated as of November 13, 2002, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee (filed as Exhibit 4.4 to the Owens-Illinois Group, Inc.'s registration statement on Form S-4 dated February 14, 2003, File No. 333-103263, and incorporated herein by reference)
4.5
Additional Supplemental Indenture, dated as of December 18, 2002, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee (filed as Exhibit 4.5 to the Owens-Illinois Group, Inc.'s registration statement on Form S-4 dated February 14, 2003, File No. 333-103263, and incorporated herein by reference)
4.6
Fourth Supplemental Indenture, dated as of May 6, 2003, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee (filed as Exhibit 4.2 to Owens-Illinois Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 33-13061, and incorporated herein by reference)
4.7
Indenture, dated as of May 6, 2003, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee (filed as Exhibit 4.3 to Owens-Illinois Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 33-13061, and incorporated herein by reference)
4.8
Indenture, dated as of May 15, 1997, between Owens-Illinois, Inc. and The Bank of New York, as Trustee (filed as Exhibit 4.1 to the Owens-Illinois, Inc. Form 8-K dated May 16, 1997, File No. 1-9576, and incorporated herein by reference)
4.9
Officers' Certificate, dated May 16, 1997, establishing the terms of the 7.85% Senior Notes due 2004; including the Form of 7.85% Senior Note due 2004 (filed as Exhibits 4.2 and 4.4, respectively, to the Owens-Illinois, Inc. Form 8-K dated May 16, 1997, File No. 1-9576, and incorporated herein by reference)
4.10
Officers' Certificate, dated May 16, 1997, establishing the terms of the 8.10% Senior Notes due 2007; including the Form of 8.10% Senior Note due 2007 (filed as Exhibits 4.3 and 4.5, respectively, to the Owens-Illinois, Inc. Form 8-K dated May 16, 1997, File No. 1-9576, and incorporated herein by reference)

4.11
Supplemental Indenture, dated as of June 26, 2001, among Owens-Illinois, Inc., Owens-Illinois Group, Inc., Owens-Brockway Packaging, Inc. and The Bank of New York, as Trustee (May 15, 1997 Indenture) (filed as Exhibit 4.2 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, File No. 1-9576, and incorporated herein by reference)
4.12
Second Supplemental Indenture, dated as of May 27, 2003, among Owens-Illinois, Inc., Owens-Illinois Group, Inc., Owens-Brockway Packaging, Inc. and The Bank of New York, as Trustee (May 15, 1997 Indenture) (filed as Exhibit 4.12 to the Owens-Brockway Glass Container Inc. registration statement on Form S-4 dated June 24, 2003, File No. 333-106399, and incorporated herein by reference)
4.13
Indenture, dated as of May 20, 1998, between Owens-Illinois, Inc. and The Bank of New York, as Trustee (filed as Exhibit 4.1 to the Owens-Illinois, Inc. Form 8-K dated May 20, 1998, File No. 1-9576, and incorporated herein by reference)
4.14
Officers' Certificate, dated May 20, 1998, establishing the terms of the 7.15% Senior Notes due 2005; including the Form of 7.15% Senior Note due 2005 (filed as Exhibits 4.2 and 4.6, respectively, to the Owens-Illinois, Inc. Form 8-K dated May 20, 1998, File No. 1-9576, and incorporated herein by reference)
4.15
Officers' Certificate, dated May 20, 1998, establishing the terms of the 7.35% Senior Notes due 2008; including the Form of 7.35% Senior Note due 2008 (filed Exhibits 4.3 and 4.7, respectively, to the Owens-Illinois, Inc. Form 8-K dated May 20, 1998, File No. 1-9576, and incorporated herein by reference)
4.16
Officers' Certificate, dated May 20, 1998, establishing the terms of the 7.50% Senior Notes due 2010; including the Form of 7.50% Senior Note due 2010 (filed as Exhibits 4.4 and 4.8, respectively, to the Owens-Illinois, Inc. Form 8-K dated May 20, 1998, File No. 1-9576, and incorporated herein by reference)
4.17
Officers' Certificate, dated May 20, 1998, establishing the terms of the 7.80% Senior Notes due 2018; including the Form of 7.80% Senior Note due 2018 (filed as Exhibits 4.5 and 4.9, respectively, to the Owens-Illinois, Inc. Form 8-K filed May 20, 1998, File No. 1-9576, and incorporated herein by reference)
4.18
Supplemental Indenture, dated as of June 26, 2001, among Owens-Illinois, Inc., Owens-Illinois Group, Inc., Owens-Brockway Packaging, Inc. and The Bank of New York, as Trustee (May 20, 1998 Indenture) (filed as Exhibit 4.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, File No. 1-9576, and incorporated herein by reference)
4.19
First Amended and Restated Secured Credit Agreement, dated as of June 13, 2003, by and among the Borrowers named therein, Owens-Illinois General, Inc., as Borrowers' Agent, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other Agents, Arrangers and Lenders named therein (filed as Exhibit 4.19 to the Owens-Brockway Glass Container Inc. registration statement on Form S-4 dated June 24, 2003, File No. 333-106399, and incorporated herein by reference)
4.20
Amended and Restated Intercreditor Agreement, dated as of June 13, 2003, by and among Deutsche Bank Trust Company Americas, as administrative agent for the lenders party to the Credit Agreement (as defined therein) and Deutsche Bank Trust Company Americas, as Collateral Agent (as defined therein) and any other parties thereto (filed as Exhibit 4.20 to the Owens-Brockway Glass Container Inc. registration statement on Form S-4 dated June 24, 2003, File No. 333-106399, and incorporated herein by reference)

4.21
Amended and Restated Pledge Agreement, dated as of June 13, 2003, by and among Owens-Illinois Group, Inc., Owens-Brockway Packaging, Inc., and Deutsche Bank Trust Company Americas, as Collateral Agent (as defined therein) and any other parties thereto (filed as Exhibit 4.21 to the Owens-Brockway Glass Container Inc. registration statement on Form S-4 dated June 24, 2003, File No. 333-106399, and incorporated herein by reference)
4.22
Amended and Restated Security Agreement, dated as of June 13, 2003, by and among Owens-Illinois Group, Inc., each of the direct and indirect subsidiaries of Owens-Illinois Group, Inc. signatory thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (as defined therein) (filed as Exhibit 4.22 to the Owens-Brockway Glass Container Inc. registration statement on Form S-4 dated June 24, 2003, File No. 333-106399, and incorporated herein by reference)
4.23
Registration Rights Agreement for the 7 3/4% Senior Secured Notes due 2011, dated as of May 6, 2003, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein), and Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc. (filed as Exhibit 4.4 to Owens-Illinois Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 33-13061, and incorporated herein by reference)
4.24
Registration Rights Agreement for the 8 1/4% Senior Notes due 2013, dated as of May 6, 2003, among Owens-Brockway Glass Container Inc., the Guarantors (as defined therein), and Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc. (filed as Exhibit 4.5 to Owens-Illinois Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 33-13061, and incorporated herein by reference)
5.1*	Opinion of Latham & Watkins LLP
5.2*	Opinion of James W. Baehren
10.1
Amended and Restated Owens-Illinois Supplemental Retirement Benefit Plan (filed as Exhibit 10.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 1-9576, and incorporated herein by reference)
10.2
First Amendment to Amended and Restated Owens-Illinois Supplemental Retirement Benefit Plan (filed as Exhibit 10.3 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-9576, and incorporated herein by reference)
10.3
Second Amendment to Amended and Restated Owens-Illinois Supplemental Retirement Benefit Plan (filed as Exhibit 10.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 1-9576, and incorporated by reference)
10.4
Form of Employment Agreement between Owens-Illinois, Inc. and various Employees (filed as Exhibit 10(m) to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1987, File No. 1-9576, and incorporated herein by reference)
10.5	Stock Option Plan for Directors of Owens-Illinois, Inc. (filed as Exhibit 4.3 to Owens-Illinois, Inc.'s Form S-8, File No. 33-57141, and incorporated herein by reference)
10.6
First Amendment to Stock Option Plan for Directors of Owens-Illinois, Inc. (filed as Exhibit 10.10 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9576, and incorporated herein by reference)

10.7
Form of Non-Qualified Stock Option Agreement for use under the Stock Option Plan for Directors of Owens-Illinois, Inc. (filed as Exhibit 4.4 to Owens-Illinois, Inc.'s Form S-8, File No. 33-57141, and incorporated herein by reference)
10.8
Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc. (filed as Exhibit 10.20 to Owens- Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-9576, and incorporated herein by reference)
10.9
First Amendment to Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc. (filed as Exhibit 10.13 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9576, and incorporated herein by reference)
10.10
Second Amendment to Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-9576, and incorporated herein by reference)
10.11
Third Amendment to Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 1-9576, and incorporated herein by reference)
10.12
Form of Non-Qualified Stock Option Agreement for use under the Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc. (filed as Exhibit 10.21 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-9576, and incorporated herein by reference)
10.13
Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan (filed as Exhibit 10.15 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-9576, and incorporated herein by reference)
10.14
First Amendment to Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan (filed as Exhibit 10.19 to Owens- Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9576, and incorporated herein by reference)
10.15
Second Amendment to Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan (filed as Exhibit 10.2 to Owens- Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-9576, and incorporated herein by reference)
10.16
Third Amendment to Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan (filed as Exhibit 10.3 to Owens- Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-9576, and incorporated herein by reference)
10.17
Amended and Restated Owens-Illinois, Inc. Performance Award Plan (filed as Exhibit 10.16 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-9576, and incorporated herein by reference)
10.18
First Amendment to Amended and Restated Owens-Illinois, Inc. Performance Award Plan (filed as Exhibit 10.4 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-9576, and incorporated herein by reference)
10.19
Owens-Illinois, Inc. Directors Deferred Compensation Plan (filed as Exhibit 10.26 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9576, and incorporated herein by reference)

10.20
First Amendment to Owens-Illinois, Inc. Directors Deferred Compensation Plan (filed as Exhibit 10.27 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9576, and incorporated herein by reference)
10.21
Second Amendment to Owens-Illinois, Inc. Directors Deferred Compensation Plan (filed as Exhibit 10.2 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 1-9576, and incorporated herein by reference)
10.22
Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, File No. 1-9576, and incorporated herein by reference)
10.23
First Amendment to Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 1-9576, and incorporated by reference)
10.24
Form of Non-Qualified Stock Option Agreement for use under the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 4.3 to Owens-Illinois, Inc.'s Form S-8, File No. 333-47691, and incorporated herein by reference)
10.25
Form of Restricted Stock Agreement for use under the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 4.4 to Owens-Illinois, Inc.'s Form S-8, File No. 333-47691, and incorporated herein by reference)
10.26
Form of Restricted Stock Agreement for use under the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.2 to Owens-Illinois, Inc.'s Quarterly report on Form 10-Q for the quarter ended June 30, 1999, File No. 1-9576, and incorporated herein by reference)
10.27
Amendment to Form of Restricted Stock Agreement for use under the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.26 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference)
10.28
Form of Phantom Stock Agreement for use under the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (filed as Exhibit 10.3 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, File No. 1-9576, and incorporated herein by reference)
10.29	Amendment to the Phantom Stock Agreement (filed as Exhibit 10.28 to Owens-Illinois, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference)
10.30
Owens-Illinois, Inc. Executive Life Insurance Plan (filed as Exhibit 10.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-9576, and incorporated herein by reference)
10.31
Owens-Illinois, Inc. Death Benefit Only Agreement (filed as Exhibit 10.2 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-9576, and incorporated herein by reference)
10.32
Owens-Illinois, Inc. Executive Deferred Savings Plan (filed as Exhibit 10.1 to Owens-Illinois, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, File No. 1-9576, and incorporated herein by reference)
12.1
Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Owens-Brockway Glass Container Inc. registration statement on Form S-4 dated June 24, 2003, File No. 333-106399, and incorporated herein by reference)

21.1
Subsidiaries of the Registrants (filed as Exhibit 21.1 to the Owens-Brockway Glass Container Inc. registration statement on Form S-4 dated June 24, 2003, File No. 333-106399, and incorporated herein by reference)
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2*	Consent of James W. Baehren (included in Exhibit 5.2)
23.3*	Consent of Ernst & Young LLP
24.1*	Powers of Attorney
25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (Form T-1)
99.1*	Letter of Transmittal with Respect to the Exchange Offer
99.2*	Notice of Guaranteed Delivery with Respect to the Exchange Offer
99.3*	Letter to DTC Participants Regarding the Exchange Offer
99.4*	Letter to Beneficial Holders Regarding the Exchange Offer
99.5*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

*—Filed herewith

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TABLE OF GUARANTORS
TABLE OF CONTENTS
MARKET, RANKING AND OTHER DATA
PROSPECTUS SUMMARY
Owens-Illinois Group, Inc.
Owens-Brockway Glass Container Inc.
Competitive Strengths
Business Strategy
Refinancings
Recent Developments
Organizational Structure
The Exchange Offer
The Exchange Notes
SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA OWENS-ILLINOIS GROUP, INC.
RISK FACTORS
REFINANCINGS
FORWARD LOOKING STATEMENTS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION OF OWENS-ILLINOIS GROUP, INC.
SELECTED CONSOLIDATED FINANCIAL DATA OF OWENS-ILLINOIS GROUP, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OWENS-ILLINOIS GROUP, INC.
BUSINESS
MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
OWENS-ILLINOIS GROUP, INC. CONSOLIDATED RESULTS OF OPERATIONS (Dollars in millions)
OWENS-ILLINOIS GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars in millions)
OWENS-ILLINOIS GROUP, INC. CONSOLIDATED SHARE OWNER'S EQUITY (Dollars in millions)
OWENS-ILLINOIS GROUP, INC. CONSOLIDATED CASH FLOWS (Dollars in millions)
OWENS-ILLINOIS GROUP, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Tabular data dollars in millions)
OWENS-ILLINOIS GROUP, INC. SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS (CONSOLIDATED) Years ended December 31, 2002, 2001, and 2000 (Dollars in millions)
OWENS-ILLINOIS GROUP, INC. CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Dollars in millions)
OWENS-ILLINOIS GROUP, INC. CONDENSED CONSOLIDATED CASH FLOWS (Dollars in millions)
OWENS-ILLINOIS GROUP, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Tabular data dollars in millions)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
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EXHIBIT INDEX